UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RALCORP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

EXPLANATORY NOTE

This proxy statement relates to the special meeting of shareholders of Ralcorp Holdings, Inc. (“Ralcorp”) to approve the issuance of shares of Ralcorp common stock in connection with the merger of Cable Holdco, Inc. (“Splitco”), which is a subsidiary of Kraft Foods Inc. (“Kraft”), with and into Ralcorp Mailman LLC, which is a subsidiary of Ralcorp. In addition, Ralcorp has filed a registration statement on Form S-4 (Reg. No. 333-150222) to register the shares of its common stock, par value $0.01 per share, which will be issued in connection with the merger. Splitco has filed a registration statement on Form S-4 and Form S-1 (Reg. No. 333-150212) to register shares of its common stock, par value $0.01 per share, which will be distributed to Kraft shareholders pursuant to a spin-off or a split-off in connection with the merger, which shares of Splitco common stock will be immediately converted into shares of Ralcorp common stock in the merger.

Based on market conditions prior to closing, Kraft will determine whether the shares of Splitco common stock will be distributed to Kraft’s shareholders in a spin-off or a split-off. Splitco is filing its registration statement on Form S-4 and Form S-1 under the assumption that the shares of Splitco will be distributed to Kraft shareholders pursuant to a split-off. Once a final decision is made regarding the manner of distribution of the shares, this proxy statement, Ralcorp’s registration statement on Form S-4 and Splitco’s registration statement on Form S-4 and Form S-1 may be amended to reflect that decision.

Preliminary Copy

[—], 2008

Dear Fellow Ralcorp Shareholder:

We are excited about Ralcorp Holdings, Inc.’s opportunity to acquire the Post cereals business from Kraft Foods Inc. To facilitate the acquisition, Kraft will contribute the Post cereals business to a subsidiary of Cable Holdco, Inc., which is a newly created, wholly owned subsidiary of Kraft (“Splitco”). In connection with the contribution, Splitco will assume $300.0 million in newly incurred bank debt, the proceeds of which will be received by Kraft, and will issue to Kraft approximately $662.2 million in debt securities. Kraft will then split-off Splitco to Kraft’s shareholders. Immediately after the split-off, Splitco will merge with and into Ralcorp Mailman LLC, a wholly owned subsidiary of Ralcorp, and each issued share of Splitco common stock will be converted into the right to receive one share of Ralcorp common stock, followed immediately by the merger of Ralcorp Mailman with and into Ralcorp. As a result, Ralcorp will own the Post cereals business and the bank debt and the debt securities will become debt obligations of Ralcorp. Consummation of the transactions is expected to result in Kraft’s shareholders holding approximately 54% of Ralcorp’s common stock and existing Ralcorp shareholders holding approximately 46% of Ralcorp’s common stock immediately after the merger. Although believed remote, if Ralcorp is required to issue additional shares of its common stock under certain circumstances, Ralcorp shareholders’ ownership interest after the merger may be diluted to as low as 41.9%. Ralcorp common stock is listed on the New York Stock Exchange under the symbol “RAH.” Our existing shareholders will not receive any new shares in the merger and will continue to hold their existing shares of Ralcorp common stock after the merger.

In order to complete the merger, Ralcorp must obtain the approval of its shareholders for the issuance of Ralcorp common stock in connection with the merger. Ralcorp will issue an aggregate number of shares of its common stock equal to 1.1602, multiplied by the number of shares of Ralcorp common stock expected to be outstanding on a fully diluted basis as of the closing date, as estimated prior to the closing date and subject to possible adjustments. Therefore, the total number of shares of Ralcorp common stock to be issued in the merger will not be known until the closing date.

We cordially invite you to attend the special meeting of Ralcorp shareholders to be held on [—], 2008 at the Bank of America Plaza located at 800 Market Street, 26th Floor, St. Louis, Missouri 63101, at 8:30 a.m., local time. At the special meeting, we will ask you to consider and vote on the proposal to approve the issuance of shares of Ralcorp common stock in connection with the merger.

On November 14, 2007, our board of directors approved, adopted and declared advisable Ralcorp’s entering into the transaction agreement, the merger and the other transactions contemplated by the transaction agreement. In addition, the board determined that the merger and the other transactions contemplated by the transaction agreement were in the best interests of Ralcorp and its shareholders. A copy of the transaction agreement is included with the attached document as Annex A.

Your vote is very important. We cannot complete the merger and the other transactions unless the proposal relating to the issuance of Ralcorp common stock in connection with the merger is approved by the affirmative vote of a majority of the shares of Ralcorp common stock present in person and voting on the proposal or represented by proxy and voting on the proposal (provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal).

Only shareholders who owned shares of Ralcorp common stock at the close of business on June 13, 2008, the record date for the special meeting, will be entitled to vote at the special meeting and any adjournment or postponement of it. Whether or not you plan to be present at the special meeting, please complete, sign, date and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction form.

The accompanying document will provide you with information regarding the transactions contemplated by the transaction agreement and information about the Post cereals business. Please review this document carefully. The merger and the other transactions contemplated by the transaction agreement involve risks, some of which may be significant, and its completion is subject to several conditions that either must be satisfied or waived. We discuss these risks and conditions in greater detail in the accompanying document and urge you to read the sections entitled “Risk Factors” beginning on page [    ] and “The Transaction Agreement—Conditions to the Consummation of the Transactions” beginning on page [    ].

On behalf of our board of directors, we thank you for your support and appreciate your consideration of this matter.

Sincerely,
David P. Skarie Co-Chief Executive Officer and President	Kevin J. Hunt Co-Chief Executive Officer and President

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

This document is dated [—], 2008 and is first being mailed to Ralcorp shareholders on or about [—], 2008.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

[—], 2008

To the Shareholders of Ralcorp Holdings, Inc.:

The special meeting of shareholders of Ralcorp Holdings, Inc. will be held on [—], 2008 at the Bank of America Plaza at 800 Market Street, 26th Floor, St. Louis, Missouri 63101, at 8:30 a.m., local time. The special meeting is being held for the following purposes:

1.	to approve the issuance of shares of Ralcorp common stock in connection with the acquisition by Ralcorp of the Post cereals business through the merger (the “Merger”) of Cable Holdco, Inc., a newly-created, wholly owned subsidiary of Kraft Foods Inc. (“Splitco”), with and into Ralcorp Mailman LLC, a wholly owned subsidiary of Ralcorp;

2.	to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Ralcorp common stock in connection with the Merger; and

3.	to transact any and all other business that may properly come before the special meeting or any adjourned session of the special meeting.

Approval of the proposal set forth in item one is required for completion of the Merger and the other transactions contemplated by the RMT Transaction Agreement (collectively, the “Transactions”) dated as of November 15, 2007 between Kraft Foods Inc., Splitco, Ralcorp and Ralcorp Mailman (the “Transaction Agreement”).

Only shareholders who owned shares of Ralcorp common stock at the close of business on June 13, 2008, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of it.

The Transaction Agreement and the Merger, along with the other Transactions, are described more fully in the attached document, and we urge you to read it carefully. Ralcorp shareholders have no appraisal rights under Missouri law in connection with the Merger or the other Transactions.

The Ralcorp Holdings, Inc. board of directors has approved the Transaction Agreement, the Merger and the other Transactions and recommends that Ralcorp shareholders vote for the issuance of Ralcorp common stock in connection with the Merger, which is necessary to effect the Merger and the other Transactions, and, if necessary or appropriate, vote for the adjournment of the special meeting to solicit additional proxies for the proposal.

To ensure that your shares of Ralcorp common stock are represented at the special meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the envelope provided. Any executed but unmarked proxy cards will be voted in accordance with the recommendations of the Ralcorp Holdings, Inc. board of directors, including FOR the approval of the issuance of shares of Ralcorp common stock in connection with the Merger. Ralcorp shareholders may revoke their proxy in the manner described in the accompanying document before it has been voted at the special meeting.

By Order of the Board of Directors,

Charles G. Huber, Jr.

Corporate Vice President, General Counsel and Secretary

[—], 2008

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REFERENCES TO ADDITIONAL INFORMATION

This document incorporates important business and financial information about Ralcorp from other documents that are not included in or delivered with this document. This information is available to Ralcorp shareholders without charge upon written or oral request. Ralcorp shareholders can obtain the documents incorporated by reference into this document by accessing the Securities and Exchange Commission’s website maintained at http://www.sec.gov or by requesting copies in writing or by telephone from Ralcorp at the following address: Ralcorp Holdings, Inc., Attn: Corporate Secretary, 800 Market Street, Suite 2600, St. Louis, Missouri 63101; telephone: (314) 877-7046. See “Where You Can Find More Information; Incorporation by Reference.”

All information contained in this document with respect to Kraft, Splitco, or their subsidiaries or the Post cereals business has been provided by Kraft. All information contained or incorporated by reference in this document with respect to Ralcorp and its subsidiaries (up to the closing date of the Transactions) has been provided by Ralcorp.

The information included in this document regarding Kraft’s exchange offer is being provided to Ralcorp’s shareholders for informational purposes only and does not purport to be complete. For additional information on Kraft’s exchange offer and the terms and conditions of Kraft’s exchange offer, Ralcorp shareholders are urged to read Splitco’s registration statement on Form S-4 and Form S-1, or Ralcorp’s registration statement on Form S-4 (Reg. No. 333-150222), and all other documents Splitco will file with the SEC. This document constitutes only a proxy statement for Ralcorp shareholders relating to the approval of the issuance of shares of Ralcorp common stock in connection with the Merger and is not an offer to sell or an offer to purchase shares of Ralcorp common stock.

HELPFUL INFORMATION

In this document:

•	“Bank Debt” means $300.0 million in new bank debt incurred by Kraft that Splitco will assume and which will become debt obligations of Ralcorp as part of the Transactions;

•	“Code” means the Internal Revenue Code of 1986, as amended;

•	“Contributions” means the Splitco Contribution together with the Newco Contribution;

•

“Debt Securities” means the approximately $662.2 million in new debt securities that Splitco will issue to Kraft, that Kraft expects to exchange for debt obligations of Kraft on the closing date (and the Debt Securities will then be sold to third-party investors on or about the closing date) and which will become debt obligations of Ralcorp as part of the Transactions;

•

“Distribution” means the distribution by Kraft of its shares of Splitco common stock to the holders of shares of Kraft common stock by way of the exchange offer and, with respect to any shares of Splitco common stock that are not subscribed for in the exchange offer, a pro rata dividend to the holders of shares of Kraft common stock;

•	“External Debt Exchange” means the transfer of the Debt Securities by Kraft on or about the closing date to investment banks and/or commercial banks in exchange for debt obligations of Kraft;

•	“Internal Debt Exchange” means the transfer by KFG to Kraft of the Debt Securities in exchange for the repayment of intercompany debt;

•	“Internal Debt Repayment” means the transfer by KFG to Kraft of the cash proceeds of the Bank Debt in repayment of an equal amount of intercompany debt;

•	“Internal Spin” means the distribution of all of the shares of Splitco common stock held by KFG to Kraft;

•	“KFG” means Kraft Foods Global, Inc., a Delaware corporation and wholly owned subsidiary of Kraft;

•	“Kraft” means Kraft Foods Inc., a Virginia corporation, and, unless the context otherwise requires, its subsidiaries, other than Splitco and Newco and any of their respective subsidiaries;

•	“Kraft shareholders” means the holders of Kraft common stock;

•	“Newco” means Cable Newco, LLC, a Delaware limited liability company and wholly owned subsidiary of Kraft;

•	“Newco Contribution” means the transfer by KFG of certain of the assets related to Kraft’s Post cereals business located in the United States and cash to Newco;

•

“Post cereals business” means the business of Kraft and its subsidiaries relating to the production, distribution, manufacture, marketing, packaging and sale of ready-to-eat dry cereals and granola (other than Back to Nature, South Beach Living (previously known as South Beach Diet) and LiveActive) that will be transferred by Kraft and its subsidiaries to Newco as part of the Newco Contribution and transferred to subsidiaries of Ralcorp as part of the Non-U.S. Transfer. See “The Transaction Agreement—The Newco Contribution” and “The Transaction Agreement—Non-U.S. Transfer;”

•	“Ralcorp” means Ralcorp Holdings, Inc., a Missouri corporation, and, unless the context otherwise requires, its subsidiaries;

•	“Ralcorp Mailman” means Ralcorp Mailman LLC, a Delaware limited liability company and wholly owned subsidiary of Ralcorp;

•	“Splitco” means Cable Holdco, Inc., a Delaware corporation and, prior to the Merger, a wholly owned subsidiary of Kraft and, unless the context otherwise requires, its subsidiaries;

•	“Splitco Contribution” means the contribution by KFG of all the issued and outstanding limited liability company interests in Newco to Splitco;

•	“Transaction Agreement” means the RMT Transaction Agreement, dated as of November 15, 2007, among Kraft, Splitco, Ralcorp and Ralcorp Mailman, which is attached hereto as Annex A; and

•

“Transactions” means the transactions contemplated by the Transaction Agreement, which provides for the Newco Contribution, the Bank Debt, the Debt Securities, the Splitco Contribution, the Internal Spin, the Internal Debt Repayment, the Internal Debt Exchange, the Distribution—Split-Off, the Merger and the Upstream Merger, the Non-U.S. Transfer and the External Debt Exchange.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

AND THE RALCORP SPECIAL MEETING

The following are some of the questions that Ralcorp shareholders may have, and answers to those questions. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in the remainder of this document, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this document. Ralcorp urges its shareholders to read this document in its entirety prior to making any decision.

Q:	Why am I receiving this document?

A:	Ralcorp and Kraft have entered into the Transaction Agreement pursuant to which Ralcorp will acquire the Post cereals business from Kraft. Ralcorp is holding a special meeting of its shareholders in order to obtain shareholder approval of the issuance of shares of Ralcorp common stock in connection with the Merger. Ralcorp cannot complete the Merger unless the proposal relating to the issuance of Ralcorp common stock in connection with the Merger is approved by the affirmative vote of a majority of the shares of Ralcorp common stock present in person and voting on the proposal or represented by proxy and voting for the proposal (provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal). When the term “Merger” is used throughout this document, it means the merger of Splitco, a wholly owned subsidiary of Kraft, with and into Ralcorp Mailman, with Ralcorp Mailman continuing as the surviving entity.

This document includes important information about the Merger and the other transactions contemplated by the Transaction Agreement (collectively, the “Transactions”) and the special meeting of the shareholders of Ralcorp. Ralcorp shareholders should read this information carefully and in its entirety. A copy of the Transaction Agreement is attached as Annex A to this document. The enclosed voting materials allow Ralcorp shareholders to vote their shares without attending the Ralcorp special meeting. The vote of Ralcorp shareholders is very important and Ralcorp encourages its shareholders to vote their proxy as soon as possible. Please follow the instructions set forth on the enclosed proxy card or on the voting instruction form provided by the record holder if the shares of Ralcorp shareholders are held in the name of their broker or other nominee.

Q:	What is Ralcorp proposing?

A:	Ralcorp is proposing to acquire Kraft’s Post cereals business pursuant to the Transaction Agreement. The acquisition will be effected through a series of Transactions that are described in more detail below and elsewhere in this document. At the conclusion of these Transactions:

•	Kraft will have no ownership interest in Ralcorp or Splitco;

•	the Post cereals business will be owned by Ralcorp;

•

Ralcorp will be the obligor on $962.2 million of new debt obligations, which will consist of (i) $300.0 million of Bank Debt of which Kraft will receive the proceeds and (ii) approximately $662.2 million of Debt Securities that will be issued by Splitco to a subsidiary of Kraft;

•

subject to adjustment, approximately 54% of the outstanding Ralcorp common stock is expected to be owned by pre-Merger holders of Kraft common stock, with approximately 46% expected to be owned by pre-Merger holders of Ralcorp common stock, in each case on a “fully diluted basis.” Although believed remote, if Ralcorp is required to issue additional shares of its common stock under certain circumstances, Ralcorp shareholders’ ownership interest after the Merger may be diluted to as low as 41.9% on a “fully diluted basis.” As used within this document, the term “fully diluted basis” means Ralcorp’s and Kraft’s estimate of the number of shares of Ralcorp common stock that will be outstanding on the closing date of the Transactions together with the estimated number of shares of Ralcorp common stock that will be issuable on the closing date upon exercise of any options or rights based on the treasury stock method. Ralcorp’s and Kraft’s binding estimate of the number of shares of

Ralcorp common stock on a “fully diluted basis” will be made in good faith prior to the closing date using, for the purposes of the treasury stock method calculations,

•	$55.90 per share for the price of Ralcorp common stock for certain specified options and

•

the volume weighted average trading price of Ralcorp common stock on the NYSE during the 10 trading days preceding the estimation date for any options or rights granted between the date of the Transaction Agreement and the closing date of the Transactions.

Q:	What are the key steps of the Transactions?

A:	Below is a summary of the key steps of the Transactions. A step-by-step description of material events relating to the Transactions is set forth under “The Transactions.”

•	In the Transactions, Kraft will consolidate the U.S. Post cereals business under a wholly owned subsidiary of Kraft (“Splitco”).

•

In addition, prior to the split-off, Kraft will receive the proceeds of $300.0 million in Bank Debt that Splitco will assume, and Kraft will receive approximately $662.2 million in Debt Securities issued by Splitco.

•

Kraft will offer to holders of Kraft common stock the right to exchange all or a portion of their Kraft common stock for Splitco common stock (in a “split-off”). Any shares of Splitco common stock that are not subscribed for in the exchange offer will be distributed to Kraft shareholders in a spin-off that will also be consummated on the closing date. If the Distribution is effected as a spin-off, up to an aggregate of 100,000 shares of Splitco common stock will be distributed to the holders of Kraft’s deferred stock awards. Splitco has filed a registration statement on Form S-4 and Form S-1 under the assumption that the shares of Splitco will be distributed to Kraft shareholders pursuant to a split-off.

•	Splitco will then be merged with and into Ralcorp Mailman and holders of Splitco common stock will be issued shares of Ralcorp common stock.

•

If the closing were to occur on the date of this document, pre-Merger Kraft shareholders would be expected to own approximately 54%, and pre-Merger Ralcorp shareholders would be expected to own approximately 46%, of the Ralcorp common stock after the Merger, on a “fully diluted basis.” Although believed remote, if Ralcorp is required to issue additional shares of its common stock under certain circumstances, Ralcorp shareholders’ ownership interest after the Merger may be diluted to as low as 41.9% on a “fully diluted basis.”

•	After consummation of the Merger, Ralcorp Mailman will merge with and into Ralcorp and the Bank Debt and Debt Securities will become debt obligations of Ralcorp.

•

A Canadian subsidiary of Ralcorp (“Ralcorp Canada”) will purchase assets for cash and assume liabilities relating to the Post cereals business in Canada from Kraft or its affiliates that hold the relevant assets and liabilities that relate to the conduct of the Post cereals business in Canada. Any transferred assets located outside the United States or Canada will similarly be purchased by Ralcorp (or a subsidiary of Ralcorp) from the Kraft affiliate that currently owns them.

Q:	What are the material U.S. federal income tax consequences to Ralcorp and Ralcorp shareholders resulting from the Transactions?

A:	Ralcorp will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger. Because Ralcorp shareholders do not participate in the Distribution or the Merger, Ralcorp shareholders will generally not recognize gain or loss upon either the Distribution or the Merger. Ralcorp shareholders should consult their own tax advisor for a full understanding of the tax consequences to them of the Distribution and the Merger. The material U.S. federal income tax consequences of the Distribution and the Merger are described in more detail under “Material U.S. Federal Income Tax Consequences of the Distribution, the Merger and Related Transactions.”

Q:	What will Ralcorp shareholders receive in the Merger?

A:	Ralcorp shareholders will not directly receive any consideration in the Merger. All shares of Ralcorp common stock issued and outstanding immediately before the Merger will remain issued and outstanding after consummation of the Merger. Immediately after the Merger, Ralcorp shareholders will continue to own shares in Ralcorp, which will include the Post cereals business and additional obligations of approximately $962.2 million of debt.

Q:	What are the principal adverse consequences of the Transactions to Ralcorp shareholders?

A:	Following the consummation of the Transactions, Ralcorp shareholders will participate in a company that indirectly holds the Post cereals business, but their interests in this company will have been diluted. Pre-merger Ralcorp shareholders are expected to own approximately 46% of Ralcorp after the Transactions on a “fully diluted basis.” Therefore, Ralcorp’s current shareholders will not be able to exercise as much influence over the management and policies of Ralcorp immediately following the Merger as they could immediately prior to the Merger. Although believed remote, Ralcorp may be required to issue up to an additional 6.0 million shares of its common stock to the extent the exchange by Kraft of some or all of the Debt Securities at par as of the closing date would not be reasonably practicable without a reduction in the principal amount of the Debt Securities. If such shares are issued, Ralcorp shareholders’ ownership interest in Ralcorp after the Merger may be diluted to as low as 41.9% on a “fully diluted basis.” Kraft shareholders that participate in the exchange offer will be exchanging their shares of Kraft common stock for shares of Splitco common stock at a discount to the per-share value of Ralcorp common stock. The existence of a discount, along with the issuance of shares of Ralcorp common stock pursuant to the Merger may negatively affect the market price of Ralcorp common stock. Further, Ralcorp will become the obligor on approximately $962.2 million of debt, including the $300.0 million in Bank Debt and approximately $662.2 million in Debt Securities. This additional indebtedness could adversely affect the operations and financial condition of Ralcorp. Ralcorp will also incur financial, legal and accounting costs that it estimates to be approximately $15.0 million in connection with the Transactions, which may have an adverse impact on its operating results. Finally, Ralcorp’s management will be required to devote a significant amount of time and attention to the process of integrating the operations of Ralcorp and the Post cereals business. If Ralcorp management is not able to effectively manage the process, Ralcorp’s business could suffer and its stock price may decline. Please see “Risk Factors—Risks Relating to the Transactions” for a further discussion of the material risks associated with the Transactions.

Q:	How will the Transactions impact the future liquidity and capital resources of Ralcorp?

A:	Upon consummation of the Transactions, the $300.0 million in Bank Debt and approximately $662.2 million in Debt Securities will become debt obligations of Ralcorp. Ralcorp anticipates that its primary sources of liquidity after the Transactions will be cash provided by operations and additional credit facilities to be established. Ralcorp is currently negotiating with a syndicate of lenders the formation of a $450.0 million, three year revolving credit facility that would serve as the primary source of liquidity for working capital and operating activities, including any future acquisitions. There can be no assurance that the terms of the proposed credit facility will be consistent with those in the preceding sentence.

Q:	What will Kraft and Kraft shareholders receive in the Transactions?

A:	Kraft will receive the proceeds of $300.0 million in Bank Debt that Splitco will assume and Splitco will issue approximately $662.2 million in Debt Securities that will be transferred to Kraft and that Kraft expects to exchange for debt obligations of Kraft on the closing date (and the Debt Securities will then be sold to third-party investors on or about the closing date). The Bank Debt and the Debt Securities will become debt obligations of Ralcorp as part of the Transactions.

If Kraft shareholders decide to tender their shares of Kraft common stock in Kraft’s exchange offer, they will receive shares of Splitco common stock. Any shares of Splitco common stock that are not subscribed for in the exchange offer will be distributed to Kraft shareholders in a spin-off that will also be consummated on the closing date. In addition, to the extent that the Distribution is effected as a spin-off, up to an aggregate of 100,000 shares of Splitco common stock will be distributed to the holders of Kraft’s deferred stock awards. In the Merger, each share of Splitco common stock will be converted into the right to receive one fully paid and nonassesable share of Ralcorp common stock.

Q:	Are there any conditions to the consummation of the Transactions?

A:	Yes. Consummation of the Transactions is subject to a number of conditions, including:

•	the approval of Ralcorp’s shareholders of the issuance of shares of Ralcorp common stock in connection with the Merger;

•	the receipt of a tax opinion from counsel to Kraft;

•	the completion of the various transaction steps; and

•	other customary conditions.

In the event that Ralcorp waives the satisfaction of a material condition to the consummation of the Transactions, Ralcorp will evaluate the appropriate facts and circumstances at that time and resolicit shareholder approval of the issuance of shares of Ralcorp common stock in connection with the Merger if required to do so by law.

This document describes these conditions in more detail under “The Transaction Agreement—Conditions to the Consummation of the Transactions.”

Q:	When will the Transactions be completed?

A:	The Transactions are expected to be completed in mid-2008. However, it is possible that factors outside Ralcorp’s and Kraft’s control could require the parties to complete the Transactions at a later time or not complete them at all. For a discussion of the conditions to the Transactions, see “The Transaction Agreement—Conditions to the Consummation of the Transactions.”

Q:	Are there risks associated with the Transactions?

A:	Yes. The material risks associated with the Transactions are discussed in the section entitled “Risk Factors.” Those risks include, among others, the possibility that Ralcorp may fail to realize the anticipated benefits of the acquisition, the uncertainty that Ralcorp will be able to integrate the Post cereals business successfully, and the possibility that Ralcorp may be unable to provide benefits and services or access to equivalent financial strength and resources to the Post cereals business that historically have been provided by Kraft.

Q:	Will there be any change to the board of directors or the executive officers of Ralcorp after the Transactions?

A:	No. The directors and executive officers of Ralcorp immediately following the closing of the Transactions are expected to be the directors and executive officers of Ralcorp immediately prior to the closing of the Transactions.

Q:	What shareholder approvals are needed in connection with the Transactions?

A:	Ralcorp cannot complete the Transactions unless the proposal relating to the issuance of shares of Ralcorp common stock in connection with the Merger is approved by a majority of the votes cast by the holders of Ralcorp common stock (provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal). No vote of Kraft shareholders is required or being sought in connection with the Transactions.

Q:	What if a Ralcorp shareholder does not vote on the issuance of shares of Ralcorp common stock in connection with the Merger?

A:	The outcome depends on how the Ralcorp common stock is held and whether any vote is cast or not:

•	If a Ralcorp shareholder responds but does not indicate how he or she wants to vote on the proposals, it will be counted as a vote for the proposal.

•	If a Ralcorp shareholder responds and abstains from voting, it will have the same effect as a vote against the proposal.

•

If a Ralcorp shareholder fails to respond, his or her shares will not count towards the required quorum of 50% in interest of all shares entitled to vote on the proposal to approve the issuance of shares of Ralcorp common stock in connection with the Merger.

•

If a Ralcorp shareholder holds shares registered in the name of a bank, broker, or other “street name” agent, such shares will be considered to be represented at the special meeting and voted only as to those matters marked on the proxy card.

Q:	How does the Ralcorp board of directors recommend shareholders vote?

A:	Ralcorp’s board of directors has recommended that Ralcorp shareholders vote to approve the issuance of shares of Ralcorp common stock in connection with the Merger.

Q:	Do Kraft shareholders have to vote to approve the Transactions?

A:	No. No vote of Kraft shareholders is required or being sought in connection with the Transactions.

Q:	Have any Ralcorp shareholders already agreed to vote for the issuance of Ralcorp common stock in connection with the Merger?

A:	No.

Q:	How do Ralcorp shareholders vote?

A:	Ralcorp shareholders may vote before the special meeting in one of the following ways:

•	use the toll-free number shown on the proxy card;

•	visit the website shown on the proxy card to submit a proxy via the Internet;

•	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope; or

•	attend the special meeting and vote their shares.

If Ralcorp shareholders participate in Ralcorp’s Savings Investment Plan (SIP) and are the record holder of Ralcorp common stock in exactly the same name as they are identified by in the SIP, then they will receive a single proxy card to vote all of their shares. If the SIP account is not in exactly the same name as the shares of record of a Ralcorp shareholder, then the shareholder will receive one proxy card for his or her SIP shares and one for his or her record shares.

If Ralcorp shareholders own shares through the SIP and Ralcorp has not received their vote by 5:00 p.m. eastern standard time on [—], 2008, then the trustee will vote their shares in the same proportion as the shares that are voted on behalf of the other participants in the SIP. The trustee will also vote unallocated shares of Ralcorp common stock held in the SIP in direct proportion to the voting of allocated shares in the SIP as to which voting instructions have been received, unless doing so would be inconsistent with the trustee’s duties.

Q:	If I am not going to attend the special meeting, should I return my proxy card(s) or otherwise vote my shares?

A:	Yes. Returning the proxy card(s) or voting by calling the toll-free number shown on the proxy card or visiting the website shown on the proxy card ensures that the shares will be represented and voted at the special meeting, even if the Ralcorp shareholders are unable to or do not attend.

Q:	If my Ralcorp shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Brokers will vote shares of Ralcorp shareholders on the issuance of Ralcorp common stock in connection with the Merger only if the shareholder provides instructions on how to vote. Ralcorp shareholders should follow the directions provided by their brokers regarding how to instruct their brokers to vote their shares. Shares registered in the name of a bank, broker, or other “street name” agent, for which proxies are voted on some, but not all matters, will be considered to be represented at the special meeting and voted only as to those matters marked on the proxy card.

Q:	Can Ralcorp shareholders change their vote after they mail their proxy card?

A:	Yes. If a holder of record of Ralcorp common stock has properly completed and submitted his or her proxy card, the Ralcorp shareholder can change his or her vote in any of the following ways:

•	by sending a written notice to the corporate secretary of Ralcorp that is received prior to the special meeting stating that the Ralcorp shareholder revokes his or her proxy;

•	by properly completing a new proxy card bearing a later date and properly submitting it so that it is received prior to the special meeting;

•

by logging onto the Internet website specified on the proxy card in the same manner a shareholder would to submit his or her proxy electronically or by calling the toll-free number specified on the proxy card prior to the special meeting, in each case if the Ralcorp shareholder is eligible to do so and following the instructions on the proxy card; or

•	by attending the special meeting and voting in person.

Simply attending the special meeting will not revoke a proxy.

If a Ralcorp shareholder holds shares in “street name” by his or her broker and has directed such person to vote his or her shares, he or she should instruct such person to change his or her vote.

For further details about how a Ralcorp shareholder can change their vote see below “—Revocation of Proxies.”

Q:	What should Ralcorp shareholders do now?

A:	After carefully reading and considering the information contained in this document, Ralcorp shareholders should vote their shares as soon as possible so that their shares will be represented and voted at the Ralcorp special meeting. Ralcorp shareholders should follow the instructions set forth on the enclosed proxy card or on the voting instruction form provided by the record holder if their shares are held in the name of a broker or other nominee.

Q:	Can Ralcorp shareholders dissent and require appraisal of their shares?

A:	No. Ralcorp shareholders do not have dissenters’ rights in connection with the Transactions.

Q:	Will the instruments that govern the rights of Ralcorp shareholders with respect to their shares of Ralcorp common stock after the Transactions be different from those that govern the rights of current Ralcorp shareholders?

A:	No. The rights of Ralcorp shareholders with respect to their shares of Ralcorp common stock after the Transactions will be governed by federal and local laws and Ralcorp’s current governing documents, including:

•	corporate law of the State of Missouri;

•	restated articles of incorporation of Ralcorp; and

•	by-laws of Ralcorp, as amended.

Q:	Who can answer my questions?

A:	If a Ralcorp shareholder has any questions about the Transactions, please contact Georgeson Inc. at (800) 280-0738. Ralcorp has retained Georgeson to provide proxy solicitation services for the Transactions.

Q:	Where can I find more information about Ralcorp and the Post cereals business?

A:	Ralcorp shareholders can find more information about Ralcorp and the Post cereals business in the section entitled “Information on Ralcorp” and “Information on the Post Cereals Business” and from the various sources described under “Where You Can Find More Information; Incorporation by Reference.”

SUMMARY

The following summary contains certain information from this document. It does not contain all the details concerning the Transactions, including information that may be important to you. To better understand the Transactions, you should carefully review this entire document and the documents it refers to. See “Where You Can Find More Information; Incorporation by Reference.”

The Companies

Ralcorp Holdings, Inc.:

Ralcorp Holdings, Inc.

800 Market St.

Suite 2600

St Louis, MO 63101

Telephone: (314) 877-7046

Ralcorp is primarily engaged in the manufacturing, distribution and marketing of store brand (private label) food products in the grocery, mass merchandise, drug and foodservice channels. Ralcorp products include: ready-to-eat and hot cereal products; store brand and value brand snack mixes and corn-based snacks; store brand and branded crackers and cookies; foodservice, store brand and branded frozen griddle products (pancakes, waffles, French toast and custom griddle products) and biscuits; foodservice and store brand breads, rolls and muffins; store brand wet-filled products such as salad dressings, mayonnaise, peanut butter, syrups, jams and jellies, and specialty sauces; and store brand and value branded snack nuts and chocolate candy. During fiscal year 2007 Ralcorp’s businesses were comprised of four reportable business segments: Cereals, Crackers & Cookies (consisting of Ralston Foods and Bremner, Inc.); Frozen Bakery Products; Dressings, Syrups, Jellies & Sauces (The Carriage House Companies, Inc.); and Snack Nuts & Candy (Nutcracker Brands, Inc.).

Ralcorp Mailman LLC:

Ralcorp Mailman LLC

c/o Ralcorp Holdings, Inc.

800 Market St.

Suite 2600

St. Louis, MO 63101

(314) 877-7046

Ralcorp Mailman is a newly formed, wholly owned subsidiary of Ralcorp and was organized specifically for the purpose of completing the Merger. Ralcorp Mailman has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Transactions.

Kraft Foods Inc.:

Kraft Foods Inc.

Three Lakes Drive

Northfield, IL 60093

Telephone: (847) 646-5494

Kraft is one of the world’s largest food and beverage companies, with 2007 net revenues, including the Post cereals business, of more than $37 billion. For over 100 years, Kraft has offered consumers delicious and wholesome foods that fit the way they live. Kraft markets a broad portfolio of iconic brands in more than 150 countries, including nine brands with revenues exceeding $1 billion: Kraft cheeses, dinners and dressings; Oscar

Mayer meats; Philadelphia cream cheese; Maxwell House coffee; Nabisco cookies and crackers and its Oreo brand; Jacobs coffees; Milka chocolates and LU biscuits. Kraft is a fully independent company and is listed in the Standard & Poor’s 100 and 500 indexes.

Cable Holdco, Inc.:

Cable Holdco, Inc.

c/o Kraft Foods, Inc.

Three Lakes Drive

Northfield, IL 60093

Telephone: (847) 646-5494

Cable Holdco, Inc. is a newly-formed, wholly owned subsidiary of KFG (“Splitco”) and was organized specifically to transfer all of the U.S. assets and liabilities of the Post cereals business to Ralcorp. Splitco has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Transactions. Unless the context requires otherwise this document describes Splitco as if it held the Post cereals business for all periods discussed.

The Transactions

On November 15, 2007, Ralcorp and Kraft announced that they had entered into the Transaction Agreement, which provides for Ralcorp’s acquisition of Kraft’s Post cereals business. In the Transactions, Kraft will consolidate the U.S. assets and liabilities of the Post cereals business under Splitco. In addition, prior to the split-off of Splitco, Kraft will receive the proceeds of $300.0 million in Bank Debt that Splitco will assume, and Kraft will receive approximately $662.2 million in Debt Securities issued by Splitco. On the closing date of the Transactions, Kraft will split-off Splitco. Splitco will then be merged with and into Ralcorp Mailman, and holders of Splitco common stock will be issued shares of Ralcorp common stock. Ralcorp anticipates distributing approximately 30,393,589 shares of Ralcorp common stock to holders of Splitco common stock, which would have a value of approximately $1.8 billion based on the closing sales price of Ralcorp shares on the NYSE on June 6, 2008. If the closing were to occur on the date of this document, pre-Merger Kraft shareholders would be expected to own approximately 54%, and pre-Merger Ralcorp shareholders would be expected to own approximately 46%, of the Ralcorp common stock after the Merger, on a “fully diluted basis.” Although believed remote, Ralcorp may be required to issue up to an additional 6.0 million shares of its common stock to the extent that the exchange by Kraft of some or all of the Debt Securities for debt obligations of Kraft and the subsequent sale of the Debt Securities to third-party investors at par as of the closing date would not be reasonably practicable without a reduction in the principal amount of the Debt Securities. If such shares are issued, Ralcorp shareholders’ ownership interest in Ralcorp after the Merger may be diluted to as low as 41.9% on a “fully diluted basis.”

After consummation of the Merger, Ralcorp Mailman will merge with and into Ralcorp and the Bank Debt and Debt Securities (obligations with an aggregate principal amount of approximately $962.2 million) will become debt obligations of Ralcorp. A Canadian subsidiary of Ralcorp, referred to as “Ralcorp Canada,” will then purchase assets for cash and assume liabilities relating to the Post cereals business in Canada from Kraft or its affiliates that hold the relevant assets and liabilities that relate to the conduct of the Post cereals business in Canada. The discussion in this document of the Transactions is qualified by reference to the Transaction Agreement, which is attached hereto as Annex A.

During the initial bidding process for the Post cereals business, Kraft requested that potential buyers seek to maximize the cash portion of the valuation of the business while ensuring that Kraft shareholders own at least 55% of the combined company on a fully diluted basis. Ralcorp and Kraft determined the terms of the financing to comply with the above requests while still maintaining Ralcorp’s approximate pre-Transaction debt to equity profile.

Below is a step-by-step description of the sequence of material events relating to the Transactions.

Step 1	Newco Contribution

Kraft Foods Global, Inc., or “KFG,” which is a wholly owned subsidiary of Kraft, will transfer to Newco, which is a newly-formed, wholly owned, indirect subsidiary of Kraft, assets relating to the Post cereals business in the United States, along with sufficient cash to purchase a specific Kraft facility and assets related to the conduct of the Post cereals business in countries other than the United States (the “Newco Contribution”). Newco will also assume liabilities associated with the assets relating to the Post cereals business in the United States. Following the Newco Contribution, Newco will purchase the specific Kraft facility using cash contributed to it by KFG.

Step 2	Bank Debt

KFG will incur new indebtedness in the form of a bank credit facility (the “Bank Debt”) and will receive $300.0 million in net cash proceeds. Upon consummation of the Transactions, the Bank Debt will become debt obligations of Ralcorp.

Step 3	Splitco Contribution; Issuance of Splitco Common Stock; Issuance of Debt Securities

In the “Splitco Contribution,” KFG will contribute the limited liability company interests in Newco to Splitco, and Newco will become a wholly owned subsidiary of Splitco, in exchange for:

•   the issuance by Splitco to KFG of no less than 30.32 million shares of Splitco common stock as described below;

•   the issuance by Splitco to KFG of approximately $662.2 million in aggregate principal amount of debt securities (the “Debt Securities”) as described below; and

•   the assumption by Splitco of the $300.0 million of Bank Debt.

The Newco Contribution and the Splitco Contribution are referred to together as the “Contributions.”

The Debt Securities will consist of approximately $662.2 million in aggregate principal amount of debt securities of Splitco. The Debt Securities will have a minimum term of ten years, will not be callable for the first five years of the term, will carry an interest rate and will include other terms as required by market conditions at issuance to permit the Debt Securities to be exchanged for debt obligations of Kraft and then sold to third-party investors at par upon issuance. Upon consummation of the Transactions, the Debt Securities will become debt obligations of Ralcorp.

Ralcorp and Kraft expect the Debt Securities to be transferred by Kraft on or about the closing date to investment banks and/or commercial banks in exchange for debt obligations of Kraft and then to be sold to third-party investors pursuant to an exemption from registration under the Securities Act of 1933 (either in a private placement or a “Rule 144A” transaction). To the extent that the exchange by Kraft of some or all of the Debt Securities for debt obligations of Kraft and the subsequent sale of the Debt Securities to third-party investors at par as of the closing date would not be reasonably practicable without a reduction in the principal amount of the Debt Securities, then the principal amount of the Debt Securities will be reduced to the maximum amount that could be so exchanged and sold at par and the amount of the reduction will be replaced with additional shares of Splitco common stock having an equivalent aggregate fair market value, except that not more than an additional 6.0 million shares of Splitco common stock may be issued in the Splitco Contribution. Any such additional shares will be distributed along with the other shares of Splitco common stock and converted into the right to receive shares of Ralcorp common stock in the Merger.

Step 4	Kraft Transfers

KFG will distribute all of the shares of Splitco common stock held by KFG to Kraft (the “Internal Spin”), which Kraft will distribute in the Distribution as described below.

KFG will transfer to Kraft the cash proceeds of the Bank Debt in repayment of an equal amount of intercompany debt (the “Internal Debt Repayment”).

KFG will transfer to Kraft the Debt Securities in repayment of intercompany debt (the “Internal Debt Exchange”).

Step 5	Distribution—Split-off

Kraft will offer to holders of Kraft common stock the right to exchange all or a portion of their Kraft common stock for shares of Splitco common stock (in a “split-off”).

Any shares of Splitco common stock that are not subscribed for in the split-off will be distributed to Kraft shareholders in a spin-off that will also be consummated on the closing date of the Transactions. In addition, to the extent that the Distribution is effected as a spin-off, up to an aggregate of 100,000 shares of Splitco common stock will be distributed to the holders of Kraft’s deferred stock awards.

Splitco has filed a registration statement on Form S-4 and Form S-1 under the assumption that the shares of Splitco will be distributed to Kraft shareholders pursuant to a split-off. Based on market conditions prior to closing, Kraft will determine whether the Splitco shares will be distributed to Kraft’s shareholders in a spin-off or a split-off and, once a final decision is made, this document may be amended to reflect that decision.

Step 6	Merger

Immediately after the Distribution, and on the closing date of the Transactions, Splitco will merge with and into Ralcorp Mailman, with Ralcorp Mailman as the surviving entity (the “Merger”). Each share of Splitco common stock will be converted into the right to receive one fully paid and nonassessable share of Ralcorp common stock.

After completion of the Merger, approximately 54% of Ralcorp common stock is expected to be held by pre-Merger holders of Kraft common stock on a “fully diluted basis” and approximately 46% of Ralcorp common stock is expected to be held by pre-Merger Ralcorp shareholders on a “fully diluted basis.” Although believed remote, if Ralcorp is required to issue additional shares of its common stock under certain circumstances, Ralcorp shareholders’ ownership interest after the Merger may be diluted to as low as 41.9% on a “fully diluted basis.” Ralcorp, through its subsidiary, Newco, will hold the assets and liabilities of the Post cereals business in the United States.

Step 7	Upstream Merger

Immediately following the Merger, Ralcorp Mailman will merge with and into Ralcorp, with Ralcorp as the surviving entity (the “Upstream Merger”). After giving effect to the Upstream Merger, Newco will be a direct, wholly owned subsidiary of Ralcorp and the Debt Securities and the Bank Debt will be debt obligations of Ralcorp.

Step 8	Non-U.S. Transfer

A Canadian subsidiary of Ralcorp (“Ralcorp Canada”) will purchase assets and assume liabilities relating to the Post cereals business in Canada from the Kraft affiliate or affiliates that hold the relevant assets and liabilities that relate to the conduct of the Post cereals business in Canada (“Kraft Canada”). Any transferred assets located outside the United States or Canada will similarly be purchased by Ralcorp (or a subsidiary of Ralcorp) and certain related liabilities will be assumed from the Kraft affiliate that currently owns them. This document refers to the transfer of the assets and liabilities located outside the United States as the “Non-U.S. Transfer.” The purchase price paid in the Non-U.S. Transfer will be the fair market value of the assets and liabilities transferred, and will be paid from cash contributed by Kraft in the Newco Contribution.

Step 9	Sale of Debt Securities to Third-Party Investors; External Debt Exchange

As described in Step 3 above, Ralcorp and Kraft expect the Debt Securities to be transferred by Kraft on or about the closing date to investment banks and/or commercial banks in exchange for debt obligations of Kraft (the “External Debt Exchange”) and then to be sold by such banks to third-party investors pursuant to an exemption from registration under the Securities Act of 1933 in either a private placement or a “Rule 144A” transaction.

Set forth below are diagrams that graphically illustrate, in simplified form, the existing corporate structure, the corporate structure immediately following the Contributions and the Distribution, and the corporate structure immediately following the consummation of the Transactions contemplated by the Transaction Agreement.

After completion of all of the steps mentioned above, Ralcorp’s subsidiary, Newco, will hold the assets and liabilities of the Post cereals business and Ralcorp will be the obligor on the Bank Debt and Debt Securities; Kraft will receive the $300.0 million in cash proceeds of the Bank Debt and will exchange the $662.2 million in Debt Securities for debt obligations of Kraft (and the Debt Securities will then be sold to third-party investors). Pre-Merger holders of Kraft common stock are expected to hold approximately 54% of Ralcorp common stock and pre-Merger Ralcorp shareholders are expected to hold approximately 46% of Ralcorp common stock, in each case, on a “fully diluted basis.” Although believed remote, if Ralcorp is required to issue additional shares of its common stock under certain circumstances, Ralcorp shareholders’ ownership interest after the Merger may be diluted to as low as 41.9% on a “fully diluted basis.”

In connection with the Transactions, Ralcorp, Ralcorp Mailman, Kraft, KFG and/or Splitco will also enter into other agreements relating to, among other things, tax allocation, the license of certain intellectual property, the provision of certain transition services during a transition period following the consummation of the Transactions, and co-manufacturing agreements. See “Additional Agreements.”

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

The following summary combined financial data of the Post cereals business and summary consolidated financial data of Ralcorp are being provided to help you in your analysis of the financial aspects of the Transactions. You should read this information in conjunction with the financial information included elsewhere and incorporated by reference into this document. See “Where You Can Find More Information; Incorporation by Reference,” “Information on the Post Cereals Business,” “Information on Ralcorp,” and “Selected Historical and Pro Forma Financial Data.”

Summary Historical Financial Data of the Post Cereals Business

The following summary historical combined financial data of the Post cereals business for the years ended December 29, 2007, December 30, 2006, and December 31, 2005 and the financial data at December 29, 2007 has been derived from the audited combined financial statements of the Post cereals business. The following summary historical condensed combined financial data of the Post cereals business for the three-month periods ended March 29, 2008 and March 31, 2007 and the financial data at March 29, 2008 has been derived from the unaudited condensed combined financial statements of the Post cereals business and is not necessarily indicative of the results for the remainder of the fiscal year or any future period. The management of the Post cereals business believes that the unaudited condensed combined financial data reflects all normal and recurring adjustments necessary for a fair presentation of the results for the interim periods presented. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Post Cereals Business” and the financial statements of the Post cereals business and the notes thereto included elsewhere in this document.

	Condensed Combined Statements of Earnings for the Three Months Ended		Combined Statements of Earnings for the Years Ended
(in millions)	March 29, 2008	March 31, 2007	December 29, 2007	December 30, 2006	December 31, 2005
Net revenues	$270	$265	$1,103	$1,093	$1,091
Cost of sales	157	158	640	637	612

Gross profit	113	107	463	456	479
Marketing, administration and research costs	53	63	228	224	222
Selling expense	10	10	39	33	38
Asset impairment and exit costs	2	1	15	9	2

Operating income	48	33	181	190	217
Provision for income taxes	18	12	64	68	81

Net earnings	$30	$21	$117	$122	$136

(in millions)	Condensed Combined Balance Sheet Data at March 29, 2008
Total inventories	$95
Total current assets	174
Property, plant and equipment, net	441
Total assets	931
Total current liabilities	115
Total liabilities	313
Total equity	618

Summary Historical Financial Data of Ralcorp

The following table sets forth selected historical consolidated financial data of Ralcorp for each of the three fiscal years ended September 30, 2007 and for the six-month periods ended March 31, 2008 and 2007. The selected historical consolidated financial data for each of the three years ended September 30, 2007 was derived from Ralcorp’s audited consolidated financial statements as of and for each of the years in the three-year period ended September 30, 2007. The financial data for the six-month periods ended March 31, 2008 and 2007 has been derived from the unaudited condensed consolidated financial statements of Ralcorp and is not necessarily indicative of the results for the remainder of the fiscal year or any future period. Ralcorp’s management believes that the unaudited condensed consolidated financial statements reflect all adjustments necessary, consisting only of normal recurring accruals, for a fair presentation of the results for the interim periods presented. This information is only a summary and should be read in conjunction with the financial statements of Ralcorp and the notes thereto and the “Management’s Discussion and Analysis” section contained in Ralcorp’s annual report on Form 10-K for the year ended September 30, 2007 and quarterly report on Form 10-Q for the period ended March 31, 2008, each of which is incorporated by reference into this document. See “Where You Can Find More Information; Incorporation by Reference.”

	As of and for the Six Months Ended March 31,		As of and for the Year Ended September 30,
(in millions, except per share data)	2008	2007	2007	2006	2005
Statement of Earnings Data
Net sales (a)	$1,292.3	$1,041.7	$2,233.4	$1,850.2	$1,675.1
Cost of products sold	(1,076.3)	(837.4)	(1,819.2)	(1,497.2)	(1,339.1)

Gross profit	216.0	204.3	414.2	353.0	336.0
Selling, general and administrative expenses	(135.5)	(125.8)	(252.8)	(226.4)	(215.1)
Interest expense, net	(22.5)	(18.8)	(42.3)	(28.1)	(16.5)
Gain (loss) on forward sale contracts (b)	62.3	(52.5)	(87.7)	(9.8)	—
Gain on sale of securities (c)	—	—	—	2.6	—
Restructuring charges (d)	(1.4)	—	(0.9)	(0.1)	(2.7)
Litigation settlement income (e)	—	—	—	—	1.8

Earnings before income taxes and equity earnings/loss	118.9	7.2	30.5	91.2	103.5
Income taxes	(41.9)	(1.8)	(7.5)	(29.9)	(36.6)
Equity in (loss) earnings of Vail Resorts, Inc., net of related deferred income taxes	3.9	2.7	8.9	7.0	4.5

Net earnings	80.9	8.1	31.9	68.3	71.4

Earnings per share:
Basic	$3.16	$0.30	$1.20	$2.46	$2.41
Diluted	$3.08	$0.29	$1.17	$2.41	$2.34
Weighted average shares outstanding:
Basic	25.5	26.8	26.4	27.7	29.6
Diluted	26.2	27.4	27.1	28.2	30.4

Balance Sheet Data
Cash and cash equivalents	$15.7		$9.9	$19.1	$6.2
Working capital (excl. cash and cash equivalents)	155.9		165.3	170.3	92.4
Total assets	1,867.9		1,853.1	1,507.5	1,269.5
Long-term debt	745.8		763.6	552.6	422.0
Other long-term liabilities	305.4		382.6	281.5	157.8
Shareholders’ equity	554.1		483.4	476.4	518.3

Other Data
Cash provided (used) by:
Operating activities	$63.0	$125.8	$218.3	$52.8	$161.0
Investing activities	(32.3)	(345.7)	(387.5)	(162.2)	(156.3)
Financing activities	(24.9)	214.3	160.0	122.3	(22.2)
Depreciation and amortization	44.9	36.7	82.4	66.8	55.8
Dividends declared per share	$—	$—	$—	$—	$—

(a)	Ralcorp acquired Pastries Plus of Utah, Inc., Bloomfield Bakers, and Cottage Bakery, Inc. in 2007; Parco Foods, L.L.C. and Western Waffles, Ltd. in 2006; and Medallion Foods, Inc. in 2005.

•

On August 14, 2007, Ralcorp acquired certain assets and lease obligations of Pastries Plus of Utah, a competing manufacturer of branded and private label thaw-and-sell cookies with annual gross sales of approximately $10.

•

Bloomfield Bakers, acquired on March 16, 2007, is a manufacturer of nutritional and cereal bars and natural and organic specialty cookies, crackers, and cereals. The acquired business, which had net sales of $188 for its fiscal year ended December 31, 2006, operates two leased manufacturing facilities in Azusa and Los Alamitos, California and employs approximately 500 people.

•

Cottage Bakery, acquired on November 10, 2006, is a manufacturer of par-baked breads and frozen dough sold in the retail and foodservice channels. The acquired business operates one manufacturing facility in Lodi, California, employs approximately 690 people, and had gross sales of approximately $125 for its fiscal year ended June 30, 2006.

•	Parco Foods, acquired on February 7, 2006, is a manufacturer of cookies primarily in the in-store bakery channel which had net sales of approximately $50 for the year ended December 25, 2005.

•

Western Waffles, acquired on November 15, 2005, is a Canadian manufacturer of private label frozen griddle products with three manufacturing facilities, approximately 370 employees, and annual net sales at acquisition of approximately $75.

•

Medallion Foods, acquired on June 22, 2005, is a manufacturer of value brand and private label corn-based chips and extruded corn products. The acquired company employs 270 employees at its plant in Newport, Arkansas and had net sales of approximately $43 for the year ended December 31, 2004.

(b)	During the quarter ended December 31, 2005, Ralcorp entered into a forward sale contract relating to 1.78 million shares of its Vail common stock. Under the contract, at the maturity dates (half on November 21, 2008 and half on November 22, 2010) Ralcorp can deliver a variable number of shares of Vail stock (or cash) to the counterparty. During the quarter ended June 30, 2006, Ralcorp entered into a similar agreement relating to 1.97 million additional shares of its Vail common stock, with maturity dates of November 18, 2009 and November 16, 2011. A third contract was entered into during the quarter ended December 31, 2006, relating to 1.2 million additional shares, with a maturity date of November 15, 2013. The calculation of the number of shares ultimately delivered will depend on the price of Vail shares at settlement and includes a price collar. Ralcorp received a total of $140.0 under the discounted advance payment features on the contracts. Amortization of the related discounts is included in “Interest expense, net” on the statements of earnings and totaled $4.3 for the six months ended March 31, 2008, $4.0 for the six months ended March 31, 2007, $8.3 for the year ended September 30, 2007 and $3.7 for the year ended September 30, 2006. At March 31, 2008, and September 30, 2007 and 2006, the fair value of the contracts was $191.5, $249.5 and $124.0, respectively. Because Ralcorp accounts for its investment in Vail Resorts using the equity method, these contracts, which are intended to hedge the future sale of those shares, are not eligible for hedge accounting. Therefore, any gains or losses on the contracts are immediately recognized in earnings.

(c)	On March 21, 2006, Ralcorp sold 100,000 of its shares of Vail Resorts for a total of $3.8. The shares had a carrying value of $1.2, so the transaction resulted in a $2.6 gain.

(d)	For the six months ended March 31, 2008, the majority of charges were due to the accrual of certain employee termination benefits related to the closing of the Billerica, Massachusetts facility. In 2007, charges were due to the closing of the Blue Island, Illinois facility. The majority of these charges related to employee termination benefits. In 2006, restructuring costs consisted of miscellaneous charges related to the closing of the plant in City of Industry, California. In 2005, charges were due to employee termination benefits and other charges related to the closing of the City of Industry plant as well as a write-down of property to be sold related to the closing of the Kansas City, Kansas plant.

(e)	Ralcorp received payments in settlement of legal claims, primarily related to antitrust litigation, which are shown net of related expenses.

Summary Unaudited Pro Forma Combined Condensed Financial Data of Ralcorp

This summary unaudited combined pro forma financial data is being provided for illustrative purposes only, and this information should not be relied upon for purposes of making any investment or other decisions. Ralcorp and the Post cereals business may have performed differently had they been combined during the period presented. You should not rely on the unaudited combined financial data as being indicative of the results that would have been achieved had Ralcorp and the Post cereals business been combined during the period presented or of the future results of Ralcorp following the Transactions.

(in millions)	As of and for the Six Months Ended March 31, 2008	For the Year Ended September 30, 2007
Net sales	$1,818.0	$3,336.1
Gross profit	443.2	886.0
Net earnings	116.5	99.0
Earnings per share:
Basic	$2.08	$1.74
Diluted	$2.06	$1.72
Weighted average shares outstanding:
Basic	55.9	56.8
Diluted	56.6	57.5
Working capital	$230.4
Total assets	5,468.6
Long-term debt	1,708.0
Other long-term liabilities	1,036.8
Shareholders’ equity	2,338.2

Comparative Historical and Pro Forma Per Share Data

The following table sets forth certain historical and pro forma per share data for Ralcorp. The historical data has been derived from and should be read together with the audited consolidated financial statements of Ralcorp and related notes thereto contained in Ralcorp’s Form 10-K for the fiscal year ended September 30, 2007, and Ralcorp’s unaudited condensed consolidated financial statements and related notes thereto contained in Ralcorp’s Form 10-Q for the period ended March 31, 2008, which are incorporated by reference into this document and the audited financial statements of the Post cereals business and related notes contained thereto, which are included elsewhere in this document, and in the documents incorporated by reference herein that are described under the section entitled “Where You Can Find More Information; Incorporation by Reference.” The pro forma data has been derived from the selected unaudited pro forma financial data of Ralcorp included elsewhere in this document.

This summary of comparative historical and pro forma per share data is being provided for illustrative purposes only. Ralcorp and the Post cereals business may have performed differently had the Transactions occurred prior to the period presented. You should not rely on the pro forma per share data presented as being indicative of the results that would have been achieved had Ralcorp and the Post cereals business been combined during the period presented or of the future results of Ralcorp following the Transactions.

	As of and for the Six Months Ended March 31, 2008		As of and for the Year Ended September 30, 2007
	Historical	Pro Forma	Historical	Pro Forma
Earnings per share—basic	$3.16	$2.08	$1.20	$1.74
Earnings per share—diluted	3.08	2.06	1.17	1.72
Dividends declared per share	—	—	—	—
Book value per share	21.54	41.66	18.76	n/a

Ralcorp Common Stock Market Price

Ralcorp’s common stock is currently traded on the NYSE under the symbol “RAH.” On November 14, 2007, the last trading day before the announcement of the Transactions, the last sale price of Ralcorp common stock reported by the NYSE was $55.47. On June 6, 2008, the last sale price of Ralcorp common stock reported by the NYSE was $58.11. The following table sets forth the high and low sale prices of Ralcorp common stock for the periods indicated. For current price information, Ralcorp shareholders are urged to consult publicly available sources. See “Selected Historical and Pro Forma Financial Data—Historical Common Stock Market Price.”

	Ralcorp Common Stock
	High	Low
Fiscal Year Ended September 30, 2006
First Quarter	$45.10	$38.42
Second Quarter	$40.35	$34.30
Third Quarter	$43.00	$35.22
Fourth Quarter	$54.16	$39.80

Fiscal Year Ended September 30, 2007
First Quarter	$52.85	$47.38
Second Quarter	$64.64	$50.61
Third Quarter	$69.59	$51.86
Fourth Quarter	$62.80	$50.53

Fiscal Year Ending September 30, 2008
First Quarter	$64.80	$53.13
Second Quarter	$61.72	$51.26
Third Quarter (through June 6, 2008)	$63.15	$55.19

Ralcorp Dividend Policy

Ralcorp paid a special dividend of $1.00 per share on October 22, 2004, but has no plans to pay cash dividends in the foreseeable future.

Repurchases of Ralcorp Common Stock

Ralcorp initiated a stock repurchase program in August 2005. Ralcorp purchased a total of $10.3 million of its common stock (243,000 shares) in fiscal 2005, $134.9 million (3,422,000 shares) in fiscal 2006, $78.8 million (1,382,500 shares) in fiscal 2007 and $5.6 million (100,000 shares) to date in fiscal 2008. On May 25, 2006, the board of directors of Ralcorp authorized the repurchase of up to 2,000,000 additional shares of which 517,500 remain available for repurchase as of March 31, 2008. From time to time, Ralcorp may repurchase its common stock through plans established under Rule 10b5-1 of the Exchange Act. Typically, these plans direct a broker to purchase a variable amount of shares each day (usually between 0 and 50,000) depending on the previous day’s closing share price. Pursuant to the Transaction Agreement, until the closing of the Transactions Ralcorp may repurchase shares of Ralcorp common stock only to the extent that the shares have been issued after execution of the Transaction Agreement in connection with the exercise of rights, warrants or options of Ralcorp. In addition, following the closing date of the Transactions, Ralcorp may repurchase shares of Ralcorp common stock only so long as such repurchases comply with the provisions of the tax allocation agreement.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information contained in this document and the annexes hereto. Some of the risks described below relate principally to the business and the industry in which Ralcorp, including the Post cereals business, will operate after the Transactions, while others relate principally to the Transactions. The remaining risks relate principally to the securities markets generally and ownership of Ralcorp common stock. The risks described below are not the only risks facing Ralcorp following the Transactions. Additional risks and uncertainties not currently known or that are currently deemed to be immaterial may also materially and adversely affect Ralcorp’s business operations and financial condition or the price of Ralcorp’s common stock following completion of the Transactions.

Risks Related to the Transactions

The calculation of the merger consideration will not be adjusted in the event the value of the business or assets of the Post cereals business declines before the Merger is completed.

The calculation of the number of shares of Ralcorp common stock to be distributed in the Merger will not be adjusted in the event the value of the business or assets of the Post cereals business declines prior to the consummation of the Merger or the value of Ralcorp increases prior to the Merger. Ralcorp will not be required to consummate the Merger if there has been any material adverse effect (as this term is described in “The Transaction Agreement—Representations and Warranties”) on the Post cereals business. However, Ralcorp will not be permitted to terminate the Transaction Agreement or resolicit the vote of Ralcorp shareholders because of any changes in the market prices of Ralcorp’s common stock or any changes in the value of the Post cereals business that do not rise to the level of a material adverse effect on the Post cereals business.

Current Ralcorp shareholders’ ownership interest in Ralcorp may be diluted to less than 46%.

Following the consummation of the Merger, Ralcorp’s shareholders will, in the aggregate, own a significantly smaller percentage of Ralcorp than they will own of Ralcorp immediately prior to the Merger. Following consummation of the Merger, Ralcorp’s shareholders immediately prior to the Merger are expected to collectively own approximately 46% of Ralcorp on a “fully diluted basis.” Consequently, Ralcorp’s shareholders, as a group, will be able to exercise less influence over the management and policies of Ralcorp following the Merger than they will exercise over the management and policies of Ralcorp immediately prior to the Merger. In addition, to the extent the exchange by Kraft of some or all of the Debt Securities at par as of the closing date would not be reasonably practicable without a reduction in the principal amount of the Debt Securities, the number of shares of Ralcorp common stock issued in connection with the Merger may be increased by up to 6.0 million shares and, as a result, current Ralcorp shareholders’ ownership interest in Ralcorp may be diluted to as low as 41.9% on a “fully diluted basis.”

Ralcorp expects that it will incur significant costs related to the consummation of the Transactions that could have an adverse effect on its operating results.

Ralcorp will incur financial, legal and accounting costs that it estimates will be approximately $15.0 million in connection with the Transactions. In addition, Ralcorp anticipates that it will incur significant costs in connection with the integration of the Post cereals business and Ralcorp’s current operations. These costs may have a negative impact on Ralcorp’s cash flows and operating results.

Ralcorp’s substantial long-term indebtedness and liabilities following the Transactions, which would have been approximately $2.74 billion on a pro forma basis as of March 31, 2008, could adversely affect its operations and financial condition.

If the Transactions are consummated, Ralcorp will have a significant amount of indebtedness. As of March 31, 2008, on a pro forma basis after giving effect to the Transactions, Ralcorp would have had approximately $2.74 billion of outstanding long-term indebtedness and liabilities.

After the consummation of the Transactions, Ralcorp’s indebtedness could have important consequences, including but not limited to:

•	limiting its ability to invest operating cash flow in its operations due to debt service requirements;

•	limiting its ability to obtain additional debt or equity financing for working capital expenditures, product development or other general corporate purposes;

•	limiting its operational flexibility due to the covenants contained in its debt agreements;

•	requiring it to dispose of significant assets in order to satisfy its debt service obligations;

•	limiting its flexibility in planning for, or reacting to, changes in its business or industry, thereby limiting its ability to compete with companies that are not as highly leveraged; and

•	increasing its vulnerability to economic downturns and changing market conditions.

After consummation of the Transactions, Ralcorp’s ability to meet its expenses and debt service obligations will depend on the factors described above, as well as its future performance, which will be affected by financial, business, economic and other factors, including potential changes in consumer preferences, the success of product and marketing innovation and pressure from competitors. If Ralcorp does not generate enough cash to pay its debt service obligations, it may be required to refinance all or part of its existing debt, sell its assets, borrow more money or raise equity. There is no assurance that Ralcorp will be able to, at any given time, refinance its debt, sell its assets, borrow more money or raise equity on terms acceptable to it or at all.

Sales of Ralcorp common stock after the Transactions may negatively affect the market price of Ralcorp common stock.

The shares of Ralcorp common stock issued in the Transactions to holders of Splitco common stock will generally be eligible for immediate resale. The market price of Ralcorp common stock could decline as a result of sales of a large number of shares of Ralcorp common stock in the market after the consummation of the Transactions or even the perception that these sales could occur.

It is expected that immediately after the consummation of the Transactions, Kraft shareholders or former Kraft shareholders will hold approximately 54% of Ralcorp’s common stock and Ralcorp’s existing shareholders will hold approximately 46% of Ralcorp’s common stock, in each case on a “fully diluted basis.” Currently, Kraft shareholders include index funds that have performance tied to the Standard & Poor’s 500 Index or other stock indices, and institutional investors subject to various investing guidelines. Because Ralcorp may not be included in these indices following consummation of the Transactions or may not meet the investing guidelines of some of these institutional investors, these index funds and institutional investors may decide to or may be required to sell the Ralcorp common stock that they receive in the Transactions. In addition, the investment fiduciary of Kraft’s defined contribution plans may decide to sell any Ralcorp common stock that the trust receives in the Transactions, or not participate in the exchange offer, in response to fiduciary obligations under applicable law. These sales, or the possibility that these sales may occur, may also make it more difficult for Ralcorp to obtain additional capital by selling equity securities in the future at a time and at a price that it deems appropriate.

The historical financial information of the Post cereals business may not be representative of its results if it had been operated independently of Kraft and, as a result, may not be a reliable indicator of its future results.

The Post cereals business is currently a business unit of Kraft. Consequently, the financial information of the Post cereals business included in this document has been derived from the consolidated financial statements and accounting records of Kraft and reflects assumptions and allocations made by Kraft. The financial position, results of operations and cash flows of the Post cereals business presented may be different from those that would have resulted had the Post cereals business been operated independently. For example, in preparing the Post cereals business financial statements, Kraft made an appropriate allocation of costs and expenses that are attributable to the Post cereals business. However, these costs and expenses reflect the costs and expenses attributable to the Post cereals business operated as part of a larger organization and do not reflect costs and expenses that would be incurred by the Post cereals business had it been operated independently. As a result, the historical financial information of the Post cereals business may not be a reliable indicator of future results.

Ralcorp may be unable to provide benefits and services or access to equivalent financial strength and resources to the Post cereals business that historically have been provided by Kraft.

As an integrated business unit of Kraft, the Post cereals business has been able to receive benefits and services from Kraft and has been able to benefit from Kraft’s financial strength and extensive business relationships. After the Transactions, the Post cereals business will be owned by a subsidiary of Ralcorp and will no longer benefit from Kraft’s resources. While Ralcorp has entered into separation related agreements and Kraft has agreed to provide transition services for up to 18 months following the Transactions, it cannot be assured that Ralcorp will be able to adequately replace those resources or replace them at the same cost. If Ralcorp is not able to replace the resources provided by Kraft or is unable to replace them at the same cost or is delayed in replacing the resources provided by Kraft, Ralcorp’s results of operations may be negatively impacted.

Ralcorp’s business, financial condition and results of operations may be adversely affected following the Transactions if Ralcorp cannot negotiate terms that are as favorable as those Kraft has received when Ralcorp replaces contracts after the closing of the Transactions.

Prior to completion of the Transactions, certain functions (such as purchasing, information systems, sales, logistics and distribution) for the Post cereals business have generally been performed under Kraft’s centralized systems and, in some cases, under contracts that are also used for Kraft’s other businesses and which are not intended to be assigned to Newco with the Post cereals business. In addition, some other contracts require consents of third parties to assign them to Ralcorp. While Kraft, under the transition services agreement, has agreed to generally provide Ralcorp with purchasing services and use commercially reasonable efforts to provide the benefits of any contracts that cannot be assigned for a transition period, there can be no assurance that Ralcorp will be able to negotiate terms that are as favorable as those Kraft received when Ralcorp replaces these contracts with its own agreements. This could have a material adverse impact on Ralcorp’s business, financial condition and results of operations following the Transactions.

If the Distribution or the Merger does not qualify for tax-free treatment under Sections 355 and 368 and other related provisions of the Code, either as a result of actions taken in connection with the Distribution or the Merger or as a result of subsequent acquisitions of shares of Ralcorp or Splitco common stock, then Kraft and/or Kraft shareholders may be responsible for payment of U.S. federal income tax.

The Distribution and the Merger are conditioned on both a private letter ruling from the IRS (which has been obtained) and an opinion from Sutherland Asbill & Brennan LLP, tax counsel to Kraft, to the effect that, on the basis of facts, representations, assumptions and undertakings set forth in the written request for the ruling or the opinion, in each case consistent with the state of facts existing as of the effective time of the Distribution, the Distribution and the Merger will be tax-free. Neither Kraft nor Splitco intends to waive these conditions.

Although a private letter ruling from the IRS generally is binding on the IRS, if the representations, assumptions, or undertakings made in the letter ruling request are untrue or have been violated, then Kraft will not be able to rely on the ruling. Moreover, the private letter ruling does not address all the issues that are relevant to determining whether the Distribution will qualify for tax-free treatment. The issues not addressed by the private letter ruling consist primarily of issues on which the IRS customarily declines to rule. Certain issues not addressed by the private letter ruling are expected to be addressed by the opinion. The opinion will be based on, among other things, current law and certain representations and assumptions as to factual matters made by Kraft, Splitco and Ralcorp. Any change in currently applicable law, which may or may not be retroactive, or the failure of any factual representation or assumption to be true, correct and complete in all material respects, could adversely affect the conclusions reached by counsel in its opinion. The opinion will not be binding on the IRS or the courts, and the IRS or the courts may not agree with the opinion.

The Distribution would become taxable to Kraft pursuant to Section 355(e) of the Code if a 50% or greater interest (by vote or value) in Ralcorp was acquired, directly or indirectly, by persons other than Kraft shareholders as part of a plan or series of related transactions that included the Distribution. Because the Kraft shareholders will own more than 50% of Ralcorp common stock following the Merger, the Merger, by itself, will not cause the Distribution to be taxable to Kraft under Section 355(e) of the Code. However, if the IRS were to determine that other acquisitions of Ralcorp stock after the Distribution, were part of a plan or series of related transactions that included the Distribution, such determination could result in the recognition of gain by Kraft under Section 355(e) of the Code. In such case, the gain recognized by Kraft likely would include the entire fair market value of the Splitco common stock distributed to Kraft’s shareholders, and thus would be substantial.

In certain circumstances, under the tax allocation agreement among Kraft, Splitco and Ralcorp, Ralcorp generally would be required to indemnify Kraft against tax-related losses to Kraft and/or its shareholders that are attributable to actions or failure to take actions by Ralcorp or Splitco after the Distribution. If Kraft and/or its shareholders recognize gain on the Distribution for reasons not related to such actions, Kraft would not be entitled to be indemnified under the tax allocation agreement. If Kraft should recognize gain on the Merger for reasons not related to a breach by Kraft of a representation or covenant, Kraft would generally be entitled to indemnification by Ralcorp under the tax allocation agreement.

Ralcorp may be affected by significant restrictions following the Transactions in order to avoid significant tax-related liabilities.

Even if the Distribution otherwise qualifies for tax-free treatment under Section 355 of the Code, the Distribution may not qualify as a transaction that is tax-free to Kraft if a 50% or greater interest (by vote or value) in Ralcorp is acquired by persons other than Kraft shareholders as part of a “plan” that includes the Distribution pursuant to Section 355(e) of the Code.

The tax allocation agreement requires that Splitco, Ralcorp, and their affiliates, for a two-year period following the date of the Distribution, avoid taking certain actions that might cause the Distribution to be treated as part of a plan pursuant to which a 50% or greater interest (by vote or value) in Ralcorp is acquired. Actions of Ralcorp subject to restriction include:

•	merger or consolidation with any other person;

•

an ownership change of a 2% or greater interest (by vote or value) resulting from a combination of any of the following: (i) adoption, modification or amendment of any employee stock purchase agreement or equity compensation plan, (ii) entering into any negotiations, agreements, understandings or arrangements as determined under Section 355(e) of the Code in connection with transactions or events that may alone or in the aggregate result in one or more persons acquiring directly or indirectly any interest in Ralcorp stock and (iii) issuance of any stock (or any instrument convertible or exchangeable into stock), other than pursuant to employee equity grants that qualify under certain safe harbors of the Treasury regulations;

•	liquidation or partial liquidation;

•	discontinuation of the operations of the Post cereals business;

•	sale or transfer of all or substantially all of the assets of the Post cereals business;

•

redemption or repurchase of any of its shares in a manner contrary to IRS guidelines or in any manner contrary to the tax representations made by Ralcorp or Splitco in any tax opinion or private letter ruling; and

•	amendment of its certificate of incorporation (or other organizational documents), or taking any other action, affecting the relative voting rights of its separate classes of stock.

Ralcorp will be permitted to take the actions above if it obtains the prior written consent of Kraft or provides Kraft with a supplemental ruling (or, if in the second year following the date of the Distribution, a supplemental tax opinion at Ralcorp’s election) from the IRS to the effect that such actions would not adversely affect the intended tax-free treatment of the Distribution. However, if Ralcorp takes any of the actions above and such actions result in tax-related losses to Kraft, then Ralcorp generally will be required to indemnify Kraft for such losses, without regard to whether Kraft has given Ralcorp prior consent. See “Additional Agreements—Tax Allocation Agreement.”

Due to these restrictions and indemnification obligations under the tax allocation agreement, Ralcorp may be limited in its ability to pursue strategic transactions, equity or convertible debt financings or other transactions that may maximize the value of the business. Also, Ralcorp’s potential indemnity obligation to Kraft might discourage, delay or prevent a change of control during this two-year period that Ralcorp shareholders may consider favorable to its ability to pursue strategic transactions, equity or convertible debt financings, or other transactions that may maximize the value of its business.

Failure to consummate the Transactions could adversely impact the market price of Ralcorp’s common stock as well as Ralcorp’s business, financial condition and results of operations.

If the Transactions are not completed for any reason, the price of Ralcorp’s common stock may decline. In addition, Ralcorp may be subject to additional risks, including:

•

depending on the reasons for and the timing of the termination of the Transaction Agreement, the requirement in the Transaction Agreement that Ralcorp pay Kraft a termination fee of $60.0 million and reimburse Kraft for certain out-of-pocket costs (not to exceed $15.0 million);

•

Ralcorp’s expenditure of approximately $1.5 million on infrastructure and network systems integration and planning prior to the consummation of the Transactions, a significant portion of which will be spent on assets and services which may not be useful in Ralcorp’s existing business;

•

substantial costs related to the acquisition, such as legal, accounting, filing, financial advisory and financial printing fees, which must be paid regardless of whether the Transactions are completed; and

•	potential disruption to the business of Ralcorp and distraction of its workforce and management team.

The Transaction Agreement contains provisions that may discourage other companies from trying to acquire Ralcorp. In addition, Ralcorp will have more shares of its common stock outstanding after the Transactions, which may discourage other companies from trying to acquire Ralcorp.

The Transaction Agreement contains provisions that may discourage a third-party from submitting a business combination proposal to Ralcorp prior to the closing of the Transactions that might result in greater value to Ralcorp shareholders than the Transactions. The Transaction Agreement generally prohibits Ralcorp from soliciting any takeover proposal. In addition, if the Transaction Agreement is terminated by Ralcorp or Kraft in circumstances that obligate Ralcorp to pay a termination fee and to reimburse transaction expenses to Kraft, Ralcorp’s financial condition may be adversely affected as a result of the payment of the termination fee and transaction expenses, which might deter third parties from proposing alternative business combination proposals.

Ralcorp may issue up to 36.4 million shares of its common stock as part of the Transactions. Because Ralcorp will have significantly more shares of its common stock outstanding after the Transactions, an acquisition of Ralcorp will become more expensive. As a result, some companies may not seek to acquire Ralcorp, which may impact the price of Ralcorp’s common stock.

Other Risks that Relate to Ralcorp, Including the Post Cereals Business after the Transactions

Continued increases in the cost of commodities and packaging could negatively impact profits.

The primary commodities and packaging used by Ralcorp and the Post cereals business include sugar, oats, wheat, soybean oil, corn sweeteners, almonds and other tree nuts, linerboard cartons, corrugated boxes, glass containers, caps and plastic packaging. Ralcorp may experience shortages in these items as a result of commodity market fluctuations, availability, increased demand, weather conditions, and natural disasters as well as other factors outside of Ralcorp’s control. Prices for these items are volatile. Changes in the prices of Ralcorp’s products may lag behind changes in the costs of its commodities. Competitive pressures also may limit Ralcorp’s ability to raise prices in response to increased raw and packaging material costs. Accordingly, if Ralcorp is unable to increase prices to offset these costs, these costs may have a material adverse effect on Ralcorp’s operating profits and margins.

Higher energy costs could negatively impact profits.

Higher prices for natural gas, electricity and diesel fuel could increase Ralcorp’s production and delivery costs after the Transactions. Many of Ralcorp’s manufacturing operations will use large quantities of natural gas and electricity. Ralcorp’s inability to respond to these cost increases may negatively affect its operating results. In addition, Ralcorp has experienced increases in the cost of transporting finished goods to customers. Due to the increased cost of fuel and limited supply of freight carriers, Ralcorp’s costs have risen. In the event that this situation continues to worsen, Ralcorp may experience service problems and reduced customer sales.

The integration of Ralcorp and the Post cereals businesses may not be successful or anticipated benefits from the Transactions may not be realized.

After completion of the Transactions, Ralcorp will have significantly more sales, assets and employees than it did prior to the Transactions. The integration process will require Ralcorp to significantly expand the scope of its operations and financial systems. Ralcorp’s management will be required to devote a significant amount of time and attention to the process of integrating the operations of Ralcorp’s business and the Post cereals business. There is a significant degree of difficulty and management involvement inherent in that process. These difficulties include:

•	integrating the operations of the Post cereals business while carrying on the ongoing operations of each business;

•	managing a significantly larger company than before completion of the Transactions;

•	the possibility of faulty assumptions underlying Ralcorp’s expectations regarding the integration process;

•	coordinating businesses located in different geographic regions;

•	integrating two unique business cultures, which may prove to be incompatible;

•	attracting and retaining the personnel associated with the Post cereals business following the Transactions;

•	creating uniform standards, controls, procedures, policies and information systems and minimizing the costs associated with such matters; and

•	integrating information, purchasing, accounting, finance, sales, billing, payroll and regulatory compliance systems.

There is no assurance that the Post cereals business will be successfully or cost-effectively integrated into Ralcorp. The process of integrating the Post cereals business into Ralcorp’s operations may cause an interruption of, or loss of momentum in, the activities of Ralcorp’s business after completion of the Transactions. If Ralcorp management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, Ralcorp’s business could suffer and its results of operations and financial condition may be harmed.

All of the risks associated with the integration process could be exacerbated by the fact that Ralcorp may not have a sufficient number of employees with the requisite expertise to integrate the businesses or to operate

Ralcorp’s business after the Transactions. Furthermore, the Post cereals business requires services that Ralcorp has limited experience in providing, the most significant of which are advertising and marketing services. If Ralcorp does not hire or retain employees with the requisite skills and knowledge to run Ralcorp after the Transactions, it may have a material adverse effect on Ralcorp’s business.

Even if Ralcorp is able to successfully combine the two business operations, it may not be possible to realize the full benefits of the increased sales volume and other benefits that are currently expected to result from the Transactions, or realize these benefits within the time frame that is currently expected. For example, the elimination of duplicative costs may not be possible or may take longer than anticipated, or the benefits from the Transactions may be offset by costs incurred or delays in integrating the companies. In addition, the benefits of the Transactions may be offset by operating losses relating to changes in commodity or energy prices, or in increased competition, or by risks and uncertainties relating to Ralcorp’s private label and branded cereal products after the Transactions. If Ralcorp fails to realize the benefits it anticipates from the acquisition, Ralcorp’s results of operations may be adversely affected.

Following the Transactions, Ralcorp may not be able to effectively manage the growth from acquisitions or continue to make acquisitions at the rate at which Ralcorp has been acquiring in the past.

Ralcorp has experienced significant growth in sales and operating profits through the acquisition of other companies. However, acquisition opportunities may not always present themselves. In such cases, Ralcorp’s sales and operating profit may not continue to grow from period to period at the same rate as in the past. In addition, acquisitions may be limited by restrictions agreed upon by Ralcorp in connection with the Transactions, see above “—Ralcorp may be affected by significant restrictions following the Transactions in order to avoid significant tax-related liabilities.”

The success of Ralcorp’s acquisitions following the Transactions, if any occur, will depend on many factors, such as its ability to identify potential acquisition candidates, negotiate satisfactory purchase terms and to successfully integrate and manage the growth from acquisitions. Integrating the operations, financial reporting, disparate technologies and personnel of newly acquired companies involves risks. There is no guarantee that Ralcorp will be successful or cost-effective in integrating any new businesses into its businesses after the Transactions. The process of integrating newly acquired businesses may cause interruption or slow down the operations of Ralcorp. As a result, Ralcorp may not be able to realize potential synergies or other anticipated benefits of acquisitions.

Ralcorp’s inability to successfully manage the price gap between Ralcorp’s private-label products and those of Ralcorp’s branded competitors may adversely affect Ralcorp’s results of operations.

Competitors’ branded products have an advantage over Ralcorp’s private label products primarily due to advertising and name recognition. When branded competitors focus on price and promotion, the market for private label products becomes more challenging because the price gaps between private label and branded products can become less meaningful.

At the retail level, private label products sell at a discount to those of branded competitors. If branded competitors continue to reduce the price of their products, the price of branded products offered to consumers may approximate or be lower than the prices of Ralcorp’s private label products. Further, promotional activities by branded competitors such as temporary price rollbacks, buy-one-get-one-free offerings and coupons have the effect of price decreases. Price decreases taken by competitors could result in a decline in Ralcorp’s sales volumes, selling prices or both.

Loss of any of Ralcorp’s significant customers following the Transactions may adversely affect its results of operations.

A limited number of customer accounts represent a large percentage of Ralcorp’s business and the Post cereals business. Wal-Mart Stores, Inc. (“Wal-Mart”) accounted for approximately 15-16% of Ralcorp’s net sales in each of

2007, 2006 and 2005 and approximately 20-21% of net sales of the Post cereals business in each of 2007, 2006 and 2005. The loss of Wal-Mart as a customer for either business would have an adverse effect on Ralcorp’s net sales following the Transactions. No other single customer accounted for more than 10% of either business’s net sales in the last three fiscal years. The five largest customers of Ralcorp accounted for approximately 40% of gross sales in 2007, 38% in 2006 and 38% in 2005. The five largest customers of the Post cereals business accounted for approximately 43% of net sales in each of 2007, 2006 and 2005. The success of Ralcorp’s business following the Transactions depends, in part, on the ability to maintain the level of sales and product distribution through high volume food retailers, super centers and mass merchandisers. The competition to supply products to these high volume stores is intense. These high volume stores and mass merchandisers frequently re-evaluate the products they carry; if a major customer elected to stop carrying one of Ralcorp’s products or if Ralcorp is otherwise unable to continue the customer relationships of the Post cereals business, Ralcorp’s sales may be adversely affected.

Unsuccessful implementation of business strategies to reduce costs may adversely affect Ralcorp’s results of operations.

Many of Ralcorp’s costs, such as raw materials, energy and freight, will be outside its control. Therefore, Ralcorp must seek to reduce costs in other areas, such as operating efficiency. If Ralcorp is not able to complete projects which are designed to reduce costs and increase operating efficiency on time or within budget, its operating profits may be adversely impacted. In addition, if the cost saving initiatives Ralcorp has implemented or any future cost savings initiatives do not generate the potential cost savings and synergies, Ralcorp’s results of operations may be adversely affected.

Ralcorp’s ability to raise prices for its products may be adversely affected by a number of factors, including but not limited to industry supply, market demand, and promotional activity by competitors. If Ralcorp is unable to increase prices for its products as may be necessary to cover cost increases, its results of operations could be adversely affected. In addition, price increases typically generate lower volumes as customers purchase fewer units. If these losses are greater than expected or if Ralcorp loses distribution as a result of a price increase, Ralcorp’s results of operations could be adversely affected.

In order to remain competitive, Ralcorp must be able to anticipate changes in consumer preferences and trends.

Ralcorp’s success depends in part on its ability to anticipate the tastes and eating habits of consumers and to offer products that appeal to their preferences. Consumer preferences change from time to time and can be affected by a number of different and unexpected trends. Ralcorp’s failure to anticipate, identify or react quickly to these changes and trends, and to introduce new and improved products on a timely basis, could result in reduced demand for its products, which would in turn cause its revenues and profitability to suffer. Similarly, demand for Ralcorp’s products, including products of the Post cereals business, could be affected by consumer concerns regarding the health effects of nutrients or ingredients such as trans fats, sugar, processed wheat or other product attributes.

Ralcorp and the Post cereals business compete in mature categories with strong competition.

Ralcorp’s businesses and the Post cereals business currently compete in mature segments with competitors that have a large percentage of segment sales. Ralcorp’s private label products also face strong competition from branded competitors for shelf space and sales. Competitive pressures could cause Ralcorp to lose market share, which may require it to lower prices, increase marketing expenditures or increase the use of discounting or promotional programs, each of which would adversely affect Ralcorp’s margins and could result in a decrease in its operating results and profitability and may not be successful.

Ralcorp will compete with both private label and branded label food producers, some of which will have greater financial resources and lower production costs than Ralcorp. The principal basis for competition is selling price. Ralcorp’s ability to maintain satisfactory margins after the Transactions will depend in large part on its ability to control its costs. It cannot be assured that Ralcorp will be able to compete effectively and maintain current levels of profitability. If Ralcorp is unable to compete effectively and maintain current levels of profitability after the Transactions, such failure would have a material adverse effect on its business, financial condition and results of operations.

The termination or expiration of current co-manufacturing arrangements could reduce Ralcorp’s sales volume and adversely affect its results of operations.

Ralcorp’s businesses periodically enter into co-manufacturing arrangements with manufacturers of branded products. Terms of these agreements vary but are generally for relatively short periods of time (less than two years). Volumes produced under each of these agreements can fluctuate significantly based upon the product’s life cycle, product promotions, alternative production capacity and other factors, none of which are under Ralcorp’s direct control. Ralcorp’s future ability to enter into co-manufacturing arrangements is not guaranteed, and a decrease in current co-manufacturing levels could have a significant negative impact on Ralcorp’s sales volume.

In addition to the provisions of the Transaction Agreement, Ralcorp’s articles of incorporation and by-laws and Missouri corporate law contain provisions that may inhibit a takeover.

Ralcorp’s current articles of incorporation and by-laws, which will continue to be the organizational documents for Ralcorp after the Transactions, as well as Missouri law, may inhibit changes in control that are not approved by Ralcorp’s board of directors and could delay or prevent a change of control of Ralcorp that its shareholders may favor. These provisions include:

•	a classified board of directors;

•	limiting the ability to call special meetings of shareholders to the board of directors, the chairman of the board of directors, the president or chief executive of the company; and

•	advance notice requirements for nominations of director candidates.

You can find more information under the section entitled “Description of Ralcorp Capital Stock.”

Changing currency exchange rates may adversely affect earnings and financial position.

Ralcorp has significant operations and assets in Canada. Ralcorp’s consolidated financial statements are presented in U.S. dollars; therefore, Ralcorp must translate its Canadian assets, liabilities, revenue and expenses into U.S. dollars at applicable exchange rates. Consequently, fluctuations in the value of the Canadian dollar may negatively affect the value of these items in Ralcorp’s consolidated financial statements. To the extent Ralcorp fails to manage its foreign currency exposure adequately, Ralcorp may suffer losses in value of its net foreign currency investment and Ralcorp’s consolidated results of operations and financial position may be negatively affected. Because Ralcorp will acquire certain Canadian assets and assume certain Canadian liabilities in the Transactions, this expense may increase after the Transactions.

If Ralcorp’s assessments and assumptions about commodity prices, as well as ingredient and other prices, prove to be incorrect in connection with its hedging or forward-buy efforts or planning cycles, its costs may be greater than anticipated and Ralcorp’s financial results could be adversely affected.

Ralcorp expects to continue to use commodity futures and options to reduce the price volatility associated with anticipated commodity purchases of oats, sugar, tree nuts, wheat and rice used in the production of certain of its products. Additionally, Ralcorp maintains a hedging program for heating oil relating to diesel fuel prices, natural gas, and corrugated paper products. The extent of Ralcorp’s hedges at any given time will depend upon its assessment of the markets for these commodities, including its assumptions for future prices. For example, if

Ralcorp believes that the market prices for the commodities Ralcorp uses are unusually high, Ralcorp may choose to hedge less, or possibly not hedge any, of Ralcorp’s future requirements. If Ralcorp fails to hedge and prices subsequently increase, or if it institutes a hedge and prices subsequently decrease, its costs may be greater than anticipated or greater than its competitors’ costs and Ralcorp’s financial results could be adversely affected.

Consolidation among the retail grocery and foodservice industries may hurt profit margins.

Over the past several years, the retail grocery and foodservice industries have undergone significant consolidations and mass merchandisers are gaining market share. As this trend continues and such customers grow larger, they may seek lower pricing or increased promotional pricing from suppliers since they represent more volume and thus, may have additional purchasing power. As a result, Ralcorp’s profit margins as a grocery and foodservice supplier may be negatively impacted. In the event of consolidation, if the surviving entity is not a customer, Ralcorp may lose key business once held with the acquired retailer.

Labor strikes or work stoppages by employees could harm Ralcorp’s business.

Currently, a significant number of Ralcorp’s full-time distribution, production and maintenance employees and the production and maintenance employees of the Post cereals business are covered by collective bargaining agreements. A dispute with a union or employees represented by a union could result in production interruptions caused by work stoppages. If a strike or work stoppage were to occur, Ralcorp’s results of operations could be adversely affected.

Ownership of Vail Resorts creates a risk to Ralcorp’s earnings.

Ralcorp owns approximately 19% of the outstanding common stock of Vail Resorts, Inc. (“Vail”). Because Ralcorp accounts for this investment using the equity method of accounting, Ralcorp’s non-cash earnings may be adversely affected by unfavorable results from Vail. As of March 31, 2008, Ralcorp reported an investment of $116.9 million in Vail for financial reporting purposes. Vail typically yields more than the entire year’s equity income during Ralcorp’s second and third fiscal quarters; as a result Ralcorp’s net earnings are seasonal. In addition, Vail’s results of operations are also dependent in part on weather conditions and consumer discretionary spending trends. In light of Ralcorp’s significant ownership in Vail, changes in its common stock price or earnings may impact Ralcorp’s stock price.

Impairment in the carrying value of goodwill or other intangibles could negatively impact Ralcorp’s net worth.

The carrying value of goodwill represents the fair value of acquired businesses in excess of identifiable assets and liabilities as of the acquisition date. The carrying value of other intangibles represents the fair value of trademarks, trade names, and other acquired intangibles. Goodwill and other acquired intangibles expected to contribute indefinitely to Ralcorp’s cash flows are not amortized, but must be evaluated by management at least annually for impairment. Impairments to goodwill may be caused by factors outside Ralcorp’s control, such as the inability to quickly replace lost co-manufacturing business, increasing competitive pricing pressures, or the bankruptcy of a significant customer and could negatively impact Ralcorp’s net worth.

Product liability or recalls could result in significant and unexpected costs to Ralcorp.

Ralcorp may need to recall some or all of its products if they become adulterated or misbranded. This could result in destruction of product inventory, negative publicity, temporary plant closings, and substantial costs of compliance or remediation. Any of these events, including a significant product liability judgment against Ralcorp, could result in a loss of confidence in Ralcorp’s food products. This could have an adverse affect on Ralcorp’s financial condition, results of operations or cash flows.

New laws or regulations could adversely affect Ralcorp.

Food production and marketing are highly regulated by a variety of federal, state, local and foreign agencies. Changes in laws or regulations that impose additional regulatory requirements on Ralcorp or the Post cereals business could increase Ralcorp’s costs of doing business or restrict its actions, causing Ralcorp’s results of operations to be adversely affected. In addition, as Ralcorp advertises its products, it could be the target of claims relating to false or deceptive advertising under federal, state and foreign laws and regulations.

The bankruptcy or insolvency of a significant customer could negatively impact profits.

If any of the significant customers of Ralcorp, or of the Post cereals business, file for bankruptcy protection and the bad debt reserve is inadequate to cover the amounts owed by bankrupt customers, Ralcorp may have to write off the amount of the receivable to the extent the receivable is greater than Ralcorp’s bad debt reserve. In the event a bankrupt customer is not able to emerge from bankruptcy or Ralcorp is not able to replace sales lost from such customer, Ralcorp’s profits could be negatively impacted.

Changes in weather conditions, natural disasters and other events beyond Ralcorp’s control can adversely affect Ralcorp’s results of operations.

Changes in weather conditions and natural disasters, such as floods, droughts, frosts, earthquakes, hurricanes or pestilence, may affect the cost and supply of commodities and raw materials, including grain and grain products, tree nuts, corn syrup, sugar and wheat. Additionally, these events can result in reduced supplies of raw materials and longer recoveries of usable raw materials. Competing manufacturers can be affected differently by weather conditions and natural disasters depending on the location of their suppliers and operations. Damage or disruption to Ralcorp’s manufacturing or distribution capabilities due to weather, natural disaster, fire, terrorism, pandemic, strikes or other reasons could impair Ralcorp’s ability to manufacture or sell its products. Failure to take adequate steps to reduce the likelihood or mitigate the potential impact of such events, or to effectively manage such events if they occur, particularly when a product is sourced from a single location, could adversely affect Ralcorp’s business and results of operations, as well as require additional resources to restore Ralcorp’s supply chain.

Ralcorp may experience losses or be subject to increased funding and expenses to its pension plan, which could negatively impact profits.

Ralcorp maintains a defined benefit pension plan. Certain Post cereals business union employees are entitled to defined benefit pension benefits in accordance with applicable collective bargaining agreements, and certain Post cereals business non-union employees are entitled to defined benefit pension benefits for two years after the consummation of the Transactions. Although Ralcorp has frozen benefits under its defined benefit pension plan for all Ralcorp administrative employees and many Ralcorp production employees, Ralcorp remains obligated to ensure that the plan is funded in accordance with applicable regulations. The plan remains underfunded pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 87 guidelines. In the event the stock market deteriorates, the funds in which Ralcorp’s defined benefit pension plan has invested do not perform according to expectations, or the underfunded nature of the plan worsens, Ralcorp may be required to make significant cash contributions to the pension plan and recognize increased expense within its financial statements.

Ralcorp does not anticipate paying any dividends on Ralcorp common stock in the foreseeable future.

Ralcorp does not expect to declare or pay any cash or other dividends in the foreseeable future on Ralcorp common stock. Ralcorp plans to retain all earnings, if any, for the foreseeable future for use in the operation of Ralcorp’s business and to fund the pursuit of future growth. As a result, capital appreciation, if any, of Ralcorp common stock will be a shareholder’s sole source of gain for the foreseeable future.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This document and other materials Ralcorp has filed or will file with the SEC (as well as information included in Ralcorp’s other written or oral statements) contain, or will contain, disclosures which are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “strategy,” “may,” “forecast,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “continue,” “intend,” “project,” “goal,” “target” or similar expressions. These forward-looking statements address, among other things, the anticipated effects of the Transactions. These forward-looking statements are based on the current plans and expectations of Ralcorp’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur, or if any of them occurs, what effect they will have on the results of operations or financial condition. These factors include, but are not limited to the effect of general economic conditions, particularly in the United States; the level of competition; pricing pressures and actions; difficulties in obtaining materials from suppliers, and the rising cost of raw materials used in manufacturing products; unexpected safety or manufacturing issues; market demand for the Post cereals business’ and Ralcorp’s products, which may be tied to the relative strength of various business segments; FDA or other regulatory actions or delays, and changes in accounting regulations; the loss of current customers or the inability to obtain new customers; legal proceedings; the ability to protect intellectual and other proprietary rights; the ability to retain key employees; the successful integration of the Post cereals business with Ralcorp and the execution of internal performance plans; changes in asset valuations, including writedowns of property, plant and equipment, inventory, accounts receivable or other assets for impairment or other reasons; changes in currency exchange rates; and the other factors described under “Risk Factors.”

You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this document. Ralcorp does not assume any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

INFORMATION ABOUT THE RALCORP SPECIAL MEETING

General; Date; Time and Place; Purposes of the Meeting

The enclosed proxy is solicited on behalf of Ralcorp’s board of directors for use at a special meeting of shareholders to be held on [—], 2008, at 8:30 a.m., local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this document and in the accompanying notice of special meeting. The special meeting will be held at the Bank of America Plaza located at 800 Market Street, 26th Floor, St. Louis, Missouri 63101. This document and the accompanying proxy card are being mailed on or about [—], 2008 to all shareholders entitled to vote at the special meeting.

At the special meeting, shareholders will be asked:

•	to approve the issuance of shares of Ralcorp common stock in connection with the Merger;

•

to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Ralcorp common stock in connection with the Merger; and

•	to transact any and all other business that may properly come before the special meeting or any adjourned session of the special meeting.

A copy of the Transaction Agreement is attached to this document as Annex A. All shareholders of Ralcorp are urged to read the Transaction Agreement carefully and in its entirety.

Ralcorp does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

When this document refers to the “special meeting,” it is also referring to any adjournment or postponement of the special meeting, if necessary.

Record Date; Voting Information; Required Votes

Shareholders of record of Ralcorp common stock at the close of business on June 13, 2008, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments thereof. At the close of business on the record date, [—] shares of Ralcorp common stock were outstanding and entitled to vote. Shareholders are entitled to one vote on each matter submitted to the shareholders for each share of Ralcorp common stock held as of the record date.

Shares entitled to vote at the special meeting may take action on a matter at the special meeting only if a quorum of those shares exists with respect to that matter. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Ralcorp common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. If a share is represented for any purpose at the special meeting, it will be deemed present for purposes of determining whether a quorum exists.

Under the rules that govern brokers who have record ownership of shares that are held in brokerage accounts for their clients, who are the beneficial owners of those shares, brokers typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the issuance of the Ralcorp common stock in connection with the Merger. Proxies submitted without a vote by brokers on these matters are referred to as “broker non-votes.”

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. An abstention from voting will have the same affect as a vote against the issuance of Ralcorp common stock in connection with the Merger. Under New York Stock Exchange listing standards, broker non-votes will be excluded from the tabulation of votes cast, and therefore will not affect the outcome of the vote (except to the extent such broker non-votes result in a failure to obtain total votes cast on the proposal representing more than 50% in interest of all shares entitled to vote thereon as required by New York Stock Exchange listing standards).

The issuance of Ralcorp common stock in connection with the Merger must be approved by a majority of the votes cast by holders of Ralcorp common stock (provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal). If Ralcorp’s shareholders fail to approve the issuance of shares of Ralcorp common stock in connection with the Merger upon a vote at the Ralcorp special meeting, each of Kraft and Ralcorp will have the right to terminate the Transaction Agreement, as described under “The Transaction Agreement—Termination of the Transaction Agreement.”

Recommendation of Ralcorp’s Board of Directors

After careful consideration, the board of directors of Ralcorp resolved that the Transactions contemplated by the Transaction Agreement are in the best interests of the holders of Ralcorp common stock and approved the Transaction Agreement, the Merger and the other Transactions. The Ralcorp board of directors recommends that the shareholders of Ralcorp vote “FOR” approval of the issuance of shares of Ralcorp common stock in connection with the Merger, and, if necessary or appropriate, “FOR” the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting for the proposal.

How to Vote

Ralcorp shareholders can vote in person by completing a ballot at the Ralcorp special meeting, or Ralcorp shareholders can vote before the Ralcorp special meeting by proxy. Even if Ralcorp shareholders plan to attend the special meeting, Ralcorp encourages its shareholders to vote their shares as soon as possible by proxy. Ralcorp shareholders can vote by proxy using the Internet, by telephone, or by mail, as discussed below.

Vote by Internet: Ralcorp shareholders can vote their shares using the Internet. With the enclosed proxy card in hand, go to the web site indicated on the proxy card and follow the instructions. Internet voting is available twenty-four hours a day, seven days a week until 11:59 p.m. Eastern time on [—], 2008. Ralcorp shareholders will be given the opportunity to confirm that their instructions have been properly recorded. If Ralcorp shareholders vote on the Internet, they do NOT need to return the proxy card.

Vote by Telephone: Ralcorp shareholders can vote their shares by telephone if they have a touch-tone telephone. With the enclosed proxy card in hand, call the toll-free number shown on the proxy card and follow the instructions. Telephone voting is available twenty-four hours a day, seven days a week until 11:59 p.m. Eastern time on [—], 2008. Easy-to-follow voice prompts allow Ralcorp shareholders to vote their shares and confirm that their instructions have been properly recorded. If Ralcorp shareholders vote by telephone, they do NOT need to return their proxy card.

Vote by Mail: If Ralcorp shareholders prefer to vote by mail, mark the proxy card, date and sign it, and return it in the postage-paid envelope provided. If Ralcorp shareholders sign the proxy card but do not specify how they want their shares to be voted, their shares will be voted in accordance with the directors’ recommendation on the proposals. All properly executed proxy cards received before the polls are closed at the Ralcorp special meeting, and not revoked or superseded, will be voted at the Ralcorp special meeting in accordance with the instructions indicated by those proxy cards.

Registered Owners: If a Ralcorp shareholder’s shares of common stock are registered directly in his or her name with Ralcorp’s transfer agent, Computershare, the Ralcorp shareholder is considered a “registered shareholder” with respect to those shares. If this is the case, the proxy materials have been sent or provided directly to the Ralcorp shareholder by Ralcorp.

Beneficial Owners: If Ralcorp shareholders hold shares of Ralcorp common stock in “street name” or “beneficial name” (that is, the Ralcorp shareholders hold their shares through a broker, bank, or other nominee), the proxy materials have been forwarded to the Ralcorp shareholders by their brokerage firm, bank, or other nominee, or their agent which is considered the shareholder of record with respect to these shares. As the beneficial holder, Ralcorp shareholders have the right to direct their broker, bank, or other nominee as to how to vote their shares by using the voting instruction form or proxy card included in the proxy materials, or by voting via the Internet or by telephone, but the scope of their rights depends upon the voting processes of the broker, bank, or other nominee. Please follow the voting instructions provided by the brokerage firm, bank, or other nominee, or their agent carefully.

Shares Held in the Savings Investment Plan: If Ralcorp shareholders participate in the Ralcorp’s Savings Investment Plan (SIP) and are the record holders of Ralcorp common stock in exactly the same name as they are identified by in the SIP, then they will receive a single proxy card to vote all of their shares. If the SIP account is not in exactly the same name as the shares of record of a Ralcorp shareholder, then the shareholder will receive one proxy card for his or her SIP shares and one for his or her record shares.

If Ralcorp shareholders own shares through the SIP and their votes are not received by 5:00 p.m. eastern standard time on [—], 2008, then their shares will be voted by the trustee in the same proportion as the shares that are voted on behalf of the other participants in the SIP. The trustee will also vote unallocated shares of Ralcorp common stock held in the SIP in direct proportion to the voting of allocated shares in the SIP as to which voting instructions have been received, unless doing so would be inconsistent with the trustee’s duties.

If Ralcorp shareholders sign their proxy card without indicating their vote, their shares will be voted “FOR” approval of the issuance of shares of Ralcorp common stock in connection with the Merger and “FOR” the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, and in accordance with the recommendations of the Ralcorp board of directors on any other matters properly brought before the special meeting for a vote or any adjourned session of the special meeting.

Solicitation of Proxies

Ralcorp will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, Ralcorp will request that banks, brokers and other nominees send proxies and proxy material to the beneficial owners of Ralcorp common stock and secure their voting instructions, if necessary or appropriate. Ralcorp will reimburse the banks, brokers and other nominees for their reasonable expenses in taking those actions. Ralcorp also has made arrangements with Georgeson Inc. to assist it in soliciting proxies and has agreed to pay it $35,000 plus reasonable expenses for these services. If necessary, proxies may be solicited by Ralcorp’s directors, officers and employees, who will not be specially compensated, either personally or by telephone, facsimile, letter or other electronic means.

In the event that Ralcorp waives the satisfaction of a material condition to the consummation of the Transactions, Ralcorp will evaluate the appropriate facts and circumstances at that time and resolicit shareholder approval of the issuance of shares of Ralcorp common stock in connection with the Merger if required to do so by law.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. It may be revoked and changed by filing a written notice of revocation with the Corporate Secretary of Ralcorp at Ralcorp’s headquarters, 800 Market Street, Suite 2600, St. Louis, Missouri 63101, by submitting in writing a proxy bearing a later date, by logging onto the Internet website specified on the proxy card in the same manner Ralcorp shareholders would to submit their proxy electronically or by calling the toll-free number specified on their proxy card prior to the special meeting, in each case if the Ralcorp shareholder is eligible to do so and following the instructions on the proxy card, or by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. If Ralcorp shareholders hold their shares in the SIP, they may revoke their shares at any time before [—] by any of the foregoing methods. If Ralcorp shareholders have given voting instructions to a broker, bank, or other nominee that holds their shares in “street name,” they may revoke those instructions by following the directions given by the broker, bank, or other nominee.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Ralcorp common stock in connection with the Merger. In order to approve the proposal to adjourn the special meeting, the affirmative vote of a majority of the voting power present at the special meeting and entitled to vote thereat is required, whether or not a quorum exists at the special meeting, provided that resumption of such meeting will not take place more than 90 days after the meeting is adjourned. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Ralcorp shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed. If the special meeting is adjourned or postponed to a different place, date, or time, Ralcorp need not give notice of the new place, date, or time if the new place, date, and time is announced at the meeting before adjournment, unless the adjournment is for more than 90 days after the date fixed for the original meeting. If a new record date is or must be set for the adjourned meeting, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for the approval of the issuance of shares of Ralcorp common stock in connection with the Merger. Ralcorp’s board of directors retains full authority to adjourn the special meeting for any other purpose, including the absence of a quorum, or to postpone the special meeting before it is convened, without the consent of any shareholders.

Attending the Special Meeting

All Ralcorp shareholders, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Ralcorp special meeting. Shareholders of record can vote in person at the special meeting. If Ralcorp shareholders are not a shareholder of record, they must obtain a proxy executed in their favor, from the record holder of their shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If Ralcorp shareholders plan to attend the special meeting, they must hold their shares in their own name or have a letter from the record holder of their shares confirming their ownership and they must bring a form of personal photo identification with them in order to be admitted. Ralcorp reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

Householding

SEC rules allow delivery of a single document to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of this document, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as Ralcorp’s expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers and, consequently, such shareholders may receive only one document. Shareholders who prefer to receive separate copies of the document, may request to receive separate copies of the document by notifying Ralcorp’s Secretary in writing or by telephone at the following address: Ralcorp Holdings, Inc., Attn: Corporate Secretary, 800 Market Street, Suite 2600, St. Louis, Missouri 63101; telephone: (314) 877-7046. Ralcorp undertakes to provide the document promptly upon request. Shareholders currently sharing an address with another shareholder who wish to have only one proxy statement and annual report delivered to the household in the future should also contact Ralcorp’s Secretary.

Questions and Additional Information

If Ralcorp shareholders have more questions about the Transactions or how to submit their proxy, or if they need additional copies of this document or the enclosed proxy card or voting instructions, please contact Computershare Investor Services inside the U.S. at (877) 282-1168 and outside the U.S. at (781) 575-2879 or Georgeson Inc. at (800) 280-0738.

The vote of Ralcorp shareholders is important. Please sign, date, and return the proxy card or submit the proxy and/or voting instructions via the Internet or by telephone promptly.

INFORMATION ON KRAFT’S OFFER TO EXCHANGE

In the Transactions, Kraft will offer to holders of Kraft common stock the right to exchange all or a portion of their Kraft common stock for shares of Splitco common stock (see “The Transactions”). Splitco has filed a registration statement on Form S-4 and Form S-1 (Reg. No. 333-150212) to register shares of its common stock, par value $0.01 per share, which will be distributed to Kraft shareholders pursuant to the exchange offer in connection with the Merger. All shares of Splitco common stock will be immediately converted into shares of Ralcorp common stock in the Merger. The terms and conditions of the exchange offer are described in Splitco’s registration statement and also in a registration statement Ralcorp has filed on Form S-4 (Reg. No. 333-150222). Ralcorp has filed its registration statement to register the shares of its common stock, par value $0.01 per share, which will be issued in connection with the Merger. Ralcorp and Ralcorp shareholders are not a party to the exchange offer and are not being asked to separately vote on the exchange offer or to otherwise participate in the exchange offer.

Pursuant to the terms of Kraft’s exchange offer, Kraft shareholders that participate in the exchange offer will be exchanging their shares of Kraft common stock for shares of Splitco common stock at a discount to the per-share value of Ralcorp common stock. After such discount has been determined by Kraft, Ralcorp will promptly file a Current Report on Form 8-K disclosing such discount. Once announced, Kraft also intends to maintain a website at www.kraft.com/Investor/ that displays the discount rate and indicative exchange ratios and make such information available through the information agent for its exchange offer at 800-431-9633. Because such discount may be adjusted by Kraft from time to time, shareholders interested in knowing the amount of the discount may review Ralcorp’s Current Reports filed on Form 8-K or the website at www.kraft.com/Investor/ until the date of the special meeting for information on any adjustments to such discount.

The aggregate number of shares of Splitco common stock offered in the exchange offer is [—], subject to possible adjustments (see “The Transactions—Determination of Number of Shares of Splitco Common Stock to be Distributed to Kraft Shareholders”). If the exchange offer is consummated but less than all shares of Splitco common stock owned by Kraft are exchanged because the exchange offer is not fully subscribed, the additional shares of Splitco common stock owned by Kraft will be distributed as pro rata dividend to the holders of shares of Kraft common stock (and to holders of Kraft’s deferred stock awards).

Kraft’s exchange offer is subject to various conditions listed in Splitco’s registration statement and will close on the closing date of the Transactions.

The information included in this section regarding Kraft’s exchange offer is being provided to Ralcorp’s shareholders for informational purposes only and does not purport to be complete. For additional information on Kraft’s exchange offer and the terms and conditions of Kraft’s exchange offer, Ralcorp shareholders are urged to read Splitco’s registration statement on Form S-4 and Form S-1, or Ralcorp’s registration statement on Form S-4, and all other documents Splitco will file with the SEC. This document constitutes only a proxy statement for Ralcorp shareholders relating to the approval of the issuance of shares of Ralcorp common stock in connection with the Merger and is not an offer to sell or an offer to purchase shares of Ralcorp common stock.

INFORMATION ON RALCORP

Ralcorp is primarily engaged in the manufacturing, distribution and marketing of store brand (private label) food products in the grocery, mass merchandise, drug and foodservice channels. Incorporated on October 23, 1996 in Missouri, Ralcorp products include: ready-to-eat and hot cereal products; store brand and value brand snack mixes and corn-based snacks; store brand and branded crackers and cookies; foodservice, store brand and branded frozen griddle products (pancakes, waffles, French toast and custom griddle products) and biscuits; foodservice and store brand breads, rolls and muffins; store brand wet-filled products such as salad dressings, mayonnaise, peanut butter, syrups, jams and jellies, and specialty sauces; and store brand and value branded snack nuts and chocolate candy.

During fiscal year 2007, Ralcorp’s businesses were comprised of four reportable business segments: Cereals, Crackers & Cookies (consisting of Ralston Foods and Bremner, Inc.); Frozen Bakery Products; Dressings, Syrups, Jellies & Sauces (The Carriage House Companies, Inc.); and Snack Nuts & Candy (Nutcracker Brands, Inc.).

Ralcorp develops, manufactures, and markets emulations of various types of branded food products that retailers, mass merchandisers and drug stores sell under their own “store” brands or under value brands. In the event branded producers modify their existing products or successfully introduce new products, Ralcorp may attempt to emulate the modified or new products. In conjunction with its customers, Ralcorp develops packaging and graphics that rival the national brands.

Ralcorp also develops, manufactures and markets signature frozen value-added bakery products for the foodservice, in-store bakery, retail and mass merchandising channels. Ralcorp’s frozen products typically are not emulations of branded products. Instead, they are designed to have unique tastes or characteristics that customers desire.

For the fiscal year ended September 30, 2007, Ralcorp had $2,233.4 million in net sales. Substantially all of Ralcorp’s products are sold to customers within the United States. Ralcorp’s strategy is to grow its businesses through increased sales of existing and new products and through the acquisition of other companies. Since 1997, Ralcorp has completed nineteen business acquisitions.

Ralcorp’s Business After the Transactions

The combination of the Post cereals business with Ralcorp’s existing business is intended to create a portfolio of businesses balanced between branded, private label and frozen bakery products. The addition of the Post cereals business will give Ralcorp a distinctive line of branded cereal products plus a branded infrastructure and platform that Ralcorp intends to build on through organic growth and acquisitions. The Transactions, if consummated, will make Ralcorp the third largest maker of ready-to-eat breakfast cereal in the U.S. based on annual revenue.

Ralcorp’s plans for the combined business include that:

•	the Post cereals business will have a sales and marketing team separate and distinct from Ralcorp’s existing private labels cereals business;

•	the Post cereals business team will include Post’s existing marketing and sales support team and its existing research and development team; and

•	a nationwide sales management and broker network will be built and devoted to the brands used in the Post cereals business.

Prior to completion of the Transactions, certain functions (such as purchasing, information systems, sales, logistics and distribution) for the Post cereals business have generally been performed under Kraft’s centralized systems and, in some cases, under contracts that are also used for Kraft’s other businesses and which are not intended to be assigned to Newco with the Post cereals business. To enable Ralcorp to manage an orderly transition in its operation of the Post cereals business, Ralcorp and KFG will enter into a transition services agreement. Pursuant to the transition services agreement, KFG or its affiliates will generally provide Ralcorp with services performed by Kraft’s centralized system and use commercially reasonable efforts to provide the benefits of any contracts that cannot be assigned for a transition period of up to 18 months following the closing date of the Transactions if Ralcorp elects to extend the agreement. See “Additional Agreements—Transition Services Agreement.” In addition, some contracts require consents of third parties to assign them to Ralcorp. Pursuant to the Transaction Agreement, Kraft has agreed to use its reasonable best efforts, for a period of 18 months following the closing date of the Transactions, to obtain those third-party consents. See “The Transaction Agreement—Splitco Contribution—Delayed Transfer of Assets and Liabilities; Subsequent Transfers.” Kraft has advised Ralcorp that as of the date of this document, no third parties have refused to grant any such consents.

Ralcorp believes that the combination of the operations, purchasing and logistics networks of the Post cereals business and Ralcorp’s existing business will result in efficiencies in the long-term.

Ralcorp’s Liquidity and Capital Resources After the Transactions

As of March 31, 2008, Ralcorp had current liabilities of approximately $262.6 million and long-term debt of approximately $745.8 million. In addition, upon consummation of the Transactions, the $300.0 million in Bank Debt and approximately $662.2 million in Debt Securities will become debt obligations of Ralcorp. Historically, Ralcorp has funded operating needs by generating positive cash flows through operations. Ralcorp anticipates that its primary sources of liquidity after consummation of the Transactions will be cash provided by operations and additional credit facilities. Ralcorp has entered into a commitment letter with J.P. Morgan Securities Inc. and SunTrust Robinson Humphrey, Inc. which provides for a $450.0 million, three year revolving credit facility to be provided to Ralcorp. Ralcorp anticipates that this credit facility will replace its current $150 million credit facility and will serve as a source of liquidity for working capital and operating activities including any future acquisitions. Ralcorp anticipates that the definitive documents will include customary affirmative and negative covenants, as well as a financial covenant that would limit the ratio of debt to EBITDA (earnings before interest, taxes, depreciation and amortization) to no more than 3.75 to 1, and would require a ratio of EBIT to interest expense of not less than 3 to 1. The facility would be guaranteed by Ralcorp’s material domestic subsidiaries, and secured by a pledge of 65% of the stock of certain material foreign subsidiaries. Ralcorp anticipates that loans under the credit facility will bear an initial interest rate equal to either the prime rate, or LIBOR (London interbank offered rate) plus 1.25%, at its election. The interest rate will increase or decrease by an amount not exceeding 0.50% in each direction based on the ratio of debt to EBITDA at the end of each fiscal quarter. Ralcorp expects these sources of liquidity will be sufficient for the foreseeable future to provide working capital and to pay for operating expenses.

Ralcorp believes that its long-term debt to total capital (which is the total of long-term debt and total shareholders equity) ratio will be approximately 43% on a pro forma basis after the Transactions. With regard to the Debt Securities, based on current market conditions, Ralcorp anticipates the interest rate will be based on the 10-year U.S. Treasury Rate plus 250 to 300 basis points applicable to issuances of companies with similar credit profiles. There can be no assurance that the terms of the credit facility and Debt Securities will be consistent with those discussed above.

For more information on the Post cereals business’ and Ralcorp’s existing sources of liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Post Cereals Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Ralcorp’s annual report on Form 10-K for the year ended September 30, 2007 filed with the SEC, which is incorporated by reference into this document. See “Where You Can Find More Information; Incorporation by Reference.”

Directors and Officers of Ralcorp Before and After the Transactions

Board of Directors

The directors of Ralcorp immediately following the closing of the Transactions are expected to be the directors of Ralcorp immediately prior to the closing of the Transactions. The members of Ralcorp’s board of directors are classified into three classes pursuant to Ralcorp’s articles of incorporation.

Listed below is the biographical information for each person who is currently a member of the board of directors of Ralcorp.

William P. Stiritz is Ralcorp’s Chairman of the Board. Mr. Stiritz (age 73) is a private equity investor and has been a director since 1994. Mr. Stiritz served as Chairman Emeritus of Energizer Holdings, Inc. from January 2007 to May 2008. He also served as Chairman of the Board of Energizer from 2000 to January 2007 and Chairman of Energizer Holdings, Inc. Management Strategy and Finance Committee from 2000 to 2005. Mr. Stiritz is also a director of Reliance Bancshares, Inc. and Vail Resorts, Inc.

Bill G. Armstrong has been a director since 2004. Mr. Armstrong (age 60) served as Executive Vice President and Chief Operating Officer of Cargill Animal Nutrition from May 2001 to September 2004. Mr. Armstrong is also a director of Energizer Holdings, Inc.

David R. Banks has been a director since 2001. Mr. Banks (age 71) is a private equity investor and serves as a director of Nationwide Health Properties, Inc.

Jack W. Goodall has been a director since 1994. Mr. Goodall (age 69) is a private equity investor and serves as a director of Rubio’s Restaurants, Inc.

Kevin J. Hunt has been a director since 2004. Mr. Hunt (age 56) has been Co-Chief Executive Officer and President of Ralcorp since September 2003 and Chief Executive Officer of Bremner Food Group, Inc. since 1995, Nutcracker Brands, Inc. since September 2003, Frozen Bakery Products, Inc. since June 2005 and The Carriage House Companies, Inc. since March 2008. Mr. Hunt has been employed with Ralcorp since 1985.

David W. Kemper has been a director since 1994. Mr. Kemper (age 57) has been Chairman, President and Chief Executive Officer of Commerce Bancshares, Inc. since October 1991. Mr. Kemper is also a director of Tower Properties Company.

Richard A. Liddy has been a director since 2001. Mr. Liddy (age 72) is a private equity investor and a director of Energizer Holdings, Inc.

Joe R. Micheletto has been a director since 1994. Mr. Micheletto (age 71) has been Vice-Chairman of the Board of Directors of Ralcorp since September 2003. He served as Chief Executive Officer and President of Ralcorp from September 1996 to September 2003. Mr. Micheletto is also a director of Energizer Holdings, Inc. and Chairman of the Board of Vail Resorts Inc.

J. Patrick Mulcahy has been a director since 2007. Mr. Mulcahy (age 64) has been Chairman of the Board of Energizer Holdings, Inc. since January 2007 and prior to that time served as Vice Chairman of Energizer Holdings, Inc. from January 2005 to January 2007. He served as Chief Executive Officer of Energizer Holdings, Inc. from 2000 to 2005. Mr. Mulcahy is also a director of Solutia, Inc. and Hanesbrands, Inc.

David P. Skarie has been a director since 2004. Mr. Skarie (age 61) has been Co-Chief Executive Officer and President of Ralcorp since September 2003 and Chief Executive Officer of Ralston Foods since 2002. He previously served as Chief Executive Officer of The Carriage House Companies, Inc. from 2002 to 2008. Mr. Skarie has been employed with Ralcorp since 1986.

David R. Wenzel has been a director since 2007. Mr. Wenzel (age 45) served as Chief Operating Officer of EFR Group from October 2005 to May 2008, and prior to that time served as Chairman of Manna-Pro Corporation from 2004 to 2006. Mr. Wenzel also served as Executive Director of Catholic Social Services of Southern Illinois from 2002 to 2005.

Executive Officers

The executive officers of Ralcorp immediately following the closing of the Transactions are expected to be the officers of Ralcorp immediately prior to the closing of the Transactions.

Listed below is the biographical information for each person who is currently an executive officer of Ralcorp.

Kevin J. Hunt is Ralcorp’s Co-Chief Executive Officer and President of Ralcorp. Mr. Hunt (age 56) has been Co-Chief Executive Officer and President of Ralcorp since September 2003 and Chief Executive Officer of Bremner Food Group, Inc. since 1995, Nutcracker Brands, Inc. since September 2003, Frozen Bakery Products, Inc. since June 2005 and The Carriage House Companies, Inc. since March 2008. Mr. Hunt has been employed with Ralcorp since 1985.

David P. Skarie is Ralcorp’s Co-Chief Executive Officer and President of Ralcorp. Mr. Skarie (age 61) has been Co-Chief Executive Officer and President of Ralcorp since September 2003 and Chief Executive Officer of Ralston Foods since 2002. He previously served as Chief Executive Officer of The Carriage House Companies, Inc. from 2002 to 2008. Mr. Skarie has been employed with Ralcorp since 1986.

Thomas G. Granneman (age 58) has been Ralcorp’s Corporate Vice President and Controller since January 1999 and has been employed with Ralcorp since 1996.

Charles G. Huber, Jr. has been Ralcorp’s Corporate Vice President, General Counsel and Secretary of Ralcorp since October 2003. Mr. Huber (age 43) served as Vice President and Assistant General Counsel from September 2001 to October 2003. He has been employed with Ralcorp since 1989.

Richard R. Koulouris is Corporate Vice President and has been President of Bremner Food Group, Inc. and Nutcracker Brands, Inc. since March 2008 and President of The Carriage House Companies, Inc. since December 2006. Mr. Koulouris (age 51) previously served as Corporate Vice President, and President of Bremner Food Group, Inc. and Nutcracker Brands, Inc. from November 2003 to November 2006. He also served as Vice President of Operations for Bremner Food Group, Inc. from September 1995 to November 2003. He has held the Corporate Vice President position since November 2003. Mr. Koulouris has been employed with Ralcorp since 1980.

Scott Monette (age 46) has been Corporate Vice President and Treasurer since September 2001 and has been employed with Ralcorp since 2001.

Richard G. Scalise has been Corporate Vice President, and President of Frozen Bakery Products since July 2005. Prior to joining Ralcorp, Mr. Scalise (age 53) was President/Chief Operating Officer of ConAgra’s Refrigerated Food Group from 2003 to 2005 and President/Chief Operating Officer of ConAgra’s Dairy Foods Group from 2000 to 2003. Mr. Scalise has been employed with Ralcorp since 2005.

Ronald D. Wilkinson is Corporate Vice President, and has been President of Ralston Foods since March 1, 2008. Mr. Wilkinson (age 57) is also leading the integration of the Post cereals business into Ralcorp. Mr. Wilkinson was previously President of Bremner Food Group, Inc. and Nutcracker Brands, Inc. from December 2006 to March 2008. Mr. Wilkinson also served as Director of Product Supply of Ralston Foods from October 1996 to November 2006 and of The Carriage House Companies from January 2003 to November 2006. He has held the Corporate Vice President position since October 1996. Mr. Wilkinson has been employed with Ralcorp since 1995.

Compensation of Ralcorp’s Directors and Officers; Certain Relationships

Information on the compensation of Ralcorp’s directors and officers is described on pages 11 through 27, information regarding certain relationships and related transactions is reported on page 29, and information regarding compensation committee interlocks and insider participation, if any, is reported on page 28, of Ralcorp’s definitive proxy statement with respect to the 2008 annual meeting of shareholders, which Ralcorp filed on Schedule 14A with the SEC on November 29, 2007, which information is incorporated into this document by reference. For more information regarding how to obtain a copy of such documents, see “Where You Can Find More Information; Incorporation by Reference.”

INFORMATION ON THE POST CEREALS BUSINESS

The Post cereals business is currently operated by Kraft. The U.S. portion of the Post cereals business will be transferred to Splitco prior to the Distribution.

Overview

The Post cereals business, founded in 1895 by C.W. Post, currently is the third largest seller of ready-to-eat cereals in the United States based on market share, with a market share of approximately 14% in 2007 based on revenues. Since its founding, Post has been creating cereals that define the breakfast experience for generations of families, including the third highest revenue brand of ready-to-eat cereal, Honey Bunches of Oats. The Post cereals business is primarily engaged in the production, manufacture, marketing and packaging of these ready-to-eat dry cereals, and has a flexible manufacturing platform that may facilitate growth, operational flexibility and opportunities for cost-optimization. Products of the Post cereals business are sold in the United States, Canada and certain other international markets. The Post cereals business generated net revenues of $270 million in the first quarter of 2008 and $1.1 billion in 2007 and has experienced a compound annual growth rate, or CAGR, of 0.6% from 2005 through 2007.

Products

The principal products of the Post cereals business are ready-to-eat cereals. The Post cereals business primarily markets its cereal products under the Post brand and sells to the grocery, mass merchant, club, supercenter and drug store trade through Kraft’s direct sales force for resale to consumers. The Post cereals business also utilizes broker, distribution or similar arrangements, predominantly for sales of products outside the United States and Canada.

Facilities, Manufacturing and Distribution

The Post cereals business’ products are manufactured in the United States and Canada. The four manufacturing facilities in the United States are located in Battle Creek, Michigan; Jonesboro, Arkansas; Modesto, California; and Naperville, Illinois. The two manufacturing facilities in Canada are located in Niagara Falls, Ontario and Cobourg, Ontario. The Battle Creek, Jonesboro, Modesto and Niagara Falls facilities will be transferred to Ralcorp as a result of the Transactions. Splitco will own these manufacturing and processing facilities other than the Niagara Falls facility, which will be purchased by Ralcorp Canada from the relevant Kraft affiliate. Certain ready-to-eat cereal production and packaging equipment will be transferred from the Naperville and Cobourg facilities to Ralcorp as a result of the Transaction. Kraft will redeploy certain non ready-to-eat cereal production and packaging equipment from the Jonesboro, Modesto and Niagara Falls facilities to other Kraft facilities as a result of the Transactions.

The Post cereals business uses a variety of widely-used ready-to-eat cereal production processes, including shredding, extrusion, gun-puffing, batch cooking and continuous cooking. Certain processes are used in multiple facilities, providing a flexible manufacturing platform, that may facilitate growth, operational flexibility and opportunities for cost-optimization.

As of March 31, 2008, Kraft owned a single distribution center dedicated to the Post cereals business located at the Battle Creek facility. This distribution center housed a 50,000 pallet automated warehouse allowing approximately 60% of volume produced at Battle Creek to be shipped directly to customers. The Post cereals business has historically used Kraft’s distribution centers located in the United States and Canada for the remainder of its distribution needs. All of the plants and properties used in the Post cereals business are maintained in good condition (reasonable wear and tear excepted), and management of the Post cereals business believes that they are suitable and adequate for its present needs.

Raw Materials, Freight, and Energy

Raw materials used in the Post cereals business consist of ingredients and packaging materials. The principal ingredients are agricultural commodities, including wheat, oats, other grain products, soybean and other vegetable oils, fruits, almonds and other tree nuts, cocoa, corn syrup and sugar. The principal packaging materials are linerboard cartons, corrugated boxes, plastic containers and cartonboard. Kraft purchases raw materials for the Post cereals business from local, regional, national and international suppliers. The prices paid for raw materials can fluctuate widely due to weather conditions, labor disputes, government policies and regulations, economic climate, energy shortages, transportation delays, commodity market prices and currency fluctuations. Kraft continuously monitors worldwide supply and cost trends of these raw materials to enable it to take appropriate action to obtain ingredients and packaging needed for production. Although the prices of the principal raw materials can be expected to fluctuate, Kraft believes such raw materials to be in adequate supply and generally available from numerous sources. Kraft uses, and the Post cereals business realizes gains or losses from, hedging techniques to minimize the impact of price fluctuations in its principal raw materials. However, Kraft does not fully hedge against changes in commodity prices and these strategies may not protect the Post cereals business from increases in specific raw material costs.

Cereal processing ovens are generally fueled by natural gas or propane, which are obtained from local utilities or other local suppliers. Electricity and steam (generated in on-site, gas-fired boilers) are also used in the Post cereals business processing facilities. Short-term standby propane storage exists at several plants for use in the event of an interruption in natural gas supplies. Oil may also be used to fuel certain operations at various plants in the event of natural gas shortages or when its use presents economic advantages. In addition, considerable amounts of diesel fuel are used in connection with the distribution of products of the Post cereals business.

Trademarks and Intellectual Property

Trademarks are, in the aggregate, material to the Post cereals business and in most cases are protected through registration in the United States and most other markets where the related products are sold. Kraft from time to time has granted various parties exclusive or non-exclusive licenses to use one or more of its trademarks in particular locations. Management of the Post cereals business does not believe that these licensing arrangements have had a material effect on the conduct of its business or operating results. Pebbles ready-to-eat cereals are sold under trademarks that have been licensed from others.

Similarly, Splitco will own several patents in North America. While the patent portfolio as a whole is material to the Post cereals business, no one patent or group of related patents is material to the Post cereals business. In addition, Splitco will have proprietary trade secrets, technology, know-how processes and other intellectual property rights that are not registered.

Seasonality

Demand for ready-to-eat cereal has generally been approximately level throughout the year, although demand for certain products may be influenced by holidays, changes in seasons or other annual events.

Customers

The five largest customers of the Post cereals business accounted for approximately 43% of net revenues in 2007, 2006 and 2005, and its ten largest customers accounted for approximately 57% of net revenues in 2007, 56% in 2006 and 57% in 2005. One customer, Wal-Mart Stores, Inc., accounted for approximately 21% of net revenues of the Post cereals business in 2007, 20% in 2006 and 20% in 2005.

Competition

The Post cereals business faces intense competition from large manufacturers of branded ready-to-eat cereal, as well as manufacturers of private label and value brand ready-to-eat cereals. Top branded ready-to-eat cereal competitors include Kellogg, General Mills and Quaker Oats (owned by PepsiCo). Leading private label and value brand manufacturers of ready-to-eat cereal include Malt-O-Meal, Ralcorp, Gilster Mary Lee and Sturm Foods.

The ready-to-eat cereal industry is highly sensitive to both pricing and promotion. Competition is based upon product quality, price, effective promotional activities, and the ability to identify and satisfy emerging consumer preferences. The ready-to-eat cereal industry is expected to remain highly competitive in the foreseeable future. In addition, Post cereals business customers do not typically commit to buy predetermined amounts of products.

Future growth opportunities are expected to depend on Ralcorp’s ability to implement strategies for competing effectively in the ready-to-eat cereal industry, including strategies relating to enhancing the performance of its employees, maintaining effective cost control programs, developing and implementing methods for more efficient manufacturing and distribution operations, and developing successful new products, while at the same time maintaining high product quality, aggressive pricing and promotion of its products.

Research and Development

The Post cereals business has a team of 40 R&D, quality and packaging development professionals that will transfer to Ralcorp as a result of the Transactions, of which 34 are located at the Battle Creek, Michigan facility. R&D capabilities span ingredients, grains and packaging technologies; product and process development, as well as analytical support; bench-top and pilot plant capabilities; and research support to operations. All the R&D equipment located at Battle Creek is intended to be included as part of the Transactions. In the past, research and development efforts for the Post cereals business have been complemented by other Kraft R&D resources, primarily food scientists, chemists and engineers at Kraft’s technology center at Glenview, Illinois. Research and development expense allocated to the Post cereals business was $3.3 million in the first quarter of 2008 and $4.5 million in the first quarter of 2007. Research and development expense allocated to the Post cereals business was $18.9 million in 2007, $18.8 million in 2006 and $15.7 million in 2005.

Regulation

All of the Post cereals business’ U.S. food products and packaging materials are regulated by the Food and Drug Administration. This agency enacts and enforces regulations relating to the manufacturing, distribution and labeling of food products.

States and some local governments may license and inspect plants and warehouses and also enforce prohibitions against misbranded and adulterated food.

Most of the food commodities on which the Post cereals business relies are subject to governmental agricultural programs. These programs have substantial effects on prices and supplies and are subject to Congressional and administrative review.

The activities of the Post cereals business food operations in Canada are subject to local and national regulations similar to those applicable to the Post cereals business in the United States.

Environmental Regulation

The Post cereals business is subject to various federal, state, local and foreign laws and regulations relating to the protection of the environment. In Canada, the Post cereals business is subject to applicable Canadian national and local environmental laws and regulations. The Post cereals business accrues for environmental remediation obligations on an undiscounted basis when amounts are probable and can be reasonably estimated. The accruals are adjusted as new information develops or circumstances change. Recoveries of environmental remediation costs from third parties are recorded as assets when their receipt is deemed probable. In the United States, the laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and Superfund, which imposes joint and several liability on each responsible party. Splitco is not a party to any material proceedings arising under these regulations.

Based on information currently available, management of the Post cereals business believes that the ultimate resolution of existing environmental remediation actions and its compliance in general with environmental laws and regulations will not have a material effect on its financial position or results. However, the potential impact of future compliance efforts, including those due to changes in law and environmental remediation actions, cannot be quantified with certainty.

Employees

Splitco will have approximately 1,230 employees, of whom approximately 1,030 were located in the United States and approximately 200 were located in Canada. The U.S. based employees will transfer to Ralcorp while the Canadian employees will transfer to Ralcorp Canada as a result of the Transactions. Splitco, or Kraft on behalf of Splitco, has entered into several collective bargaining agreements. Most of the unionized workers at the Post cereals business’ locations are represented under contracts with either the United Cereal, Bakery, and Food Workers Union of the Retail, Wholesale & Department Store Union U.F.C.W; the Canadian Auto Workers; or the International Brotherhood of Teamsters. These contracts expire at various times throughout the next several years. Management of the Post cereals business believes that its relations with employees and their representative organizations are good.

Legal Proceedings

Kraft is a defendant in a variety of legal proceedings relating to the Post cereals business. Plaintiffs in certain of those cases seek substantial damages. Management of the Post cereals business cannot predict with certainty the results of these proceedings. However, management of the Post cereals business believes that the final outcome of these proceedings will not materially affect the financial position or results of the Post cereals business.

Board of Directors

Following the Distribution, Splitco will merge with and into Ralcorp Mailman, the separate corporate existence of Splitco will cease and shareholders of Splitco will receive one share of Ralcorp common stock for each share of Splitco common stock received by them in the exchange offer. The directors and executive officers of Ralcorp immediately following the closing of the Transactions are expected to be the directors and executive officers of Ralcorp immediately prior to the closing of the Transactions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS FOR THE POST CEREALS BUSINESS

Introduction

The following discussion and analysis is intended to provide investors with an understanding of the historical performance of the Post cereals business and its financial condition. This discussion and analysis presents the factors that had a material effect on the results of operations of the Post cereals business during the three months ended March 29, 2008 and March 31, 2007, and during the fiscal years ended December 29, 2007, December 30, 2006 and December 31, 2005.

The financial statements of the Post cereals business have been derived from Kraft’s historical accounting records and reflect significant allocations of direct costs and expenses. All of the allocations and estimates in these financial statements are based on assumptions that management of the Post cereals business believes are reasonable. However, the financial statements do not necessarily represent the financial position of the Post cereals business had it been operated as a separate independent entity.

You should read this discussion in conjunction with the historical combined financial statements of the Post cereals business and the notes to those statements, the unaudited historical condensed combined financial statements of the Post cereals business and the notes to those statements and the unaudited pro forma condensed combined financial data and the notes to the pro forma condensed combined financial data of Ralcorp included elsewhere in this document.

The following discussion and analysis contains forward-looking statements. See “Cautionary Statement on Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

Overview

The Post cereals business, founded in 1895 by C.W. Post, currently is the third largest seller of ready-to-eat cereals in the United States based on market share, with a market share of approximately 14% in 2007 based on revenues. Since its founding, the Post cereals business has been creating cereals that define the breakfast experience for generations of families. The Post cereals business is primarily engaged in the production, manufacture, marketing and packaging of these ready-to-eat dry cereals.

The Post cereals business manufactures and markets products under several brand names, including the third highest revenue brand of ready-to-eat cereal, Honey Bunches of Oats. Other brands include Pebbles, Post Selects, Post Shredded Wheat, Post Raisin Bran, Grape-Nuts and Honeycomb. The Post cereals business’ products are generally sold to supermarket chains, wholesalers, supercenters, club stores, mass merchandisers, distributors, convenience stores and the foodservice channel in North America. Products of the Post cereals business are manufactured at six facilities located in Battle Creek, Michigan; Jonesboro, Arkansas; Modesto, California; Naperville, Illinois; Cobourg, Ontario; and Niagara Falls, Ontario. The Naperville, Illinois and Cobourg, Ontario facilities will remain with Kraft following the consummation of the Transactions and the other facilities will be transferred to Splitco. Approximately 1,230 employees involved in the Post cereals business will join Ralcorp following the consummation of the Transactions.

Separation of the Post Cereals Business from Kraft Foods Inc.

The Post cereals business is currently operated by Kraft but will be combined with Ralcorp pursuant to the Transaction Agreement. Prior to the Distribution, Kraft will transfer to Newco, which is a newly-formed, wholly owned, indirect Kraft subsidiary, the assets of the Post cereals business. KFG, a wholly owned subsidiary of Kraft and the parent of Newco at the time of the transfer of the assets of the Post cereals business, will then contribute the limited liability interests in Newco to Splitco and Newco will become a wholly owned subsidiary of Splitco. KFG will then distribute all of the shares of Splitco common stock held by KFG to Kraft.

Splitco is a newly-formed company organized for the sole purpose of holding the Post cereals business and consummating the Transactions with Ralcorp. Splitco had no operations prior to the Contributions. Splitco will be a holding company and, prior to the Merger, will directly own all shares or other equity interests in Newco (which will, in turn, hold the Post cereals business).

Splitco will record assets and liabilities received from Kraft at the amount that the assets and liabilities are carried on Kraft’s consolidated financial statements. Neither the exchange of Kraft common stock for Splitco common stock, nor the distribution of Splitco common stock, in and of themselves, will affect the financial condition or results of operations of Splitco.

Although Kraft will not have a continuing proprietary interest in Splitco after the consummation of the Transactions, Ralcorp will enter into several agreements with Kraft and/or certain of its subsidiaries in connection with the Transactions, including a tax allocation agreement, an intellectual property licensing agreement, a transition services agreement and a co-manufacturing agreement. See “Additional Agreements.” These agreements are designed to enable Ralcorp to conduct the Post cereals business promptly following the completion of the Transactions.

Kraft Restructuring Program

In January 2004, Kraft announced a three-year restructuring program (the “Restructuring Program”) and, in January 2006, extended it through 2008. The Post cereals business is part of the Restructuring Program. The objectives of this program are to leverage Kraft’s global scale, realign and lower its cost structure and optimize capacity.

Under the Restructuring Program, the Post cereals business recorded asset impairment and exit costs of $1.5 million during the first quarter of 2008, $0.7 million during the first quarter of 2007, $15.2 million during 2007, $9.3 million during 2006 and $2.6 million during 2005. Kraft announced the closure of one Post cereals business plant in December 2007, which was the only plant closure announced for the Post cereals business since the program began in 2004. Management of the Post cereals business expects to pay cash for all of the charges incurred during the first quarter of 2008, and for approximately $6.9 million of the charges incurred during 2007 under the Restructuring Program. Since the inception of the Restructuring Program, the Post cereals business has incurred $33.8 million in charges and paid cash for $14.5 million related to those charges through March 29, 2008. Management of the Post cereals business expects to incur approximately $7 million in additional allocated asset impairment and exit costs during the remainder of 2008, which is the final year of the program.

In connection with severance initiatives under the Restructuring Program, as of March 29, 2008, Kraft eliminated approximately 425 Post cereals business positions; at that time Kraft also announced the elimination of an additional 50 Post cereals business positions.

Provision for Income Taxes

The effective tax rate for the Post cereals business was 36.7% in the first quarter of 2008, 35.8% in the first quarter of 2007, 35.5% in 2007, 35.9% in 2006 and 37.5% in 2005. The first quarter of 2008 effective tax rate includes $2.3 million of net state tax expense and the impact of the expiration of the research and experimentation credit. The 2007 effective tax rate includes $5.4 million of net state tax expense, partially offset by an increased domestic manufacturing deduction provided by the American Jobs Creation Act. The 2006 effective tax rate includes $6.3 million of net state tax expense, partially offset by the domestic manufacturing deduction and lower Canadian tax rates enacted in 2006. The 2005 effective tax rate includes $7.1 million of net state tax expense, partially offset by the domestic manufacturing deduction.

Commodity Trends

Raw materials for the Post cereals business consist of ingredients and packaging materials. The principal ingredients are agricultural commodities, including wheat, oats, other grain products, soybean and other vegetable oils, fruits, almonds and other tree nuts, cocoa, corn syrup and sugar. The principal packaging materials are linerboard cartons, corrugated boxes, plastic containers and cartonboard. Kraft purchases raw materials for the Post cereals business from local, regional, national and international suppliers. The prices paid for raw materials can fluctuate widely due to weather conditions, labor disputes, government policies and regulations, economic climate, energy shortages, transportation delays, commodity market prices and currency fluctuations. Kraft continuously monitors worldwide supply and cost trends of these raw materials to enable it to take appropriate action to obtain ingredients and packaging needed for production.

Cereal processing ovens are generally fueled by natural gas or propane, which are obtained from local utilities or other local suppliers. Electricity and steam (generated in on-site, gas-fired boilers) are also used in the Post cereals business processing facilities. Short-term standby propane storage exists at several plants for use in the event of an interruption in natural gas supplies. Oil may also be used to fuel certain operations at various plants in the event of natural gas shortages or when its use presents economic advantages. In addition, considerable amounts of diesel fuel are used in connection with the distribution of products.

Commodity costs on average were higher in the first quarter of 2008 than in the first quarter of 2007, on average were higher in 2007 than in 2006, and on average were higher in 2006 than in 2005.

Results of Operations

Many factors impact the timing of sales to customers. These factors include, among others, the timing of holidays and other annual or special events, seasonality, significant weather conditions, timing of incentive programs and pricing actions of the Post cereals business or customers, customer inventory programs and general economic conditions. The Post cereals business reports year-end results as of the Saturday closest to the end of each year. This resulted in 53 weeks of operating results in its combined statement of earnings for the year ended December 31, 2005, versus 52 weeks for the years ended December 29, 2007 and December 30, 2006.

Comparison of Results of Operations for the Three Months Ended March 29, 2008 and March 31, 2007

The following discussion compares combined operating results of the Post cereals business for the three months ended March 29, 2008 and March 31, 2007.

	For the Three Months Ended		$ change	% change
(Dollars in millions)	March 29, 2008	March 31, 2007
Net revenues	$270	$265	$5	1.9%
Cost of sales	157	158	(1)	(0.6)%
Marketing, administration and research costs	53	63	(10)	(15.9)%
Selling Expense	10	10	—	0.0%
Asset impairment and exit costs	2	1	1	100.0%

Operating income	48	33	15	45.5%
Provision for income taxes	18	12	6	50.0%

Net earnings	30	21	9	42.9%

Net Revenues. Net revenues increased $5.3 million (1.9%), due primarily to higher net pricing and favorable currency exchange rates, partially offset by lower volume. Currency fluctuations increased net revenues by approximately $2.9 million due to the continuing strength of the Canadian dollar against the U.S. dollar. Total volume was lower for the three months ended March 29, 2008 due to declines in cereals typically marketed to and consumed by adults, partially offset by gains in cereals typically marketed to and consumed by children.

Cost of Sales. Cost of sales decreased by $0.5 million (0.6%) from the three months ended March 31, 2007 to the three months ended March 29, 2008. The decrease was primarily due to lower input costs (productivity benefits offset by higher commodity costs) and lower allocated costs from Kraft, partially offset by higher fixed manufacturing costs. Cost of sales includes allocated costs of $1.0 million for the three months ended March 29, 2008 and $3.8 million for the three months ended March 31, 2007.

Marketing, Administration and Research Costs. Marketing, administration and research costs decreased by $10.0 million (15.9%) from the three months ended March 31, 2007 to the three months ended March 29, 2008. The decrease was primarily driven by lower advertising spending. In addition, marketing, administration and research costs include allocated costs of $15.1 million for the three months ended March 29, 2008 and $17.1 million for the three months ended March 31, 2007.

Selling Expense. Selling expense was flat from the three months ended March 31, 2007 to the three months ended March 29, 2008. As selling expense consists of allocated variable and fixed selling costs incurred by Kraft’s sales and customer service group, these costs reflect the impact of the change in volume and revenue of the Post cereals business relative to total Kraft volume and revenue.

Asset Impairment and Exit Costs. Asset impairment and exit costs increased by $0.7 million (100.0%) from the three months ended March 31, 2007 to the three months ended March 29, 2008. The increase is due primarily to an increase in allocated exit costs from Kraft for the three months ended March 29, 2008 related to its strategy to rewire the organization for growth. Asset impairment and exit costs include allocated costs of $1.4 million for the three months ended March 29, 2008 and $0.7 million for the three months ended March 31, 2007.

Provision for Income Taxes. Provision for income taxes increased by $5.8 million (50.0%) from the three months ended March 31, 2007 to the three months ended March 29, 2008, due primarily to an increase in operating income and the expiration of the research and experimentation credit in 2007.

Comparison of Results of Operations for the Years Ended 2007 and 2006 and 2006 and 2005

The following discussion compares combined operating results of the Post cereals business for 2007 with 2006, and for 2006 with 2005.

(Dollars in millions)	2007	2006	$ change	% change
Net revenues	$1,103	$1,093	$10	0.9%
Cost of sales	640	637	3	0.5%
Marketing, administration and research costs	228	224	4	2.0%
Selling expense	39	33	6	16.8%
Asset impairment and exit costs	15	9	6	63.0%

Operating income	181	190	(9)	(4.7)%
Provision for income taxes	64	68	(4)	(5.8)%

Net earnings	117	122	(5)	(4.2)%

(Dollars in millions)	2006	2005	$ change	% change
Net revenues	$1,093	$1,091	$2	0.2%
Cost of sales	637	612	25	4.0%
Marketing, administration and research costs	224	222	2	1.1%
Selling expense	33	38	(5)	(12.3)%
Asset impairment and exit costs	9	2	7	100.0+ %

Operating income	190	217	(27)	(12.4)%
Provision for income taxes	68	81	(13)	(16.1)%

Net earnings	122	136	(14)	(10.1)%

2007 compared with 2006

Net Revenues. Net revenues increased $9.9 million (0.9%), due primarily to higher net pricing and favorable currency exchange rates partially offset by lower volume. Currency fluctuations increased net revenues by approximately $3.9 million due to the continuing weakness of the U.S. dollar against the Canadian dollar. Total volume was lower in 2007 due to declines in cereals typically marketed to and consumed by adults, partially offset by gains in cereals typically marketed to and consumed by children.

Cost of Sales. Cost of sales increased by $2.9 million (0.5%) from 2006 to 2007. The increase was primarily driven by higher commodity costs in 2007. Cost of sales includes allocated costs of $9.1 million in 2007 and $11.5 million in 2006.

Marketing, Administration and Research Costs. Marketing, administration and research costs increased by $4.5 million (2.0%) from 2006 to 2007. The increase was primarily driven by higher advertising and consumer promotion costs in 2007. In addition, marketing, administration and research costs include allocated costs of $67.1 million in 2007 and $69.3 million in 2006.

Selling Expense. Selling expense increased by $5.6 million (16.8%) from 2006 to 2007. As selling expense consists of allocated variable and fixed selling costs incurred by Kraft’s sales and customer service group, the increase in these costs reflects the impact of the change in volume and revenue of the Post cereals business relative to total Kraft volume and revenue.

Asset Impairment and Exit Costs. Asset impairment and exit costs increased by $5.9 million (63.0%) from 2006 to 2007. The increase is due primarily to severance and asset impairment charges from the Post cereals business operations at Kraft’s Cobourg facility, partially offset by a decrease in allocated exit costs from Kraft during 2007. Asset impairment and exit costs include allocated costs of $3.0 million in 2007 and $5.9 million in 2006.

Provision for Income Taxes. Provision for income taxes decreased by $3.9 million (5.8%) from 2006 to 2007 due primarily to a decrease in operating income and an increase in the domestic manufacturing tax deduction provided by the American Jobs Creation Act in 2007.

2006 compared with 2005

The 2005 results of the Post cereals business included 53 weeks of operating results compared with 52 weeks in 2006. This extra week positively impacted net revenues by approximately $20.6 million and operating income by approximately $4.1 million in 2005.

Net Revenues. Net revenues increased $2.1 million (0.2%), due to higher net pricing and favorable currency exchange rates partially offset by unfavorable volume/mix (including the 53rd week in 2005). Currency fluctuations increased net revenues by approximately $5.3 million due to the weakness of the U.S. dollar against the Canadian dollar. Volume decreased due to the impact of the 53rd week in 2005 results. Excluding the impact of the 53rd week of shipments in 2005, volume increased primarily in cereals typically marketed to and consumed by adults, partially offset by declines in cereals typically marketed to and consumed by children.

Cost of Sales. Cost of sales increased by $24.5 million (4.0%) from 2005 to 2006. The increase was primarily driven by higher commodity costs. Cost of sales includes allocated costs of $11.5 million in 2006 and $9.7 million in 2005.

Marketing, Administration and Research Costs. Marketing, administration and research costs increased by $2.5 million (1.1%) from 2005 to 2006. Marketing, administration and research costs include allocated costs of $69.3 million in 2006 and $65.8 million in 2005.

Selling Expense. Selling expense decreased by $4.7 million (12.3%) from 2005 to 2006. As selling expense consists of allocated variable and fixed selling costs incurred by Kraft’s sales and customer service group, the decrease in these costs reflects the impact of the change in Post cereals business volume and revenue relative to total Kraft volume and revenue.

Asset Impairment and Exit Costs. Asset impairment and exit costs increased by $6.7 million (100+%) from 2005 to 2006. The increase primarily relates to increased asset impairment charges at the Post cereals business Battle Creek facility and an increase in allocated exit costs from Kraft during 2006. Asset impairment and exit costs include allocated costs of $5.9 million in 2006 and $2.6 million in 2005.

Provision for Income Taxes. Provision for income taxes decreased by $13.1 million (16.1%) from 2005 to 2006 due primarily to a decrease in operating income and lower Canadian tax rates enacted in 2006.

Liquidity and Capital Resources

Historically, the Post cereals business has funded its operating needs by generating positive cash flows through operations. The following table sets forth a summary of cash flows for the three months ended March 29, 2008 and March 31, 2007 and the fiscal years ended December 29, 2007, December 30, 2006 and December 31, 2005:

	Three Months Ended		Year Ended
(in millions)	March 29, 2008	March 31, 2007	December 29, 2007	December 30, 2006	December 31, 2005
Net cash provided by/(used in):
Operating activities	$54	$47	$141	$169	$168
Investing activities	(8)	(1)	(19)	(32)	(34)
Financing activities	(46)	(46)	(122)	(137)	(134)

Net Cash Provided By Operating Activities. Cash provided by operating activities increased $7.4 million (15.9%) in the first quarter of 2008 from the first quarter of 2007, primarily due to higher earnings, partially offset by higher working capital costs.

Cash provided by operating activities decreased by $27.5 million (16.3%) in 2007 from 2006, primarily due to the timing of payments for accounts payable and accrued liabilities. Cash provided by operating activities increased by $1.2 million (0.7%) in 2006 from 2005, primarily due lower inventories and lower income tax payments.

Net Cash Used In Investing Activities. Cash used in investing activities increased $6.8 million (100.0+%) in the first quarter of 2008 from the first quarter of 2007. The increase primarily relates to an increase in capital expenditures. Capital expenditures, which were funded by operating activities, were $7.8 million in the first quarter of 2008 and $2.0 million in the first quarter of 2007.

Cash used in investing activities decreased by $12.9 million (39.8%) in 2007 from 2006 and by $1.6 million (4.7%) in 2006 from 2005. The decreases in 2007 and in 2006 primarily relate to declines in capital expenditures. Capital expenditures, which were funded by operating activities, were $20.7 million in 2007, $32.5 million in 2006 and $34.1 million in 2005.

Capital expenditures in the first quarter of 2008 and in fiscal year 2007 were primarily to modernize manufacturing facilities, implement the Restructuring Program and support new productivity initiatives.

Net Cash Used In Financing Activities. Cash used in financing activities increased by $0.6 million (1.3%) in the first quarter of 2008 from the first quarter of 2007, decreased by $14.5 million (10.7%) in 2007 from 2006 and increased by $2.9 million (2.1%) in 2006 from 2005, due to fluctuations in the distribution to Kraft. Under Kraft’s centralized cash management system, the Post cereals business cash requirements are provided directly by Kraft, and cash generated by the Post cereals business is generally remitted directly to Kraft.

Off-Balance Sheet Arrangements

The Post cereals business does not have any off-balance sheet arrangements other than the contractual obligations that are listed below.

Quantitative and Qualitative Disclosures About Market Risk

The Post cereals business market risk primarily relates to trends in commodity pricing. See “—Commodity Trends.” Prior to the completion of the Transactions, the purchasing functions for the Post cereals business have been performed under Kraft’s centralized systems.

Contractual Obligations and Commercial Commitments

The following table summarizes significant contractual obligations of the Post cereals business as of December 29, 2007:

(in millions)	Total	2008	2009-10	2011-12	2013 and thereafter
Operating leases (1)	$31	$14	$9	$4	$4
Purchase obligations (2)	—	—	—	—	—
Other long-term liabilities (3)	—	—	—	—	—

	$31	$14	$9	$4	$4

(1)	Operating leases represent the minimum rental commitments under non-cancellable operating leases. The Post cereals business has no capital leases.

(2)	Prior to the completion of the Transactions, the purchasing functions for the Post cereals business have been performed under Kraft’s centralized systems.

(3)	The following long-term liabilities included on the combined balance sheet are excluded from the table above: income taxes, insurance accruals and other accruals. Management of the Post cereals business is unable to estimate the timing of the payments for these items. As of December 29, 2007, the Post cereals business liability for uncertain tax positions and associated accrued interest and penalties was $5.3 million. While years 2000 through 2003 are currently under examination by the IRS, management of the Post cereals business is not able to reasonably estimate the timing of future cash flows due to uncertainties in the timing of this and other tax audit outcomes. Additionally, management of the Post cereals business plans to contribute approximately $0.5 million to its Canadian pension plans in 2008, based on current tax law. However, management of the Post cereals business is unable to reasonably estimate the timing of future pension contributions beyond that.

Critical Accounting Policies and Estimates

Significant accounting policies of the Post cereals business are described in Note 1, Summary of Significant Accounting Policies, to the 2007 combined financial statements of the Post cereals business included elsewhere in this document, as updated in the condensed combined financial statements of the Post cereals business for the first quarter of 2008 included elsewhere in this document. The Post cereals business prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which require the Post cereals business to make certain elections as to its accounting policy, estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of net revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The following is a review of the more significant assumptions and estimates, as well as the accounting policies used to prepare the combined financial statements.

Principles of Combination. The Post cereals business reports year-end results as of the last Saturday of each year. This resulted in 53 weeks of operating results in the combined statement of earnings for the year ended December 31, 2005, versus 52 weeks for the years ended December 29, 2007 and December 30, 2006. All intercompany transactions were eliminated. Transactions between the Post cereals business and Kraft are included in the financial statements of the Post cereals business.

Use of Estimates and Allocations. The financial statements of the Post cereals business are prepared in accordance with U.S. GAAP, which requires management of the Post cereals business to make estimates and assumptions that affect a number of amounts in the financial statements. These amounts include, among others, pension and benefit plan assumptions, valuation assumptions of goodwill and intangible assets, marketing programs and income taxes. Estimates are based on historical experience and other assumptions that management of the Post cereals business believes are reasonable. If actual amounts differ from estimates, revisions are included in the combined results of operations in the period the actual amounts become known. Historically, the aggregate differences, if any, between the estimates and actual amounts in any year have not had a significant impact on the combined financial statements.

Throughout the periods covered by the financial statements, the operations of the Post cereals business were conducted and accounted for as part of Kraft. The Post cereals business financial statements were derived from Kraft’s historical accounting records and reflect significant allocations of direct costs and expenses. All of the allocations and estimates in the financial statements are based on assumptions that management of the Post cereals business believes are reasonable. The financial statements do not necessarily represent the financial position of the Post cereals business had it been operated as a separate independent entity.

Related Party Transactions. Under Kraft’s centralized cash management system, cash requirements are provided directly by Kraft, and cash generated by the Post cereals business is generally remitted directly to Kraft. Transaction systems (e.g., payroll, employee benefits, and accounts payable) used to record and account for cash disbursements are provided by centralized Kraft organizations. Kraft also provides centralized sales, order management, billing, credit and collection functions to the Post cereals business. These sales and customer service functions operate on a regional basis and are customer rather than business or product focused. Transaction systems (e.g., revenues, accounts receivable, and cash application) used to record and account for cash receipts are also provided by centralized Kraft organizations. Most of these corporate systems are not designed to track assets/liabilities and receipts/payments on a business specific basis.

Net revenues in the combined statements of earnings represent net sales directly attributable to the Post cereals business. Costs and expenses in the combined statements of earnings represent direct and allocated costs and expenses related to the Post cereals business. Costs for certain functions and services performed by centralized Kraft organizations have been allocated to the Post cereals business based on reasonable activity-based (generally volume, revenues, or a combination as compared to total Kraft and/or supporting segment or division amounts) and historical methods. The combined statements of earnings include expense allocations for:

•	certain sales allowances;

•	certain fixed and variable manufacturing, shipping, distribution, and related systems and administration costs;

•	administrative costs of the marketing division responsible for the Post cereals business, including systems, accounting, and finance;

•	certain Kraft corporate marketing and administrative expenses;

•	research and development costs; and

•	certain variable and fixed selling expenses for the Kraft sales and customer service functions, including systems and sales administrative expenses.

Kraft maintains all debt obligations on a consolidated basis to fund and manage operations. During the periods presented in these financial statements, the Post cereals business had no debt obligations and Kraft did not allocate debt or interest expense to the Post cereals business operations.

Inventories. Inventories are stated at the lower of cost or market. The last-in, first-out (“LIFO”) method is used to cost a majority of inventories. The LIFO method was used to determine the cost of 79% of inventories at December 29, 2007 and 84% of inventories at December 30, 2006. The cost of other inventories is principally determined by the average cost method. The stated LIFO amounts of inventories were $3.8 million lower at December 29, 2007 and $0.3 million lower at December 30, 2006 than the current cost of inventories. The Post cereals business also records inventory allowances for overstocked and obsolete inventories due to ingredient and packaging changes. The Jonesboro, Naperville, Modesto, Cobourg, and Niagara Falls plants manufacture products other than for the Post cereals business. Raw materials and spare parts at these plants attributed to the Post cereals business were allocated based on reasonable activity-based methodologies.

Long-lived assets. The Post cereals business reviews long-lived assets for impairment when conditions exist that indicate the carrying amount of the assets may not be fully recoverable. Undiscounted operating cash flow analyses are performed to determine if an impairment exists. When testing assets held for use for impairment, assets and liabilities are grouped at the lowest level for which cash flows are separately identifiable. If an impairment is determined to exist, the loss is calculated based on fair value. Impairment losses on assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal.

Goodwill. SFAS No. 142, Goodwill and Other Intangible Assets, requires companies to test goodwill at least annually for impairment. To test goodwill, the fair value of each reporting unit is compared to the carrying value of the reporting unit. If the carrying value exceeds the fair value, goodwill is considered impaired. The impairment loss is measured as the difference between the carrying value and implied fair value of goodwill, which is determined using discounted cash flows. The annual impairment review of goodwill of the Post cereals business has been completed as of December 1. No impairments resulted from these reviews in 2007, 2006 and 2005.

Revenue recognition. The Post cereals business recognizes revenues when title and risk of loss pass to customers, which occurs upon shipment or delivery of goods. Revenues are recorded net of consumer incentives and trade promotions and include all shipping and handling charges billed to customers. Shipping and handling costs are classified as part of cost of sales. Provisions and allowances for estimated sales returns and bad debts are also recorded in the combined financial statements.

Marketing costs. Kraft promotes Post cereals business products with advertising, consumer incentives and trade promotions. These programs include, but are not limited to, discounts, coupons, rebates, in-store display incentives and volume-based incentives. The Post cereals business expenses advertising costs either in the period the advertising first takes place or as incurred. Consumer incentive and trade promotion activities are recorded as a reduction of revenues based on amounts estimated as being due to customers and consumers at the end of a period. Kraft bases these estimates principally on historical utilization and redemption rates. The Post cereals business does not defer amounts on the year-end combined balance sheet and all marketing costs are recorded as an expense in the year incurred. Advertising expenses include direct and indirect costs associated with advertising the Post cereals business’ brand name and products in the media (television, newspapers, periodicals, billboards, or other forms). Promotional expenses include costs associated with consumer promotions such as coupon production, distribution and processing, and costs for merchandise displays and/or sample costs. Total direct advertising expense for the Post cereals business was $20.4 million in the first quarter of 2008 and $25.8 million in the first quarter of 2007. Total direct advertising expense of the Post cereals business was $82.4 million in 2007, $88.0 million in 2006 and $86.7 million in 2005.

Environmental costs. The Post cereals business is subject to laws and regulations relating to the protection of the environment. The Post cereals business accrues for environmental remediation obligations on an undiscounted basis when such amounts are probable and can be reasonably estimated. The accruals are adjusted as new information develops or circumstances change. Recoveries of environmental remediation costs from third parties are recorded as assets when their receipt is deemed probable.

Based on information currently available, management of the Post cereals business believes that the ultimate resolution of existing environmental remediation actions and its compliance in general with environmental laws and regulations will not have a material effect on its financial position or results. However, management of the Post cereals business cannot quantify with certainty the potential impact of future compliance efforts, including those due to changes in law and environmental remediation actions.

Income taxes. The Post cereals business accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Through the date of the completion of the Transactions, the Post cereals business will be included in Kraft’s consolidated federal income tax return, and prior to Kraft’s spin-off from Altria Group Inc. (“Altria”) on March 30, 2007, the Post cereals business was included in Altria’s consolidated federal income tax return. The Post cereals business generally computed income taxes on a separate company basis. The tax effects resulting from being included in either Kraft’s or Altria’s tax return are included in amounts distributed to Kraft.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for the Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”). The Post cereals business adopted the provisions of FIN 48 effective December 31, 2006. FIN 48 clarifies when tax benefits should be recorded in the financial statements and provides measurement criteria for valuing such benefits. In order to recognize benefits, a tax position must be more likely than not to be sustained upon audit. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The adoption of FIN 48 resulted in a decrease to shareholder’s equity as of December 31, 2006 of $1.8 million.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

Selected Historical Combined Financial Data of the Post Cereals Business

Splitco is a newly-formed holding company organized for the sole purpose of indirectly holding the Post cereals business and consummating the Transactions with Ralcorp. The following data, insofar as it relates to each of the years 2003 through 2007, has been derived from annual financial statements, including the combined balance sheets at December 29, 2007 and December 30, 2006 and the related combined statements of earnings for each of the three years in the period ended December 29, 2007 and notes thereto appearing elsewhere herein. The data as of December 31, 2005 and as of and for the years ended December 25, 2004 and December 27, 2003 has been derived from unaudited combined financial information, not included in this document. The data as of and for the three months ended March 29, 2008 and for the three months ended March 31, 2007 has been derived from unaudited condensed combined financial statements included herein and is not necessarily indicative of the results for the remainder of the fiscal year or any future period. Splitco reports year-end results as of the Saturday closest to the end of each year. This resulted in 53 weeks of operating results in Splitco’s combined statement of earnings for the year ended December 31, 2005, and 52 weeks for each of the other years presented in the table below. This information is only a summary and you should read the table below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Post Cereals Business” and the financial statements of the Post cereals business and the notes thereto included elsewhere in this document.

	As of and for the Three Months Ended		As of and for the Year Ended
(in millions)	March 29, 2008	March 31, 2007	December 29, 2007	December 30, 2006	December 31, 2005	December 25, 2004	December 27, 2003
Combined Statement of Earnings Data:
Net revenue	$270	$265	$1,103	$1,093	$1,091	$1,030	$1,078
Net earnings	30	21	117	122	136	130	167

Combined Balance Sheet Data:
Total assets	$931		$919	$914	$941	$929	$933
Long-term obligations	199		194	186	185	180	167

Selected Historical Consolidated Financial Data of Ralcorp

The following table sets forth selected historical consolidated financial data of Ralcorp. The statement of earnings data and balance sheet data for the fiscal years ended September 30, 2007, 2006, 2005, 2004, and 2003 are derived from the audited consolidated financial statements incorporated by reference into this document. See “Where You Can Find More Information; Incorporation by Reference.” The following table also sets forth summary historical condensed consolidated financial data for the six months ended March 31, 2008 and 2007, which data has not been audited. You should read the following data in conjunction with those consolidated financial statements and related notes, and in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Ralcorp’s Form 10-K for the year ended September 30, 2007 and Form 10-Q for the quarter ended March 31, 2008. The historical results are not necessarily indicative of results to be expected in any future period. See “—Unaudited Pro Forma Condensed Combined Financial Data of Ralcorp and the Post Cereals Business.”

	As of and for the Six Months Ended March 31,		As of and for the Year Ended September 30,
(in millions, except per share data)	2008	2007	2007	2006	2005	2004	2003
Statement of Earnings Data
Net sales (a)	$1,292.3	$1,041.7	$2,233.4	$1,850.2	$1,675.1	$1,558.4	$1,303.6
Cost of products sold	(1,076.3)	(837.4)	(1,819.2)	(1,497.2)	(1,339.1)	(1,237.2)	(1,045.6)

Gross profit	216.0	204.3	414.2	353.0	336.0	321.2	258.0
Selling, general and administrative expenses	(135.5)	(125.8)	(252.8)	(226.4)	(215.1)	(204.7)	(171.3)
Interest expense, net	(22.5)	(18.8)	(42.3)	(28.1)	(16.5)	(13.1)	(3.3)
Gain (loss) on forward sale contracts (b)	62.3	(52.5)	(87.7)	(9.8)	—	—	—
Gain on sale of securities (c)	—	—	—	2.6	—	—	—
Restructuring charges (d)	(1.4)	—	(0.9)	(0.1)	(2.7)	(2.4)	(14.3)
Litigation settlement income (e)	—	—	—	—	1.8	0.9	14.6
Goodwill impairment loss (f)	—	—	—	—	—	—	(59.0)

Earnings before income taxes and equity earnings/loss	118.9	7.2	30.5	91.2	103.5	101.9	24.7
Income taxes	(41.9)	(1.8)	(7.5)	(29.9)	(36.6)	(37.2)	(16.9)
Equity in earnings (loss) of Vail Resorts, Inc., net of related deferred income taxes (g)	3.9	2.7	8.9	7.0	4.5	0.4	(0.4)

Net earnings	80.9	8.1	$31.9	$68.3	$71.4	$65.1	$7.4

Earnings per share:
Basic	$3.16	$0.30	$1.20	$2.46	$2.41	$2.22	$0.25
Diluted	$3.08	$0.29	$1.17	$2.41	$2.34	$2.17	$0.25
Weighted average shares outstanding:
Basic	25.5	26.8	26.4	27.7	29.6	29.2	29.3
Diluted	26.2	27.4	27.1	28.2	30.4	29.9	29.7

Balance Sheet Data
Cash and cash equivalents	$15.7		$9.9	$19.1	$6.2	$23.7	$29.0
Working capital (excluding cash and cash equivalents)	155.9		165.3	170.3	92.4	107.3	84.2
Total assets	1,867.9		1,853.1	1,507.5	1,269.5	1,221.6	794.3
Long-term debt	745.8		763.6	552.6	422.0	425.7	155.9
Other long-term liabilities	305.4		382.6	281.5	157.8	152.4	95.0
Shareholders’ equity	554.1		483.4	476.4	518.3	444.4	412.7

Other Data
Cash provided (used) by:
Operating activities	$63.0	$125.8	$218.3	$52.8	$161.0	$78.7	$101.0
Investing activities	(32.3)	(345.7)	(387.5)	(162.2)	(156.3)	(365.5)	(30.7)
Financing activities	(24.9)	214.3	160.0	122.3	(22.2)	281.5	(44.5)
Depreciation and amortization	44.9	36.7	82.4	66.8	55.8	47.5	38.7
Dividends declared per share	$—	$—	$—	$—	$—	$1.00	$—

(a)	Ralcorp acquired Pastries Plus of Utah, Inc., Bloomfield Bakers, and Cottage Bakery, Inc. in 2007; Parco Foods, L.L.C and Western Waffles, Ltd. in 2006; Medallion Foods, Inc. in 2005; and Concept 2 Bakers and Bakery Chef in 2004.

•

On August 14, 2007, Ralcorp acquired certain assets and lease obligations of Pastries Plus of Utah, a competing manufacturer of branded and private label thaw-and-sell cookies with annual gross sales of approximately $10.

•

Bloomfield Bakers, acquired on March 16, 2007, is a manufacturer of nutritional and cereal bars and natural and organic specialty cookies, crackers, and cereals. The acquired business, which had net sales of $188 for its fiscal year ended December 31, 2006, operates two leased manufacturing facilities in Azusa and Los Alamitos, California and employs approximately 500 people.

•

Cottage Bakery, acquired on November 10, 2006, is a manufacturer of par-baked breads and frozen dough sold in the retail and foodservice channels. The acquired business operates one manufacturing facility in Lodi, California, employs approximately 690 people, and had gross sales of approximately $125 for its fiscal year ended June 30, 2006.

•	Parco Foods, acquired on February 7, 2006, is a manufacturer of cookies primarily in the in-store bakery channel which had net sales of approximately $50 for the year ended December 25, 2005.

•

Western Waffles, acquired on November 15, 2005, is a Canadian manufacturer of private label frozen griddle products with three manufacturing facilities, approximately 370 employees, and annual net sales at acquisition of approximately $75.

•

Medallion Foods, acquired on June 22, 2005, is a manufacturer of value brand and private label corn-based chips and extruded corn products. The acquired company employs 270 employees at its plant in Newport, Arkansas and had net sales of approximately $43 for the year ended December 31, 2004.

•

On February 27, 2004, Ralcorp purchased the assets, including a bakery in Fridley, Minnesota, of Concept 2 Bakers (C2B), a manufacturer of high quality, frozen par-baked artisan breads. At acquisition, C2B had annual net sales of approximately $34.

•

Bakery Chef, acquired on December 3, 2003, is a manufacturer of frozen griddle products (pancakes, waffles, and French toast) and pre-baked biscuits and breads. The acquired company operates five manufacturing facilities, employs approximately 800 people, and had net sales of $165 for the year ended December 31, 2002.

(b)	During the quarter ended December 31, 2005, Ralcorp entered into a forward sale contract relating to 1.78 million shares of its Vail common stock. Under the contract, at the maturity dates (half on November 21, 2008 and half on November 22, 2010) Ralcorp can deliver a variable number of shares of Vail stock (or cash) to the counterparty. During the quarter ended June 30, 2006, Ralcorp entered into a similar agreement relating to 1.97 million additional shares of its Vail common stock, with maturity dates of November 18, 2009 and November 16, 2011. A third contract was entered into during the quarter ended December 31, 2006, relating to 1.2 million additional shares, with a maturity date of November 15, 2013. The calculation of the number of shares ultimately delivered will depend on the price of Vail shares at settlement and includes a price collar. Ralcorp received a total of $140.0 under the discounted advance payment features on the contracts. Amortization of the related discounts is included in “Interest expense, net” on the statements of earnings and totaled $4.3 for the six months ended March 31, 2008, $4.0 for the six months ended March 31, 2007, $8.3 for the year ended September 30, 2007 and $3.7 for the year ended September 30, 2006. At March 31, 2008, and September 30, 2007 and 2006, the fair value of the contracts was $191.5, $249.5 and $124.0, respectively. Because Ralcorp accounts for its investment in Vail Resorts using the equity method, these contracts, which are intended to hedge the future sale of those shares, are not eligible for hedge accounting. Therefore, any gains or losses on the contracts are immediately recognized in earnings.

(c)	On March 21, 2006, Ralcorp sold 100,000 of its shares of Vail Resorts for a total of $3.8. The shares had a carrying value of $1.2, so the transaction resulted in a $2.6 gain.

(d)	For the six months ended March 31, 2008, the majority of charges were due to the accrual of certain employee termination benefits related to the closing of the Billerica, Massachusetts facility. In 2007, charges were due to the closing of the Blue Island, Illinois facility. The majority of these charges related to employee termination benefits. In 2006, restructuring costs consisted of miscellaneous charges related to the closing of the plant in City of Industry, California. In 2005, charges were due to employee termination benefits and other charges related to the closing of the City of Industry plant as well as a write-down of property to be sold related to the closing of the Kansas City, Kansas plant. In 2004, charges were due to the closing of the Kansas City, Kansas plant. In 2003, charges were due to the reduction of Ralcorp’s operations in Streator, Illinois, the sale of the ketchup and tomato paste businesses, and the relocation of in-store bakery production.

(e)	Ralcorp received payments in settlement of legal claims, primarily related to antitrust litigation, which are shown net of related expenses.

(f)	In 2003, a non-cash goodwill impairment loss related to the Carriage House reporting unit was recorded in accordance with SFAS No. 142.

(g)	In 2003, Ralcorp adjusted its equity earnings to reflect the cumulative effect of earnings restatements made by Vail Resorts, Inc.

Unaudited Pro Forma Condensed Combined Financial Data of Ralcorp and the Post Cereals Business

The following unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of what Ralcorp’s or the Post cereals business’ financial position or results of operations actually would have been had the Transactions been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of Ralcorp after consummation of the Transactions.

The unaudited pro forma condensed combined statements of earnings combine the historical consolidated statements of earnings of Ralcorp and the Post cereals business, giving effect to the Transactions as if they had occurred on October 1, 2006. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Ralcorp and the Post cereals business, giving effect to the Transactions as if they had been consummated on March 31, 2008. You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial information;

•

separate unaudited historical financial statements of Ralcorp as of and for the period ended March 31, 2008, included in the Ralcorp quarterly report on Form 10-Q for the period ended March 31, 2008, which is incorporated by reference into this document;

•

separate historical financial statements of Ralcorp as of and for the fiscal year ended September 30, 2007, included in the Ralcorp annual report on Form 10-K for the fiscal year ended September 30, 2007, which financial statements are incorporated by reference into this document; and

•	separate historical financial statements of the Post cereals business as of and for the year ended December 29, 2007, which are included in this document.

•	separate unaudited historical financial statements of the Post cereals business as of and for the three months ended March 29, 2008, which are included in this document.

As more fully described in “The Transactions—Accounting Treatment of the Merger” below, the Merger will be treated as a purchase of Splitco by Ralcorp, with Ralcorp as the acquiring entity in accordance with SFAS No. 141, Business Combinations. Accordingly, goodwill arising from the Merger will be determined as the excess of the acquisition cost of Splitco over the fair value of its net assets. In the unaudited pro forma condensed combined balance sheet, Ralcorp’s cost to acquire Splitco has been allocated to the assets acquired and liabilities assumed based upon Ralcorp’s preliminary estimate of their respective fair values as of the date of acquisition. Please refer to note (b) to the following unaudited pro forma condensed combined financial information for additional information on the allocation. Definitive allocations will be performed and finalized based upon certain valuations and other studies after the closing date of the Merger. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value after the closing of the Merger. Thus, the final purchase allocation may differ in material respects from that presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statements of earnings also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased depreciation and amortization expense on acquired tangible and intangible assets.

Ralcorp has a fiscal year end of September 30 whereas the Post cereals business reports year-end results as of the Saturday closest to the end of each calendar year. The pro forma condensed combined financial information presented herein combines the Post cereals business’ six months ended March 29, 2008 with Ralcorp’s six months ended March 31, 2008 and combines the Post cereals business’ year ended December 29, 2007 with Ralcorp’s year ended September 30, 2007. Consequently, the Post cereals business’ results for the period from October 1, 2007 to December 29, 2007 were included more than once in the unaudited pro forma condensed combined statements of earnings, as part of both the pro forma year ended September 30, 2007 and the subsequent pro forma interim period.

Items Not Reflected in the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined statements of earnings do not include the impacts of any revenue, cost or other operating synergies that may result from the Transactions. In addition, as disclosed in the notes to combined financial statements of the Post cereals business, “Throughout the periods covered by the financial statements, operations of the Post cereals business were conducted and accounted for as part of Kraft. These financial statements have been derived from Kraft’s historical accounting records and reflect significant allocations of direct costs and expenses. All of the allocations and estimates in these financial statements are based on assumptions that management of the Post cereals business believes are reasonable. The financial statements do not necessarily represent the financial position of the Post cereals business had it been operated as a separate independent entity.” Ralcorp’s management prepared projections for the Post cereals business using numerous estimates and assumptions relating to the ability of Ralcorp to operate the Post cereals business outside of Kraft for consideration by Ralcorp’s financial advisors in developing their fairness opinion and Ralcorp’s board of directors in consideration of the Transactions. Please refer to “Certain Financial Forecasts Prepared by Ralcorp Relating to the Post Cereals Business” for more information on these projections.

The unaudited pro forma condensed combined financial information does not reflect the impact of any financing, liquidity or other balance sheet repositioning that may be undertaken in connection with or subsequent to the closing of the Transactions.

Ralcorp may be required to issue up to an additional 6.0 million shares of its common stock to the extent that the exchange by Kraft of some or all of the Debt Securities for debt obligations of Kraft and the subsequent sale of the Debt Securities to third-party investors at par as of the closing date would not be reasonably practicable without a reduction in the principal amount of the Debt Securities. Such an issuance is believed to be remote because, pursuant to the terms of the Transaction Agreement, the Debt Securities may be issued at interest rates and under terms and covenants necessary to ensure the securities are sold at par. Therefore, the additional shares are not included in the unaudited pro forma financial information. However, the following tables shows the pro forma effects as if the additional 6.0 million shares referenced above were issued.

	As of March 31, 2008
	Pro Forma as Presented	Pro Forma Including Additional Shares
Total acquisition cost	$1,799.1	$2,151.3
Assumption of debt issued immediately prior to Merger	(962.2)	(610.0)
Residual goodwill created from the Merger	1,493.5	1,493.5

	For the Year Ended September 30, 2007		For the Six Months Ended March 31, 2008
	Pro Forma as Presented	Pro Forma Including Additional Shares	Pro Forma as Presented	Pro Forma Including Additional Shares
Interest expense, net	$(102.4)	$(80.4)	$(52.6)	$(41.6)
Income taxes	(43.9)	(51.8)	(59.4)	(63.4)
Net earnings	99.0	113.1	116.5	123.5
Earnings per share:
Basic	$1.74	$1.80	$2.08	$2.00
Diluted	$1.72	$1.78	$2.06	$1.97
Weighted average shares outstanding:
Basic	56.8	62.8	55.9	61.9
Diluted	57.5	63.5	56.6	62.6

Ralcorp’s blended state tax rate could increase subsequent to the closing of the Transactions as a result of a change in the jurisdictions in which Ralcorp will conduct its operations. As a result, upon completion of the Transactions, Ralcorp will assess whether a higher blended state tax rate will be required to be applied to its taxable income, which could increase its effective tax rate and cash taxes on a prospective basis. In addition, as of the closing date of the Transactions, Ralcorp will evaluate whether to recognize immediately in earnings the change, if any, in the effective deferred tax rates expected to be applied to its existing net taxable temporary differences. The effect, if any, of such adjustment is excluded from the unaudited pro forma condensed combined financial information.

Based on Ralcorp’s review of the summary of significant accounting policies disclosed in the financial statements of the Post cereals business, the nature and amount of any adjustments to the historical financial statements of the Post cereals business to conform its accounting policies to those of Ralcorp are not expected to be significant other than those related to the change of inventory accounting method described in note (n) to the unaudited pro forma condensed combined financial information. Upon consummation of the Transactions, further review of the accounting policies and financial statements of the Post cereals business may result in required revisions to the policies and classifications of the Post cereals business to conform to Ralcorp’s.

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of March 31, 2008
(in millions)	Ralcorp	Post Cereals Business (a)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$15.7	$—	$—		$15.7
Marketable securities	10.9	—	—		10.9
Investment in Ralcorp Receivables Corporation	44.1	—	—		44.1
Receivables, net	96.6	61.3	—		157.9
Inventories	246.4	95.0	10.0	(c)	351.4
Deferred income taxes	—	17.4	(2.0	)(d)	15.4
Prepaid expenses and other current assets	20.5	.1	—		20.6

Total Current Assets	434.2	173.8	8.0		616.0
Investment in Vail Resorts, Inc.	116.9	—	—		116.9
Property, Net	449.0	441.4	100.0	(e)	990.4
Goodwill	578.2	297.0	1,196.5	(b)	2,071.7
Other Intangible Assets, Net	249.2	9.0	1,370.0	(f)	1,628.2
Other Assets	40.4	9.6	(4.6	)(g)	45.4

Total Assets	$1,867.9	$930.8	$2,669.9		$5,468.6

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts and notes payable	$158.0	$35.6	$10.4	(g)	$204.0
Deferred income taxes	2.0	—	(2.0	)(d)	—
Other current liabilities	102.6	79.0	—		181.6

Total Current Liabilities	262.6	114.6	8.4		385.6
Long-term Debt	745.8	—	962.2	(h)	1,708.0
Deferred Income Taxes	58.7	187.3	532.8	(i)	778.8
Other Liabilities	246.7	11.3	—		258.0

Total Liabilities	1,313.8	313.2	1,503.4		3,130.4

Shareholders’ Equity
Common stock	.3	—	.3	(j)	.6
Additional paid-in capital	126.7	—	1,783.8	(k)	1,910.5
Common stock in treasury, at cost	(260.5)	—	—		(260.5)
Contribution from Kraft	—	290.1	(290.1	)(l)	—
Retained earnings	682.0	351.5	(351.5	)(l)	682.0
Accumulated other comprehensive income	5.6	(24.0)	24.0	(l)	5.6

Total Shareholders’ Equity	554.1	617.6	1,166.5		2,338.2

Total Liabilities and Shareholders’ Equity	$1,867.9	$930.8	$2,669.9		$5,468.6

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statements of Earnings

	For the Year Ended September 30, 2007
(in millions, except per share data)	Ralcorp (m)	Post Cereals Business (a)	Pro Forma Adjustments		Pro Forma Combined
Net Sales	$2,233.4	$1,102.7	$—		$3,336.1
Cost of products sold	(1,819.2)	(639.5)	8.6	(n)	(2,450.1)

Gross Profit	414.2	463.2	8.6		886.0
Selling, general and administrative expenses	(252.8)	(267.0)	(26.0	)(o)	(545.8)
Interest expense, net	(42.3)	—	(60.1	)(h)	(102.4)
Loss on forward sale contracts	(87.7)	—	—		(87.7)
Asset impairment and exit costs	(0.9)	(15.2)	—		(16.1)

Earnings before Income Taxes and Equity Earnings	30.5	181.0	(77.5)		134.0
Income taxes	(7.5)	(64.3)	27.9	(i)	(43.9)

Earnings before Equity Earnings	23.0	116.7	(49.6)		90.1
Equity in earnings of Vail Resorts, Inc., net of related deferred income taxes	8.9	—	—		8.9

Net Earnings	$31.9	$116.7	$(49.6)		$99.0

Earnings per Share
Basic	$1.20				$1.74
Diluted	$1.17				$1.72

Weighted Average Shares Outstanding
Basic	26.4		30.4	(p)	56.8
Diluted	27.1		30.4	(p)	57.5

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statements of Earnings

	For the Six Months Ended March 31, 2008
(in millions, except per share data)	Ralcorp	Post Cereals Business (a)	Pro Forma Adjustments		Pro Forma Combined
Net Sales	$1,292.3	$526.5	$—		$1,818.8
Cost of products sold	(1,076.3)	(303.8)	4.5	(n)	(1,375.6)

Gross Profit	216.0	222.7	4.5		443.2
Selling, general and administrative expenses	(135.5)	(117.0)	(13.0	)(o)	(265.5)
Interest expense, net	(22.5)	—	(30.1	)(h)	(52.6)
Gain on forward sale contracts	62.3	—	—		62.3
Asset impairment and exit costs	(1.4)	(14.0)	—		(15.4)

Earnings before Income Taxes and Equity Earnings	118.9	91.7	(38.6)		172.0
Income taxes	(41.9)	(31.4)	13.9	(i)	(59.4)

Earnings before Equity Earnings	77.0	60.3	(24.7)		112.6
Equity in earnings of Vail Resorts, Inc., net of related deferred income taxes	3.9	—	—		3.9

Net Earnings	$80.9	$60.3	$(24.7)		$116.5

Earnings per Share
Basic	$3.16				$2.08
Diluted	$3.08				$2.06

Weighted Average Shares Outstanding
Basic	25.5		30.4	(p)	55.9
Diluted	26.2		30.4	(p)	56.6

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(dollars in millions, except per share data)

(a)	Certain reclassifications have been made to the historical presentation of the Post cereals business to conform to the presentation used in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of earnings.

(b)	Under the purchase method of accounting, the total consideration will be determined using the number of shares issued by Ralcorp multiplied by the average closing price of Ralcorp shares for a few days before and after the date the number of Ralcorp shares to be issued becomes fixed without subsequent substantive revision. For purposes of the unaudited pro forma condensed combined financial information contained herein, Ralcorp assumed the issuance of 30,393,589 shares, which is the approximate number of Ralcorp shares that Ralcorp anticipates will be issued in the Merger, and the market price was assumed to be $58.70 per share, which was the average daily closing market price for the three business days before and after the announcement of the execution of the Transaction Agreement (November 15, 2007). The number of shares to be issued is discussed further in note (j) below. The preliminary total cost of the acquisition is as follows:

	Common Stock ($0.01 par value)	Additional Paid-in Capital	Total
Issuance of Ralcorp shares to Kraft’s shareholders (30,393,589 shares at $58.70)	$0.3	$1,783.8	$1,784.1
Estimated Ralcorp transaction costs (g)			15.0

Total acquisition cost			$1,799.1

Ralcorp has not completed an assessment of the fair value of assets and liabilities of the Post cereals business and the related business integration plans. The table below represents a preliminary allocation of the total acquisition cost to the tangible and intangible assets of the Post cereals business and liabilities based on management’s preliminary estimate of their respective fair value as of the date of the business combination:

Historical net book value of the Post cereals business (l)	$617.6
Elimination of the historical goodwill of the Post cereals business	(297.0)
Assumption of debt issued immediately prior to Merger (h)	(962.2)
Preliminary valuation adjustment to inventories (c)	10.0
Preliminary valuation adjustment to property (e)	100.0
Preliminary valuation of identifiable intangible assets (f)	1,370.0
Deferred tax impact of purchase accounting adjustments (i)	(532.8)
Residual goodwill created from the Merger	1,493.5

Total acquisition cost allocated	$1,799.1

As noted above, upon completion of the fair value assessment after the closing of the Transactions, Ralcorp anticipates that the ultimate acquisition cost allocation may differ materially from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to residual goodwill.

(c)	Historical inventory of the Post cereals business values have been adjusted to estimated fair value as discussed in note (b) above.

(d)	Historical current deferred income tax assets and liabilities were combined for purposes of the unaudited pro forma condensed combined financial information resulting in net current deferred income tax assets.

(e)

For purposes of the preliminary allocation discussed in note (b) above, Ralcorp estimated a fair value adjustment for property of the Post cereals business based on a preliminary assessment of the assets and valuation studies from other recent Ralcorp acquisitions. For purposes of the unaudited pro forma condensed combined financial information, the fair value adjustment is being depreciated over an estimated weighted average useful life of 10 years.

(f)	Ralcorp has estimated the fair value of identifiable intangible assets of the Post cereals business as $1,370.0. As discussed in note (b) above, the preliminary allocation to such intangible assets included in this unaudited pro forma financial information is as follows (by asset class):

	Estimated Value	Estimated Average Remaining Useful Life
Brand intangibles—indefinite lived	$1,000.0	Indefinite
Brand intangibles—finite lived	120.0	20 years
Customer relationships	200.0	20 years
Technology-based intangibles	30.0	6 years
Contract-based intangibles	20.0	4 years

	$1,370.0

Preliminary estimated values for each individual brand intangible, including Post, Honey Bunches of Oats, Grape-Nuts, Honeycomb and others, were determined based upon the present value of the estimated future cash flows attributable to the individual brand. Preliminary estimated values and lives for customer relationships and technology-based and contract-based intangibles were primarily based upon the present values of estimated future cash flows, Ralcorp’s experience during recent acquisitions and Ralcorp’s review of similar public transactions. Cash flows of individual intangible assets were estimated based upon historical cash flows adjusted for anticipated future changes, primarily future sales volume and pricing changes. Cash flows were discounted using rates between 9% and 12.5% depending upon the estimated relative risk of the individual intangible asset.

Ralcorp’s preliminary assessment as to brand intangibles that have an indefinite life and those that have a finite life was based upon a number of factors, including the competitive environment, market share, brand history, operating plan and the macroeconomic environment of the countries in which the brands are sold. Individual brands that have a large market share, a long history of performance and a strong competitive position were preliminarily deemed to have an indefinite life. For perspective, if Ralcorp determines that 25% of the amount allocated to indefinite lived intangible assets is more appropriately allocated to finite lived intangible assets with an estimated weighted average useful life of 20 years, the impact on the unaudited pro forma condensed combined statement of earnings for the year ended September 30, 2007 is estimated as $8.0 after-tax, or $0.14 per share.

(g)	As shown in note (b) above, the $15.0 in estimated expenses related to the Transactions will be allocated, along with the transaction consideration, to assets and liabilities and residual goodwill of the Post cereals business. Ralcorp had incurred approximately $4.6 of transaction costs as of March 31, 2008, and these amounts were recorded in Other Assets on Ralcorp’s historical financial statements. Upon completion of the Transactions, the amount of those costs will be removed from Other Assets. The remaining $10.4 of the estimated transaction costs to be incurred is reflected as an increase in accounts payable as of the unaudited pro forma condensed combined balance sheet as of March 31, 2008.

(h)	Ralcorp will incur additional long-term indebtedness of approximately $962.2 as part of the Transactions. The terms of the issuances are not known at this time. An estimated weighted average interest rate of 6.25% has been used for the purposes of calculating related interest expense. This rate was based on the 10-year Treasury rate plus the 250 to 300 basis points applicable to issuances of companies with similar credit profiles. An assumed interest rate increase of 125 basis points would increase annual interest expense by an additional $1.2, which is $0.8 after-tax, or $0.01 per share.

(i)	Income tax impacts as a result of purchase accounting and other pro forma adjustments are estimated at Ralcorp’s incremental effective income tax rate for the periods presented (approximately 36%), which reflects Ralcorp’s best estimate of its statutory income tax rates for all tax jurisdictions.

(j)

As discussed above, the number of Ralcorp shares of common stock to be issued in the Merger will be 1.1602 multiplied by the number of shares of Ralcorp common stock outstanding on a “fully diluted basis”

as of the closing date. For purposes of the unaudited pro forma condensed combined financial information, the issuance of 30,393,589 shares of Ralcorp common stock was assumed, which is the approximate number of Ralcorp shares that Ralcorp anticipates will be issued in the Merger.

(k)	The adjustment to additional paid-in capital is equal to the total consideration, less the par value of common stock issued. See note (b) above.

(l)	Historical equity accounts of the Post cereals business (the total of which is equal to its book value), which consisted of an equity contribution from Kraft, retained earnings, and accumulated other comprehensive income, will be eliminated in recording the Transactions.

(m)	On November 10, 2006, Ralcorp acquired Cottage Bakery, Inc., and on March 16, 2007, Ralcorp acquired Bloomfield Bakers and its affiliate, Lovin Oven L.L.C. Ralcorp’s historical operating results include results of each of these businesses from their respective acquisition dates.

(n)	Depreciation expense will increase as a result of the fair value adjustments to property of the Post cereals business described in note (e) above. Also, Kraft will retain all liability for providing any retiree welfare benefits including life, medical and dental benefits to any transferring employee of the Post cereals business who retired or satisfied the age and services requirements to become eligible for such benefits prior to the transfer time, so related expenses have been eliminated. Finally, because the Post cereals business will be required to change its inventory accounting method from LIFO to FIFO upon completion of the Transactions, LIFO adjustments have been eliminated. The amounts of these pro forma adjustments are as follows:

	For the Year Ended September 30, 2007	For the Six Months Ended March 31, 2008
Depreciation adjustment	$(10.0)	$(5.0)
Retiree welfare benefits adjustment	15.0	7.0
LIFO inventory adjustment	3.6	2.5

	$8.6	$4.5

(o)	Intangible asset amortization expense will increase as a result of the fair value adjustments to the intangible assets of the Post cereals business described in note (f) above.

(p)	The pro forma combined per share amounts and weighted average common shares reflect the combined weighted average of Ralcorp common shares for each period presented and the assumed number of Ralcorp common shares to be issued in the Transactions, including the impact of net shares issued to satisfy the outstanding equity-based awards of the Post cereals business using the treasury stock method. See note (j) above for more information about the number of Ralcorp shares to be issued.

Comparative Historical and Pro Forma Per Share Data

The following table sets forth certain historical and pro forma per share data for Ralcorp. The data has been derived from and should be read together with the audited consolidated financial statements of Ralcorp and related notes thereto contained in Ralcorp’s Form 10-K for the fiscal year ended September 30, 2007, and the unaudited condensed consolidated financial statements of Ralcorp and related notes thereto contained in Ralcorp’s Form 10-Q for the period ended March 31, 2008, which are incorporated by reference into this document and the audited financial statements of the Post cereals business and related notes contained thereto, which are included elsewhere in this document, and in the documents incorporated by reference herein that are described under the section entitled “Where You Can Find More Information; Incorporation by Reference.”

This summary of comparative historical and pro forma per share data is being provided for illustrative purposes only. Ralcorp and the Post cereals business may have performed differently had the Transactions occurred prior to the period presented. You should not rely on the pro forma per share data presented as being indicative of the results that would have been achieved had Ralcorp and the Post cereals business been combined during the period presented or of the future results of Ralcorp following the Transactions.

	As of and for the Six Months Ended March 31, 2008		As of and for the Year Ended September 30, 2007
	Historical	Pro Forma	Historical	Pro Forma
Earnings per share—basic	$3.16	$2.08	$1.20	$1.74
Earnings per share—diluted	3.08	2.06	1.17	1.72
Dividends declared per share	—	—	—	—
Book value per share	21.54	41.66	18.76	n/a

Historical Common Stock Market Price

Historical market price data for Splitco has not been presented as the Post cereals business is currently operated by Kraft and there is no established trading market in Splitco common stock. Shares of Splitco common stock do not currently trade separately from Kraft common stock.

Ralcorp’s common stock is currently traded on the NYSE under the symbol “RAH.” On November 14, 2007, the last trading day before the announcement of the Transactions, the last sale price of Ralcorp common stock reported by the NYSE was $55.47. On June 6, 2008, the last sale price of Ralcorp common stock reported by the NYSE was $58.11. The following table sets forth the high and low sale prices of Ralcorp common stock for the periods indicated. For current price information, Ralcorp shareholders are urged to consult publicly available sources.

	Ralcorp Common Stock
	High	Low
Fiscal Year Ended September 30, 2006
First Quarter	$45.10	$38.42
Second Quarter	$40.35	$34.30
Third Quarter	$43.00	$35.22
Fourth Quarter	$54.16	$39.80

Fiscal Year Ended September 30, 2007
First Quarter	$52.85	$47.38
Second Quarter	$64.64	$50.61
Third Quarter	$69.59	$51.86
Fourth Quarter	$62.80	$50.53

Fiscal Year Ending September 30, 2008
First Quarter	$64.80	$53.13
Second Quarter	$61.72	$51.26
Third Quarter (through June 6, 2008)	$63.15	$55.19

Ralcorp Dividend Policy

Ralcorp paid a special dividend of $1.00 per share on October 22, 2004, but has no plans to pay cash dividends in the foreseeable future.

Repurchases of Ralcorp Common Stock

Ralcorp initiated a stock repurchase program in August 2005. Ralcorp purchased a total of $10.3 million of its common stock (243,000 shares) in fiscal 2005, $134.9 million (3,422,000 shares) in fiscal 2006, $78.8 million (1,382,500 shares) in fiscal 2007 and $5.6 million (100,000 shares) to date in fiscal 2008. On May 25, 2006, the board of directors of Ralcorp authorized the repurchase of up to 2,000,000 additional shares of which 517,500 remain available for repurchase as of March 31, 2008. From time to time, Ralcorp may repurchase its common stock through plans established under Rule 10b5-1 of the Exchange Act. Typically, these plans direct a broker to purchase a variable amount of shares each day (usually between 0 and 50,000) depending on the previous day’s closing share price. Pursuant to the Transaction Agreement, until the closing of the Transactions Ralcorp may repurchase shares of Ralcorp common stock only to the extent that the shares have been issued after execution of the Transaction Agreement in connection with the exercise of rights, warrants or options of Ralcorp. In addition, following the closing date of the Transactions, Ralcorp may repurchase shares of Ralcorp common stock only so long as such repurchases comply with the provisions of the tax allocation agreement.

THE TRANSACTIONS

On November 15, 2007, Ralcorp and Kraft announced that they had entered into the Transaction Agreement, which provides for Ralcorp’s acquisition of Kraft’s Post cereals business. In the Transactions, Kraft will consolidate the U.S. assets and liabilities of the Post cereals business under Splitco. In addition, prior to the split-off of Splitco, Kraft will receive the proceeds of $300.0 million in Bank Debt that Splitco will assume, and Kraft will receive approximately $662.2 million in Debt Securities issued by Splitco. On the closing date of the Transactions, Kraft will split-off Splitco. Splitco will then be merged with and into Ralcorp Mailman and holders of Splitco common stock will be issued shares of Ralcorp common stock. Ralcorp anticipates distributing approximately 30,393,589 shares of Ralcorp common stock to holders of Splitco common stock, which would have a value of approximately $1.8 billion based on the closing sales price of Ralcorp shares on the NYSE on June 6, 2008. If the closing were to occur on the date of this document, pre-Merger Kraft shareholders would be expected to own approximately 54%, and pre-Merger Ralcorp shareholders would be expected to own approximately 46%, of the Ralcorp common stock after the Merger, on a “fully diluted basis.” Although believed remote, Ralcorp may be required to issue up to an additional 6.0 million shares of its common stock to the extent that the exchange by Kraft of some or all of the Debt Securities for debt obligations of Kraft and the subsequent sale of the Debt Securities to third-party investors at par as of the closing date would not be reasonably practicable without a reduction in the principal amount of the Debt Securities. If such shares are issued, Ralcorp shareholders’ ownership interest in Ralcorp after the Merger may be diluted to as low as 41.9% on a “fully diluted basis.”

After consummation of the Merger, Ralcorp Mailman will merge with and into Ralcorp and the Bank Debt and Debt Securities (obligations with an aggregate principal amount of approximately $962.2 million) will become debt obligations of Ralcorp. A Canadian subsidiary of Ralcorp, referred to as “Ralcorp Canada,” will then purchase assets for cash and assume liabilities relating to the Post cereals business in Canada from Kraft or its affiliates that hold the relevant assets and liabilities that relate to the conduct of the Post cereals business in Canada. The discussion in this document of the Transactions is qualified by reference to the Transaction Agreement, which is attached hereto as Annex A, and which is incorporated by reference herein.

During the initial bidding process for the Post cereals business, Kraft requested that potential buyers seek to maximize the cash portion of the valuation of the business while ensuring that Kraft shareholders own at least 55% of the combined company on a fully diluted basis. Ralcorp and Kraft determined the terms of the financing to comply with the above requests while still maintaining Ralcorp’s approximate pre-Transaction debt to equity profile.

Below is a step-by-step description of the sequence of material events relating to the Transactions.

Step 1	Newco Contribution

Kraft Foods Global, Inc., or “KFG,” which is a wholly owned subsidiary of Kraft, will transfer to Newco, which is a newly-formed, wholly owned, indirect subsidiary of Kraft, assets relating to the Post cereals business in the United States, along with sufficient cash to purchase a specific Kraft facility and assets related to the conduct of the Post cereals business in countries other than the United States (the “Newco Contribution”). Newco will also assume liabilities associated with the assets relating to the Post cereals business in the United States. Following the Newco Contribution, Newco will purchase the specific Kraft facility using cash contributed to it by KFG.

Step 2	Bank Debt

KFG will incur new indebtedness in the form of a bank credit facility (the “Bank Debt”) and will receive $300.0 million in net cash proceeds. Upon consummation of the Transactions, the Bank Debt will become debt obligations of Ralcorp.

Step 3	Splitco Contribution; Issuance of Splitco Common Stock; Issuance of Debt Securities

In the “Splitco Contribution,” KFG will contribute the limited liability company interests in Newco to Splitco, and Newco will become a wholly owned subsidiary of Splitco, in exchange for:

• the issuance by Splitco to KFG of no less than 30.32 million shares of Splitco common stock as described below;

• the issuance by Splitco to KFG of approximately $662.2 million in aggregate principal amount of debt securities (the “Debt Securities”) as described below; and

• the assumption by Splitco of the $300.0 million of Bank Debt.

The Newco Contribution and the Splitco Contribution are referred to together as the “Contributions.”

The Debt Securities will consist of approximately $662.2 million in aggregate principal amount of debt securities of Splitco. The Debt Securities will have a minimum term of ten years, will not be callable for the first five years of the term, will carry an interest rate and will include other terms as required by market conditions at issuance to permit the Debt Securities to be exchanged for debt obligations of Kraft and then sold to third-party investors at par upon issuance. Upon consummation of the Transactions, the Debt Securities will become debt obligations of Ralcorp.

Ralcorp and Kraft expect the Debt Securities to be transferred by Kraft on or about the closing date to investment banks and/or commercial banks in exchange for debt obligations of Kraft and then to be sold to third-party investors pursuant to an exemption from registration under the Securities Act of 1933 (either in a private placement or a “Rule 144A” transaction). To the extent that the exchange by Kraft of some or all of the Debt Securities for debt obligations of Kraft and the subsequent sale of the Debt Securities to third-party investors at par as of the closing date would not be reasonably practicable without a reduction in the principal amount of the Debt Securities, then the principal amount of the Debt Securities will be reduced to the maximum amount that could be so exchanged and sold at par and the amount of the reduction will be replaced with additional shares of Splitco common stock having an equivalent aggregate fair market value, except that not more than an additional 6.0 million shares of Splitco common stock may be issued in the Splitco Contribution. Any such additional shares will be distributed along with the other shares of Splitco common stock and converted into the right to receive shares of Ralcorp common stock in the Merger.

Step 4	Kraft Transfers

KFG will distribute all of the shares of Splitco common stock held by KFG to Kraft (the “Internal Spin”), which Kraft will distribute in the Distribution as described below.

KFG will transfer to Kraft the cash proceeds of the Bank Debt in repayment of an equal amount of intercompany debt (the “Internal Debt Repayment”).

KFG will transfer to Kraft the Debt Securities in repayment of intercompany debt (the “Internal Debt Exchange”).

Step 5	Distribution—Split-off

Kraft will offer to holders of Kraft common stock the right to exchange all or a portion of their Kraft common stock for shares of Splitco common stock (in a “split-off”).

Any shares of Splitco common stock that are not subscribed for in the split-off would be distributed to Kraft shareholders in a spin-off that will also be consummated on the closing date of the Transactions. In addition, to the extent that the Distribution is effected as a spin-off, up to an aggregate of 100,000 shares of Splitco common stock will be distributed to the holders of Kraft’s deferred stock awards.

Splitco has filed a registration statement on Form S-4 and Form S-1 under the assumption that the shares of Splitco will be distributed to Kraft shareholders pursuant to a split-off. Based on market conditions prior to closing, Kraft will determine whether the Splitco shares will be distributed to Kraft’s shareholders in a spin-off or a split-off and, once a final decision is made, this document may be amended to reflect that decision.

Step 6	Merger

Immediately after the Distribution, and on the closing date of the Transactions, Splitco will merge with and into Ralcorp Mailman, with Ralcorp Mailman as the surviving entity (the “Merger”). Each share of Splitco common stock will be converted into the right to receive one fully paid and nonassessable share of Ralcorp common stock.

After completion of the Merger, approximately 54% of Ralcorp common stock is expected to be held by pre-Merger holders of Kraft common stock on a “fully diluted basis” and approximately 46% of Ralcorp common stock is expected to be held by pre-Merger Ralcorp shareholders on a “fully diluted basis.” Although believed remote, if Ralcorp is required to issue additional shares of its common stock under certain circumstances, Ralcorp shareholders’ ownership interest after the Merger may be diluted to as low as 41.9% on a “fully diluted basis.” Ralcorp, through its subsidiary, Newco, will hold the assets and liabilities of the Post cereals business in the United States.

Step 7	Upstream Merger

Immediately following the Merger, Ralcorp Mailman will merge with and into Ralcorp, with Ralcorp as the surviving entity (the “Upstream Merger”). After giving effect to the Upstream Merger, Newco will be a direct, wholly owned subsidiary of Ralcorp and the Debt Securities and the Bank Debt will be debt obligations of Ralcorp.

Step 8	Non-U.S. Transfer

A Canadian subsidiary of Ralcorp (“Ralcorp Canada,”) will purchase assets and assume liabilities relating to the Post cereals business in Canada from the Kraft affiliate or affiliates that hold the relevant assets and liabilities that relate to the conduct of the Post cereals business in Canada (“Kraft Canada”). Any transferred assets located outside the United States or Canada will similarly be purchased by Ralcorp (or a subsidiary of Ralcorp) and certain related liabilities will be assumed from the Kraft affiliate that currently owns them. This document refers to the transfer of the assets and liabilities located outside the United States as the “Non-U.S. Transfer.” The purchase price paid in the Non-U.S. Transfer will be the fair market value of the assets and liabilities transferred, and will be paid from cash contributed by Kraft in the Newco Contribution.

Step 9	Sale of Debt Securities to Third-Party Investors; External Debt Exchange

As described in Step 3 above, Ralcorp and Kraft expect the Debt Securities to be transferred by Kraft on or about the closing date to investment banks and/or commercial banks in exchange for debt obligations of Kraft (the “External Debt Exchange”) and then to be sold by such banks to third-party investors pursuant to an exemption from registration under the Securities Act of 1933 in either a private placement or a “Rule 144A” transaction.

Set forth below are diagrams that graphically illustrate, in simplified form, the existing corporate structure, the corporate structure immediately following the Contributions and the Distribution, and the corporate structure immediately following the consummation of the Transactions contemplated by the Transaction Agreement.

After completion of all of the steps mentioned above, Ralcorp’s subsidiary, Newco, will hold the assets and liabilities of the Post cereals business and Ralcorp will be the obligor on the Bank Debt and Debt Securities; Kraft will receive the $300.0 million in cash proceeds of the Bank Debt and will exchange the $662.2 million in Debt Securities for debt obligations of Kraft (and the Debt Securities will then be sold to third-party investors). Pre-Merger holders of Kraft common stock are expected to hold approximately 54% of Ralcorp common stock and pre-Merger Ralcorp shareholders are expected to hold approximately 46% of Ralcorp common stock, in each case, on a “fully diluted basis.” Although believed remote, if Ralcorp is required to issue additional shares of its common stock under certain circumstances, Ralcorp shareholders’ ownership interest after the Merger may be diluted to as low as 41.9% on a “fully diluted basis.”

In connection with the Transactions, Ralcorp, Ralcorp Mailman, Kraft, KFG and/or Splitco will also enter into other agreements relating to, among other things, tax allocation, the license of certain intellectual property, the provision of certain transition services during a transition period following the consummation of the Transactions, and co-manufacturing agreements. See “Additional Agreements.”

Determination of Number of Shares of Splitco Common Stock to be Distributed to Kraft Shareholders

As part of the Splitco Contribution, Splitco will issue to KFG additional shares of Splitco common stock so that the total number of shares of Splitco common stock issued and outstanding will be 1.1602 times the number of shares of Ralcorp common stock, in each case calculated on a “fully diluted basis,” but in no event will Splitco have fewer than 30,320,000 total shares of common stock outstanding following the Splitco Contribution. To the extent that the exchange by Kraft of some or all of the Debt Securities for debt obligations of Kraft and the subsequent sale of the Debt Securities to third-party investors at par as of the closing date would not be reasonably practicable without a reduction in the principal amount of the Debt Securities, then the principal amount of the Debt Securities will be reduced to the maximum amount that could be so exchanged and sold at par and the amount of the reduction will be replaced with additional shares of Splitco common stock having an equivalent aggregate fair market value, except that not more than an additional 6.0 million shares of Splitco common stock may be issued in the Splitco Contribution. Any such additional shares will be distributed along with the other shares of Splitco common stock and converted into the right to receive shares of Ralcorp common stock in the Merger.

The term “fully diluted basis” means Ralcorp’s and Kraft’s estimate of the number of shares of Ralcorp common stock that will be outstanding on the closing date of the Transactions together with the estimated number of shares of Ralcorp common stock that will be issuable on the closing date of the Transactions upon exercise of any options or rights based on the treasury stock method. Ralcorp’s and Kraft’s binding estimate of the number of shares of Ralcorp common stock on a “fully diluted basis” was made using, for the purposes of the treasury stock method calculations,

•	$55.90 per share for the price of Ralcorp common stock for certain specified options; and

•

the volume weighted average trading price of Ralcorp common stock on the NYSE during the ten trading days preceding the estimation date for any options or rights granted between the date of the Transaction Agreement and the closing date of the Transactions.

No Fractional Shares; Exchange of Certificates

No fractional shares of Ralcorp common stock will be issued. In lieu of any fractional shares of Ralcorp common stock, holders of Splitco common stock who would otherwise be entitled to receive such fractional shares will be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (x) the amount of the fractional share interest in a share of Ralcorp common stock to which such holder is entitled and (y) the average of the closing sale prices for Ralcorp common stock on the New York Stock Exchange, as reported in the Wall Street Journal, Northeastern edition, for each of the ten consecutive trading days ending with the fifth complete trading day prior to the date of the Merger (not counting such date).

Upon consummation of the Merger, shares of Splitco common stock will no longer be outstanding and will automatically be canceled and retired. Prior to or promptly following the Merger, Ralcorp will deposit with the transfer agent the certificates representing the shares of Ralcorp common stock issuable in the Merger. To the extent not previously distributed in connection with the Distribution, the transfer agent will mail to each holder of record of Splitco common stock a letter of transmittal and instructions for use in effecting the surrender of any certificates in the Merger.

Background of the Transactions

At various times over the years, Ralcorp’s board of directors has engaged with Ralcorp’s senior management in strategic reviews, including reviews of acquisition, disposition and merger opportunities. As part of these reviews, publicly available information on Kraft’s Post cereals business and the strategic and financial opportunities of a combination of Ralcorp’s business with all or a portion of Kraft’s Post cereals business were discussed from time to time.

From time to time, Kraft’s board of directors and senior management have reviewed Kraft’s portfolio of businesses and considered possible disposition and merger opportunities. As a result of that process, and in connection with Kraft’s transformation plan announced in February, 2007, Kraft decided that the Post cereals business was not a long term strategic fit with its larger portfolio and that, without the Post cereals business, Kraft could better concentrate on its remaining businesses.

In April 2007, Kraft engaged Centerview Partners LLC and Blackstone Advisory Services L.P. to assist Kraft with a potential sale transaction. Kraft considered the sale of the Post cereals business alone as well as the sale of the Post cereals business combined with a sale of selected smaller businesses.

Kraft reviewed possible transaction structures, primarily with a view to the after-tax value for Kraft and its shareholders, including a “reverse morris trust” structure and an asset sale for cash consideration. While the proceeds of an asset sale for cash consideration would generally be taxable to Kraft, a “reverse morris trust” structure would generally result in tax-free treatment to Kraft and Kraft’s shareholders, if the acquirer and the transaction structure meet all applicable requirements (including that after giving effect to the transactions, a majority of the shares of the acquirer would be held by Kraft shareholders). Kraft expected that a transaction with Ralcorp could meet those requirements, so the structure contemplated for a transaction with Ralcorp was a “reverse morris trust” transaction. During the initial bidding process for the Post cereals business, Kraft consequently requested that Ralcorp seek to maximize the cash portion of the valuation of the business while ensuring that Kraft shareholders own at least 55% of the combined company on a fully diluted basis.

As a part of the sale process, Kraft’s financial advisors contacted potential bidders and informed them of the proposed transaction, and the potential bidders executed confidentiality and non-disclosure agreements. On July 13, 2007, a representative of Blackstone Advisory Services L.P. contacted a representative of Ralcorp to advise Ralcorp that Kraft was considering a possible sale of its Post cereals business and selected smaller businesses, and on July 18, 2007, Ralcorp executed a confidentiality and non-disclosure agreement with Kraft.

On August 2, 2007, certain members of senior management of Ralcorp, along with Banc of America Securities LLC (“Banc of America Securities”), Ralcorp’s financial advisor, attended a management presentation given by members of Kraft’s senior management. Between August 2, 2007 and September 27, 2007, Ralcorp, Banc of America Securities, and Bryan Cave LLP, Ralcorp’s outside legal advisor, conducted a preliminary due diligence investigation of Kraft’s Post cereals business and selected smaller businesses. In July and August 2007, Kraft gave management presentations to other potential bidders covering the Post cereals business alone as well as the Post cereals business and selected smaller businesses, depending on the bidder, and from the end of July to the end of September 2007, Kraft responded to information requests and held follow-up discussions with the potential bidders.

On September 5, 2007, Blackstone Advisory Services L.P. and Centerview Partners delivered a process letter and other materials to Ralcorp and the other potential bidders that outlined the procedures and proposed structure of the transaction and a draft of the acquisition agreement and ancillary agreements contemplated in connection with the transaction. In those letters, Blackstone Advisory Services L.P. and Centerview Partners, on behalf of Kraft, requested bid proposals by September 26, 2007.

On September 12, 2007, Ralcorp, Bryan Cave, Banc of America Securities, Kraft, Cravath, Swaine & Moore LLP, Kraft’s outside legal advisor, Blackstone Advisory Services L.P. and Centerview Partners had a preliminary discussion regarding the proposed structure of the transaction.

On September 26, 2007, at a meeting of the Ralcorp board of directors, members of senior management of Ralcorp advised its board of directors of the preliminary discussions with Kraft and Banc of America Securities discussed with Ralcorp’s board of directors potential implications of a possible transaction. At this meeting, members of senior management of Ralcorp also discussed the results of its initial due diligence on Kraft’s Post cereals business and selected smaller businesses and legal counsel presented to the board of directors an overview of the expected terms of the transaction documents and reviewed with the board the fiduciary duties of the directors in connection with the proposed transaction. At this meeting, Ralcorp’s board of directors approved the submission of a combined offer to purchase both Kraft’s Post cereals business and the selected smaller businesses.

On September 27, 2007, Ralcorp responded to Kraft’s solicitation of a proposal. Ralcorp’s combined bid for the Post cereals business and the selected smaller businesses was for approximately 33.4 million shares of Ralcorp common stock and $1,153 million of value to Kraft through the issuance of certain debt obligations that would become obligations of Ralcorp in the transactions. At this time, Ralcorp delivered to Kraft a revised draft of the transaction agreement and ancillary agreements. In accordance with Kraft’s request, Ralcorp proposed that the transaction be structured as a “reverse morris trust” as outlined in the transaction documents. Pursuant to Ralcorp’s proposal, following the closing of the transactions, Kraft’s shareholders would own approximately 56% of Ralcorp on a fully diluted basis. Ralcorp indicated that its proposal was subject to satisfactory completion of due diligence and the negotiation of mutually acceptable definitive agreements.

On October 1, 2007, The Blackstone Group and Centerview Partners contacted Banc of America Securities to discuss several points in Ralcorp’s proposal, including transaction financing, outstanding due diligence and plans for the combined company. The Blackstone Group and Centerview Partners informed Banc of America Securities that each bidder was instructed to provide a “best and final offer” to be submitted by October 4, 2007.

On October 4, 2007, Ralcorp provided Kraft with a modified proposal for both Kraft’s Post cereals business and the selected smaller businesses reflecting discussions between Ralcorp and Kraft and their advisors since Ralcorp’s initial proposal. Ralcorp’s revised proposal offered approximately 33.4 million shares of Ralcorp common stock and $1,191 million of value to Kraft through the issuance of certain debt obligations that would become obligations of Ralcorp in the transactions. Ralcorp also sent a revised letter discussing the points referenced by Blackstone Advisory Services L.P. and Centerview Partners. The modified proposal also contemplated that following the closing Kraft’s shareholders would own approximately 56% of Ralcorp on a fully diluted basis.

Throughout the process, Kraft’s senior management provided the Kraft board of directors with periodic status updates. At a meeting on October 4, 2007, Kraft’s board of directors considered the bids received, and reviewed presentations by Kraft’s financial advisors and senior management.

On October 5, 2007 and October 6, 2007, representatives of Ralcorp, Bryan Cave and Cravath, Swaine & Moore discussed a number of issues related to the transaction agreement and the ancillary documents. On October 8, 2007, in response to a request from Ralcorp, Ralcorp was orally informed by Kraft that it would negotiate exclusively with Ralcorp assuming progress continued to be made between Kraft’s advisors and Ralcorp’s advisors on the transaction agreement. On October 11, 2007 and October 12, 2007, representatives of Ralcorp and Bryan Cave met with representatives of Kraft and Cravath, Swaine & Moore in New York at the offices of Cravath, Swaine & Moore to negotiate the transaction agreement and the ancillary documents.

Between October 12, 2007 and October 24, 2007, Ralcorp inspected certain of Kraft’s manufacturing plants related to the Post cereals business and the selected smaller businesses and reviewed additional due diligence materials.

On October 16, 2007, as part of Kraft’s due diligence review of Ralcorp, Kraft’s management and financial and legal advisors attended a management presentation regarding Ralcorp in St. Louis, Missouri. Ralcorp’s management and its financial and legal advisors were also present at the meeting. Prior to that meeting, Kraft executed a non-disclosure and confidentiality agreement with Ralcorp. In October and November, Ralcorp provided Kraft and its advisors with access to due diligence materials regarding Ralcorp.

On October 24, 2007, at a meeting of the Ralcorp board of directors, members of Ralcorp’s senior management advised the board of directors of the status of negotiations with Kraft and the results of management’s due diligence. At the meeting Ralcorp’s senior management provided the board of directors with an update on the performance of Kraft’s Post cereals business and the selected smaller businesses for the fiscal 2007 third quarter and its estimates for the remainder of the fiscal year. Management also reviewed the potential financing options for the transaction.

On October 25, 2007, at a meeting in New York, Kraft provided to Ralcorp and Banc of America Securities a business update on third quarter results for the Post cereals business and selected smaller businesses, along with guidance on the fourth quarter results. From October 8, 2007 through November 15, 2007, Ralcorp, Bryan Cave, Kraft and Cravath, Swaine & Moore continued to negotiate and finalize the transaction agreement and ancillary agreements.

On October 28, 2007, due to Ralcorp’s further consideration of the complexity of the brand portfolio and manufacturing processes for the selected smaller businesses as well as the fact that those businesses were not key strategic acquisitions for Ralcorp, Ralcorp submitted two alternative proposals to Kraft. The first proposal was for a transaction involving the Post cereals business only (without the selected smaller businesses) for consideration consisting of 30.166 million shares of Ralcorp common stock and $939 million of value to Kraft through the issuance of certain debt obligations that would become obligations of Ralcorp in the transactions. The second proposal continued to include the Post cereals business and added the selected smaller businesses for additional consideration consisting of approximately $200.0 million of value to Kraft.

On October 29, 2007, at a meeting Kraft’s board of directors reviewed the status of the negotiations and assessed the revised proposals from Ralcorp.

On October 30, 2007, Ralcorp’s board of directors held a meeting to review the proposed terms of the business combination and the third quarter results for the Post cereals business and the selected smaller businesses. At the meeting, members of Ralcorp’s senior management and Bryan Cave provided an update regarding the discussions between Ralcorp and Kraft, including a description of the material terms of the current transaction proposals, and representatives of Banc of America Securities provided a financial review of the proposed transaction. The Ralcorp board of directors discussed the terms of the revised proposals and authorized senior management to continue discussions with Kraft regarding a transaction for only the Post cereals business.

On November 5, 2007, Centerview Partners informed Banc of America Securities that Kraft had decided to proceed with a business combination involving the Post cereals business only and discussed remaining unresolved issues in the negotiations. From November 7, 2007 through November 15, 2007, Ralcorp and Kraft, as well as their respective advisors, participated in numerous discussions regarding those issues and the other terms of the transaction agreement, the ancillary agreements and their contemplated financing arrangements with potential financing sources. As part of the resolution of the remaining issues, Ralcorp agreed to increase the consideration to no less than 30.32 million shares of Ralcorp common stock (which was reflected in an exchange ratio of 1.1602 shares of Splitco common stock to be issued for every one share of Ralcorp common stock on a “fully diluted basis”) and $962.2 million of value to Kraft in the form of assumption of bank debt and debt securities that would become obligations of Ralcorp in the transactions. In determining the amount of consideration to be offered, Ralcorp sought to maximize the cash portion of the valuation of the Post cereals business per Kraft’s request and still maintain Ralcorp’s approximate pre-transaction debt to equity profile.

On November 13, 2007, Ralcorp’s board of directors held a meeting to review the current status of negotiations. Ralcorp’s senior management and representatives of Bryan Cave and Banc of America Securities provided an update of the discussions between Ralcorp and Kraft. Representatives of Bryan Cave discussed the proposed structure of the transactions and the key terms of the transaction documents. They also reviewed with the board the fiduciary duties of the directors in connection with the proposed transactions. Representatives of Banc of America Securities reviewed with Ralcorp’s board of directors its financial analysis of the proposed transactions. Members of senior management reviewed with the board of directors the final results of due diligence, remaining points to be negotiated between the parties, and the financial analysis and financing plans relating to the transactions.

On November 13, 2007, Kraft’s board of directors also held a meeting to consider the transactions. Members of senior management of Kraft and representatives of Kraft’s financial and legal advisors discussed the proposed structure of the transactions and the financial, tax and other aspects of the transactions, and members of senior management presented the results of Kraft’s due diligence review of Ralcorp. At the conclusion of the meeting, the board of directors of Kraft approved the transaction agreement, the merger and the other transactions substantially on the terms and conditions presented to the board of directors.

On November 14, 2007, Ralcorp’s board of directors had a meeting to consider the transactions. Members of senior management of Ralcorp, Banc of America Securities and representatives of Bryan Cave presented Ralcorp’s board of directors with the finally agreed upon terms of the proposed transactions, including the financing plans and structure for determining the amount of debt obligations Ralcorp would assume (and corresponding amount of cash Kraft would retain). At the meeting, Banc of America Securities reviewed with the board of directors of Ralcorp its financial analysis of the exchange ratio pursuant to the transaction agreement, including the financial analysis described in the section “—Opinion and Analysis of Ralcorp’s Financial Advisor.” At the conclusion of the meeting, the board determined that the transactions were in the best interests of Ralcorp and its shareholders, and approved, adopted and declared advisable the transaction agreement, the merger and other transactions, including the issuance of Ralcorp’s common stock in connection with the merger.

On November 15, 2007, Kraft, Splitco, Ralcorp and Ralcorp Mailman entered into the Transaction Agreement.

On November 15, 2007, Banc of America Securities and JPMorgan provided Ralcorp with final commitment letters regarding the new senior credit facilities representing the Bank Debt to be entered into in connection with the consummation of the Transactions. Ralcorp and Kraft each issued a press release publicly announcing the approval of the proposed Transactions and the execution of the Transaction Agreement. In addition, Ralcorp announced results from its fourth quarter and fiscal year ended on September 30, 2007.

Subsequently, the parties prepared and filed the necessary applications for regulatory approval of the Transactions. In addition, the parties prepared and filed the IRS ruling request letter and engaged in various telephonic and in-person meetings to discuss, among other things, this document.

Ralcorp’s Reasons for the Transactions

In reaching its decision that the Transactions are in the best interests of Ralcorp and its shareholders and in approving the Transaction Agreement, Ralcorp’s board of directors considered the future prospects of Ralcorp on a standalone basis relative to its future prospects resulting from the acquisition. Ralcorp’s board of directors also considered the strategic options available to Ralcorp, including other potential transactional opportunities, and the risks and uncertainties associated with such alternatives.

In addition, the Ralcorp board of directors considered the following factors as generally supporting its decision to approve the Transactions and the Transaction Agreement:

Increased Size and Economies of Scale

•	The increased size, economies of scale and total capabilities of Ralcorp after the Transactions are expected to enable it to improve the cost structure and help increase profitability.

•	The acquisition would create a better opportunity for product diversification due to the broader customer base.

•

The acquisition should offer Ralcorp additional growth opportunities and allow it to engage in additional acquisitions, so long as such acquisitions are consistent with the tax allocation agreement, and generate additional synergies from such acquisitions.

Improved Financial Profile

•	The increased market capitalization of Ralcorp after the Transactions may improve liquidity in its common stock.

•	Anticipated cash flow generation would allow Ralcorp to reduce its debt obligations over time.

•	The acquisition could generate increased visibility in the capital markets, which could enhance the market valuation of Ralcorp’s common stock.

Experienced and Proven Directors and Officers

•

The experienced and proven directors and executive officers of Ralcorp prior to the closing of the Transactions are expected to be the directors and executive officers of Ralcorp immediately following the closing of the Transactions.

Potential Cost Savings

•

The potential positive financial impact resulting from such an acquisition (including the potential achievement of annual net cost savings from the combination) which would benefit Ralcorp’s shareholders.

Tax Treatment

•

The board of directors considered the fact that the Merger is intended to be a tax-free reorganization for U.S. federal income tax purposes and, accordingly, would not be taxable to either Ralcorp or its shareholders.

Analysis of Financial Advisor

•

The board of directors evaluated the financial analyses and presentations of its financial advisor, including the analysis described in the section “—Opinion and Analysis of Ralcorp’s Financial Advisor.”

Transaction Agreement

•

The board of directors reviewed the fact that the Transaction Agreement and the aggregate consideration to be paid by Ralcorp pursuant to the Transaction Agreement was the result of extensive arms-length negotiations between Ralcorp and Kraft and each party’s financial and legal advisors.

•

The fact that the Transaction Agreement allows the board to accept a superior proposal upon payment of a termination fee of $60.0 million and reimbursement to Kraft of certain expenses under certain circumstances.

Ralcorp’s board of directors considered the following factors as generally weighing against its decision to recommend the Transaction Agreement:

•	the fact that current Ralcorp shareholders as a group would control less than a majority of Ralcorp after consummation of the Transactions;

•	the challenges and difficulties, foreseen and unforeseen, relating to integrating the Post cereals business with Ralcorp’s current operations;

•

the possibility of management and employee disruption associated with the Transactions and integrating the operations of the companies, including the risk that, despite Ralcorp’s intention to retain such personnel, key management of the Post cereals business might not be employed with Ralcorp after the Transactions;

•	the risk that the Transactions and integration may divert management attention and resources away from other strategic opportunities and from operational matters;

•	the risk that the potential benefits sought in the Transactions might not be fully realized or realized within the expected time frame;

•

the fact that, in order to preserve the tax-free treatment of the Transactions, Ralcorp would be required to abide by certain restrictions that could reduce its ability to engage in certain future business transactions that might be advantageous;

•

the risk that the Transactions might not receive the necessary regulatory approvals and clearances to complete the Transactions or that governmental authorities could attempt to condition their approval of the Transactions on compliance with certain burdensome conditions or that regulatory approvals may be delayed;

•	the risks associated with the Post cereals business operations;

•	the potential consequences that could result from Ralcorp’s indebtedness following consummation of the Transactions;

•	the fact that certain provisions of the Transaction Agreement may dissuade third parties from seeking to acquire Ralcorp or otherwise increase the cost of any potential acquisition;

•	the fact that under the Transaction Agreement, Ralcorp may be required to pay Kraft a termination fee and reimburse Kraft for certain expenses under certain circumstances;

•	the risk that the Transactions may not be completed in a timely manner or at all; and

•	the other risks described under the section entitled “Risk Factors.”

The foregoing discussion of the information and factors considered by Ralcorp’s board of directors is not exhaustive, but includes all material factors considered by the board of directors of Ralcorp, including factors that support the Transactions as well as those that weigh against it. In view of the wide variety of factors considered by Ralcorp’s board of directors in connection with its evaluation of the Transactions and the complexity of these matters, the board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, Ralcorp’s board of directors based its recommendation on the totality of the information presented to and considered by it. Ralcorp’s board of directors evaluated the factors described above, including asking questions of Ralcorp’s senior management as well as its legal and financial advisors. In considering the factors described above, individual members of Ralcorp’s board of directors may have given different weights to different factors.

It should be noted that this explanation of the Ralcorp board’s reasoning and other information presented in this section is in part forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Statement on Forward-Looking Statements” and “Risk Factors.”

Certain Financial Forecasts Prepared by Ralcorp Relating to the Post Cereals Business

Ralcorp entered into the Transaction Agreement for the reasons described in “Ralcorp’s Reasons for the Transactions.” In connection with the Transaction Agreement, Kraft provided Ralcorp with certain unaudited financial information prepared by Kraft reflecting the revenues, expenses and net contributions from operations for the Post cereals business for the fiscal years ended December 31, 2005 and 2006 and for the thirty-nine week period starting January 1, 2007 and ending September 30, 2007, in each case subject to a number of exceptions and limitations. At the August and October 2007 management presentations, Kraft also provided forecasts of revenues, expenses and net contribution of the Post cereal business for the fiscal year ended December 31, 2007. At the October management presentations, Kraft further provided information regarding new product introductions and overall advertising, consumer and trade spending for 2008. Kraft did not provide any other information regarding future periods. Please see “Selected Historical Combined Financial Data of the Post Cereals Business” for a discussion of the audited financial statements of the Post cereals business for the years ended December 29, 2007 and December 30, 2006. The audited financial statements are different from, and calculated on a different basis than, the forecasts created by Ralcorp and included below as the audited financial statements of the Post cereals business include certain Kraft costs allocated to the Post cereals business, which were not provided when Ralcorp was preparing its forecasts. In addition, the gross profit in the audited financial statements for 2007 were less than indicated in Ralcorp’s forecasts for the Post cereals business set forth below. Ralcorp does not believe the difference is material.

Ralcorp used the above described financial information and Ralcorp’s assessment of the Post cereals business to develop forecasts for the Post cereals business’ fiscal years 2007 through 2012. Ralcorp’s forecasts for the fiscal year ending December 31, 2007 differ from the final forecasts provided by Kraft in October 2007 for the fiscal year ending December 31, 2007 because Ralcorp’s forecasts include expenses not assumed in Kraft’s forecasts but specific to Ralcorp’s anticipated operation of the Post cereals business. Ralcorp’s forecasts also excluded non-recurring items that Ralcorp expects to experience within the first two years after completion of the Transactions. Most notably, the following items were excluded: capital spending to separate the Post cereals operating facilities from Kraft; creation of an information systems network for the Post cereals business; costs to obtain financing in connection with the Transactions; duplication of costs during periods when Ralcorp will be hiring additional personnel while also paying Kraft for transition services; and costs of financial and legal advisors relating to the Transactions. Ralcorp’s forecasts for the Post cereals business included the following significant information:

	For the Fiscal Year Ending December 31,
(in millions)	2007	2008
Net Sales	$1,106	$1,106
Costs of Sales	(627)	(627)

Gross Profit	479	479
Advertising & Consumer Expenses	(122)	(122)
Other Expenses (1)	(104)	(104

Adjusted Earnings before interest and taxes	253	253
Add: Depreciation	37	37

Earnings before interest, taxes, depreciation and amortization (2)	$290	$290

(1)	Other Expenses include items Ralcorp estimated would need to be incurred annually to operate the Post cereal business as part of Ralcorp, including items which would ultimately be classified as costs of sales.

(2)	For fiscal years after fiscal 2008, Ralcorp assumed no increases in Net Sales and approximately 1.7% annual year increases in Earnings before interest, taxes, depreciation and amortization.

Included below are Ralcorp’s forecasts for the year ending September 30, 2008 to illustrate Ralcorp’s anticipated performance excluding the effects of the Transactions. These were provided to Ralcorp’s financial advisor during the consideration of the Transactions.

(in millions)	Year Ending September 30, 2008
Net sales	$2,550.6
Cost of products sold	(2,094.1)

Gross profit	456.5
Selling, general and administrative	(285.6)
Interest expense	(45.1)

Earnings before income taxes and equity earnings	125.8
Add: Interest expense	45.1
Add: Depreciation and amortization	91.5

Earnings before interest, taxes, depreciation, amortization, and equity earnings (a)	$262.4

(a)	For fiscal years after fiscal 2008, Ralcorp projected approximately 4.7% annual year increases in Earnings before interest, taxes, depreciation, amortization, and equity earnings.

Ralcorp utilized the above forecasts of EBITDA for the Post Cereal Business and for the existing Ralcorp businesses in order to estimate diluted earnings per share for the combined entity for 2008, assuming the transaction closed on the first day of the fiscal year. This estimate of diluted earnings per share excluded all non-recurring items that Ralcorp expects to experience within the first two years after completion of the Transactions discussed above. In addition, the estimate included significant assumptions on amortization of intangibles acquired in the Transactions, interest expense on additional debt, equity earnings recorded on Ralcorp’s investment in Vail Resorts, Inc., effective income tax rates and fully diluted shares outstanding. This estimate of diluted earnings per share for the combined entity was $0.44 greater than the corresponding amount for Ralcorp on a stand alone basis.

The above forecasts for the Post cereals business were created by Ralcorp exclusively for consideration by Ralcorp’s board of directors in its consideration of the Transactions and by Ralcorp’s financial advisors in connection with its financial analyses. These forecasts do not reflect Kraft’s internal budgets related to the Post cereals business, to the extent those were prepared. The Post cereals business forecasts were not created as part of Ralcorp’s internal budgeting process and therefore, do not reflect the same level of accuracy as will be included in Ralcorp’s internal budgets. Forecasts for fiscal years after fiscal 2008 were developed using only an assumed growth rate for earnings before interest, taxes, depreciation and amortization without any further analysis of the underlying line items. Further, neither the Post cereals business forecasts nor the Ralcorp forecasts were prepared for purposes of public disclosure and do not fully comply with the SEC’s rules, U. S. generally accepted accounting principles, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of forecast information. Finally, these forecasts have been prepared by, and are the responsibility of, Ralcorp’s management. Kraft did not examine or express any form of assurance with respect to Ralcorp’s forecasts. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this proxy relates to Ralcorp’s historical financial information. It does not extend to the forecasts above and should not be read to do so.

These forecasts reflect numerous estimates and assumptions relating to the ability of Ralcorp to successfully operate the Post cereals business outside of Kraft and Ralcorp’s existing business operations and are subject to significant economic, industry and competitive uncertainties, including those risk factors detailed in the sections entitled “Risk Factors” and those described in the “Cautionary Statement on Forward Looking Statements” all of which are difficult to predict and many of which are beyond the control of Ralcorp management, Kraft management or the Post cereals business. Accordingly, there can be no assurance that the estimates and assumptions made in preparing these forecasts will prove to be accurate, or that these forecasts will be realized. In addition, please note that Ralcorp does not intend to update, correct or otherwise revise any of these forecasts included in this document to reflect circumstances existing after the date when such forecasts were made or to reflect the occurrence of future events, even in the event that any or all underlying assumptions are shown to be in error.

Ralcorp and Kraft shareholders should not rely upon these forecasts as being indicative of future results. Actual results may differ materially from those presented in the forecasts above. In light of the foregoing, Ralcorp and Kraft shareholders should not place undue reliance on these forecasts. The inclusion of the information above in this document should not be regarded as an indication that these forecasts will necessarily be reflective of actual future results, and these forecasts should not be relied upon as such. These forecasts are presented to explain the information considered by Ralcorp’s Board of Directors and Ralcorp’s financial advisor and are not presented in order to induce any shareholder to vote in favor of the issuance of shares of Ralcorp common stock in connection with the Merger.

Opinion and Analysis of Ralcorp’s Financial Advisor

Ralcorp has retained Banc of America Securities to act as Ralcorp’s financial advisor in connection with the Transactions. Banc of America Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Ralcorp selected Banc of America Securities to act as Ralcorp’s financial advisor in connection with the Transactions on the basis of Banc of America Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with Ralcorp and its business.

On November 14, 2007, at a meeting of the board of directors of Ralcorp held to evaluate the Transactions, Banc of America Securities delivered to the board of directors of Ralcorp its oral opinion, which was subsequently confirmed by delivery of a written opinion dated November 15, 2007, to the effect that, as of the date of the opinion and based upon and subject to various assumptions and limitations set forth in its opinion, the exchange ratio pursuant to the Transaction Agreement of 1.1602, which this document refers to as the “Exchange Ratio,” was fair, from a financial point of view, to Ralcorp.

The full text of Banc of America Securities’ written opinion to the board of directors of Ralcorp, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this document and is incorporated herein. Ralcorp encourages its shareholders to read the opinion carefully and in its entirety. The following summary of Banc of America Securities’ opinion is qualified by reference to the full text of the opinion. Banc of America Securities delivered its opinion to the board of directors of Ralcorp for the benefit and use of the board of directors of Ralcorp in connection with and for purposes of its evaluation of the Transactions. Banc of America Securities has expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the Transactions.

In connection with rendering its opinion, Banc of America Securities:

•	reviewed certain publicly available financial statements and other business and financial information relating to Ralcorp and the Post cereals business, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning Ralcorp and the Post cereals business, respectively;

•	reviewed certain financial forecasts relating to Ralcorp prepared by the management of Ralcorp, or the “Ralcorp Forecasts”;

•	reviewed certain financial forecasts relating to the Post cereals business prepared by the management of Ralcorp, or the “Ralcorp Post Cereals Forecasts”;

•

discussed the past and current operations, financial condition and prospects of Ralcorp with senior executives of Ralcorp, and discussed the past and current operations, financial condition and prospects of the Post cereals business with senior executives of Kraft and Ralcorp;

•	reviewed the potential pro forma financial impact of the Merger on the future financial performance of Ralcorp, including the potential effect on Ralcorp’s estimated earnings per share;

•	reviewed the reported prices and trading activity for Ralcorp common stock;

•	compared the financial performance of Ralcorp and the Post cereals business with that of certain publicly traded companies it deemed relevant;

•	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions it deemed relevant;

•	reviewed the relative financial contributions of Ralcorp and the Post cereals business to the future financial performance of the combined company on a pro forma basis;

•	participated in discussions and negotiations among representatives of Ralcorp, Kraft, the Post cereals business and their respective advisors;

•	reviewed the Transaction Agreement; and

•	performed such other analyses and considered such other factors as Banc of America Securities deemed appropriate.

In arriving at its opinion, Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by it. Banc of America Securities was not provided with, and did not have any access to, financial forecasts related to the Post cereals business prepared by the management of Kraft for periods beyond December 31, 2007 and was directed by the management of Ralcorp to utilize the Ralcorp Post Cereals Forecasts for purposes of its analyses. With respect to the Ralcorp Post Cereals Forecasts and the Ralcorp Forecasts, Banc of America Securities assumed, at the direction of Ralcorp, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Ralcorp as to the future financial performance of Ralcorp and the Post cereals business. Banc of America Securities did not make any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of Ralcorp, the Post cereals business or Splitco, nor was it furnished with any such valuations or appraisals. Banc of America Securities also assumed, at the direction of Ralcorp, that the Transactions (other than the internal debt exchange and the external debt exchange) will qualify for federal income tax purposes as a reorganization under the provisions of Sections 368(a) and 355 of the Internal Revenue Code of 1986, as amended, and that the Transactions will qualify for tax-free treatment. Banc of America Securities also assumed, with the consent of Ralcorp, that the Transactions will be consummated as provided in the Transaction Agreement, with full satisfaction of all covenants and conditions set forth in the Transaction Agreement (including, without limitation, Section 10.8 of the Transaction Agreement with respect to Ralcorp’s receipt of audited financial statements for the Post cereals business) and without any waivers thereof, in each case in all respects material to Banc of America Securities’ analysis. Banc of America Securities further assumed, with the consent of Ralcorp, that all governmental and third-party consents and approvals necessary for the consummation of the Transactions will be obtained without any material adverse effect on Ralcorp, the Post cereals business, Splitco or the contemplated benefits of the Merger to Ralcorp.

Banc of America Securities expressed no view or opinion as to any terms or aspects of the Merger (other than the Exchange Ratio to the extent expressly specified in its opinion) or the Transactions, including, without limitation, the form or structure of the Transactions, or tax or accounting aspects thereof. Banc of America Securities was not requested to, and it did not, solicit indications of interest or proposals from third parties regarding the acquisition of all or any portion of Ralcorp. In addition, no opinion was expressed as to the relative merits of the Merger in comparison to other transactions available to Ralcorp or in which Ralcorp might engage or as to whether any transaction might be more favorable to Ralcorp as an alternative to the Merger, nor did Banc of America Securities express any opinion as to the underlying business decision of the board of directors of Ralcorp to proceed with or effect the Merger. Banc of America Securities did not express any opinion as to what the value of Ralcorp common stock actually will be when issued or the prices at which Ralcorp common stock may trade at any time.

Banc of America Securities’ opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Banc of America Securities as of, the date of its opinion. It should be understood that subsequent developments may affect Banc of America Securities’ opinion, and Banc of America Securities does not have any obligation to update, revise or reaffirm its opinion.

The following represents a brief summary of the material financial analyses presented by Banc of America Securities to the board of directors of Ralcorp in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Banc of America Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Banc of America Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Banc of America Securities.

Transaction Overview

For purposes of its analyses described below, Banc of America Securities calculated an implied equity value of the consideration to be paid in the Merger as of November 9, 2007 of approximately $1.695 billion, referred to below as the “implied equity value of merger consideration,” which was based on the closing price of Ralcorp Common Stock as of that date of $55.89, and the issuance of a number of shares of Ralcorp Common Stock equal to the Exchange Ratio multiplied by the approximately 26.1 million diluted shares of Ralcorp common stock outstanding (calculated using the treasury stock method).

Post Cereals Business Financial Analyses

Selected Publicly Traded Companies Analysis. Banc of America Securities reviewed publicly available financial and stock market information for the Post cereals business and the following eighteen publicly traded companies in the processed and packaged foods industry:

•	Campbell Soup Company

•	ConAgra Foods, Inc.

•	Dean Foods Company

•	Del Monte Foods Company

•	Flowers Foods, Inc.

•	General Mills, Inc.

•	H. J. Heinz Company

•	Hormel Foods Corporation

•	Kellogg Company

•	Kraft

•	Lance, Inc.

•	McCormick & Company, Incorporated

•	PepsiCo, Inc.

•	Ralcorp

•	The Hershey Company

•	The J.M. Smucker Company

•	TreeHouse Foods, Inc.

•	Wm. Wrigley Jr. Company

Banc of America Securities reviewed, among other things, enterprise values, calculated as equity values for outstanding shares plus in-the-money options calculated using the treasury stock method and based on closing stock prices on November 9, 2007, plus total debt, minority interests and preferred stock, less cash and cash equivalents, as a multiple of calendar year 2008 projected earnings before interest, taxes, depreciation and amortization, which this document refers to as “EBITDA,” of the selected publicly traded companies, which is referred to below as “Enterprise Value/2008P EBITDA.”

The analysis showed the following:

Selected Publicly Traded Companies

	Mean*	Median*
Enterprise Value/2008P EBITDA	9.8x	9.7x

*	Excludes Ralcorp

Banc of America Securities then applied a range of selected multiples of calendar year 2008 projected EBITDA derived from the selected publicly traded companies of 9.0x to 10.0x, to corresponding data of the Post cereals business. Projected financial data of the selected publicly traded companies were based on SEC filings and publicly available research analysts’ estimates, and equity values were based upon closing stock prices on November 9, 2007. Projected financial data of the Post cereals business were based on the Ralcorp Post Cereals Forecasts, including net debt of $962 million. This analysis indicated the following approximate implied equity value reference range for the Post cereals business, as compared to the implied equity value of the merger consideration:

Implied Equity Value Reference Range for Post cereals business (in billions)	Implied Equity Value of Merger Consideration as of November 9, 2007 (in billions)
$1.648 – $1.938	$1.695

No company used in this analysis is identical or directly comparable to the Post cereals business. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Post cereals business was compared.

Selected Precedent Transactions Analysis. Banc of America Securities reviewed, to the extent publicly available, financial information relating to the following nine selected transactions involving companies in the processed and packaged foods industry:

Announcement Month and Year	Acquiror	Target
July 2007	Kraft	Groupe Danone (Biscuits)

February 2007	The Blackstone Group	Crunch Holding Corp. (Pinnacle Foods Group, Inc.)

December 2006	Premier Foods plc	RHM plc

October 2006	The Blackstone Group and PAI Partners	United Biscuits

July 2006	Premier Foods plc	Campbell Soup Company (Irish and UK Businesses)

March 2006	Del Monte Foods Company	Meow Mix Holdings, Inc.

June 2005	H. J. Heinz Company	Group Danone (HP Foods Group)

March 2004	The J.M. Smucker Company	International Multifoods Corporation

November 2003	Hicks, Muse, Tate & Furst	Weetabix Limited

Banc of America Securities reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, plus total debt, minority interests and preferred stock, less cash and cash equivalents, as a multiple of latest twelve months, or LTM EBITDA, which is referred to below as “Enterprise Value/LTM EBITDA.”

This analysis showed the following:

Selected Transaction Multiples

	Mean	Median
Enterprise Value/LTM EBITDA	10.3x	10.3x

Banc of America Securities then applied a range of selected multiples of LTM EBITDA derived from the selected transactions of 9.0x to 11.0x, to the projected 2007 EBITDA of the Post cereals business. Financial data of the selected transactions were based on publicly available information. Projected financial data of the Post cereals business were provided by the Ralcorp Post Cereals Forecasts, including net debt of $962 million. This analysis indicated the following approximate implied equity value reference range for the Post cereals business, as compared to the implied equity value of the merger consideration:

Implied Equity Value Reference Range for Post cereals business (in billions)	Implied Equity Value of Merger Consideration as of November 9, 2007 (in billions)
$1.648 – $2.228	$1.695

No company, business or transaction used in this analysis is identical or directly comparable to the Post cereals business or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Post cereals business and the Merger were compared.

Discounted Cash Flow Analysis. Banc of America Securities performed a discounted cash flow analysis of the Post cereals business to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Post cereals business could generate during fiscal years 2008 through 2012 based on the Ralcorp Post Cereals Forecasts. Banc of America Securities calculated terminal values for the Post cereals business by applying terminal multiples of 9.5x to 10.5x to fiscal year 2012 estimated EBITDA. The cash flows and terminal values were then discounted to present value as of December 31, 2007 using discount rates ranging from 7.5% to 8.5% to generate an implied enterprise value from which the Post cereals business’s projected net debt of $962 million was subtracted to generate the implied value of equity of the Post cereals business. This analysis indicated the following approximate implied equity value reference range for the Post cereals business, as compared to the implied equity value of the merger consideration:

Implied Equity Value Reference Range for Post cereals business (in billions)	Implied Equity Value of Merger Consideration as of November 9, 2007 (in billions)
$1.666 – $1.993	$1.695

Ralcorp Financial Analyses

Selected Publicly Traded Companies Analysis. Banc of America Securities reviewed publicly available financial and stock market information for Ralcorp and the following eight publicly traded companies in the processed and packaged foods industry:

•	Dean Foods Company

•	Del Monte Foods Company

•	Flowers Foods, Inc.

•	Hormel Foods Corporation

•	Lance, Inc.

•	McCormick & Company, Incorporated

•	The J.M. Smucker Company

•	TreeHouse Foods, Inc.

Banc of America Securities reviewed and compared multiples for Ralcorp and the selected publicly traded companies, calculated as follows:

•	the ratio of enterprise value to calendar year 2008 projected EBITDA, which is referred to below as “Enterprise Value/2008P EBITDA;” and

•

the ratio of the per share equity values, based on closing stock prices on November 9, 2007, to calendar year 2008 projected earnings per share, commonly referred to as EPS, which is referred to below as “2008P P/E.”

This analysis showed the following:

Selected Publicly Traded Companies

	Mean	Median
Enterprise Value/2008P EBITDA	9.0x	9.1x
2008P P/E	16.3x	16.1x

Banc of America Securities then applied a range of selected multiples of calendar year 2008 projected EBITDA derived from the selected publicly traded companies of 8.0x to 9.0x, and a range of selected multiples of calendar year 2008 projected EPS derived from the selected publicly traded companies of 16.0x to 18.0x, to corresponding projected data of Ralcorp. Projected financial data of the selected publicly traded companies were based on SEC filings and publicly available research analysts’ estimates. Projected financial data of Ralcorp were based on the Ralcorp Forecasts. This analysis indicated the following approximate implied per share equity reference ranges for Ralcorp common stock, as compared to the closing price of Ralcorp common stock as of November 9, 2007:

Implied Per Share Equity Reference Ranges for Ralcorp common stock		Closing Price of Ralcorp common stock (as of November 9, 2007)
Enterprise Value/2008P EBITDA	2008 P/E
$55.86 – $65.28	$54.56 – $61.38	$55.89

No company used in this analysis is identical or directly comparable to Ralcorp. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Ralcorp was compared.

Discounted Cash Flow Analysis. Banc of America Securities performed a discounted cash flow analysis of Ralcorp to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Ralcorp could generate during Ralcorp’s fiscal years 2008 through 2012 based on the Ralcorp Forecasts. Banc of America Securities calculated terminal values for Ralcorp by applying terminal multiples of 8.5x to 9.5x to Ralcorp’s fiscal year 2012 projected EBITDA. The cash flows and terminal values were then discounted to present value as of September 30, 2007 using discount rates ranging from 7.5% to 8.5% to generate an implied enterprise value, to which Ralcorp’s interest in Vail, at book value was added, and from which Ralcorp’s projected net debt of $755 million was subtracted to generate the implied value of equity of Ralcorp. This analysis indicated the following approximate implied per share equity reference range for Ralcorp common stock, as compared to the closing price of Ralcorp common stock as of November 9, 2007:

Implied Per Share Equity Reference Range for Ralcorp common stock	Closing Price of Ralcorp common stock (as of November 9, 2007)
$62.50 – $73.80	$55.89

Relative Financial Analyses

Relative Selected Publicly Traded Companies Analysis. Based upon the implied equity values of the Post cereals business and Ralcorp that were estimated using the Post cereals business Selected Publicly Traded Companies Analysis and the Ralcorp Selected Publicly Traded Companies Analysis described above, Banc of America Securities calculated a range of implied exchange ratios of a share of Splitco common stock to a share of Ralcorp common stock, based upon the Ralcorp Forecasts and the Ralcorp Post Cereals Forecasts. This analysis yielded the following implied exchange ratios of a share of Splitco common stock to a share of Ralcorp common stock, as compared to the Exchange Ratio:

Implied Exchange Ratio		Exchange Ratio
Low to High*	High to Low**
0.9568	1.3274	1.1602

*	Calculated by dividing the low estimated equity value of the Post cereals business by the high estimated equity value of Ralcorp

**	Calculated by dividing the high estimated equity value of the Post cereals business by the low estimated equity value of Ralcorp

Relative Discounted Cash Flow Analysis. Based upon the implied equity values of the Post cereals business and Ralcorp that were estimated using the discounted cash flow methodologies described above, Banc of America Securities calculated a range of implied exchange ratios of a share of Splitco common stock to a share of Ralcorp common stock, based upon the Ralcorp Forecasts and the Ralcorp Post Cereals Forecasts. This analysis yielded the following implied exchange ratios of a share of Splitco common stock to a share of Ralcorp common stock, as compared to the Exchange Ratio:

Implied Exchange Ratio		Exchange Ratio
Low to High*	High to Low**
0.8491	1.2119	1.1602

*	Calculated by dividing the low estimated equity value of the Post cereals business by the high estimated equity value of Ralcorp

**	Calculated by dividing the high estimated equity value of the Post cereals business by the low estimated equity value of Ralcorp

Relative Contribution Analysis. Banc of America Securities calculated the relative contributions of the Post cereals business and Ralcorp to the combined company of projected EBITDA and earnings before interest and taxes, or EBIT, for fiscal years 2007 and 2008, respectively, based upon the Ralcorp Forecasts and the Ralcorp Post Cereals Forecasts. Banc of America calculated the relative contributions of the Post cereals business and Ralcorp to the equity value of the combined company by multiplying such party’s percentage of contribution to the combined company’s projected EBITDA and EBIT, as the case may be, by the pro forma enterprise value of the combined company, then subtracting such party’s net debt and then dividing by the pro forma equity value of the combined company. The pro forma equity value of the combined company was calculated as the sum of the equity value of the Post cereals business, equal to the implied equity value of merger consideration, and the equity value of Ralcorp, calculated based on 26.1 million Ralcorp diluted shares outstanding and the closing price of Ralcorp common stock of $55.89 as of November 9, 2007. Pro forma enterprise value of the combined company reflects the Post cereals business’s net debt of $962 million, and Ralcorp’s net debt of $755 million. Banc of America Securities then divided the Post cereals business equity contribution by the Ralcorp equity contribution for each of the 2007 estimated EBITDA, the 2008 projected EBITDA, the 2007 estimated EBIT and the 2008 projected EBIT to provide implied exchange ratios. This analysis yielded the following range of implied exchange ratios of a share of Splitco common stock to a share of Ralcorp common stock, as compared to the Exchange Ratio:

Range of Implied Exchange Ratios	Exchange Ratio
1.0242 – 1.6032	1.1602

Pro Forma Accretion/Dilution Analysis

Banc of America Securities reviewed the potential pro forma financial effect of the Merger on Ralcorp’s projected earnings per share for fiscal years 2008 and 2009. Estimated financial data of the Post cereals business and Ralcorp were based on the Ralcorp Forecasts and the Ralcorp Post Cereals Forecasts. This analysis indicated that the Merger could be accretive to Ralcorp’s projected earnings per share for each of the fiscal years reviewed. The actual results achieved by Ralcorp after the consummation of the Merger may vary from projected results and the variations may be material.

Other Factors

In rendering its opinion, Banc of America Securities also reviewed and considered other factors, including the historical closing prices of Ralcorp common stock for the one year period ending November 9, 2007, and the average daily closing prices for various periods ending on that date, to provide background information on the prices at which Ralcorp common stock had historically traded. Stock pricing data was provided by FactSet, an online investment research and database service used by many financial institutions. This review indicated the following:

Ralcorp Common Stock Price
Current (November 9, 2007)	$55.89
10 trading-day average	$55.83
30 trading-day average	$55.91
60 trading-day average	$56.93
90 trading-day average	$56.45

Miscellaneous

The discussion set forth above is a summary of the material financial analyses presented by Banc of America Securities to the board of directors of Ralcorp in connection with its opinion and is not a comprehensive description of all analyses undertaken by Banc of America Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses summarized above must be considered as a whole. Banc of America Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Banc of America Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, Banc of America Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Ralcorp and the Post cereals business. The estimates of the future performance of Ralcorp and the Post cereals business in or underlying Banc of America Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Banc of America Securities’ analyses. These analyses were prepared solely as part of Banc of America Securities’ analysis of the fairness, from a financial point of view, of the Exchange Ratio and were provided to the board of directors of Ralcorp in connection with the delivery of Banc of America Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Banc of America Securities’ view of the actual values of Ralcorp, the Post cereals business or Splitco.

The Exchange Ratio in the merger was determined through negotiations between Ralcorp and Kraft, rather than by any financial advisor, and was approved by the board of directors of Ralcorp. The decision to enter into the Transaction Agreement was solely that of the board of directors of Ralcorp. As described above, Banc of America Securities’ opinion and analyses were only one of many factors considered by the board of directors of Ralcorp in its evaluation of the proposed Transactions and should not be viewed as determinative of the views of the board of directors or management of Ralcorp with respect to the Merger or the Exchange Ratio.

Ralcorp has agreed to pay Banc of America Securities for its services in connection with the Transactions an aggregate fee currently estimated to be approximately $9.0 million, of which $2.0 million was paid upon the rendering of its opinion and the balance of which is contingent upon the completion of the Merger. Ralcorp also has agreed to reimburse Banc of America Securities for reasonable expenses (including reasonable fees and disbursements of Banc of America Securities’ counsel) incurred in connection with Banc of America Securities’ engagement in accordance with the terms of Banc of America Securities’ engagement letter, and to indemnify Banc of America Securities, any controlling person of Banc of America Securities and each of their respective directors, officers, employees, agents, affiliates and representatives against specified liabilities, including liabilities under the federal securities laws.

Banc of America Securities or its affiliates in the past have provided financial advisory and financing services to Ralcorp, for which services Banc of America and its affiliates have received compensation. In addition, Banc of America Securities and/or certain of its affiliates anticipate participating in the financing in connection with the Merger, including acting as a co-lead arranger and joint bookrunner on, and lender under, a senior term loan facility, for which services it and/or such affiliates would expect to receive significant fees. Banc of America Specialist Inc., an affiliate of Banc of America Securities, acts as a specialist for Ralcorp common stock on the New York Stock Exchange. In the ordinary course of its businesses, Banc of America Securities and its affiliates may actively trade or hold the securities or loans of Ralcorp, Kraft, Splitco and certain of their respective affiliates for Banc of America Securities’ own accounts or for the accounts of customers and, accordingly, Banc of America Securities or its affiliates may at any time hold long or short positions in such securities or loans.

Kraft’s Reasons for the Transactions

As discussed in the section entitled “Background of the Transactions,” from time to time Kraft’s board of directors and senior management have reviewed Kraft’s portfolio of businesses and considered possible disposition and merger opportunities. As a result of that process, and in connection with its transformation plan announced in February, 2007, Kraft decided that the Post cereals business was not a long term strategic fit with its larger portfolio and that, without the Post cereals business, Kraft could better concentrate on its remaining businesses.

In addition, in reaching its decision to approve the Transaction Agreement and the Transactions, Kraft’s board of directors consulted with Kraft’s senior management as well as Kraft’s legal and financial advisors and considered a wide variety of factors, including the material factors listed below, as generally supporting its decision:

•

The board’s expectation that the Transactions will generally result in tax-free treatment to Kraft and Kraft’s shareholders, while the sale of the Post cereals business for cash would be taxable to Kraft.

•

That because the merger consideration is payable in the form of Ralcorp common stock, Kraft shareholders can have the opportunity to participate in Ralcorp, and the Post cereals business, after the Transactions. In that regard, the board of directors of Kraft understood that general stock market conditions and the performance of Ralcorp’s business may cause the merger consideration to fluctuate, perhaps significantly, but was of the view that on a long-term basis it would be desirable for Kraft shareholders to have an opportunity to retain some continuing investment in Ralcorp after the Transactions.

•	The benefits to Kraft of receiving $300.0 million in cash proceeds of the Bank Debt and approximately $662.2 million in aggregate principal amount of Debt Securities.

•

The financial analyses presented to Kraft’s board at the Kraft board meeting on November 12, 2007, including presentations by senior management and Kraft’s financial advisors Centerview Partners and Blackstone Advisory Services L.P.

•	The reports of Kraft’s senior management regarding their due diligence review of Ralcorp’s business.

•

The review by the board of directors with Kraft’s legal and financial advisors of the structure and terms of the Transaction Agreement and the ancillary agreements, including the parties’ representations, warranties and covenants, the conditions to their respective obligations and the termination provisions, as well as the likelihood of consummation of the Transactions and the board’s evaluation of the likely time period necessary to close the Transactions.

In the course of its deliberations, the Kraft board of directors also considered a variety of risks and other potentially negative factors, including the following:

•

That, while the Transactions are expected to be completed, there is no assurance that all conditions to the parties’ obligations to complete the Transactions will be satisfied or waived, and as a result, it is possible that the Transactions might not be completed.

•

Risks relating to integrating the Post cereals business with Ralcorp’s current operations and the potential effects on the value of the Ralcorp common stock to be received in the Merger as noted above.

•

That Kraft, prior to the completion of the Transactions, is required to conduct the Post cereals business in the ordinary course, subject to specific limitations and exceptions, which could delay or prevent Kraft from undertaking business opportunities that may arise prior to the completion of the Transactions.

•	Risks of the type and nature described under the section entitled “Risk Factors.”

Kraft’s board of directors considered all of these factors as a whole and, on balance, concluded that they supported a favorable determination to approve the Transaction Agreement and the Transactions. The foregoing discussion of the information and factors considered by the board of directors of Kraft is not exhaustive. In view of the wide variety of factors considered by the board in connection with its evaluation of the Transactions and the complexity of these matters, the board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The board evaluated the factors described above, among others, and reached a consensus to approve the Transaction Agreement and the Transactions. In considering the factors described above and any other factors, individual members of the board may have viewed factors differently or given different weight or merit to different factors.

Interests of Certain Persons in the Transactions

Ralcorp’s directors and officers will receive no extra or special benefit that is not shared on a pro rata basis by all other holders of Ralcorp common stock or Kraft common stock in connection with the Transactions. As with all holders of shares of Ralcorp common stock, if a director or officer of Ralcorp owns shares of Kraft common stock, directly or indirectly, such person may participate in the split-off.

Material U.S. Federal Income Tax Consequences of the Distribution, the Merger and Related Transactions

The following discusses certain of the material U.S. federal income tax consequences of the Distribution, Merger, and Related Transactions. This summary is based on the Code, the Treasury regulations promulgated under the Code, and interpretations of the Code and the Treasury regulations by the courts and the IRS, all as they exist as of the date hereof and all of which are subject to change, possibly with retroactive effect.

The Distribution and Mergers

The Distribution and Merger are conditioned upon receipt by Kraft of a private letter ruling from the IRS (which has been obtained) and an opinion from Sutherland Asbill & Brennan LLP, tax counsel to Kraft, to the effect that, on the basis of facts, representations, assumptions and undertakings set forth in the written request for the ruling or the tax opinion, in each case consistent with the state of facts existing as of the effective time of the Distribution, (i) the Splitco Contribution and the Internal Spin will qualify under Sections 368(a) and 355 of the Code such that neither KFG nor Splitco will recognize income, gain or loss, (ii) the assumption by Splitco of the Bank Debt will qualify to KFG for non-recognition of income, gain or loss under Section 357(a) of the Code, (iii) the Internal Debt Repayment will qualify as a transfer of cash by KFG to Kraft in retirement of debt held by Kraft, (iv) the Distribution will qualify to Kraft and its shareholders for non-recognition of income, gain or loss under Section 355 of the Code and (v) the Merger will qualify to Splitco and Ralcorp for non-recognition of income, gain or loss as a reorganization under Section 368(a). Neither Kraft nor Splitco intends to waive these conditions.

The private letter ruling and the tax opinion of Sutherland Asbill & Brennan LLP is or will be based on certain assumptions, representations as to factual matters and undertakings made by Kraft, Splitco and Ralcorp and the assumption that all such representations are true and accurate in all material respects as of the effective date of the registration statement and as of the time the Transactions are consummated. If any of those representations are inaccurate, incomplete or untrue in any material respect, the tax consequences of the Distribution, Merger and related Transactions could differ materially from those described above. The tax opinion of Sutherland Asbill & Brennan LLP will not be binding on the IRS or the courts, and the IRS or the courts may not agree with the tax opinion.

Assuming (i) the continued validity of the private letter ruling from the IRS in the form requested and (ii) the Distribution is not otherwise disqualified as tax-free (see “—Effect of Certain Acquisitions of the Stock of Splitco or Ralcorp”), the material U.S. federal income tax consequences to the holders of common stock of Kraft, Splitco or Ralcorp, as the case may be, of the Distribution and the Merger will be as follows:

The Distribution

•

the Splitco Contribution and the Internal Spin will qualify as a reorganization within the meaning of Section 368(a)(1)(D) of the Code, and KFG and Splitco will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

•	the Distribution will qualify to Kraft and its shareholders for the non-recognition of income, gain or loss under section 355 of the Code.

If the Distribution were not to qualify as tax-free under Sections 355 and 368 of the Code, Kraft would be required to recognize gain equal to the excess of the fair market value of the Splitco common stock distributed to its shareholders over Kraft’s tax basis in the Splitco common stock.

The Merger and the Upstream Merger

•

the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and Splitco and Ralcorp will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

•	the Merger will not result in the recognition of income, gain, or loss to Splitco, Ralcorp Mailman, or Ralcorp;

•	the Upstream Merger will be disregarded for U.S. federal income tax purposes and, accordingly, will not result in the recognition of income, gain or loss to Ralcorp Mailman or Ralcorp; and

•	because Ralcorp shareholders do not participate in the Merger, Ralcorp shareholders will not recognize gain or loss.

Effect of Certain Acquisitions of the Stock of Splitco or Ralcorp

Even if the Distribution otherwise qualifies as a tax-free distribution under Section 355 of the Code, the distribution of Splitco common stock to holders of Kraft common stock in connection with the Distribution would become taxable to Kraft (but not to Kraft shareholders) under Section 355(e) of the Code, if there is an acquisition of Splitco or Ralcorp stock as part of a plan or series of related transactions that includes the Distribution and that results in a 50% or greater change of ownership (by vote or value) in Splitco or Ralcorp. For purposes of this test, the Merger will be treated as part of such a plan or series of transactions but will not, by itself, cause the Distribution to be taxable to Kraft since Kraft shareholders will own more than 50% of the Ralcorp stock following the Merger. However, if the IRS were to determine that other acquisitions of Splitco or Ralcorp stock, either before or after the Distribution, were part of a plan or series of related transactions that included this Distribution, such determination could result in the recognition of gain by Kraft under Section 355(e) of the Code. In connection with the private letter ruling and the opinion of Kraft’s tax counsel, Kraft has represented that the Distribution is not part of any such plan or series of related transactions, and Ralcorp has represented that there is no plan or intention to issue or redeem equity securities in a manner that would cause the 50% threshold to be met. If any of the representations are untrue or any party takes, or omits to take, certain actions that cause the Distribution to be taxable, the responsible party will be obligated to indemnify the other party for any resulting taxes and related expenses under the tax allocation agreement. See “Additional Agreements—Tax Allocation Agreement.” Such indemnification obligations would have a material adverse effect on either Kraft or Ralcorp.

Ralcorp shareholders are urged to consult their own tax advisors as to the U.S. tax consequences of the Transactions.

Accounting Treatment of the Merger

SFAS No. 141 Business Combinations requires the use of the purchase method of accounting for business combinations. In applying the purchase method, it is necessary to identify both the accounting acquiree and the accounting acquiror. In a business combination effected through an exchange of equity interests, such as the Merger, the entity that issues the interests (Ralcorp in this case) is generally the acquiring entity. In identifying the acquiring entity in a combination effected through an exchange of equity interests, however, all pertinent facts and circumstances must be considered, including the following:

•

The relative voting interests of Ralcorp after the Transactions. In this case, shareholders of Kraft are expected to receive approximately 54% of the equity ownership and associated voting rights in Ralcorp after the Transactions.

•

The composition of the governing body of Ralcorp after the Transactions. In this case, the composition of the board of directors of Ralcorp following the Merger will be comprised of the members of the board of directors of Ralcorp immediately prior to the consummation of the Merger.

•	The composition of the senior management of Ralcorp after the Transactions. In this case, Ralcorp’s senior management following the Merger will be the same as Ralcorp’s current management team.

Ralcorp’s management has determined that Ralcorp will be the accounting acquiror in this combination based on the facts and circumstances outlined above. Ralcorp will apply purchase accounting to the assets and liabilities of the Post cereals business and Ralcorp Mailman upon consummation of the Merger. Upon completion of the Transactions, the historical financial statements will reflect only those of Ralcorp.

Regulatory Approvals

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the “HSR Act”), and the rules promulgated under the HSR Act by the Federal Trade Commission, the parties must file notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice and observe specified waiting period requirements before consummating the acquisition. Ralcorp and Kraft each filed the requisite notification and report forms with the Federal Trade Commission and the Antitrust Division. On January 29, 2008, Ralcorp announced that the U.S. Federal Trade Commission granted early termination of the waiting period under the HSR Act. In addition, Ralcorp has also received clearance for the Transactions under the Competition Act (Canada). The antitrust related regulatory approvals necessary for the Transactions have therefore been obtained.

Federal Securities Law Consequences; Resale Restrictions

Ralcorp common stock issued in accordance with the Transaction Agreement will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any Kraft shareholder who may be deemed to be an “affiliate” of Splitco for purposes of Rule 145 under the Securities Act of 1933. The Transaction Agreement requires Kraft to use its reasonable best efforts to cause those affiliates to agree not to transfer any Ralcorp common stock received in accordance with the Transaction Agreement except in compliance with the resale provisions of Rule 144 or Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933.

No Appraisal or Dissenters’ Rights

None of Ralcorp, Ralcorp Mailman, Kraft or Splitco shareholders will be entitled to exercise appraisal rights or to demand payment for their shares in connection with the Transactions.

THE TRANSACTION AGREEMENT

The following is a summary of the material provisions of the Transaction Agreement. This summary is qualified in its entirety by the Transaction Agreement, which is incorporated by reference herein and included in this document as Annex A. The rights and obligations of the parties are governed by the express terms and conditions of the Transaction Agreement and not by this summary or any other information included in this document. You are urged to read the Transaction Agreement carefully and in its entirety. The summary of the Transaction Agreement has been included to provide shareholders with information regarding its material terms and provisions. This summary is not intended to provide any other factual information about Ralcorp, Ralcorp Mailman, Kraft, Splitco or their subsidiaries or the Post cereals business. Such information can be found elsewhere in this document and in the public filings that Ralcorp and Kraft make with the SEC, which are available without charge at http://www.sec.gov. See also “Where You Can Find More Information; Incorporation by Reference.”

Overview

Pursuant to the Transaction Agreement, Kraft will consolidate the Post cereals business under a wholly owned subsidiary of Kraft (“Splitco”). In addition, prior to the split-off, Kraft will retain the proceeds of the $300.0 million in Bank Debt that Splitco will assume, and Kraft will receive approximately $662.2 million in Debt Securities issued by Splitco. On the closing date of the Transactions Kraft will spin-off or split-off Splitco. Splitco will then be merged with and into Ralcorp Mailman and holders of Splitco common stock will be issued shares of Ralcorp common stock. After consummation of the Merger, Ralcorp Mailman will merge with and into Ralcorp and the Bank Debt and Debt Securities will become debt obligations of Ralcorp. See “The Transactions” and “Bank Debt and Debt Securities.”

The Newco Contribution

Transfer of Assets

Under the terms of the Transaction Agreement, Kraft will transfer or cause to be transferred to Newco all of Kraft’s and its affiliate’s right, title and interest in the U.S. assets of the Post cereals business described below plus the amount of cash necessary for the Modesto Purchase (defined below) and the purchase of certain assets related to the conduct of the Post cereals business in countries other than the United States, which this document refers to as the “Newco Contribution.” The assets to be transferred include, with certain exceptions:

•

all inventory as of the Contributions relating exclusively to the Post cereals business, including raw materials, packaging materials, work-in-process, goods in transit, supplies and finished products;

•

all commitments and orders for the purchase of products from Kraft and its subsidiaries that have not been shipped as of the Contributions as well as the portion of any other purchase order of Kraft or its subsidiaries relating to any products of the Post cereals business that have not been shipped as of the Contributions;

•	any accounts receivable relating exclusively to the Post cereals business incurred after the Contributions;

•	certain intellectual property and other similar proprietary rights used by Kraft and its subsidiaries in the Post cereals business;

•

all existing product literature, advertising materials and promotional materials and other books and records relating primarily to the Post cereals business (except Kraft’s and its subsidiaries’ corporate records, tax returns and accounting records), excluding any items Kraft is required to retain by law and to the extent constituting intellectual property, which is governed by a separate section of the Transaction Agreement;

•

all contracts of any nature relating exclusively to the Post cereals business, except to the extent that any third-party consents required to be obtained prior to the assignment have not been obtained by Kraft, but excluding all agreements, arrangements, commitments or understandings, whether or not in writing, between or among Splitco (and any subsidiary of Splitco), on the one hand, and Kraft and its subsidiaries, on the other hand;

•	all machinery, spare parts, equipment and other personal property relating exclusively to the Post cereals business, and certain other specified equipment;

•	certain facilities in Battle Creek, Michigan and Jonesboro, Arkansas that are owned by Kraft and certain facilities in Battle Creek, Michigan that are leased by Kraft;

•

all application systems and software, including all computer software, programs and source disks, and related program documentation, tapes, manuals, forms, guides and other materials, computer hardware and other systems hardware and networking and communications assets, including servers, databases, backups and peripherals, and any laptop, desktop (including monitors) or notebook computers, in each case to the extent used exclusively in the Post cereals business, and certain additional specified items;

•	the assets relating to flexible spending accounts for medical or dependent care expenses under a Kraft benefit plan for “transferring employees”;

•

all assets owned by Kraft or any of its affiliates that are expressly contemplated by the tax allocation agreement (described below; see “Additional Agreements—Tax Allocation Agreement”) as assets to be transferred to Splitco or any affiliate of Splitco;

•

all personnel files that relate to a “transferring employee” and are located at the site at which such employee is primarily based, other than performance reviews and other files of a sensitive nature, provided that Kraft will be permitted to retain photocopies of such files;

•

user information or data associated with or derived from the internet websites associated with certain scheduled domain names, to the extent permitted by law and provided that Ralcorp complies with the applicable privacy notices or policies of Kraft;

•

all transferable licenses, permits, and other governmental authorizations, in each case, used or held for use exclusively in the conduct of the Post cereals business and all transferable licenses, permits, and other governmental authorizations with respect to or used or held for use primarily in the conduct of the Post cereals business at any of the facilities included in the acquired assets (referred to above in the eighth bullet point of this section), except in each case to the extent that any governmental or third-party consents required to be obtained prior to assignment have not been obtained by Kraft;

•

all rights, causes of action, claims and credits, including guarantees, warranties, indemnities and similar rights in favor of Kraft or any of its subsidiaries, in each case to the extent related primarily to the Post cereals business, any acquired asset or any assumed liability and in each case arising after the closing date, provided that to the extent any such rights relate to any retained business, assets or liabilities of Kraft and its subsidiaries, Kraft and its subsidiaries shall retain its right, title and interest in such matters;

•	all expenses, credits and payments (except for those related to tax) relating exclusively to the Post cereals business prepaid or advanced for periods after the Contributions; and

•	all other assets, properties, rights and goodwill relating exclusively to or used or held for use exclusively in the Post cereals business.

The Transaction Agreement also identifies specific assets that will not be transferred by Kraft as part of the Newco Contribution. These include among other specifically listed assets, any accounts receivables, cash and cash equivalents relating to the Post cereals business prior to the Contributions, and any assets not expressly described as assets of the Post cereals business to be contributed to Newco in the Transaction Agreement.

Assumption of Liabilities

At the same time as the transfer of assets to Newco, with certain exceptions, Newco will assume the liabilities of the Post cereals business described below relating to the U.S. operations of the Post cereals business. These liabilities include, with certain exceptions, liabilities relating to or arising from:

•

all commitments and orders for the purchase of products from Kraft and its subsidiaries that have not been shipped as of the Contributions and any portion of any other purchase order of Kraft or its subsidiaries with respect to products of the Post cereals business that are outstanding as of the Contributions;

•	the accounts payable relating exclusively to the Post cereals business incurred after the Contributions;

•

all contracts of any nature relating exclusively to the Post cereals business, except to the extent that any third-party consents required to be obtained prior to assignment have not been obtained by Kraft, but excluding all agreements, arrangements, commitments or understandings, whether or not in writing, between or among Splitco (and any subsidiary of Splitco), on the one hand, and Kraft and its subsidiaries, on the other hand;

•

owning, leasing or operating all machinery, spare parts, equipment and other personal property included in the acquired assets or owning, leasing, operating or occupying the facilities included in the acquired assets;

•

manufacturer’s coupons relating to products of the Post cereals business, which coupons are issued, granted, delivered or otherwise made available prior to the Contributions and are received by the clearing house for reimbursement more than 60 days after the Contributions or which coupons are issued, granted, delivered or otherwise made available after the Contributions;

•	all trade and consumer promotions, including contests and sweepstakes, relating to products of the Post cereals business to the extent the liability arises after the Contributions;

•	product returns of the Post cereals business received more than 60 days after the Contributions;

•	warranty obligations and product liabilities with respect to products of the Post cereals business sold after the Contributions;

•	customer deductions attributable to invoices with respect to products of the Post cereals business sold after the Contributions;

•	certain losses, liabilities, obligations or responsibilities associated with toxic or hazardous materials or violations of environmental laws, other than certain specified liabilities;

•	certain employment and employee benefits-related liabilities, obligations and commitments relating to the employees of Kraft and its affiliates who are employed primarily in the Post cereals business;

•

certain liabilities, obligations and commitments to be expressly assumed by, or for which responsibility is assigned to, Splitco, Newco or another subsidiary of Splitco pursuant to the Transaction Agreement, the ancillary agreements or any other agreements contemplated by the parties;

•	the Bank Debt, and all fees, expenses and agreements relating to the Bank Debt; and

•	all liabilities, obligations and commitments to be expressly assumed by, or for which responsibility is assigned to Splitco or a Splitco subsidiary pursuant to the tax allocation agreement.

The Transaction Agreement also identifies specific liabilities that will not be transferred by Kraft as part of the Contributions, including any liabilities not expressly described as liabilities of the Post cereals business assumed by Newco in the Transaction Agreement.

Modesto Purchase

The Modesto, California facility is owned by Phenix Management Corporation, a wholly owned direct subsidiary of KFG. Newco will purchase the facility using cash contributed as part of the Newco Contribution for that purpose (the “Modesto Purchase”).

Bank Debt

Immediately prior to the Splitco Contribution (described below), KFG will incur indebtedness from third-party lenders in the form of a bank credit facility and receive the net proceeds thereof in cash in an aggregate amount of $300.0 million. In the event that $300.0 million of Bank Debt proceeds are not available or are not reasonably expected to be available pursuant to the terms of a commitment letter entered into by KFG, Splitco and Ralcorp, as described under “Bank Debt and Debt Securities,” Ralcorp will be entitled to identify alternative financing arrangements (with terms and conditions that are not less favorable to Kraft and KFG than those contemplated in the commitment letter) to replace the Bank Debt, and KFG will be entitled to enter into alternative financing arrangements to replace the Bank Debt. In the event that alternative financing is not available, pursuant to the Transaction Agreement, the Bank Debt may be reduced and the Debt Securities (described below) increased by an equivalent principal amount.

Splitco Contribution

Following the Newco Contribution and the incurrence of the Bank Debt, KFG will transfer its interests in Newco to Splitco in exchange for shares of Splitco common stock, the issuance by Splitco of the Debt Securities and the assumption by Splitco of the obligation to repay the Bank Debt, which this document refers to as the “Splitco Contribution.”

In the Splitco Contribution, Splitco will issue additional shares of Splitco common stock to KFG so that the total number of shares of Splitco common stock issued and outstanding will be 1.1602 multiplied by the number of shares of Ralcorp common stock on a “fully diluted basis,” but in no event will Splitco have less than 30,320,000 total shares outstanding following the Splitco Contribution. The term “fully diluted basis” means Ralcorp’s and Kraft’s estimate of the number of shares of Ralcorp common stock that will be outstanding on the closing date of the Transactions together with the estimated number of shares of Ralcorp common stock that will be issuable on the closing date upon exercise of any options or rights based on the treasury stock method. Ralcorp’s and Kraft’s binding estimate of the number of shares of Ralcorp common stock on a “fully diluted basis” will be made in good faith on the “estimation date” (as described below) using, for the purposes of the treasury stock method calculations,

•	$55.90 per share for the price of Ralcorp common stock for certain specified options; and

•

the volume weighted average trading price of Ralcorp common stock on the NYSE during the ten trading days preceding the estimation date for any options or rights granted between the date of the Transaction Agreement and the closing date of the Transactions.

The Transaction Agreement provides that, unless Ralcorp and Kraft agree on a later date, the “estimation date” will be ten business days prior to the date on which the split-off exchange offer is commenced (if Kraft elects to effect the Distribution as a split-off), or the last trading day that ends at least 20 trading days prior to the date Ralcorp and Kraft expect the date of the Distribution to occur (if Kraft elects to effect the Distribution as a spin-off).

In the Splitco Contribution, Splitco will also issue and deliver to KFG the Debt Securities, which will consist of approximately $662.2 million in aggregate principal amount of debt securities of Splitco. The Debt Securities will have a minimum term of ten years, will not be callable for the first five years of the term, will carry an interest rate and will include other terms as required by market conditions at issuance to permit the Debt Securities to be exchanged for debt obligations of Kraft and then sold to third-party investors at par upon issuance. Upon consummation of the Transactions, the Debt Securities will become debt obligations of Ralcorp.

In the event that financing is not available for the Bank Debt, pursuant to the Transaction Agreement, the Bank Debt may be reduced and the Debt Securities increased by an equivalent principal amount. See “The Transaction Agreement—Bank Debt.” In addition, the amount of the Debt Securities may be adjusted based on a formula designed to ensure that (i) each party is ultimately financially responsible for 50% of the estimated combined costs and expenses of the parties in connection with the exchange or other transfer of the Debt Securities for debt obligations of Kraft and (ii) Ralcorp is ultimately financially responsible for 100% of the estimated combined costs and expenses of the parties in connection with the incurrence of the Bank Debt and the Bank Debt commitment letter, related fee letter and engagement letter.

More specifically, to the extent that the costs and expenses incurred by Splitco and its subsidiaries prior to the closing date of the Transactions in connection with:

•	the exchange and other transfer of the Debt Securities in connection with the External Debt Exchange; and

•	the Bank Debt,

shall exceed 50% of the estimated aggregate amount of the costs and expenses to be incurred by Kraft and its affiliates and Ralcorp and its affiliates in connection with:

•	the exchange and other transfer of the Debt Securities in connection with the External Debt Exchange,

the aggregate principal amount of the Debt Securities will be increased, and to the extent such costs and expenses fall below 50% of such estimated aggregate amount the aggregate principal amount of the Debt Securities will be reduced.

To the extent that the exchange by Kraft of some or all of the Debt Securities for debt obligations of Kraft as of the closing date of the Transactions and the subsequent resale of the Debt Securities to third-party investors at par would not be reasonably practicable without a reduction in the principal amount of the Debt Securities, then the principal amount of the Debt Securities (as adjusted according to the preceding paragraph) will be reduced to the maximum amount that could be so sold (or exchanged and sold) at par and the amount of the reduction will be replaced with additional shares of Splitco common stock having an equivalent aggregate fair market value, except that not more than an additional 6.0 million shares of Splitco common stock may be issued in the Splitco Contribution. Any such additional shares will be distributed along with the other shares of Splitco common stock and converted into the right to receive shares of Ralcorp common stock in the Merger.

Transfer of Equipment

Following the Splitco Contribution and the Non-U.S. Transfer, Ralcorp and Splitco will bear all costs and expenses relating to, and will have the right and responsibility to manage, the transfer of all machinery, equipment and other property included in the acquired assets and located in Kraft’s facilities. Following the Splitco Contribution and Non-U.S. Transfer, Kraft will bear all costs and expenses relating to, and will have the right and responsibility to manage, the transfer of all machinery, equipment and other property not included in the assets acquired by Ralcorp and located in the facilities transferred to Newco.

Termination of Intercompany Agreements

On or prior to the date of the Distribution, Kraft and Splitco will terminate all contracts between Kraft and its subsidiaries, on the one hand, and Splitco and its subsidiaries, on the other hand (except as contemplated by the Transaction Agreement or other agreements executed in connection with the Transaction Agreement).

Delayed Transfer of Assets and Liabilities; Subsequent Transfers

Kraft will not be obligated to transfer any assets, and neither Splitco nor Newco will be obligated to assume any liabilities, that at the time of the Contributions are not capable of being transferred or assumed because a consent or government approval has not been obtained or some other legal impediment to the transfer or assumption has not been removed. However, for 18 months following the closing date of the Transactions, Kraft will use its reasonable best efforts to obtain such consent or governmental approval. The transfer of each of these assets or assumption of each of these liabilities will occur after the respective consent or government approval causing the delay is obtained or the legal impediment is removed without the payment of any consideration.

Internal Spin, Internal Debt Repayment and Internal Debt Exchange

Immediately following the Contributions, KFG will transfer to Kraft all the shares of Splitco common stock held by KFG. In addition, KFG may transfer to Kraft the cash proceeds of the Bank Debt and the Debt Securities in exchange for the retirement of a portion of its outstanding intercompany debt.

Distribution

The Transaction Agreement provides that, at its election, Kraft will either:

•	distribute all of the shares of Splitco common stock on a pro rata basis to the holders of Kraft common stock (in a “spin-off”); or

•	offer to holders of Kraft common stock the right to exchange all or a portion of their Kraft common stock for Splitco common stock (in a “split-off”).

Subsequent to the execution of the Transaction Agreement, Kraft elected to effect the distribution through a split-off.

Any shares of Splitco common stock that are not subscribed for in the split-off would be distributed to Kraft shareholders in a spin-off that would also be consummated on the closing date. In addition, to the extent that the Distribution is effected as a spin-off, up to an aggregate of 100,000 shares of Splitco common stock will be distributed to the holders of Kraft’s deferred stock awards.

Distribution Process

Kraft will deposit all of the outstanding shares of Splitco common stock with the tender offer agent. The tender offer agent will hold the shares for the benefit of the Splitco shareholders pending conversion of such shares into Ralcorp common stock in connection with the Merger. The tender offer agent will deliver the shares of Splitco common stock to the transfer agent. Following the Merger, the transfer agent will distribute the shares of Ralcorp common stock as described in “The Transaction Agreement—Conversion and Exchange of Shares.”

The Merger

Immediately following the Distribution, Splitco will merge with and into Ralcorp Mailman, with Ralcorp Mailman as the surviving company.

The Merger Consideration

The Transaction Agreement provides that each share of Splitco common stock issued and outstanding immediately before the effective time of the Merger will be automatically converted into the right to receive one fully paid and nonassessable share of Ralcorp common stock. Cash will be paid in lieu of fractional shares of Ralcorp common stock in the Merger. See “The Transactions—No Fractional Shares; Exchange of Certificates.”

Conversion and Exchange of Shares

Kraft has appointed a tender offer agent to effect the Distribution and Ralcorp has appointed a transfer agent to effect the conversion of the shares of Splitco common stock in the Merger. Prior to or promptly following the Merger, Ralcorp will deposit with the transfer agent certificates representing Ralcorp common stock to be issued to Splitco shareholders in the Merger. In addition, Ralcorp will make available to the transfer agent cash sufficient to pay cash in lieu of fractional shares.

As soon as reasonably practicable after the effective time of the Merger, to the extent not previously distributed in connection with the Distribution, the transfer agent will mail each holder of record of Splitco common stock a letter of transmittal and instructions for use in effecting the surrender of any shares of Splitco common stock in exchange for Ralcorp common stock and cash in lieu of fractional shares. Upon surrender of any shares of Splitco common stock for cancellation to the transfer agent, together with such duly executed letter of transmittal and any other documents the transfer agent may reasonably require, the holder of such shares of Splitco common stock will be entitled to receive the Ralcorp common stock and cash for any fractional shares.

Upstream Merger

Immediately following the Merger, Ralcorp Mailman will be merged with and into Ralcorp. The separate corporate existence of Ralcorp Mailman will cease and Ralcorp will continue as the surviving corporation.

Non-U.S. Transfer

Immediately following the Upstream Merger, Ralcorp Canada, a Canadian corporation that is wholly owned by Ralcorp, will purchase from Kraft Canada, a Canadian corporation that is wholly owned by Kraft, certain assets relating to the Post cereals business in Canada, including certain facilities in Niagara Falls, Ontario, and Ralcorp Canada will assume certain liabilities relating to the Post cereals business in Canada. Any transferred assets located outside the United States or Canada will similarly be purchased by Ralcorp (or a subsidiary of Ralcorp) from the Kraft affiliate that currently owns them. The transfer of the assets and liabilities located outside the United States is referred to as the “Non-U.S. Transfer.” The purchase price paid in the Non-U.S. Transfer will be the fair market value of the assets and liabilities transferred, and will be paid from cash contributed by KFG in the Newco Contribution.

Closing of the Transactions

It is currently anticipated that the Transactions will be consummated in mid-2008. Completion of the Transactions could be delayed, however, if there is a delay in obtaining the required regulatory approvals or satisfying other conditions to the Transactions. You cannot be assured whether, and on what date, those approvals will be obtained or that the Transactions will be consummated.

See “The Transaction Agreement—Conditions to the Consummation of the Transactions” for a more complete description of the conditions that must be satisfied or waived prior to the closing of the Transactions. Prior to the closing of the Transactions, any of those conditions may be waived at any time, before or after the receipt of Ralcorp shareholder approval for the issuance of Ralcorp common stock in connection with the Merger. Under the agreed terms of the Transaction Agreement, conditions in favor of Kraft may be waived by Kraft in its sole discretion, conditions in favor of Ralcorp may be waived by Ralcorp in its sole discretion, and joint conditions may be waived by both parties acting together.

Effective Time

The effective time of the Merger, which will occur immediately following the Distribution, will be the time and date of the filing of the certificate of merger that will be filed with the Secretary of State of the State of Delaware or at such later time as Ralcorp and Kraft may agree and provide for in the certificate of merger. The effective time of the Upstream Merger, which will occur immediately following the Merger, will be the time and date of the filing of the certificate of merger that will be filed with the Secretary of State of the State of Missouri or at such later time as Ralcorp and Kraft may agree and provide for in the certificate of merger.

Representations and Warranties

The Transaction Agreement contains substantially reciprocal representations and warranties that Kraft and Splitco made to Ralcorp, on the one hand, and Ralcorp and Ralcorp Mailman made to Kraft, on the other hand, as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Transaction Agreement and may be subject to important qualifications and limitations agreed by Ralcorp, Ralcorp Mailman, Kraft and Splitco in connection with negotiating the terms of the Transaction Agreement or contained in disclosure schedules. These disclosure schedules contain information that modify, qualify or create exceptions to the representations and warranties set forth in the Transaction Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, may be subject to a contractual standard of materiality different from those generally applicable to shareholder communications, or may have been used for the purpose of allocating risk among Ralcorp, Ralcorp Mailman, Kraft and Splitco. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

The representations and warranties contained in the Transaction Agreement will not survive the closing of the Transactions or a termination of the Transaction Agreement. The representations relate to, among other topics, the following:

•	due organization, good standing and power;

•	authority to enter into and perform the Transaction Agreement and the other agreements executed in connection therewith as well as the execution, delivery and enforceability of such agreements;

•

no conflicts with or violations of governance documents, material agreements or laws as a result of the execution and delivery of the Transaction Agreement and other agreements or the consummation of the Transactions;

•	capital structure;

•	title to tangible assets;

•	real property;

•	intellectual property;

•	litigation and related proceedings;

•	material contracts;

•	compliance with applicable laws;

•	brokers;

•	securities law filings;

•	financial statements;

•	environmental matters;

•	products;

•	customers;

•	employee benefits and labor matters;

•	taxes;

•	condition and sufficiency of the acquired assets;

•	no material adverse effect;

•	business conducted in the ordinary course;

•	inventory;

•	accuracy of information supplied;

•	opinion of the financial advisors to Ralcorp; and

•	inapplicability of anti-takeover statutes.

The term “material adverse effect,” when used with respect to the Post cereals business, is defined in the Transaction Agreement to mean: any circumstance, change, effect, development, condition, occurrence or event that, individually or when taken together with all other such circumstances, changes, effects, developments, conditions, occurrences or events, is materially adverse to, or has a material adverse effect on, the business, financial condition, assets or results of operations of the Post cereals business. With respect to the Post cereals business, the term “material adverse effect” does not include the effect of any circumstance, change, effect, development, condition, occurrence or event:

•	arising out of or affecting the industry in which the Post cereals business operates generally;

•	arising out of or affecting the general economy or financial markets;

•	arising out of changes in law;

•	arising out of acts of war or terrorism;

•	arising out of the announcement of the Transaction Agreement and the ancillary agreements; or

•	arising out of any action taken or not taken by Kraft or its affiliates with the written consent or agreement of, or at the direction of, Ralcorp;

except, with respect to the first four clauses in the preceding list, to the extent that the Post cereals business is materially disproportionately affected as compared to other participants in the same industry.

The term “material adverse effect,” when used with respect to Ralcorp, is defined in the Transaction Agreement to mean: any circumstance, change, effect, development, condition, occurrence or event that, individually or when taken together with all other such circumstances, changes, effects, developments, conditions, occurrences or events, is materially adverse to, or has a material adverse effect on, the business, financial condition, assets or results of operations of Ralcorp. With respect to Ralcorp, the term “material adverse effect” does not include the effect of any circumstance, change, effect, development, condition, occurrence or event:

•	arising out of or affecting the industry in which Ralcorp operates generally;

•	arising out of or affecting the general economy or financial markets;

•	arising out of changes in law;

•	arising out of acts of war or terrorism;

•	arising out of the announcement of the Transaction Agreement and the ancillary agreements;

•	arising out of any action taken or not taken by Ralcorp or its affiliates with the written consent or agreement of, or at the direction of, Kraft; or

•

arising out of the closure of its manufacturing facility in Billerica, Massachusetts and the projection of its results of operation for its fourth quarter ended September 30, 2007 that was provided to Kraft;

except, with respect to the first four clauses in the preceding list, to the extent that the business of Ralcorp is materially disproportionately affected as compared to other participants in the same industry.

Covenants

Each of Ralcorp and Ralcorp Mailman, on the one hand, and Kraft and Splitco, on the other, have undertaken certain covenants in the Transaction Agreement restricting the conduct of their respective businesses between the date the Transaction Agreement was signed and the completion of the Transactions contemplated by the Transaction Agreement. Shareholders are urged to read carefully the sections of the Transaction Agreement (which is attached as Annex A) entitled “Ordinary Conduct of the Post Cereals Business” and “Ordinary Conduct of Ralcorp’s Business.”

These covenants include:

Best Efforts

Ralcorp, Ralcorp Mailman, Kraft and Splitco have agreed to use their respective best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the Transaction Agreement and applicable laws and regulations to consummate the Transactions. These actions include preparing and filing all necessary documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information and applications and obtaining all necessary approvals, consents, registrations, permits, authorizations and other confirmations to consummate the Transactions. Ralcorp and Kraft also agreed to cooperate and to use their respective best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the closing of the Transactions, on or before November 10, 2008, and to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental authority with respect to the Transactions so as to enable the closing to occur as soon as reasonably possible.

Tax Treatment and IRS Ruling

Ralcorp, Ralcorp Mailman, Kraft and Splitco have agreed to use their best efforts to cause the Transactions to qualify for tax-free treatment. To this end, Kraft and Splitco have sought an IRS ruling (which has been obtained) that the Transactions will qualify for tax-free treatment. This ruling was based on customary factual statements, representations and covenants by the parties.

Fees and Expenses

Subject to certain exceptions, the Transaction Agreement provides that all fees and expenses incurred by Kraft, Splitco, or any of their subsidiaries in connection with the Transaction Agreement or other agreements contemplated in connection with the Transactions will be paid by Kraft, whether or not the Transactions are consummated, and all fees and expenses incurred by Ralcorp, Ralcorp Mailman or any of their subsidiaries in connection with the Transaction Agreement or other agreements contemplated in connection with the Transactions will be paid by Ralcorp, whether or not the Transactions are consummated.

In addition, the amount of the Debt Securities may be adjusted based on a formula designed to ensure that,

•

each party is ultimately financially responsible for 50% of the estimated combined costs and expenses of the parties in connection with the exchange or other transfer of the Debt Securities for debt obligations of Kraft; and

•

Ralcorp is ultimately financially responsible for 100% of the estimated combined costs and expenses of the parties in connection with the incurrence of the Bank Debt and the Bank Debt commitment letter, related fee letter and engagement letter.

More specifically, to the extent that the costs and expenses incurred by Splitco and its subsidiaries prior to the closing date in connection with (i) the exchange and other transfer of the Debt Securities in connection with the External Debt Exchange and (ii) the Bank Debt will exceed 50% of the estimated aggregate amount of the costs and expenses to be incurred by Kraft and its affiliates and Ralcorp and its affiliates in connection with the exchange and other transfer of the Debt Securities in connection with the External Debt Exchange, the aggregate principal amount of the Debt Securities will be increased, and to the extent such costs and expenses fall below 50% of such estimated aggregate amount the aggregate principal amount of the Debt Securities will be reduced.

Ralcorp will pay to Kraft a fee of $60.0 million if:

•

Kraft terminates the Transaction Agreement because Ralcorp’s board of directors or any committee thereof withdraws, or modifies in a manner adverse to Kraft or Splitco or publicly proposes to withdraw or modify in a manner adverse to Kraft or Splitco, its approval or recommendation of the Transaction Agreement or any of the Transactions, fails to recommend to Ralcorp’s shareholders that they give their approval to the issuance of the Ralcorp common stock in connection with the Merger, or approves or recommends, or proposes publicly to approve or recommend, a “Ralcorp Takeover Proposal,” as defined below, or if Ralcorp willfully and materially breaches its non-solicitation covenant summarized below;

•

prior to the approval of the issuance of shares of Ralcorp common stock in connection with the Merger by Ralcorp shareholders, Ralcorp terminates the Transaction Agreement because its board of directors authorizes Ralcorp, subject to complying with the terms of the Transaction Agreement, to enter into a definitive agreement with respect to a “Ralcorp Superior Proposal,” as defined below, and Ralcorp enters into such a definitive agreement; or

•

(x) any person makes a Ralcorp Takeover Proposal that was publicly disclosed prior to the Ralcorp shareholders meeting and thereafter the Transaction Agreement is terminated because shareholder approval is not obtained upon a vote at a Ralcorp shareholders meeting or the closing of the Transactions does not occur prior to November 10, 2008 and (y) within 15 months following such termination Ralcorp enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Ralcorp Takeover Proposal.

Ralcorp will reimburse Kraft for all its out-of-pocket expenses actually incurred in connection with the Transaction Agreement, the ancillary agreements and the Transactions (not to exceed $15.0 million) if the Transaction Agreement is terminated in the circumstances specified in the foregoing three clauses.

A “Ralcorp Takeover Proposal” means:

•	any proposal for a merger, consolidation, dissolution, recapitalization or other business combination involving Ralcorp;

•	any proposal or offer for the issuance by Ralcorp of over 15% of its equity securities as consideration for the assets or securities of another person; or

•

any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated assets of Ralcorp, or assets or business that constitute over 15% of the consolidated revenues or net income of Ralcorp, in each case other than the Transactions.

A “Ralcorp Superior Proposal” means any bona fide proposal made by a third party to acquire 80% or more of the equity securities or all or substantially all the assets of Ralcorp, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all or substantially all its assets or otherwise, on terms which the board of directors of Ralcorp determines in its good-faith judgment after consulting with its independent financial advisor:

•

to be superior from a financial point of view to the holders of Ralcorp common stock than the Transactions, taking into account all the terms and conditions of such proposal and the Transaction Agreement (including any proposal by Kraft to amend the terms of the Transactions); and

•	is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

Indemnification of Directors and Officers

The Transaction Agreement provides that for a period of at least six years after the effectiveness of the Merger, Ralcorp will indemnify and hold harmless, and provide advancement of expenses to, all past and present directors or officers of Splitco and its subsidiaries, and each individual who prior to the effectiveness of the Merger becomes a director or officer of Splitco and its subsidiaries, to the maximum extent allowed under applicable law in respect of acts or omissions that occurred at or prior to the effectiveness of the Merger, including in connection with the Post cereals business, the Transaction Agreement, other agreements contemplated by the Transaction Agreement or the Transactions.

In addition, pursuant to the Transaction Agreement, Kraft and Splitco made certain covenants to Ralcorp and Ralcorp Mailman. The following summarizes certain of these covenants:

Ordinary Conduct of the Post Cereals Business

Except as provided for in the Transaction Agreement, from the execution date of the Transaction Agreement until the closing date of the Transactions, Kraft and Splitco are required to conduct the Post cereals business in all material respects in the ordinary course and use their reasonable best efforts to preserve intact in all material respects the Post cereals business and relationships with third parties and employees of the Post cereals business. From the execution date of the Transaction Agreement to the closing of the Transactions, Kraft and Splitco agree to (i) manage any trade and consumer promotions and promotion activities or events in the ordinary course and (ii) spend certain capital expenditures and advertising and consumer expenditures and continue certain capacity expansion programs. Except as provided in the Transaction Agreement, Kraft and Splitco will not and will cause their subsidiaries not to, without the prior written consent of Ralcorp (not to be unreasonably withheld):

•

in the case of Splitco, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than the issuance of shares of Splitco common stock to KFG and the Distribution;

•

in the case of Splitco or its subsidiaries, authorize the issuance of any other securities in lieu of or in substitution for shares of its capital stock or purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares;

•

in the case of Splitco or its subsidiaries, issue, deliver or sell any shares of its capital stock, any other voting securities or any securities convertible into, any rights, warrants, or options to acquire, any such shares, voting rights or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the issuance of shares of Splitco common stock to KFG and the Distribution;

•	in the case of Splitco or its subsidiaries, amend its organizational documents;

•

in the case of Splitco or its subsidiaries, merge or consolidate with, or purchase an equity interest in or a substantial portion of the assets of, any person or any division or business thereof, other than the Contributions, the Non-U.S. Transfer, the Merger or any such action solely between or among Splitco and its wholly owned subsidiaries;

•

make any material change in accounting methods, principles or practices or tax accounting methods, except as required by GAAP, or make any material tax election, in each case solely with respect to the Post cereals business;

•	waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement solely with respect to the Post cereals business;

•	sell or otherwise dispose of or abandon any of the acquired assets except for sales of finished goods inventory and other assets in the ordinary course of business;

•

mortgage, pledge or grant any security interest in any of the acquired assets in connection with the borrowing of money or for the deferred purchase of any property or otherwise permit the imposition of a lien on any of such acquired assets, unless such lien is permitted by the Transaction Agreement or other agreements contemplated by the Transaction Agreement;

•

in the case of Splitco or its subsidiaries, incur any indebtedness other than the Bank Debt or the Debt Securities or make any loans or capital contributions to, or investments other than to any subsidiary of Splitco or Newco, or in the ordinary course of business, or pursuant to the Contributions and Non-U.S. Transfer;

•

other than as required by law, or as required by any Kraft benefit plan in effect on the date of the Transaction Agreement, as effected in the ordinary course of business as would relate to a substantial number of similar situated Kraft employees or for any actions for which Kraft will be solely liable, increase the compensation or amend, adopt, enter into or terminate any benefit plan with respect to any of the employees of the Post cereals business, pay any employee of the Post cereals business any benefit or amount not required by a Kraft benefit plan as in effect on the date of the Transaction Agreement, take any action to accelerate the vesting of any benefit under a Kraft benefit plan or take any other action to fund or secure the payment of compensation under a Kraft benefit plan;

•	other than in the ordinary course of business, enter into, modify in any material respect, amend in any material respect or terminate any material contracts;

•

settle any litigation or other proceeding if Splitco or any of its subsidiaries would be required to pay in excess of $1.0 million following the Contributions, or if such settlement would obligate Splitco or any of its subsidiaries to take any materially adverse action or restrict Splitco or its subsidiaries in any materially adverse respect from taking any action at or after the Merger;

•	engage in any business involving the acquired assets other than the Post cereals business substantially as currently conducted;

•	take any actions that could reasonably be expected to prevent or materially delay the consummation of the Transactions; and

•	authorize, commit or agree to take any of the foregoing actions.

Employee Non-Solicitation

Kraft and its subsidiaries agreed that for one year following the closing of the Transactions, it and its subsidiaries will not hire certain key employees of the Post cereals business. In addition, Kraft agreed that for a period of two years following the closing of the Transactions, it and its subsidiaries will not solicit for employment any employee of the Post cereals business who transfers to Ralcorp, Splitco or one of their respective affiliates at the closing of the Transactions. However, Kraft and its subsidiaries will not be prohibited from hiring any employee who responds to a general solicitation and is not identified in the Transaction Agreement as a key employee or from soliciting any employee who is not identified as a key employee in the Transaction Agreement and whose employment is terminated by Splitco or any of its affiliates.

Non-Competition

For a period of two years following the closing of the Transactions, Kraft agreed that it and its controlled affiliates will not establish or acquire any new businesses within Canada, the United States or Mexico that involve the sale of ready-to-eat dry cereals and granolas that are not marketed as snacks, not including bars such as cereal bars. Pursuant to the Transaction Agreement this non-competition agreement will not prohibit Kraft or its controlled affiliates from:

•	continuing to conduct their current businesses and extensions of those businesses (excluding the Post cereals business);

•	manufacturing products for its own use as ingredients for so long as none of the intellectual property transferred to Ralcorp is being used; or

•

acquiring and owning any interests in entities that compete with the Post cereals business so long as (i) such interests constitute less than 5% of such entity’s voting securities or (ii) such competitive activities constitute less than 30% of the entity’s annual revenues; provided that in the case of clause (ii) Kraft uses its reasonable best efforts to dispose of the businesses that compete with the Post cereals business within one year from the closing of such acquisition, subject to extension in certain circumstances. Kraft will not be required to dispose of any business that competes with the Post cereals business in Mexico that are acquired as part of a multi-category line of business and that are acquired after the one year anniversary of the closing date of the Transactions.

Non-Solicitation by Kraft or Splitco

Neither Kraft nor Splitco are permitted to solicit, initiate or encourage any “Splitco Takeover Proposal,” to participate in any discussions regarding a “Splitco Takeover Proposal,” or to authorize or permit any of their subsidiaries or representatives to do so.

A Splitco Takeover Proposal means:

•	any proposal for a merger, consolidation, dissolution, recapitalization or other business combination involving Splitco, the Post cereals business or the acquired assets;

•	any proposal or offer for the issuance by Splitco of over 15% of its equity securities as consideration for the assets or securities of another entity; or

•

any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated assets of Splitco, the Post cereals business or the acquired assets (as described above under “Transfer of Assets”), or assets or business that constitute over 15% of the consolidated revenues or net income of Splitco, the Post cereals business or the acquired assets, in each case other than the Transactions and other than sales of inventory as of the Contributions relating exclusively to the Post cereals business.

Non-Use of Assigned Key Marks

Subject to certain limitations, Kraft and its subsidiaries agree not to use, license or permit any other entities or persons to use, attempt to register, or register, anywhere in the world, any key marks to be assigned to Ralcorp pursuant to the Transaction Agreement or confusingly similar marks following the closing date of the Transactions.

Kraft Stock Awards

Pursuant to the Transaction Agreement, on or prior to the closing date, Kraft will take all actions necessary to provide that any outstanding stock award held by any employee who is employed by the Post cereals business will become vested for a number of shares upon the closing of the Transactions. The number of shares of Kraft common stock that will vest will be calculated by multiplying the number of shares of Kraft common stock subject to such stock award by a fraction, the numerator of which is the number of years since the stock award was granted and the denominator of which is equal to three; however, under no circumstance will the numerator equal or exceed the denominator.

In addition, pursuant to the Transaction Agreement, Ralcorp and Ralcorp Mailman made certain covenants to Kraft and Splitco. The following summarizes certain of these covenants:

Ordinary Conduct of Ralcorp’s Business

Except as provided for in the Transaction Agreement, from the execution date of the Transaction Agreement until the closing date of the Transactions, Ralcorp is required to conduct its business in all material respects in the ordinary course and use its reasonable best efforts to preserve intact in all material respects its business and relationships with third parties and its employees. Ralcorp will not, without the prior written consent of Kraft (not to be unreasonably withheld):

•

declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than the dividends or distributions by a direct or indirect wholly owned subsidiary of Ralcorp to Ralcorp;

•

authorize the issuance of any other securities in lieu of or in substitution for shares of its capital stock or purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares; however, Ralcorp has the right to repurchase shares of its capital stock to the extent that shares of Ralcorp’s capital stock have been issued after execution of the Transaction Agreement in connection with the exercise of rights, warrants or options of Ralcorp;

•

issue, deliver or sell any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the issuance of shares of Ralcorp common stock pursuant to the exercise of stock options outstanding as of the date of the execution of the Transaction Agreement and the grant of options and other equity based awards as compensation in the ordinary course of business, subject to certain limitations;

•	amend its organizational documents;

•

merge or consolidate with, or purchase an equity interest in or a substantial portion of the assets of, any person or any division or business thereof, other than any such action solely between Ralcorp and its wholly owned subsidiaries or an acquisition by Ralcorp for cash not to exceed $310.0 million for an individual acquisition or $450.0 million in the aggregate (i) which after giving effect to such acquisition would not cause Ralcorp’s leverage ratio (as defined in Ralcorp’s credit agreement dated as of December 27, 2005) to exceed 3.50 to 1.00, (ii) which is permitted under the terms of the Bank Debt commitment letter and all other indebtedness of Ralcorp and (iii) which would not result in any requirement to include any additional pro forma or acquired company financial statements in connection with certain securities documents to be filed with the SEC in connection with the Transactions;

•	make any material change in accounting methods, principles or practices or tax accounting methods, except as required by GAAP, or make any material tax election;

•	waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement;

•

sell or otherwise dispose of or abandon any material properties or assets, except for sales of finished goods inventory and other assets in the ordinary course of business, the sale of used or obsolete equipment or real estate, or the sale of accounts receivable;

•

incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Ralcorp or any of its subsidiaries, or guaranty any such indebtedness or debt securities of another person or enter into any agreement to maintain any financial statement condition of another person, other than in the ordinary course of business in connection with refinancing any debt or indebtedness, or in the context of an acquisition permitted by the Transaction Agreement;

•

make any loans or capital contributions to, or investments in, any other person than any subsidiary of Ralcorp, or in the ordinary cause of business, or in the context of an acquisition permitted by the Transaction Agreement;

•

increase the compensation or benefits for any officer, director or employee, amend, adopt, enter into or terminate any Ralcorp benefit plan, pay any officer, director or employee of Ralcorp or its affiliates any benefit or amount not required by a benefit plan as in effect on the date of the execution of the Transaction Agreement, take any action to accelerate the vesting of, or payment of, any compensation or benefit under any Ralcorp benefit plan, take any action to fund or in any other way secure the payment of compensation or benefits under any Ralcorp benefit plan, except to the extent required by law, to the extent required by a Ralcorp benefit plan in effect on the date of the Transaction Agreement, as effected in the ordinary course of business, or for changes that, individually and in the aggregate, are not material to Ralcorp and its affiliates;

•	engage in any business outside the food and beverage industry;

•	take any actions that could prevent or materially delay the consummation of the Transactions; and

•	authorize, commit or agree to take any of the foregoing actions.

Employees and Employee Benefits

Ralcorp, Ralcorp Mailman, Kraft and Splitco agreed in the Transaction Agreement to the following:

•

With respect to employees of the Post cereals business who are on leave of absence as of the date of the Distribution who transfer to Ralcorp, Splitco or an affiliate on the date of the Distribution, such employees will continue to be on leave of absence in accordance with Ralcorp’s leave policy.

•

On the date an employee transferring from the Post cereals business to Ralcorp, which this document refers to as a “transferring employee,” pursuant to the Transaction Agreement who was on disability leave at the time of the Distribution subsequently presents himself or herself for active employment, such employee is entitled, under the Transaction Agreement, to an offer of employment by Ralcorp to the same extent Kraft or one of its affiliates would have been obligated to reemploy the employee. Ralcorp will only be required to reemploy or offer continued employment to such an employee if such employee presents himself or herself for active employment within two years of the Distribution or such earlier date permitted in accordance with a collective bargaining agreement, if applicable.

•

As of the date of the Distribution for “transferring employees” not on disability leave, or the date transferring employees on disability leave actually begin active employment with Ralcorp (the “transfer time”), the transferring employees will cease participation in the Kraft benefit plans.

•

During the two-year period following the date of Distribution, Ralcorp will provide the “transferring employees” a base salary and target cash incentives no lower than those provided before such employee’s transfer time. However, Ralcorp is not required to continue to employ any transferred employee for any period of time.

•

During the two-year period following the date of Distribution, Ralcorp will maintain for all U.S. non-represented transferring employees qualified and nonqualified defined benefit pension plans that are at least as favorable with respect to such employee with respect to benefit accrual formulas, vesting and eligibility for retirement and early retirement subsidies as those provided to such employee by Kraft prior to the transfer time and qualified and nonqualified defined contribution plans at least as favorable to such employee with respect to vesting and level of employer contributions as those provided to such employee by Kraft immediately prior to the transfer time. During the two-year period following the date of Distribution, Ralcorp is also required to provide compensation and employee benefits to the non-represented Canadian employees who transfer from the Post cereals business to

Ralcorp which are, in the aggregate, no less favorable than those provided to such employee immediately prior to such employee’s transfer time. At and following the Distribution, Ralcorp will provide represented transferring employees with compensation and benefits in accordance with applicable law and collective bargaining agreements.

•

Each U.S. non-represented transferring employee will be eligible to participate in certain of Ralcorp’s employee benefit plans; provided, however, that Ralcorp may amend, modify or terminate any such plans in accordance with their terms. Any transferring employee will be immediately eligible without any waiting period to participate in Ralcorp’s plans available to such transferring employees to the extent coverage under such plan replaces coverage under a comparable Kraft plan in which such employee participated immediately before the transfer time.

•

Each transferring employee will be credited for his or her service determined under the applicable benefit plan with Kraft except for purposes of benefit accrual under any final average pay defined benefit plan and with respect to the subsidized retiree health portion of the Ralcorp Holdings Inc. Health Care Plan, the Ralcorp Holdings Inc. Retirement Plan, the Ralcorp Holdings Inc. Savings Investment Plan and except as would result in the duplication of benefits for the same period of service.

•

If in the two years following the date of the Distribution, Ralcorp or one if its affiliates terminates without cause the employment of any transferring employee, subjects any transferring employee to any indefinite lay-off or any transferring employee voluntarily terminates employment because a condition of continued employment is to relocate to a job site more than 50 miles from such employee’s job site immediately prior to the applicable transfer time, Ralcorp must pay severance to such employee in the amount equal to the greatest of the severance due under the Ralcorp plan, the severance that would have been due under Kraft’s plan, three months’ base salary in the case of an exempt U.S. non-union represented employee, six weeks’ base salary in the case of non-exempt U.S. non-union represented employee or any severance pay required by law. In addition, Ralcorp will be required to offer such terminated employee and his or her covered dependents group health plan coverage under certain circumstances, for a specified limited period of time and subject to certain terms and conditions.

•

Ralcorp will honor and assume all unused vacation and paid time off days of transferring employees that accrued during the calendar year of the transfer time or, to the extent required by law or collective bargaining agreements, that accrued prior to such calendar year.

•

Kraft and its affiliates will retain liability for payment of base salary, wages and overtime for each transferring employee before the transfer time and Ralcorp will assume such responsibilities after the transfer time. Kraft will make a prorated annual bonus payment to each such transferring employee. In addition, Kraft will retain all liabilities and obligations under its benefit plans prior to the transfer time.

•

As of the date of the Distribution, Ralcorp will establish flexible spending accounts for medical and dependent care expenses and will honor and continue through December 31 of the year in which the Distribution occurs the elections made by each transferring employee. Kraft will pay to Ralcorp the net aggregate amount of the account balances for each transferring employee credited to Ralcorp’s flexible spending accounts.

•

Kraft will retain all liability for providing any retiree welfare benefits including life, medical and dental benefits to any transferring employee who retired or satisfied the age and service requirements to become eligible for such benefits prior to the transfer time.

•

Kraft or one of its affiliates will retain all liabilities under the Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees, the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees and the Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees, as applicable, with respect to benefits accrued by employees of the Post cereals business prior to the transfer time. Following the transfer time, no such employee will accrue any further benefit under such plans and none of the assets of the foregoing plans will be transferred to a Ralcorp retirement plan. On the date of the Distribution, Ralcorp will establish a defined benefit pension plan to provide pension benefits to the represented transferring employees who participated in the Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees immediately prior to the transfer time and a defined contribution benefit plan to provide pension benefits to the non-represented transferring employees who participated in either of the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees or the Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees. If, during the two-year period following the Distribution, there is a windup or partial wind up of such defined benefit pension plan or defined contribution benefit plan established by Ralcorp that results in a windup or partial windup of the Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees, the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees or the Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees, Ralcorp will indemnify Kraft and its affiliates from certain losses.

•	With certain exceptions, Ralcorp may amend or terminate any of its employee benefit plans at any time in its discretion or otherwise in accordance with the terms of the relevant plan.

Non-Solicitation

The Transaction Agreement provides that Ralcorp will not, and will not permit its subsidiaries, officers, employees, agents, advisors, directors or other representatives to:

•	solicit, initiate or encourage the submission of a Ralcorp Takeover Proposal (as defined in “Fees and Expenses”); or

•	participate in any discussions or negotiations or take any other actions to facilitate a Ralcorp Takeover Proposal.

However, prior to the vote of the Ralcorp shareholders to approve the issuance of shares of Ralcorp common stock in connection with the Merger, Ralcorp may furnish certain information or participate in negotiations if the failure to take such actions would be inconsistent with the fiduciary duties of the board of directors of Ralcorp to the shareholders of Ralcorp under applicable law, as determined in good faith after consulting with outside legal counsel, in response to a bona fide, written Ralcorp Takeover Proposal:

•

that is made by a person the board of directors determines, in good faith, after consulting with outside counsel and independent financial advisors, is reasonably capable of making a Ralcorp Superior Proposal (as defined in “Fees and Expenses”);

•

that the board of directors of Ralcorp determines, in good faith, after consulting with its independent financial advisor, constitutes or is reasonably likely to lead to a Ralcorp Superior Proposal; and

•	that was not solicited by Ralcorp and that did not otherwise result from a breach of the non-solicitation covenant.

The Transaction Agreement also provides that Ralcorp’s board of directors or any of its committees will not:

•

withdraw or modify in a manner adverse to Kraft or Splitco, or publicly propose to withdraw or modify in a manner adverse to Kraft or Splitco, the approval, recommendation or declaration of advisability by the board of directors of Ralcorp of the Transaction Agreement, the ancillary agreements or any of the Transactions, including the approval of the issuance of shares of Ralcorp common stock in connection with the Merger;

•	approve, adopt or recommend any agreement relating to a Ralcorp Takeover Proposal; or

•	approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Ralcorp Takeover Proposal.

Notwithstanding the foregoing, if, prior to the Ralcorp shareholder vote to approve the issuance of shares of Ralcorp common stock in connection with the Merger, Ralcorp’s board of directors receives a Ralcorp Superior Proposal, and reasonably determines that failure to take such action would be inconsistent with its fiduciary duties to the shareholders of Ralcorp under applicable law, then on the fifth business day following written notice to Kraft Ralcorp’s board of directors may withdraw or modify its recommendation to the shareholders to approve the issuance of shares of Ralcorp common stock in connection with the Merger and, in connection therewith, recommend such Ralcorp Superior Proposal and may elect to terminate the Transaction Agreement.

In all cases, the Transaction Agreement provides that Ralcorp must promptly advise Kraft orally and in writing of any Ralcorp Takeover Proposal or any inquiry that with respect to or that could lead to any Ralcorp Takeover Proposal, and the identity of the person making any such Ralcorp Takeover Proposal or inquiry and the material terms of any such Ralcorp Takeover Proposal or inquiry.

Stock Exchange Listing

Ralcorp will use its reasonable best efforts to ensure that its shares issued in connection with the Transaction Agreement are approved for listing on the New York Stock Exchange prior to the closing date of the Transactions.

Other Covenants and Agreements

The Transaction Agreement contains certain other covenants and agreements, including covenants (with certain exceptions specified in the Transaction Agreement) relating to:

•	confidentiality and access by each party to certain information about their respective businesses;

•	cooperation with respect to any public announcements regarding the Transactions;

•	cooperation among the parties relating to the prompt preparation and filing of certain required filings with the SEC;

•	cooperation regarding the orderly transition of the acquired assets and assumed liabilities; and

•	the execution and delivery of the ancillary agreements.

Conditions to the Consummation of the Transactions

The respective obligations of Ralcorp, Ralcorp Mailman, Kraft and Splitco to consummate the Transactions are subject to the satisfaction of the following conditions:

•

any waiting period under the HSR Act will have expired or been terminated and either a “no action” notification or an advance ruling certificate will have been received with respect to the Canadian Competition Act (this condition has already been satisfied);

•	the shares of Ralcorp common stock to be issued to the Splitco shareholders in the Merger will have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

•

certain required filings with the SEC will have become effective under the Securities Act of 1933 and will not be the subject of any stop order or proceedings seeking a stop order, and if the Distribution is effected in whole or in part as a split-off, the offer period in the exchange offer required by applicable securities laws will have expired or if the Distribution is effected in whole or in part as a spin-off, the applicable notice periods required by applicable stock exchange rules or securities laws will have expired;

•	the Contributions and the Modesto Purchase will have occurred or will occur immediately prior to the effective time of the Merger;

•	Kraft will have irrevocably delivered all of the shares of Splitco common stock outstanding as of the date of the Distribution to the tender offer agent;

•	the ancillary agreements will have been executed and be in full force and effect;

•	the Ralcorp shareholders will have approved the issuance of the Ralcorp common stock in connection with the Merger; and

•	no injunction or order of any court or administrative agency of competent jurisdiction that prohibits the Transactions will be in effect.

In addition, the respective obligations of Kraft and Splitco to consummate the Transactions are subject to the satisfaction of the following conditions:

•

the representations and warranties of Ralcorp, disregarding all qualifications and exceptions relating to materiality, material adverse effect or words of similar import, will be true and correct at and as of the closing date (except for representations and warranties made as of a specified date, which shall be true and correct only as of such specified date), with only such exceptions as would not, individually or in the aggregate, have a material adverse effect on Ralcorp;

•

the representation of Ralcorp that since September 30, 2006, there has not been any circumstance, change, development, condition or event that, individually or in the aggregate, has had or is reasonably likely after the closing date to have a material adverse effect on Ralcorp will be true and correct in all respects on the closing date as if made on such date;

•

Ralcorp and Ralcorp Mailman will have performed or complied in all material respects with their material covenants and agreements required by the Transaction Agreement to be performed or complied with by Ralcorp and Ralcorp Mailman at or prior to the closing date;

•	Ralcorp will have delivered to Kraft an officer’s certificate to the effect that each of the conditions specified in the preceding three bullet points have been satisfied;

•

Splitco will have issued the Debt Securities (or Ralcorp shall have paid the demand note in the principal amount of the Debt Securities in the circumstance that Kraft has in accordance with the Transaction Agreement elected not to effect the Internal Debt Exchange and the External Debt Exchange) to KFG and KFG will have received the proceeds of the Bank Debt (except to the extent the Bank Debt has been replaced with additional Debt Securities);

•	Splitco will have issued the shares of Splitco common stock to KFG and KFG will have distributed the shares of Splitco common stock to Kraft;

•

Kraft will have received written opinions, dated as of the closing date, from its tax counsel to the effect that the Contributions, the Internal Spin, the assumption by Splitco of the Bank Debt, the Internal Debt Repayment, the Distribution, the Merger and the Upstream Merger will result in the intended tax-free treatment; and

•

Kraft will have received a private letter ruling from the IRS satisfactory to Kraft that the Contributions, the Internal Spin, the assumption by Splitco of the Bank Debt, the Internal Debt Repayment, the Distribution, the Merger and the Upstream Merger will result in the intended tax-free treatment (this condition has already been satisfied).

In addition, the respective obligations of Ralcorp and Ralcorp Mailman to consummate the Transactions are subject to the satisfaction of the following conditions:

•

the representations and warranties of Kraft, disregarding all qualifications and exceptions relating to materiality, material adverse effect or words of similar import, will be true and correct at and as of the closing date (except for representations and warranties made as of a specified date, which shall be true and correct only as of such specified date), with only such exceptions as would not, individually or in the aggregate, have a material adverse effect on the Post cereals business;

•

the representation of Kraft that since December 31, 2006, there has not been any circumstance, change, development, condition or event that, individually or in the aggregate, has had or is reasonably likely after the closing date to have a material adverse effect on the Post cereals business will be true and correct in all respects on the closing date as if made on such date;

•

Kraft and Splitco will have performed or complied in all material respects with their material covenants and agreements required by the Transaction Agreement to be performed or complied with by Kraft and Splitco at or prior to the closing date; and

•	Kraft will have delivered to Ralcorp an officer’s certificate to the effect that each of the conditions specified in the preceding three bullet points have been satisfied.

Termination of the Transaction Agreement

The Transaction Agreement may be terminated and the Transactions may be abandoned at any time prior to the closing date in the following manner:

•	by mutual written consent of Kraft and Ralcorp;

•	by either Kraft or Ralcorp if:

•	upon a vote at a duly held shareholders’ meeting the Ralcorp shareholders do not approve the issuance of shares of Ralcorp common stock in connection with the Merger;

•	the closing date does not occur by November 10, 2008; or

•

any law or regulation makes the consummation of the Transactions illegal or otherwise prohibited or any governmental authority takes any action enjoining or prohibiting any material component of the Transactions and such action becomes final and non-appealable;

•	by Kraft if:

•

Ralcorp’s board of directors or any committee thereof withdraws, or modifies in a manner adverse to Kraft or Splitco or publicly proposes to withdraw or modify in a manner adverse to Kraft or Splitco, its approval or recommendation of the Transaction Agreement or any of the Transactions, fails to recommend to Ralcorp’s shareholders that they give the approval of the issuance of shares of Ralcorp common stock in connection with the Merger, or approves or recommends, or proposes publicly to approve or recommend, any Ralcorp Takeover Proposal;

•	Ralcorp willfully and materially breaches its non-solicitation covenants;

•

Ralcorp or Ralcorp Mailman breaches or fails to perform any of its representations and warranties or covenants and agreements contained in the Transaction Agreement, which breach or failure to perform would give rise to the failure of a condition in the Transaction Agreement and could not be cured within 60 days of written notice to Ralcorp of such breach; or

•	any of Kraft’s conditions in the Transaction Agreement become incapable of fulfillment and are not waived by Kraft;

•	by Ralcorp if:

•

Kraft or Splitco breaches or fails to perform any of its representations and warranties or covenants and agreements contained in the Transaction Agreement, which breach or failure to perform would give rise to the failure of a condition in the Transaction Agreement and could not be cured within 60 days of written notice to Kraft of such breach;

•	any of Ralcorp’s conditions in the Transaction Agreement become incapable of fulfillment and are not waived by Ralcorp; or

•

prior to Ralcorp shareholder’s approval of the issuance of shares of Ralcorp common stock in connection with the Merger, if Ralcorp’s board of directors authorizes Ralcorp to enter into a definitive agreement with respect to a Ralcorp Superior Proposal, subject to complying with the terms of the Transaction Agreement, and Ralcorp enters into such definitive agreement at the time of termination of the Transaction Agreement, provided that Ralcorp will be obligated to pay the necessary termination fees and expenses, if applicable.

Effect of Termination

In the event of termination by Kraft or Ralcorp, written notice will be given to the other party and the Transaction Agreement and the ancillary agreements contemplated by the Transaction Agreement will be terminated. Each party will return documents received from the other party.

If the Transaction Agreement is terminated, it will become void and of no effect, except that the provisions related to the obligations to keep information confidential, termination fees and expenses, publicity, the general provisions and the termination section will survive the termination.

Indemnification and Survival

Except as provided in the tax allocation agreement, no representations and warranties, covenants and agreements of Ralcorp, Ralcorp Mailman, Splitco and Kraft will survive the closing date, unless covenants or agreements are by their terms to be performed after the closing date.

After the closing date, Kraft will indemnify Ralcorp, Splitco and their affiliates and respective officers, directors, employees and agents and hold them harmless from and against any loss, liability, claim, cost, damage or expense resulting from liabilities that Ralcorp does not assume pursuant to the Transaction Agreement. Likewise, after the closing date, Splitco and Ralcorp will indemnify Kraft and its affiliates and respective officers, directors, employees, and agents and hold them harmless from and against any loss, liability, claim, cost, damage or expense resulting from liabilities assumed by Ralcorp pursuant to the Transaction Agreement. The amount of losses, liabilities, claims, costs, damages or expenses for which indemnification is provided will be net of any amounts recoverable by insurance policies and tax benefits resulting therefrom.

Amendments and Waiver

No amendment to the Transaction Agreement is effective unless it is in writing and signed by all parties. Except as otherwise provided in the Transaction Agreement, any failure by the parties to comply with any obligation, covenant, agreement or condition therein may be waived by the party entitled to the benefits thereof only by written instrument signed by the party granting such waiver.

BANK DEBT AND DEBT SECURITIES

Bank Debt

Senior Term Loan Facility

Effective November 15, 2007, Ralcorp, KFG, J.P. Morgan Securities Inc. (“JPMorgan”), Banc of America Securities, JPMorgan Chase Bank, N.A. (“JPMCB”) and Bank of America, N.A. (“Bank of America”) entered into a commitment letter and a related engagement and fee letter (collectively, the “financing letters”) with respect to the financing of the Transactions. The commitment letter is subject to execution of loan documentation by November 10, 2008 and other customary conditions, including, subject to exceptions, the absence of any material adverse effect (as this term is described in “The Transaction Agreement—Representations and Warranties”) on the Post cereals business since December 31, 2006. Ralcorp has agreed to pay certain fees to JPMorgan, JPMCB, Banc of America Securities and Bank of America in connection with the commitment letter and has agreed to indemnify such parties against certain liabilities. The following is a summary of certain material terms and provisions of the financing letters.

The financing letters provide that Bank of America and JPMCB will provide a one-year senior term loan facility of $300.0 million, available in a single draw at the closing date and payable at maturity. The loan will initially be made to KFG, but will be assumed by Splitco as part of the Transactions. Upon the assumption by Splitco, KFG will be released from all obligations relating to the Bank Debt. Upon consummation of the Transactions, the Bank Debt will become debt obligations of Ralcorp.

Interest under the Bank Debt will be determined by a component elected by Ralcorp plus a margin. At the election of Ralcorp, interest on the loans under the facility will bear interest at an annual rate equal to the one, two, three or six month (as selected by Ralcorp) LIBOR, as adjusted for statutory reserve requirements, plus a margin of from 0.40% to 0.875%, depending on Ralcorp’s leverage ratio. Alternatively, Ralcorp may elect for the interest rate to be at the greater of (1) the JPMCB prime rate, (2) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) plus 1%, and (3) the federal funds effective rate plus 0.5%, in each case plus a margin of from 0.40% to 0.875%, depending on Ralcorp’s leverage ratio.

The lenders will have the right, after consultation with Ralcorp and KFG and subject to certain limitations, to change the structure, terms or pricing of the loan if they determine that such changes are advisable in order to ensure a successful syndication of the loan.

In the event that $300.0 million of Bank Debt proceeds are not available or are not reasonably expected to be available pursuant to the terms of the commitment letter, Ralcorp will be entitled to identify alternative financing arrangements (with terms and conditions that are not less favorable to Kraft and KFG than those contemplated in the commitment letter) to replace the Bank Debt, and KFG will be entitled to enter into alternative financing arrangements to replace the Bank Debt. In the event that alternative financing is not available, pursuant to the Transaction Agreement, the Bank Debt may be reduced and the Debt Securities increased by an equivalent principal amount.

Guarantors

Upon completion of the Upstream Merger, all existing and future material domestic subsidiaries of Ralcorp will guarantee the Bank Debt.

Covenants

The loan agreement will contain customary representations and affirmative and negative covenants of Ralcorp, which are expected to include restrictions on indebtedness; liens; guarantee obligations; mergers, consolidations, liquidations and dissolutions; sales of assets; leases; payment of dividends; capital expenditures;

investments; prepayment of debt; transactions with affiliates; sale and leasebacks; pledge of assets; and changes in lines of business. It is also expected to include a covenant limiting the ratio of Ralcorp’s total debt to adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), on a rolling four-quarter basis, to not more than 3.50 to 1, and require that the ratio of EBIT (earnings before interest and taxes) to gross interest expense be maintained at not less than 3 to 1.

Events of Default

The senior term loan facility will contain customary events of default, including payment defaults, material inaccuracy of representations and warranties, covenant defaults, cross-defaults, bankruptcy events, certain ERISA-related events, material judgments, invalidity of guarantees and a change of control of Ralcorp.

Debt Securities

As part of the consideration for the Splitco Contribution, Splitco will issue and deliver to KFG the Debt Securities which will consist of approximately $662.2 million in aggregate principal amount of debt securities of Splitco. The Debt Securities will have a minimum term of ten years and will not be callable for the first five years of the term. The Debt Securities will carry an interest rate and include other terms as required by market conditions at issuance to permit the Debt Securities to be exchanged for debt obligations of Kraft and then sold to third-party investors at par upon issuance. Upon the consummation of the Transactions, the Debt Securities will become debt obligations of Ralcorp.

Ralcorp and Kraft expect the Debt Securities to be transferred by Kraft as of the closing date to investment banks and/or commercial banks in exchange for debt obligations of Kraft and then to be sold to third-party investors pursuant to an exemption from registration under the Securities Act of 1933 in either a private placement or a “Rule 144A” transaction.

To the extent that the exchange of the Debt Securities for debt obligations of Kraft and the subsequent sale of the Debt Securities to third-party investors at par as of the closing date would not be reasonably practicable without a reduction in the principal amount of the Debt Securities, then the principal amount of the Debt Securities will be reduced to the maximum amount that could be so exchanged and sold at par and the amount of the reduction will be replaced with additional shares of Splitco common stock having an equivalent aggregate fair market value, except that not more than an additional 6.0 million shares of Splitco common stock may be issued in the Splitco Contribution. Any such additional shares will be distributed along with the other shares of Splitco common stock and converted into the right to receive shares of Ralcorp common stock in the Merger.

For a discussion of Ralcorp’s liquidity and capital resources after the Transactions, see “Information on Ralcorp—Ralcorp’s Liquidity and Capital Resources After the Transactions.”

ADDITIONAL AGREEMENTS

Ralcorp, Kraft and Splitco or their respective subsidiaries, in each case as applicable, have entered into or, before the consummation of the Transactions, will enter into, ancillary agreements relating to the Transactions and various interim and on-going relationships between Kraft, Splitco and Ralcorp. The material terms of these agreements are summarized below.

Tax Allocation Agreement

In connection with the proposed Transactions, Ralcorp, Kraft and Splitco entered into a tax allocation agreement that allocates (i) the responsibility for filing tax returns and preparing other tax-related information and (ii) the liability for payment and the benefit of refund or other recovery of taxes. The tax allocation agreement also provides for certain additional representations, warranties, covenants and indemnification provisions relating to the preservation of tax-free treatment of the proposed Transactions. The following is a summary of the material terms and provisions of the tax allocation agreement. This summary is qualified by reference to the complete text of the tax allocation agreement, which is attached hereto as Annex B. You are urged to read the agreement in its entirety.

Pre-Distribution/Post-Distribution Taxes

The tax allocation agreement will govern the rights and obligations of Kraft, on the one hand, and Splitco and Ralcorp, on the other hand, after the Distribution with respect to taxes for both pre- and post-Distribution periods. Under the tax allocation agreement, Kraft will generally be required to indemnify Ralcorp for any taxes attributable to all pre-Distribution periods, and Ralcorp will be required to indemnify Kraft for any taxes attributable to all post-Distribution periods.

Distribution-Related Taxes

Ralcorp will generally be required to indemnify Kraft against any tax resulting from, or arising in connection with, the failure of the Transactions to qualify for tax-free treatment (“Transaction Taxes”) to the extent that such tax is attributable to “Prohibited Acts” (described in the following paragraph) or breaches of other covenants or representations made by Ralcorp in the tax allocation agreement. If Kraft should recognize gain on the Distribution for reasons not related to a Prohibited Act or a breach by Ralcorp of certain other covenants and representations, Kraft would be responsible for such taxes and would not be entitled to indemnification by Ralcorp under the tax allocation agreement. If Kraft should recognize gain on the Merger, for reasons not related to a breach by Kraft of a representation or covenant, Kraft would generally be entitled to indemnification by Ralcorp under the tax allocation agreement.

To preserve the intended tax-free treatment of the Distribution, for a two-year period following the date of the Distribution, Ralcorp will be restricted in its ability to do the following (each a “Prohibited Act”):

•	merge or consolidate with any other person;

•

undergo an ownership change of a 2% or greater interest (by vote or value) resulting from a combination of any of the following: (i) adoption, modification or amendment of any employee stock purchase agreement or equity compensation plan, (ii) entering into any negotiations, agreements, understandings or arrangements as determined under Section 355(e) of the Code in connection with Transactions or events that may alone or in the aggregate result in one or more persons acquiring directly or indirectly any interest in Ralcorp stock or (iii) issuance of any stock (or any instrument convertible or exchangeable into stock), other than pursuant to employee equity grants that qualify under certain safe harbors of the Treasury regulations;

•	liquidate or partially liquidate;

•	discontinue the operations of the Post cereals business;

•	sell or transfer all or substantially all of the Post cereals business assets;

•

redeem or otherwise repurchase any of its shares in a manner contrary to IRS guidelines or in any manner contrary to the tax representations made by Ralcorp/Splitco in any tax opinion or private letter ruling; or

•	amend its certificate of incorporation (or other organizational documents), or take any other action, affecting the relative voting rights of its separate classes of stock.

Ralcorp will be permitted to take any of the actions described above if Ralcorp receives the prior written consent of Kraft, not to be unreasonably withheld or delayed, or provides Kraft with a supplemental ruling from the IRS (or, if in the second year following the date of the Distribution, a supplemental tax opinion at Ralcorp’s election) to the effect that a Prohibited Act would not adversely affect the intended tax-free treatment of the Distribution. If Ralcorp takes any of the Prohibited Acts and such acts result in tax-related losses to Kraft, then Ralcorp generally will be required to indemnify Kraft for such losses, without regard to whether Kraft has given Ralcorp prior consent.

Administrative Matters

The tax allocation agreement will set forth Kraft’s and Ralcorp’s respective obligations with respect to the filing of tax returns, the administration of tax contests, assistance, cooperation and other matters.

Transfer Taxes

Ralcorp will be liable for and will indemnify Kraft for any transfer taxes incurred in connection with the Contributions, the Distribution, the Merger and related Transactions (including the Non-U.S. Transfer and transactions undertaken by Kraft and its subsidiaries before the Splitco Contribution for the purpose of facilitating the Splitco Contribution, the Distribution and the Merger) that would be recoverable by Ralcorp or any of their subsidiaries. All other transfer taxes will be shared equally by Kraft and Ralcorp.

Tax Benefit

Kraft and its affiliates are entitled to any tax loss, deduction, credit or refund (“tax benefits”) of any member of the Splitco group arising in the pre-Distribution period. All tax benefits of Kraft and its affiliates arising in the post-Distribution period relating to Splitco will be for the account of Splitco and its subsidiaries. The party responsible for any Transaction Tax is entitled to the economic benefit of any tax benefit of such Transaction Taxes.

Tax Contests

Kraft and Ralcorp agree to notify the other in writing upon becoming aware of any pending or threatened audit, review, examination or any other administrative or judicial proceeding (“tax contests”) concerning any tax return for which the other may be liable under the tax allocation agreement. Kraft controls any tax contest relating to:

•	a tax return for which it is responsible for preparing and filing;

•	all transfer taxes;

•	all Transaction Taxes assessed against Kraft; and

•	the tax treatment of the Transactions and the Non-U.S. Transfer.

Ralcorp and Splitco control any tax contest relating to:

•	a tax return for which it is responsible for preparing and filing;

•	all Transaction Taxes assessed against either Splitco or Ralcorp;

•

the tax treatment of the Merger, if Ralcorp confirms in writing to Kraft that Ralcorp is responsible for taxes resulting from the tax contest and the tax contest does not involve any other tax detriment for which Kraft would be required to indemnify Ralcorp; and

•	all taxes recoverable by Ralcorp or its affiliates.

Cooperation

Kraft, Splitco and Ralcorp agree to cooperate with all reasonable requests in connection with the preparation and filing of tax returns and tax contests. This cooperation includes the retention of tax related records and the execution of any document necessary or helpful in connection with a tax contest.

Transition Services Agreement

Pursuant to the transition services agreement KFG or its affiliates will provide various transition services to Ralcorp to enable Ralcorp to manage an orderly transition in its operation of the Post cereals business. This summary is qualified by reference to the complete text of the form of transition services agreement, which was included as an exhibit to Ralcorp’s Current Report on Form 8-K/A filed on June 11, 2008.

Under the transition services agreement, transition services are to be provided for one year after the closing date of the Transactions unless otherwise extended for up to two consecutive three-month periods at the option of Ralcorp or terminated and will generally relate to the following:

•	sales;

•	order processing, billing and collections;

•	distribution and logistics;

•	warehousing;

•	consumer response;

•	purchasing;

•	finance systems;

•	contract manufacturing;

•	consulting, in particular with respect to sales and marketing, manufacturing, engineering and research and development;

•	information technology; and

•	payroll processing.

In addition, upon Ralcorp’s request and subject to some limitations, KFG or its affiliates will use commercially reasonable efforts to provide to Ralcorp the benefits of contracts relating to the Post cereals business that cannot be assigned to Newco.

Ralcorp will indemnify, defend and hold Kraft, its affiliates, their officers, directors and employees, harmless against any losses, liabilities and expenses arising from or in connection with the provision of transition services by KFG or its affiliates. KFG will indemnify, defend and hold Ralcorp, its affiliates, their officers, directors and employees, harmless against any losses arising from or in connection with the provision of transition services by KFG or its affiliates to the extent the losses are caused by the gross negligence or intentional misconduct of KFG or its affiliates. Except to the extent direct or incidental damages are caused by the gross negligence, fraudulent acts or intentional misconduct of a party or its affiliates, indemnification liability will be limited to actual damages which will not exceed the total compensation actually paid to KFG under the transition services agreement.

The transition services agreement may be terminated by either party immediately upon notice to the other party if:

•	either party suspends or discontinues its business operations;

•	either party becomes insolvent or bankrupt, or a receiver or trustee is appointed for either party; or

•	either party defaults in any material respect in the performance of the agreement and fails to cure or take reasonable steps to cure the breach within 30 days after receiving notice of such breach.

Under the transition services agreement, Ralcorp will pay KFG for the transition services provided within 30 days of receipt of an invoice relating to such services.

Master External Manufacturing Agreements

KFG and Ralcorp will enter into master external manufacturing agreements setting forth the terms and conditions for the manufacture, process and package of certain products by one party as external manufacturer for the receiving party. In some cases KFG will be, and in others Ralcorp or one of its affiliates will be, the external manufacturer. With limited exceptions as noted below, the terms and provisions of the master external manufacturing agreements are reciprocal in nature. This summary is qualified by reference to the complete text of the forms of master external manufacturing agreements, which were included as exhibits to Ralcorp’s Current Report on Form 8-K/A filed on June 11, 2008.

Under the master agreements, the external manufacturer will manufacture, process and package certain products for the receiving party for a term to be determined, subject to a single one year renewal period at the discretion of the receiving party. The master agreements may be terminated by the receiving party upon 90 days prior notice to the external manufacturer. Additionally, either party may terminate the master agreement or any project agreement entered into thereunder, in the event of certain defaults by the other party, including:

•	the failure to comply with or to perform any material provisions of the master agreement, subject to certain cure periods;

•	insolvency or bankruptcy, or the appointment of a receiver or trustee;

•	the material breach of a representation or warranty made in the master agreement; or

•

the external manufacturer or any product or service of the external manufacturer becoming subject to adverse publicity, which in the reasonable judgment of the receiving party is or is likely to be materially detrimental to the receiving party or the intended purpose of the master agreement.

The receiving party will indemnify, defend and hold the external manufacturer, its employees and agents, harmless against any claims, expenses or losses of the external manufacturer as a result of a breach of any representation or warranty made by the receiving party in the master agreement or the action or failure to take action by the receiving party, its employees, agents or subcontractors in the performance thereunder. The external manufacturer will indemnify, defend and hold the receiving party, its employees and agents, and/or any direct or indirect customer of the receiving party, harmless against any claims, expenses or losses (i) arising from claims brought by a governmental authority or other third party concerning products (and/or packaging) that do not meet certain specifications or quality standards or are adulterated or misbranded within the meaning of the food and drug laws of the United States and Canada or (ii) that may arise from a breach of any representation or warranty made by the external manufacturer in the master agreement or the action or failure to take action by the external manufacturer, its employees, agents or subcontractors in the performance thereunder. Neither party will be liable to the other for any incidental, consequential, special or punitive damages in excess of $6.0 million dollars per occurrence or incident.

Under the master agreement in which Ralcorp will serve as the external manufacturer, Ralcorp will be restricted in its production of a certain cracker product that is similar to the Nabisco branded Triscuit crackers to be produced under a project agreement (the “emulation”). Ralcorp will be entitled to continue producing its cracker product provided it does not use any of KFG’s confidential or proprietary information, including any KFG recipe, formula, processing technique or technical know how. Additionally, the master agreement requires that Ralcorp not use any equipment to be acquired under the Transaction Agreement to produce the emulation during the term of the master agreement and for a period of two years thereafter. Furthermore, absent a force majeure event with respect to certain Ralcorp facilities, Ralcorp will be restricted from using such equipment to produce the emulation for an additional two-year period.

Project Agreements

The terms and provisions of the project agreements to be entered into under the master external manufacturing agreements are reciprocal in nature and include a term to be determined as required for the particular product to be manufactured thereunder, subject to a single one-year renewal period upon notice by the receiving party three months prior to the expiration of the initial term. A project agreement may be terminated by the receiving party upon 90 days notice to the external manufacturer. This summary is qualified by reference to the complete text of the form of project agreement, which was included as an exhibit to Ralcorp’s Current Report on Form 8-K/A filed on June 11, 2008.

The receiving party will pay standard costs plus 6% for the services performed and products produced under a project agreement. The external manufacturer may not increase margins or direct labor or overhead costs during the initial term of a project agreement but the costs for packaging and raw materials are subject to adjustment every six months. All reasonable costs incurred by the external manufacturer in connection with line trials and operation startup will be billed separately and payable by the receiving party.

Within 60 days after the execution of a project agreement, the receiving party will be required to provide the external manufacturer an exit plan with product volume build up and target shutdown dates for individual production lines and a preliminary non-binding schedule for removal from the plant, as the case may be, by Ralcorp, of all the assets and equipment it is acquiring pursuant to the Transaction Agreement, or by KFG, of all the assets and equipment not to be transferred to Ralcorp pursuant to the Transaction Agreement. The external manufacturer will be restricted, without the receiving party’s consent, from using any equipment owned by the receiving party for the manufacturing of any other products or for any other purpose other than the manufacturing of the product subject to the project agreement.

DESCRIPTION OF RALCORP CAPITAL STOCK

As of June 6, 2008, Ralcorp’s authorized capital stock consists of 300,000,000 shares of common stock, $0.01 par value per share and 10,000,000 shares of preferred stock, $0.01 par value per share. As of such date, there were 25,757,923 shares of Ralcorp common stock issued and outstanding (including restricted shares) and no shares of Ralcorp preferred stock issued and outstanding. Ralcorp common stock currently trades on the NYSE under the symbol “RAH.”

Ralcorp Common Stock

Holders of Ralcorp common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Generally, matters to be decided by the shareholders will be decided by the vote of holders of a majority of the outstanding shares of Ralcorp common stock entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present.

Holders of Ralcorp common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds. Upon Ralcorp’s liquidation, dissolution or winding-up, holders of Ralcorp common stock are entitled to receive ratably its net assets available for distribution after the payment of all of Ralcorp’s liabilities and the payment of any required amounts to the holders of any outstanding preferred stock. Holders of Ralcorp common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that Ralcorp may designate and issue at any time, including in the future.

Ralcorp Preferred Stock

Ralcorp’s board of directors is authorized, without further shareholder approval but subject to any limitations prescribed by law, to establish from time to time one or more classes or series of preferred stock covering up to an aggregate of 10,000,000 shares of preferred stock, and to issue these shares of preferred stock. Each class or series of Ralcorp preferred stock will cover the number of shares and will have the preferences, voting powers, qualifications and special or relative rights or privileges as are determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.

Authorizing the board of directors to establish preferred stock eliminates delays associated with seeking shareholder approval of the creation of a particular class or series of preferred stock. The rights of the holders of common stock will be subject to the rights of holders of any preferred stock issued at any time, including in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging, delaying or preventing an acquisition of Ralcorp at a price which many shareholders find attractive. These provisions could also make it more difficult for Ralcorp’s shareholders to effect certain corporate actions, including the election of directors. Ralcorp has no present plans to issue any shares of preferred stock.

Limitation on Liability and Indemnification Matters

Ralcorp’s articles of incorporation limit the liability of its directors to the company and its shareholders to the fullest extent permitted by Missouri law. Under Missouri law, a corporation may indemnify any person made or threatened to be made a party to any legal proceeding, including any suit by or in the name of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any such capacity with respect to another enterprise, against expenses and other amounts reasonably incurred by him in connection with such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, no indemnification may be made in respect to any claim brought by or in the name of the corporation as to which such person is adjudged to be liable to the corporation unless and only to the extent that a proper court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. A corporation is required to indemnify its directors, officers, employees or agents to the extent that such persons have been successful in defending an action, suit or proceeding or any claim, issue or matter therein. Ralcorp’s articles of incorporation contains provisions indemnifying its directors and officers to the fullest extent permitted by Missouri law. The indemnification permitted under Missouri law is not exclusive of any other rights to which these persons may be entitled.

In addition, Ralcorp maintains directors’ and officers’ liability insurance to provide its directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Ralcorp has entered into indemnification agreements with its directors and certain executive officers. These agreements contain provisions that may require Ralcorp, among other things, to indemnify these directors and executive officers against certain liabilities that may arise because of their status or service as directors or executive officers and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

At present there is no pending litigation or proceeding involving any director or officer as to which indemnification is required or permitted. Ralcorp is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Amendment of Articles of Incorporation and By-laws

The General Business Corporation Law of Missouri (“GBCL”) provides that a corporation may amend its articles of incorporation upon a resolution of the board of directors, proposing the amendment and its submission to the shareholders for their approval by the holders of a majority of the shares of common stock entitled to vote. Ralcorp’s articles of incorporation provides that the articles of incorporation may be amended in accordance with and upon the vote prescribed by the laws of the State of Missouri, except that:

•

two-thirds of all of the outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with the provisions relating to directors, and

•

85% of all of the outstanding shares of capital stock then entitled to vote generally in the election of directors voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with the provisions relating to indemnification or, unless approved by a majority of the board of directors, any provision relating to certain business combinations.

Under the GBCL, the by-laws of a corporation may be made, altered, amended or repealed by the shareholders, unless and to the extent that this power is vested in the board of directors by the articles of incorporation. Ralcorp’s articles of incorporation provides that the board of directors may make, alter, amend or repeal Ralcorp’s by-laws by a vote of two-thirds of all of the members of the board of directors.

Certain Anti-Takeover Effects of Provisions of Ralcorp’s Articles of Incorporation, By-Laws and Missouri Law

A number of provisions in Ralcorp’s articles of incorporation and by-laws and Missouri law may make it more difficult to acquire control of Ralcorp. These provisions could deprive the shareholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of Ralcorp’s common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors;

•	discourage transactions which may involve an actual or threatened change in control of Ralcorp;

•	discourage tactics that may be used in proxy fights; and

•	encourage persons seeking to acquire control of Ralcorp to consult first with the board of directors to negotiate the terms of any proposed business combination or offer.

These provisions include, but are not limited to, those described in the following sections:

Staggered Board

Ralcorp’s articles of incorporation divide the board of directors into three classes, and the articles of incorporation and by-laws provide that the number of directors will be fixed from time to time by a resolution of a majority of the board of directors. The members of each class of directors serve for staggered three-year terms. Pursuant to Ralcorp’s articles of incorporation, in accordance with the GBCL, directors serving on classified boards of directors may only be removed from office for cause by the affirmative vote of (i) two-thirds of all members of the board of directors, and (ii) the holders of two-thirds of all outstanding shares entitled to vote in the election of directors. The classification of the board of directors has the effect of requiring at least two annual shareholder meetings, instead of one, to replace a majority of the members of the board of directors. Some practical effects of these classification provisions are the following:

•

This delay ensures that Ralcorp’s directors, if confronted by a shareholder attempting to force a proxy contest, tender offer, exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal and any available alternatives before they act in what they believe to be the best interests of the shareholders. However, even if a change in the composition of the board of directors would be beneficial to Ralcorp and its shareholders, it will take at least two annual meetings of shareholders to make this change.

•

A classified board of directors may discourage third-party proxy contests, tender offers, or attempts to obtain control of the company. This will happen even if an attempt might be beneficial to Ralcorp and its shareholders. Therefore, there is an increased likelihood that incumbent directors will retain their positions.

•

A classified board of directors discourages accumulations of large blocks of Ralcorp’s stock by purchasers whose objective is to take control of the board of directors. This could reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks of stock. Shareholders therefore might not have opportunities to sell their shares of Ralcorp common stock at the higher market price that an accumulation of stock could create.

Number of Directors; Removal; Filling Vacancies

Ralcorp’s board of directors must consist of between five and twelve members. Subject to the rights of the holders of any outstanding series of preferred stock, vacancies on the board of directors may be filled only by a majority of the remaining directors, or by the sole remaining director, and may not be filled by shareholders until the next election of directors by shareholders at the annual meeting of shareholders. In the event of any increase or decrease in the number of directors, the number of directors assigned to each class will be adjusted as may be necessary so that all classes will be as nearly equal in number as reasonably possible, except that one class may be one greater or one less in number than the other two classes. This provision could prevent a shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new directorships with its own nominees.

Under Ralcorp’s articles of incorporation, at a meeting called expressly for that purpose, one or more members of the board of directors may be removed only for cause and only by the affirmative vote of at least (i) two-thirds of all members of Ralcorp’s board of directors, and (ii) two-thirds of all of the then outstanding shares of capital stock of Ralcorp then entitled to vote generally in the election of directors, voting together as a single class (such vote being in addition to any required class or other vote).

Advance Notice Procedures for Shareholder Proposals and Director Nominations

Ralcorp’s by-laws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice thereof in writing. To be timely, a shareholder’s notice generally must be delivered to or mailed and received at Ralcorp’s principal executive offices not less than 60 or more than 90 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the shareholder must be delivered not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. Ralcorp’s by-laws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Preferred Stock

The ability of Ralcorp’s board of directors to establish the preferences, voting powers, qualifications and special or relative rights or privileges with respect to, and issue substantial amounts of preferred stock without the need for shareholder approval, while providing desirable flexibility in connection with possible acquisitions, financings, and other corporate transactions, may, among other things, discourage, delay, defer or prevent a change in control of the company.

Authorized but Unissued Shares of Common Stock

The authorized but unissued shares of common stock are available for future issuance without shareholder approval except as may be required by applicable stock exchange rules or Missouri law. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of Ralcorp by means of a proxy contest, tender offer, merger or otherwise. Ralcorp will not solicit approval of its shareholders for issuance of common and preferred stock unless the Ralcorp board of directors believes that approval is advisable or is required by applicable stock exchange rules or Missouri law.

Cumulative Voting

Ralcorp’s articles of incorporation do not authorize its shareholders to cumulate voting in the election of directors. As a result, shareholders may not aggregate their votes for a single director.

Limitation on Certain Business Combinations

Ralcorp’s articles of incorporation prohibits the company from entering into any business combination with an “interested shareholder” without the recommendation of the board of directors and the affirmative vote of at least 85% of the outstanding shares of common stock of Ralcorp entitled to vote.

Ability to Call Special Meeting

Ralcorp’s by-laws limit the ability to call special meetings of Ralcorp shareholders to the board of directors, the chairman of the board of directors or the president of the company. Accordingly, special meetings of shareholders may not be called by shareholders.

Shareholder Action by Written Consent

As required by the GBCL, Ralcorp’s by-laws provide that any action by written consent of shareholders in lieu of a meeting must be unanimous.

Certain Business Combinations

The GBCL protects domestic corporations from unsolicited takeovers by prohibiting certain transactions once an acquiror has gained control. The statute restricts certain “Business Combinations” between a corporation and an “Interested Shareholder” or affiliates of the Interested Shareholder for a period of five years unless certain conditions are met. A “Business Combination” includes a merger or consolidation, certain sales, leases exchanges, pledges and similar dispositions of corporate assets or stock and certain reclassifications and recapitalizations. An “Interested Shareholder” includes any person or entity which beneficially owns or controls 20% or more of the outstanding voting shares of the corporation.

The GBCL provides that during the initial five-year restricted period, no Business Combination may occur unless such Business Combination or the transaction in which an Interested Shareholder becomes “interested” is approved by the board of directors of the corporation. Business Combinations may occur during such five-year period if:

•

prior to the stock acquisition by the Interested Shareholder, the board of directors approves the transaction in which the Interested Shareholder became such or approves the Business Combination in question;

•	the holders of a majority of the outstanding voting stock, other than stock owned by the Interested Shareholder, approve the Business Combination; or

•	the Business Combination satisfies certain detailed fairness and procedural requirements.

The GBCL exempts from its provisions: (i) corporations not having a class of voting stock registered under Section 12 of the Exchange Act; (ii) corporations which adopt provisions in their articles of incorporation or by-laws expressly electing not to be covered by the statute; and (iii) certain circumstances in which a shareholder inadvertently becomes an Interested Shareholder. In accordance with the provisions of these statutes, Ralcorp is covered by the restrictions imposed by these statutes.

In addition to any affirmative vote otherwise required by the GBCL, Ralcorp’s articles of incorporation provide that the affirmative vote of the holders of at least 85% of the outstanding shares of common stock of Ralcorp and the recommendation of Ralcorp’s board of directors is required for the approval or authorization of certain business combinations with interested shareholders; provided, however, any such Business Combination may be approved on any affirmative vote required by the GBCL if:

•	there are one or more continuing directors and the Business Combination is approved by a majority of them; or

•

the consideration to be received by shareholders of each class of stock of Ralcorp will be in cash or in the same form as the Interested Shareholder and its affiliates have previously paid for a majority of the shares of such class of stock owned by the Interested Shareholder; and the cash or the fair market value of the property, securities, or other consideration to be received per share by holders of the common stock in such business combination is not less than the higher of the highest per-share price paid by or on behalf of the acquiror for any shares of common stock during the two-year period preceding the announcement of the business combination with appropriate adjustments for stock splits, stock dividends and like distributions, or the market value of such shares on the date the Business Combination is approved by the board of directors.

Control Share Statutes

Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his shares. Generally, a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of Ralcorp’s outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

In order for the shareholders to grant approval, the acquiring shareholder must meet disclosure requirements specified in the statute. In addition, a majority of the outstanding shares entitled to vote must approve the acquisition. Furthermore, a majority of the outstanding shares entitled to vote, but excluding all “interested shares,” such as shares held by the acquiring shareholder or employee directors and officers, must approve the acquisition.

Not all acquisitions of shares constitute control share acquisitions. The following acquisitions do not constitute control share acquisitions:

•	good faith gifts;

•	transfers in accordance with wills or the laws of descent and distribution;

•	purchases by any compensation or benefit plan;

•	the conversion of debt securities;

•

acquisitions pursuant to a binding contract whereby the holders of shares representing at least two-thirds of Ralcorp’s voting power agree to sell their shares to the acquirer, provided that such holders act simultaneously and the transaction is not pursuant to or in connection with a tender offer;

•	acquisitions pursuant to the satisfaction of some pledges or other security interests created in good faith;

•	mergers involving Ralcorp which satisfy other specified requirements of the GBCL;

•	transactions with a person who owned a majority of Ralcorp’s voting power within the prior year; or

•

purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

Takeover Bid Disclosure Statute

Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of Ralcorp, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

Listing

Ralcorp common stock trades on the NYSE under the trading symbol “RAH.”

Ralcorp Transfer Agent and Registrar

The transfer agent and registrar for Ralcorp common stock is Computershare.

OWNERSHIP OF RALCORP COMMON STOCK

The following table and footnotes set forth as of June 6, 2008 the beneficial ownership, as defined by regulations of the SEC, of Ralcorp common stock held by:

•	each person or group of persons known to Ralcorp to own beneficially more than 5% of the outstanding shares of Ralcorp common stock;

•	each director and executive officer of Ralcorp; and

•	all current directors and executive officers of Ralcorp as a group.

A person is deemed to have “beneficial ownership” of any shares of common stock of Ralcorp when a person or persons has the right to acquire them (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. Except as otherwise noted, the listed entities and individuals have sole investment power and sole voting power as to all shares of Ralcorp common stock set forth opposite their names. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.

The following table also sets forth the estimated percentage of shares outstanding beneficially owned by the listed Ralcorp shareholder or group of Ralcorp shareholders using the number of shares beneficially owned as of June 6, 2008 and assuming consummation of the Merger and the issuance of shares of Ralcorp common stock pursuant to the Transaction Agreement and that no Ralcorp shareholders are exchanging any shares of Kraft in the Transactions. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding. Ralcorp is holding a special meeting of its shareholders in order to obtain shareholder approval of the issuance of shares of Ralcorp common stock in connection with the Merger.

Shares of Ralcorp Common Stock

Name	Number of Shares (1)		Exercisable Options (2)	% of shares outstanding (3)	% of shares outstanding immediately after consummation of the Merger
5% Shareholders:
BAMCO Inc. 767 Fifth Avenue, 49th Floor New York, NY 10153	1,833,750	(4)	N/A	7.10%	3.3%

Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, NY 10286	1,625,941	(5)	N/A	6.27%	2.9%

Keeley Asset Management Corp. 401 S. LaSalle Street, Suite 1201 Chicago, IL 60605	1,550,324	(6)	N/A	6.01%	2.8%

Directors:
Bill G. Armstrong	2,000		17,781	*	*
David R. Banks	6,000		30,631	*	*
Jack W. Goodall	40,000		30,631	*	*
David W. Kemper	9,000		30,631	*	*
Richard A. Liddy	5,000		30,631	*	*
Joe R. Micheletto	303,046		10,070	1.2%	*
J. Patrick Mulcahy	5,000		10,000	*	*
William P. Stiritz (7)	888,260		235,621	4.4%	2.0%
David R. Wenzel	0		10,000	*	*
Kevin J. Hunt (8)	63,644		100,383	*	*
David P. Skarie (8)	69,975		120,110	*	*

Other Executive Officers:
Thomas G. Granneman (9)	26,663		77,107	*	*
Richard R. Koulouris	32,125		36,843	*	*
Richard G. Scalise	30,000		0	*	*
Ron D. Wilkinson	31,793		59,115	*	*
Charles G. Huber	25,749		26,988	*	*
Scott D. Monette	28,479		40,265	*	*
All Directors and Executive Officers as a Group (17 people)	1,566,734		866,807	9.4%	4.3%

1.	In addition to shares held directly, for Ralcorp officers—Messrs. Hunt, Skarie, Granneman, Koulouris, Scalise, Wilkinson, Huber and Monette—the number of shares includes the following:

•

Restricted stock granted to the officers. Restricted stock awards are valued by multiplying the closing market price of the common stock on the date of grant by the number of shares awarded. Ralcorp pays dividends on shares of restricted stock at the same rate, if any, as paid to all shareholders. Dividends are held in an account bearing interest at the prime rate until restrictions lapse. Details regarding 2004 restricted stock awards are contained in Ralcorp’s 2004 Proxy Statement filed with the SEC on December 14, 2004. Details regarding the 2007 restricted stock awards are contained in Ralcorp’s 2007 Proxy Statement filed with the SEC on November 29, 2007.

•	Shares (or share equivalents) held indirectly in the SIP, Executive Savings Investment Plan (Executive SIP) and Deferred Compensation Plan for Key Employees. Shares in the SIP and Executive SIP are

held in a separate fund in which participants acquire units. The fund also holds cash and short-term investments. The shares reported for a participant approximate the number of shares in the fund allocable to that participant and fluctuate due to the cash in the fund and the price of Ralcorp’s common stock.

2.	Shares that could be acquired by exercising stock options and stock appreciation rights through June 6, 2008. Options and stock appreciation rights granted to a director become exercisable upon that director’s termination, retirement, disability or death. Upon the exercise of stock appreciation rights only a net number of shares are issued; however, the table reports the full number of stock appreciation rights. Note: 5% shareholders do not hold any options.

3.	For purposes of computing the percentage of outstanding shares of common stock of Ralcorp held by each person or group of persons named above, any shares which a person or persons have the right to acquire within 60 days after the date this document are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in the table does not necessarily reflect the person’s actual voting power at any particular date. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding.

4.	These securities are owned by three investment groups and one individual. As reported in the Schedule 13G filed with the SEC on February 14, 2007, Baron Capital Group, Inc. and Ronald Baron are parent holding companies. BAMCO, Inc. and Baron Capital Management, Inc. are registered investment advisers. Baron Growth Fund is an investment company. Baron Capital Group, Inc. and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than Baron Capital Group, Inc. and Ronald Baron. BAMCO, Inc. and Baron Capital Management, Inc. disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, Inc., Baron Capital Management, Inc. and their affiliates. BAMCO, Inc. has shared voting power with respect to 1,647,750 shares.

5.	As reported by the beneficial owner in a filing dated October 31, 2007 with the SEC. Bank of New York Mellon Corporation has sole voting power with respect to 1,594,328 shares, shared voting power with respect to 5,700 shares and no voting power with respect to 25,913 shares.

6.	As reported by the beneficial owner in a filing dated October 23, 2007 with the SEC. Keeley Asset Management Corp. has sole voting power with respect to 1,473,204 shares.

7.	Includes 11,811 shares of restricted stock which become released from restriction upon Mr. Stiritz’s leaving Ralcorp’s board of directors. Also includes 18,333 shares of common stock owned by Mr. Stiritz’s wife.

8.	In addition to being directors, Messrs. Hunt and Skarie each serve as President and Co-Chief Executive Officer of Ralcorp.

9.	Mr. Granneman has shared voting and investment power with his wife with respect to 400 shares.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Under Ralcorp’s bylaws, shareholders who desire to nominate a director or present any other business at Ralcorp’s 2009 Annual Meeting of Shareholders must follow certain procedures. Generally, to be considered at Ralcorp’s 2009 Annual Meeting of Shareholders, a shareholder nomination or proposal not to be included in the proxy statement and notice of meeting must be received by Ralcorp’s secretary between November 8, 2008, and December 8, 2008. However, if the shareholder desires that the proposal be included in Ralcorp’s proxy statement and notice of meeting for the 2009 Annual Meeting of Shareholders then it must be received by the Secretary of Ralcorp no later than August 25, 2008 and must also comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

The SEC allows Ralcorp to “incorporate by reference” certain information into this proxy statement, which means that Ralcorp can disclose important information to its shareholders by referring its shareholders to other documents that Ralcorp filed separately with the SEC. Ralcorp shareholders should consider the incorporated information as if Ralcorp reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

Ralcorp incorporates by reference into this proxy statement the following financial statements and other information (SEC File No. 001-12619), which contain important information about Ralcorp and its business and financial results:

•

the financial statements, selected quarterly financial data, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and market risk disclosures contained in Ralcorp’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed with the SEC on November 29, 2007, Ralcorp’s Quarterly Report on Form 10-Q for the period ended December 31, 2007, filed with the SEC on February 5, 2008 and Ralcorp’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, filed with the SEC on May 8, 2008;

•

Current Reports on Form 8-K filed with the SEC on October 2, 2007, October 16, 2007, November 15, 2007, November 20, 2007 (as amended by Form 8-K/A filed on June 11, 2008), January 29, 2008, February 6, 2008, February 14, 2008 and June 3, 2008; and

•	The description of Ralcorp’s common stock contained in Ralcorp’s 1934 Act registration statement on Form 10 as amended on February 3, 1997.

Ralcorp may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this proxy statement and before the special meeting. The SEC allows Ralcorp to incorporate by reference into this proxy statement such documents. Ralcorp shareholders should consider any statement contained in this proxy statement (or in a document incorporated into this proxy statement) to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

Ralcorp shareholders may get copies of any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge by requesting copies in writing or by telephone from Ralcorp at the following address: Ralcorp Holdings, Inc., Attn: Corporate Secretary, 800 Market Street, Suite 2600, St. Louis, Missouri 63101; telephone: (314) 877-7046. If a Ralcorp shareholder requests any incorporated documents, Ralcorp will mail such documents to the requesting shareholder by first class mail, or another equally prompt means, within one business day after it receives the request.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Kraft Foods Inc.:

In our opinion, the accompanying combined balance sheets and the related combined statements of earnings, of shareholder’s equity, and of cash flows present fairly, in all material respects, the financial position of the Post Cereals Business (the “Business”), a component of Kraft Foods Inc. (the “Company”) at December 29, 2007 and December 30, 2006, and the results of its operations and its cash flows for each of the three years ended December 29, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1 and 6 to the combined financial statements, the Business changed the manner in which it accounts for pension, postretirement and postemployment plans in 2006 and the manner in which it accounts for uncertain tax positions in 2007.

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

March 19, 2008

KRAFT FOODS’ POST CEREALS BUSINESS

COMBINED STATEMENTS OF EARNINGS

FOR THE YEARS ENDED DECEMBER 29, 2007,

DECEMBER 30, 2006, AND DECEMBER 31, 2005

(in thousands of dollars)

	2007	2006	2005
Net revenues	$1,102,695	$1,092,817	$1,090,686
Cost of sales	639,475	636,570	612,078

Gross profit	463,220	456,247	478,608
Marketing, administration and research costs	227,911	223,434	220,984
Selling expense	39,097	33,464	38,162
Asset impairment and exit costs	15,229	9,343	2,630

Operating income	180,983	190,006	216,832
Provision for income taxes	64,307	68,242	81,318

Net earnings	$116,676	$121,764	$135,514

See accompanying notes to combined financial statements of Post cereals business.

KRAFT FOODS’ POST CEREALS BUSINESS

COMBINED BALANCE SHEETS

AT DECEMBER 29, 2007, AND DECEMBER 30, 2006

(in thousands of dollars)

	2007	2006
ASSETS
Receivables (less allowances of $1,015 in 2007 and $1,625 in 2006)	$62,607	$56,464
Inventories:
Raw materials	24,785	27,079
Finished product	52,304	53,933

Total inventories	77,089	81,012
Deferred income taxes	16,068	18,664
Other current assets	2,297	2,032

Total current assets	158,061	158,172
Property, plant and equipment, at cost:
Land and land improvements	3,494	3,262
Buildings and building equipment	177,666	171,830
Machinery and equipment	760,918	725,787
Construction in progress	16,909	28,547

	958,987	929,426
Less accumulated depreciation	514,863	468,321

Property, plant and equipment, net	444,124	461,105
Goodwill	298,505	292,153
Other intangible assets, net	9,000	—
Prepaid pension assets	8,844	3,007

TOTAL ASSETS	$918,534	$914,437

LIABILITIES
Accounts payable	$26,800	$31,299
Accrued liabilities:
Marketing	41,039	51,548
Employment costs	6,509	5,917
Accrued postretirement health care costs	2,297	2,226
Other	11,378	11,718

Total current liabilities	88,023	102,708
Deferred income taxes	183,848	177,304
Other liabilities	9,935	8,801

TOTAL LIABILITIES	281,806	288,813
Contingencies (Note 10)
EQUITY
Contribution from Kraft	290,097	290,224
Retained earnings	369,837	363,718
Accumulated other comprehensive losses	(23,206)	(28,318)

TOTAL EQUITY	636,728	625,624

TOTAL LIABILITIES AND EQUITY	$918,534	$914,437

See accompanying notes to combined financial statements of Post cereals business.

KRAFT FOODS’ POST CEREALS BUSINESS

COMBINED STATEMENTS OF EQUITY

FOR THE YEARS ENDED DECEMBER 29, 2007,

DECEMBER 30, 2006, AND DECEMBER 31, 2005

(in thousands of dollars)

	Contribution from Kraft	Retained Earnings	Accumulated Other Comprehensive Earnings / (Losses)	Total Equity
Balances at December 26, 2004	$290,224	$373,013	$(20,663)	$642,574
Comprehensive earnings:
Net earnings	—	135,514	—	135,514
Other comprehensive earnings, net of income taxes	—	—	554	554

Total comprehensive earnings				136,068

Distribution to Kraft	—	(129,578)	—	(129,578)

Balances at December 31, 2005	$290,224	$378,949	$(20,109)	$649,064
Comprehensive earnings:
Net earnings	—	121,764	—	121,764
Other comprehensive losses, net of income taxes	—	—	(191)	(191)

Total comprehensive earnings				121,573

Distribution to Kraft	—	(136,995)	—	(136,995)
Initial adoption of FASB Statement No. 158, net of income taxes (Note 6)	—	—	(8,018)	(8,018)

Balances at December 30, 2006	$290,224	$363,718	$(28,318)	$625,624
Comprehensive earnings:				—
Net earnings	—	116,676	—	116,676
Other comprehensive earnings, net of income taxes	—	—	5,112	5,112

Total comprehensive earnings				121,788

Distribution to Kraft	—	(108,756)	—	(108,756)
Initial adoption of FIN 48 (Note 1)	—	(1,801)	—	(1,801)
Net settlement of employee stock awards with Kraft (Note 5)	(127)	—	—	(127)

Balances at December 29, 2007	$290,097	$369,837	$(23,206)	$636,728

See accompanying notes to combined financial statements of Post cereals business.

KRAFT FOODS’ POST CEREALS BUSINESS

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 29, 2007,

DECEMBER 30, 2006, AND DECEMBER 31, 2005

(in thousands of dollars)

	2007	2006	2005
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES
Net earnings	$116,676	$121,764	$135,514
Adjustments to reconcile net earnings to operating cash flows:
Depreciation	35,174	34,869	35,388
Deferred income tax benefit	7,507	2,470	4,695
Asset impairment and exit costs, net of cash paid	11,721	3,857	1,896
Change in assets and liabilities:
Receivables, net	(4,998)	(2,608)	3,917
Inventories	5,720	6,975	(10,411)
Prepaid expenses	(233)	3,174	80
Accounts payable	(4,538)	1,959	6,131
Accrued liabilities	(13,473)	(4,771)	(7,492)
Change in pension assets and postretirement liabilities, net	(5,073)	(2,291)	(3,140)
Other	(7,171)	3,369	944

Net cash provided by operating activities	141,312	168,767	167,522

CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES
Capital expenditures	(20,672)	(32,489)	(34,108)
Proceeds from sales of property, plant and equipment	1,122	1	—

Net cash used in investing activities	(19,550)	(32,488)	(34,108)

CASH (USED IN) FINANCING ACTIVITIES
Distribution to Kraft	(121,762)	(136,279)	(133,414)

Net cash used in financing activities	(121,762)	(136,279)	(133,414)

Cash and cash equivalents:
Increase	—	—	—
Balance at beginning of period	—	—	—

Balance at end of period	$—	$—	$—

Cash paid:
Income taxes	$56,802	$65,774	$76,626

See accompanying notes to combined financial statements of Post cereals business.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies:

Nature of Operations and Basis of Presentation:

The Post cereals business is a wholly owned component of Kraft Foods Inc. (“Kraft”). Kraft was a wholly owned subsidiary of Altria Group, Inc. (“Altria”) before Kraft completed its initial public offering on June 13, 2001. Effective as of the close of business on March 30, 2007, Altria spun off its remaining interest (89.0%) in Kraft (the “Kraft Distribution”). At December 29, 2007 and December 30, 2006, there were no shares of common or preferred stock of the Post cereals business authorized or outstanding.

On November 15, 2007, Kraft announced that it intends to merge the Post cereals business into Ralcorp Holdings, Inc. (“Ralcorp”) after a tax-free distribution to Kraft’s shareholders (the “Post Distribution”). Kraft and Ralcorp signed an agreement to execute the Post Distribution by means of a “reverse morris trust” transaction. This transaction is subject to customary closing conditions, including antitrust approval, IRS tax-free ruling and Ralcorp shareholder approval. To date, both the U.S. and Canadian antitrust approvals have been obtained. Management of the Post cereals business anticipates that this transaction will be completed in mid-2008.

The Post cereals business has a single operating segment, and manufactures and markets ready-to-eat cereals under several brand names, including: Honey Bunches of Oats, Pebbles, Shredded Wheat, Selects, Grape-Nuts and Honeycomb. Products of the Post cereals business are generally sold to supermarket chains, wholesalers, supercenters, club stores, mass merchandisers, distributors, convenience stores and the foodservice channel in North America. Products of the Post cereals business are manufactured at six facilities—Battle Creek, Michigan; Jonesboro, Arkansas; Modesto, California; Naperville, Illinois; Cobourg, Ontario; and Niagara Falls, Ontario. Approximately 1,230 employees will join Ralcorp following the consummation of the transaction.

Kraft’s shareholders are expected to receive approximately 30.39 million shares of Ralcorp common stock after the Post Distribution and the subsequent merger of the Post cereals business with Ralcorp. Based on market conditions prior to closing, Kraft will determine whether the shares will be distributed in a spin-off or a split-off transaction. Either type of transaction is expected to be tax-free to Kraft’s U.S. shareholders. In a spin-off transaction, Kraft shareholders would receive a pro rata number of shares of Ralcorp common stock. In a split-off transaction, Kraft shareholders would have the option to exchange their shares of Kraft common stock and receive shares of Ralcorp common stock at closing, resulting in a reduction in the number of shares of Kraft Class A common stock outstanding. Any shares of Kraft common stock that would not be subscribed for in the split-off would be distributed to Kraft shareholders in a spin-off that would also be consummated on the closing date of the Transactions. Depending on the method of distribution, stock awards of employees of the Post cereals business may be modified.

Principles of Combination:

The combined financial statements include the global operations of the Post cereals business. The Post cereals business reports year-end results as of the Saturday closest to the end of each year. This resulted in 53 weeks of operating results in the combined statement of earnings of the Post cereals business for the year ended December 31, 2005, versus 52 weeks for the years ended December 29, 2007 and December 30, 2006. All intercompany transactions were eliminated. Transactions between the Post cereals business and Kraft are included in these financial statements.

Use of Estimates and Allocations:

The financial statements of the Post cereals business are prepared in conformity with accounting principles generally accepted in the United States of America, which require the Post cereals business to make certain elections as to its accounting policy, estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the dates of the financial statements and the reported amounts

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

of net revenues and expenses during the reporting periods. Significant accounting policy elections, estimates and assumptions include, among others, pension and benefit plan assumptions, valuation assumptions of goodwill and intangible assets, marketing programs and income taxes. Actual results could differ from those estimates.

Throughout the periods covered by the financial statements, operations of the Post cereals business were conducted and accounted for as part of Kraft. These financial statements have been derived from Kraft’s historical accounting records and reflect significant allocations of direct costs and expenses. All of the allocations and estimates in these financial statements are based on assumptions that management of the Post cereals business believes are reasonable. The financial statements do not necessarily represent the financial position of the Post cereals business had it been operated as a separate independent entity.

Related Party Transactions:

Under Kraft’s centralized cash management system, cash requirements are provided directly by Kraft and cash generated from the Post cereals business is generally remitted directly to Kraft. Transaction systems (e.g., payroll, employee benefits, and accounts payable) used to record and account for cash disbursements are provided by centralized Kraft organizations. Kraft also provides centralized sales, order management, billing, credit and collection functions to the Post cereals business. These sales and customer service functions operate on a regional basis and are customer rather than business or product focused. Transaction systems (e.g., revenues, accounts receivable, and cash application) used to record and account for cash receipts are also provided by centralized Kraft organizations. Most of these corporate systems are not designed to track assets/liabilities and receipts/payments on a business specific basis.

Net revenues in the accompanying combined statements of earnings represent net sales directly attributable to the Post cereals business. Costs and expenses in the accompanying combined statements of earnings represent direct and allocated costs and expenses related to the Post cereals business. Costs for certain functions and services performed by centralized Kraft organizations have been allocated to the Post cereals business based on reasonable activity-based (generally volume, revenues, or a combination as compared to total Kraft and/or supporting segment or division amounts) and historical methods. The combined statements of earnings include expense allocations for 1) certain sales allowances, 2) certain fixed and variable manufacturing, shipping, distribution, and related systems and administration costs, 3) administrative costs of the marketing division responsible for the Post cereals business, including systems, accounting, and finance, 4) certain Kraft corporate marketing and administrative expenses, 5) research and development costs, and 6) certain variable and fixed selling expenses for the Kraft sales and customer service functions, including systems and sales administrative expenses.

Kraft maintains all debt obligations on a consolidated basis to fund and manage operations. During the periods presented in these financial statements, the Post cereals business had no debt obligations and Kraft did not allocate debt or interest expense to the operations of the Post cereals business.

Foreign currencies:

The Post cereals business translates the results of operations of its foreign operations using average exchange rates during each period, whereas balance sheet accounts are translated using exchange rates at the end of each period. The Post cereals business records currency translation adjustments as a component of shareholder’s equity. Transaction gains and losses are recorded in the combined statements of earnings and were not significant for any of the periods presented.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Inventories:

Inventories are stated at the lower of cost or market. The last-in, first-out (“LIFO”) method is used to cost a majority of inventories of the Post cereals business. The Post cereals business used the LIFO method to determine the cost of 79% of inventories at December 29, 2007 and 84% of inventories at December 30, 2006. The cost of other inventories is principally determined by the average cost method. The stated LIFO amounts of inventories were $3,772 thousand lower at December 29, 2007 and $326 thousand lower at December 30, 2006 than the current cost of inventories. The Post cereals business also records inventory allowances for overstocked and obsolete inventories due to ingredient and packaging changes. The Jonesboro, Naperville, Modesto, Cobourg, and Niagara Falls plants manufacture products other than products of the Post cereals business. Raw materials and spare parts at these plants attributed to the Post cereals business were allocated based on reasonable activity-based methodologies.

The Post cereals business prospectively adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 151, Inventory Costs, on January 1, 2006. SFAS No. 151 requires the Post cereals business to: (i) recognize abnormal idle facility expense, spoilage, freight and handling costs as current-period charges; and (ii) allocate fixed production overhead costs to inventories based on the normal capacity of the production facility. The effect of adoption did not have a material impact on the financial statements of the Post cereals business.

Long-lived assets:

Property, plant and equipment are stated at historical cost and depreciated by the straight-line method over the estimated useful lives of the assets. Machinery and equipment are depreciated over periods ranging from 3 to 20 years, and buildings and building improvements over periods up to 40 years.

The Post cereals business reviews long-lived assets for impairment when conditions exist that indicate the carrying amount of the assets may not be fully recoverable. The Post cereals business performs undiscounted operating cash flow analyses to determine if an impairment exists. When testing assets held for use for impairment, the Post cereals business groups assets and liabilities at the lowest level for which cash flows are separately identifiable. If an impairment is determined to exist, the loss is calculated based on fair value. Impairment losses on assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal.

Goodwill:

SFAS No. 142, Goodwill and Other Intangible Assets, requires the Post cereals business to test goodwill at least annually for impairment. To test goodwill, the Post cereals business compares the fair value of each reporting unit with the carrying value of the reporting unit. If the carrying value exceeds the fair value, goodwill is considered impaired. The impairment loss is measured as the difference between the carrying value and implied fair value of goodwill, which is determined using discounted cash flows. The Post cereals business has completed its annual impairment review of goodwill as of December 1. No impairments resulted from these reviews in 2007, 2006 and 2005.

Goodwill of the Post cereals business increased $6,352 thousand in 2007 and $136 thousand in 2006 relating to currency fluctuations.

Revenue recognition:

The Post cereals business recognizes revenues when title and risk of loss pass to customers, which occurs upon shipment or delivery of goods. Revenues are recorded net of consumer incentives and trade promotions and

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

include all shipping and handling charges billed to customers. Shipping and handling costs are classified as part of cost of sales. A provision for product return allowances is also recorded as a reduction of revenues within the same period that the revenue is recognized.

Cost of Sales:

Cost of sales includes direct variable and fixed costs of material, labor, and overhead; allocated costs for supporting operations functions, facilities, and services shared by the Post cereals business with other Kraft companies; and direct outbound freight, and allocated variable and fixed shipping, storage, and handling expenses (shipping labor, physical inventories, pallets, lift truck maintenance, and warehouse supplies) that are incurred at Kraft’s distribution centers on behalf of the Post cereals business. Indirect costs are allocated based on a variety of measures including production volume, pallets shipped and volume shipped.

Cost of sales includes allocated costs of $9,137 thousand in 2007, $11,458 thousand in 2006 and $9,655 thousand in 2005.

Marketing, administration and research costs:

Marketing—Kraft promotes products of the Post cereals business with advertising, consumer incentives and trade promotions. Such programs include, but are not limited to, discounts, coupons, rebates, in-store display incentives and volume-based incentives. The Post cereals business expenses advertising costs either in the period the advertising first takes place or as incurred. Consumer incentive and trade promotion activities are recorded as a reduction of revenues based on amounts estimated as being due to customers and consumers at the end of a period. Kraft bases these estimates principally on historical utilization and redemption rates. The Post cereals business does not defer amounts on its year-end combined balance sheet and all marketing costs are recorded as an expense in the year incurred. Advertising expenses include direct and indirect costs associated with advertising the brand name and products of the Post cereals business in the media (television, newspapers, periodicals, billboards, or other forms). Promotional expenses include costs associated with consumer promotions such as coupon production, distribution and processing, and costs for merchandise displays and/or sample costs. Total direct advertising expense incurred by the Post cereals business was $82,387 thousand in 2007, $87,981 thousand in 2006 and $86,655 thousand in 2005.

Administration—Administration expenses consist primarily of allocated costs incurred by Kraft. These expenses are allocated based on various measures relevant to the expense being allocated. Administration expenses also include losses on disposals of property, plant and equipment of $2,570 thousand in 2007, $1,481 thousand in 2006 and $2,332 thousand in 2005. Administration expenses include allocated costs of $43,144 thousand in 2007, $41,846 thousand in 2006 and $41,410 thousand in 2005.

Research—The Post cereals business expenses costs as incurred for product research and development. Research costs consist of allocated variable and fixed research costs incurred by Kraft’s research and development group on behalf of the Post cereals business. Kraft has allocated these expenses based on projects directly attributable to the Post cereals business using headcount as the measure in relation to all of Kraft. Research and development expense was $18,911 thousand in 2007, $18,815 thousand in 2006 and $15,672 thousand in 2005.

Selling Expense:

Selling costs consist of allocated variable and fixed selling costs incurred by Kraft’s sales and customer service group on behalf of the Post cereals business. Kraft has allocated these expenses based on historical activity

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

measures relevant to the expense being allocated, including volume, revenues or a combination in relation to total Kraft volume and revenues.

Environmental costs:

The Post cereals business is subject to laws and regulations relating to the protection of the environment. The Post cereals business accrues for environmental remediation obligations on an undiscounted basis when such amounts are probable and can be reasonably estimated. The accruals are adjusted as new information develops or circumstances change. Recoveries of environmental remediation costs from third parties are recorded as assets when their receipt is deemed probable.

Based on information currently available, management of the Post cereals business believes that the ultimate resolution of existing environmental remediation actions and its compliance in general with environmental laws and regulations will not have a material effect on the financial position or results of the Post cereals business. However, management of the Post cereals business cannot quantify with certainty the potential impact of future compliance efforts, including those due to changes in law and environmental remediation actions.

Income taxes:

The Post cereals business accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Through the date of the Post Distribution, the Post cereals business will be included in Kraft’s consolidated federal income tax return, and prior to the Kraft Distribution, the Post cereals business was included in Altria’s consolidated federal income tax return. Income taxes of the Post cereals business were generally computed on a separate company basis. The tax effects resulting from being included in either Kraft’s or Altria’s tax return are included in amounts distributed to Kraft.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for the Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”). The Post cereals business adopted the provisions of FIN 48 effective December 31, 2006. FIN 48 clarifies when tax benefits should be recorded in the financial statements and provides measurement criteria for valuing such benefits. In order for the Post cereals business to recognize benefits, its tax position must be more likely than not to be sustained upon audit. The amount the Post cereals business recognizes is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The adoption of FIN 48 resulted in a decrease to shareholder’s equity as of December 31, 2006 of $1,801 thousand and resulted from:

•	a $1,964 thousand increase in the liability for unrecognized tax benefits, comprised of $1,499 thousand in tax and $465 thousand in interest; and

•	an increase to federal deferred tax assets of $163 thousand.

Stock-based compensation:

The Post cereals business is a part of Kraft’s overall stock-based compensation plans. Effective January 1, 2006, the Post cereals business adopted the provisions of SFAS No. 123 (Revised 2004), Share-Based Payment, (“SFAS No. 123(R)”) using the modified prospective method, which requires measurement of compensation cost for all stock-based awards at fair value on date of grant and recognition of compensation over the service periods for awards expected to vest. The Post cereals business determines the fair value of restricted stock and rights to receive shares of stock based on the number of shares granted and the market value at date of grant. The Post cereals business determines the fair value of stock options using a modified Black-Scholes methodology.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The adoption of SFAS No. 123(R) resulted in an insignificant cumulative effect gain for the year ended December 30, 2006. The gross cumulative effect was recorded in marketing, administration and research costs for the year ended December 30, 2006.

Kraft elected to calculate the initial pool of tax benefits resulting from tax deductions in excess of the stock-based employee compensation expense recognized in the statement of earnings under FASB Staff Position (“FSP”) 123(R)-3, Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards, and calculated on a combined basis. Under SFAS No. 123(R), tax shortfalls occur when actual tax deductible compensation expense is less than cumulative stock-based compensation expense recognized in the financial statements.

The Post cereals business previously applied the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB 25”). No compensation expense for employee stock options was reflected in net earnings in 2005, as all stock options granted under those plans had an exercise price equal to the market value of the common stock on the date of the grant. If the Post cereals business had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), to measure compensation expense for stock option awards in 2005, the total stock-based employee compensation expense, net of related tax effects, allocated to the Post cereals business by Kraft would have been insignificant. Historical combined statements of earnings already include the compensation expense for restricted stock and rights to receive shares of stock.

Revision:

Management has revised total comprehensive earnings included within the Post cereal business’ combined statements of equity for the years ended December 29, 2007, December 30, 2006 and December 31, 2005. Distributions to Kraft were inadvertently included within total comprehensive earnings for each year, and management subsequently revised the combined statements of equity to exclude the distribution to Kraft from total comprehensive earnings. This change had no impact on any of the Post cereal business’ combined balance sheets, combined statements of earnings or combined statements of cash flows for each of the periods presented.

New Accounting Pronouncements:

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, as amended in February 2008 by FSP FAS 157-2, Effective Date of FASB Statement No. 157. The provisions of SFAS No. 157 are effective for the Post cereals business as of January 1, 2008. However, FSP FAS 157-2 defers the effective date for all nonfinancial assets and liabilities, except those items recognized or disclosed at fair value on an annual or more frequently recurring basis, until January 1, 2009. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management of the Post cereals business does not expect the adoption of this statement to have a material impact on the financial statements of the Post cereals business.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. The provisions are effective for Post as of January 1, 2008. This statement permits entities to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses on these instruments in earnings. Management of the Post cereals business does not expect the adoption of this statement to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. The provisions, which change the way companies account for business combinations, are effective for the Post cereals business as of January 1, 2009. This statement requires the acquiring entity in a business combination to recognize all assets acquired and

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose all information needed by investors to understand the nature and financial effect of the business combination. Management of the Post cereals business does not expect the adoption of this statement to have a material impact on its financial statements.

In December 2007, the FASB also issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51, the provisions of which are effective for the Post cereals business as of January 1, 2009. This statement requires an entity to classify noncontrolling interests in subsidiaries as a separate component of equity. Additionally, transactions between an entity and noncontrolling interests are required to be treated as equity transactions. Management of the Post cereals business does not expect the adoption of this statement to have a material impact on its financial statements.

Note 2. Asset Impairment and Exit Costs:

In January 2004, Kraft announced a three-year restructuring program (the “Restructuring Program”) and, in January 2006, extended it through 2008. The Post cereals business is part of the Restructuring Program. The objectives of this program are to leverage Kraft’s global scale, realign and lower its cost structure, and optimize capacity.

Under the Restructuring Program, the Post cereals business recorded asset impairment and exit costs of $15,229 thousand during 2007, $9,343 thousand during 2006 and $2,630 thousand during 2005. The closure of one plant of the Post cereals business was announced in December 2007, which was the only plant closure announced for the Post cereals business since the program began in 2004. Management of the Post cereals business expects to pay cash for approximately $6,926 thousand of the charges that it incurred during 2007. Since the inception of the Restructuring Program, the Post cereals business has incurred $32,287 thousand in charges and paid cash for $13,026 thousand.

Restructuring liability activity for the years ended December 29, 2007 and December 30, 2006 was:

	Severance	Asset Write-downs	Other	Total
	(in thousands)
Liability balance, January 1, 2006	$1,456	$—	$76	$1,532
Charges	3,324	4,141	1,878	9,343
Cash spent	(3,556)		(1,930)	(5,486)
Charges against assets	(933)	(4,141)	—	(5,074)

Liability balance, December 30, 2006	291	—	24	315
Charges	4,869	8,303	2,057	15,229
Cash spent	(1,427)	—	(2,081)	(3,508)
Charges against assets	(1,500)	(8,303)	—	(9,803)

Liability balance, December 29, 2007	$2,233	$—	$—	$2,233

Severance costs include the cost of benefits received by terminated employees. In connection with its severance initiatives, as of December 29, 2007, the Post cereals business has eliminated approximately 375 positions and announced the elimination of an additional 35 positions. Severance charges against assets primarily relate to incremental pension costs, which reduce prepaid pension assets. Certain accrued severance costs included in the accompanying balance sheets have been allocated to the Post cereals business based on activity-based methodologies. Asset write-downs relate to the impairment of assets caused by plant closings and related activity. The Post cereals business incurred other costs related primarily to the renegotiation of supplier contract costs, workforce reductions associated with the plant closings and the termination of leasing agreements.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Note 3. Income Taxes:

Earnings before income taxes, and provision for income taxes consisted of the following for the years ended December 29, 2007, December 30, 2006 and December 31, 2005:

	2007	2006	2005
	(in thousands)
Earnings before income taxes:
United States	$159,042	$168,407	$191,222
Outside United States	21,941	21,599	25,610

Total	$180,983	$190,006	$216,832

Provision for income taxes:
United States federal:
Current	$40,893	$47,456	$56,951
Deferred	7,208	4,879	3,781

	48,101	52,335	60,732
State and local	8,338	9,675	10,994

Total United States	56,439	62,010	71,726

Outside United States:
Current	8,756	9,507	9,348
Deferred	(888)	(3,275)	244

Total outside United States	7,868	6,232	9,592

Total provision for income taxes	$64,307	$68,242	$81,318

After the implementation of FIN 48 on December 31, 2006, unrecognized tax benefits of the Post cereals business were $3,489 thousand. Unrecognized tax benefits of the Post cereals business were $4,398 thousand at December 29, 2007. Management of the Post cereals business does not expect a significant change in its unrecognized tax benefits within the next 12 months. The Post cereals business includes accrued interest and penalties related to uncertain tax positions in its tax provision. The Post cereals business had accrued interest and penalties of $591 thousand as of December 31, 2006 and $869 thousand as of December 29, 2007. The 2007 provision for income taxes of the Post cereals business includes $278 thousand for interest and penalties.

The change in unrecognized tax benefits of the Post cereals business for the year ended December 29, 2007 was (in thousands):

January 1, 2007	$3,489
Increases from positions taken during the current period	909

December 29, 2007	$4,398

The tax returns in which the Post cereals business is included, are regularly examined by federal and various state and Canadian tax authorities. The U.S. federal statute of limitations remains open for the year 2000 and onward, with years 2000 through 2003 currently under examination by the IRS. The Canadian statute of limitations remains open for the year 2001 and onward, and the Post cereals business is currently under examination by various state taxing authorities, with statutes of limitations generally ranging from three to five years.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

In October 2004, the American Jobs Creation Act (“the Jobs Act”) was signed into law. The Jobs Act provides tax relief to U.S. domestic manufacturers by providing a tax deduction related to a percentage of the lesser of “qualified production activities income” or taxable income. The deduction, which was 3% in 2005, increases to 9% by 2010. In accordance with SFAS No. 109, the Post cereals business recognizes these benefits in the year earned. These amounts were allocated based on the proportion of taxable income of the Post cereals business relative to Kraft Foods taxable income for each year. The tax benefit was approximately $2,466 thousand in 2007, $1,206 thousand in 2006 and $1,486 thousand in 2005.

At December 29, 2007, applicable United States federal income taxes and foreign withholding taxes had not been provided on approximately $114 million of accumulated earnings of foreign subsidiaries that are expected to be permanently reinvested.

The effective income tax rate on pre-tax earnings differed from the U.S. federal statutory rate for the following reasons for the years ended December 29, 2007, December 30, 2006 and December 31, 2005:

	2007	2006	2005
U.S. federal statutory rate	35.0%	35.0%	35.0%
Increase / (decrease) resulting from:
State and local income taxes, net of federal tax benefit	3.0%	3.3%	3.3%
Other	(2.5)%	(2.4)%	(0.8)%

Effective tax rate	35.5%	35.9%	37.5%

The 2007 effective tax includes $5,420 thousand of net state tax expense, partially offset by an increased domestic manufacturing deduction. The 2006 effective tax rate includes $6,289 thousand of net state tax expense, partially offset by the domestic manufacturing deduction and lower Canadian tax rates enacted in 2006. The 2005 effective tax rate includes $7,146 thousand of net state tax expense, partially offset by the domestic manufacturing deduction.

The tax effects of temporary differences that gave rise to deferred income tax assets and liabilities consisted of the following at December 29, 2007 and December 30, 2006 and December 31, 2005:

	2007	2006	2005
	(in thousands)
Total deferred income tax assets	$22,173	$25,189	$26,933
Deferred income tax liabilities:
Property, plant and equipment	(111,042)	(111,479)	(119,995)
Other	(78,911)	(72,350)	(65,720)

Total deferred income tax liabilities	(189,953)	(183,829)	(185,715)

Net deferred income tax liabilities	$(167,780)	$(158,640)	$(158,782)

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Note 4. Accumulated Other Comprehensive Earnings / (Losses):

The components of accumulated other comprehensive earnings / (losses) were:

	Currency Translation Adjustments	Pension and Other Benefits	Total
	(in thousands)
Balances at December 26, 2004	$(20,663)	$—	$(20,663)
Other comprehensive earnings/(losses), net of income taxes:
Currency translation adjustments	554	—	554

Total other comprehensive earnings			554

Balances at December 31, 2005	$(20,109)	$—	$(20,109)
Other comprehensive earnings/(losses), net of income taxes:
Currency translation adjustments	(191)	—	(191)

Total other comprehensive earnings			(191)

Initial adoption of FASB Statement No. 158, net of income taxes (Note 6)	—	(8,018)	(8,018)

Balances at December 30, 2006	$(20,300)	$(8,018)	$(28,318)
Other comprehensive earnings/(losses), net of income taxes:
Currency translation adjustments	4,308	(1,258)	3,050
Amortization of experience losses and prior service costs	—	625	625
Net actuarial gain arising during period	—	1,437	1,437

Total other comprehensive earnings			5,112

Balances at December 29, 2007	$(15,992)	$(7,214)	$(23,206)

Note 5. Stock Plans:

The Post cereals business is a part of Kraft’s overall stock-based compensation plans. Under the Kraft 2005 Performance Incentive Plan (the “2005 Plan”), Kraft may grant to eligible employees awards of stock options, stock appreciation rights, restricted stock, restricted and deferred stock units, and other awards based on Kraft’s Class A common stock, as well as performance-based annual and long-term incentive awards.

Bifurcation of Stock Awards at Kraft Distribution:

Prior to Kraft’s IPO, certain employees of the Post cereals business participated in Altria’s stock compensation plans. At the Kraft Distribution, as described in Note 1, Summary of Significant Accounting Policies, Altria stock awards were modified through the issuance of Kraft stock awards, and accordingly, the Altria stock awards were split into two instruments. Holders of Altria stock options received: 1) a new Kraft option to acquire shares of Kraft’s Class A common stock; and 2) an adjusted Altria stock option for the same number of shares of Altria common stock previously held, but with a proportionally reduced exercise price. For each employee stock option outstanding, the aggregate intrinsic value immediately after the Kraft Distribution was not greater than the aggregate intrinsic value immediately prior to the Kraft Distribution. The Post cereals business reimbursed Kraft $127 thousand for Altria options received by employees of the Post cereals business, and Kraft in turn included that amount in its net settlement with Altria. The Post cereals business determined the fair value of the stock options using the modified Black-Scholes option valuation model.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Based upon the number of Altria stock awards outstanding at the Kraft Distribution, Kraft granted stock options to employees of the Post cereals business for 7,887 shares of Kraft’s Class A common stock at a weighted-average price of $16.00. The options expire in 2011.

Stock Option Plan:

Stock options are granted at an exercise price equal to the market value of the underlying stock on the grant date, generally become exercisable on the first anniversary of the grant date and have a maximum term of ten years. Kraft has not granted stock options to employees of the Post cereals business since 2002.

Stock option activity was as follows for the year ended December 29, 2007:

	Shares Subject to Option	Weighted Average Exercise Price	Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance at January 1, 2007	45,450	$31.00
Options issued at Kraft Distribution	7,887	$16.00
Options exercised	(6,067)	$25.99

Balance at December 29, 2007	47,270	$29.14	3 years	$165 thousand

Exercisable at December 29, 2007	47,270	$29.14	3 years	$165 thousand

The total intrinsic value of options exercised was $44 thousand in 2007. There were no exercises in 2006 or 2005.

Prior to Kraft’s IPO, certain employees of the Post cereals business participated in Altria’s stock compensation plans. Other than stock awards granted as a result of the Kraft Distribution, Altria has not issued Altria stock compensation to employees of the Post cereals business since the Kraft IPO. For the year ended December 31, 2005, stock compensation plans were accounted for in accordance with the intrinsic value-based method permitted by SFAS No. 123, Accounting for Stock-Based Compensation, which did not result in compensation cost for stock options. The fair value of the awards was determined using a modified Black-Scholes methodology using the following weighted average assumptions for Altria common stock:

	Risk-Free Interest Rate	Expected Life	Expected Volatility	Expected Dividend Yield	Fair Value at Grant Date
2006 Altria Group Inc.	5%	4 years	26.73%	4.43%	$12.79
2005 Altria Group Inc.	4%	4 years	32.90%	4.43%	$14.08

Restricted Stock Plans:

Kraft may grant shares of restricted stock and rights to receive shares of stock to eligible employees of the Post cereals business, giving them in most instances all of the rights of stockholders, except that they may not sell, assign, pledge or otherwise encumber such shares and rights. Such shares and rights are subject to forfeiture if certain employment conditions are not met. Restricted stock generally vests on the third anniversary of the grant date.

The fair value of the restricted shares and rights at the date of grant is amortized ratably over the restriction period. The Post cereals business recorded pre-tax compensation expense related to restricted stock and rights of $4,803 thousand in 2007, $5,045 thousand in 2006 and $5,168 thousand in 2005 including the allocated expenses

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

of shared functions. The deferred tax benefit recorded related to this compensation expense was $1,806 thousand for the year ended December 29, 2007, $1,897 thousand for the year ended December 30, 2006 and $1,943 thousand for the year ended December 31, 2005. The unamortized compensation expense related to restricted stock and rights of the Post cereals business was $7,245 thousand at December 29, 2007 and is expected to be recognized over a weighted average period of 2 years.

Restricted stock and rights activity related to employees of the Post cereals business for the year ended December 29, 2007 was:

	Number of Shares	Weighted-Average Grant Date Fair Value Per Share
Balance at December 31, 2006	75,590	$31.29
Granted	29,360	34.66
Vested	(23,010)	32.23
Forfeited	(4,690)	32.10

Balance at December 29, 2007	77,250	32.24

In January 2007, Kraft issued 29,360 shares of restricted stock and stock rights to eligible U.S. and non-U.S. employees of the Post cereals business as part of its annual incentive program. Restrictions on these shares and rights lapse in the first quarter of 2010. The market value per restricted share or right was $34.66 on the date of grant. No restricted shares or rights were issued in 2007 to employees of the Post cereals business as a result of the Kraft Distribution.

The weighted-average grant date fair value of restricted stock and rights granted was $1,018 thousand, or $34.66 per restricted share or right, in 2007, $860 thousand, or $29.00 per restricted share or right, in 2006 and $764 thousand, or $33.32 per restricted share or right, in 2005. The vesting date fair value of restricted stock and rights was $780 thousand in 2007 and $484 thousand in 2006. No restricted stock or rights vested in 2005.

Note 6. Benefit Plans:

Kraft sponsors contributory and noncontributory defined benefit pension plans covering most of its employees, and the Post cereals business participates in those plans. As appropriate, the Post cereals business provides pension coverage for employees of its non-U.S. operations through separate plans. Local statutory requirements govern many of these plans. In addition, the Post cereals business provides health care and other benefits to most retired employees.

Multiemployer Pension Plans

U.S. employees and some Canadian employees of the Post cereals business participate in Kraft’s pension plans. The Post cereals business makes contributions to those plans based on Kraft’s net periodic pension cost. Kraft determines the Post cereals business portion of its net periodic pension cost based on total pensionable earnings. Expensed contributions of the Post cereals business to these multiemployer plans were $14,321 thousand in 2007, $18,713 thousand in 2006 and $15,576 thousand in 2005. There were no contributions payable at December 29, 2007 or December 30, 2006.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The following weighted-average assumptions were used to determine Kraft’s net pension cost for the years ended December 29, 2007, December 30, 2006 and December 31, 2005 and impact the comparability of those costs allocated to the Post cereals business:

	U.S. Plans			Canadian Plans
	2007	2006	2005	2007	2006	2005
Discount rate	5.90%	5.60%	5.75%	5.00%	5.00%	5.75%
Expected rate of return on plan assets	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%
Rate of compensation increase	4.00%	4.00%	4.00%	3.00%	3.00%	3.00%

Single-employer Pension Plans

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (“SFAS No. 158”). SFAS No. 158 requires the Post cereals business to recognize the funded status of the defined benefit pension and other postretirement plans of the Post cereals business on the combined balance sheet. Subsequent changes in funded status that are not recognized as a component of net periodic benefit cost are recorded as a component of other comprehensive income in the year the changes occur. The Post cereals business prospectively adopted the recognition and related disclosure provisions of SFAS No. 158 on December 30, 2006. The adoption resulted in a decrease to total assets of $11,643 thousand and a decrease to shareholder’s equity of $8,018 thousand. The plan assets and benefit obligations of pension plans of the Post cereals business are measured at the year end date of the Post cereals business.

Obligations and Funded Status:

The benefit obligations, plan assets and funded status of the pension plans of the Post cereals business at December 29, 2007 and December 30, 2006 were:

	Canadian Plans
	2007	2006
	(in thousands)
Benefit obligation at beginning of period	$34,860	$30,021
Service cost	804	733
Interest cost	1,818	1,608
Benefits paid	(990)	(728)
Settlements	(71)	—
Actuarial (gains) / losses	(4,204)	2,566
Currency	6,134	14
Other	235	646

Benefit obligation at end of period	38,586	34,860

Fair value of plan assets at beginning of period	37,867	32,180
Actual return on plan assets	1,195	4,528
Contributions	2,184	1,882
Benefits paid	(990)	(728)
Currency	7,174	5

Fair value of plan assets at end of period	47,430	37,867

Net pension asset recognized at end of period	$8,844	$3,007

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The accumulated benefit obligation, which represents benefits earned to date, was $36,277 thousand at December 29, 2007 and $31,717 thousand at December 30, 2006 for the Canadian pension plans.

The following weighted-average assumptions were used to determine benefit obligations of the Post cereals business under the plans at December 29, 2007 and December 30, 2006:

	Canadian Plans
	2007	2006
Discount rate	5.80%	5.00%
Rate of compensation increase	3.00%	3.00%

2007 year-end Canadian plans discount rates of the Post cereals business were developed from a model portfolio of high quality, fixed-income debt instruments with durations that match the expected future cash flows of the benefit obligations.

Components of Net Periodic Pension Cost:

Net periodic pension cost consisted of the following for the years ended December 29, 2007, December 30, 2006 and December 31, 2005:

	Canadian Plans
	2007	2006	2005
	(in thousands)
Service cost	$804	$733	$536
Interest cost	1,818	1,608	1,378
Expected return on plan assets	(3,313)	(2,774)	(2,123)
Amortization:
Net loss from experience differences	652	684	460
Prior service cost	171	155	121
Other expense	14	—	—

Net pension cost	$146	$406	$372

Canadian plant closures and early retirement benefits resulted in curtailment and settlement losses of $14 thousand in 2007. These costs are included in other expense, above.

The estimated net loss for the Canadian pension plans that is expected to be amortized from accumulated other comprehensive losses into net periodic pension cost during 2008 is $380 thousand. The estimated prior service cost for the Canadian pension plans that is expected to be amortized from accumulated other comprehensive losses into net periodic pension cost during 2008 is $179 thousand.

The following weighted-average assumptions were used to determine the net pension cost for the Post cereals business for the years ended December 29, 2007, December 30, 2006 and December 31, 2005:

	Canadian Plans
	2007	2006	2005
Discount rate	5.00%	5.00%	5.75%
Expected rate of return on plan assets	8.00%	8.00%	8.00%
Rate of compensation increase	3.00%	3.00%	3.00%

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The expected rate of return on plan assets for the Post cereals business is determined by the plan assets’ historical long-term investment performance, current asset allocation and estimates of future long-term returns by asset class.

Plan Assets:

The percentage of fair value of pension plan assets at December 29, 2007 and December 30, 2006 was:

	Canadian Plans
Asset Category	2007	2006
Equity securities	70%	70%
Debt securities	27%	27%
Real estate	2%	3%
Other	1%	—

Total	100%	100%

The investment strategy of the Post cereals business is based on an expectation that equity securities will outperform debt securities over the long term. Accordingly, the composition of the Canadian plan assets of the Post cereals business is broadly characterized as a 70%/30% allocation between equity and debt securities. The strategy uses indexed U.S. equity securities, actively managed international equity securities and actively managed investment grade debt securities (which constitute 80% or more of debt securities) with lesser allocations to high yield and international debt securities. The Post cereals business attempts to mitigate investment risk by rebalancing between equity and debt asset classes as it makes contributions and monthly benefit payments.

The Post cereals business makes contributions to its Canadian pension plans to the extent that they are tax deductible and do not generate an excise tax liability. Based on current tax law, the management of the Post cereals business plans to contribute approximately $450 thousand to its Canadian plans in 2008. However, the Post cereals business’ actual contributions may be different due to many factors. Those factors include changes in tax and other benefit laws, pension asset performance that differs significantly from the expected performance, or significant changes in interest rates.

The estimated future benefit payments from the Canadian pension plans of the Post cereals business at December 29, 2007 were (in thousands):

2008	$1,230
2009	1,352
2010	1,472
2011	1,601
2012	1,711
2013-2017	10,680

Multiemployer Postretirement Benefit Plans

Employees of the Post cereals business participate in Kraft’s postretirement benefit plans. The Post cereals business makes contributions to those plans based on Kraft’s net postretirement health care cost. Kraft determines the Post cereals business portion of its net postretirement health care cost based on total headcount. The expensed contributions to these multiemployer plans by the Post cereals business were $16,422 thousand in

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

2007, $17,543 thousand in 2006 and $17,309 thousand in 2005. These postretirement health care plans are not funded, and contributions payable by the Post cereals business were $2,297 thousand at December 29, 2007 and $2,226 thousand at December 30, 2006.

The following weighted-average assumptions were used to determine Kraft’s net postretirement cost for the years ended December 29, 2007, December 30, 2006 and December 31, 2005 and impact the comparability of those costs allocated to the Post cereals business.:

	U.S. Plans			Canadian Plans
	2007	2006	2005	2007	2006	2005
Discount rate	5.90%	5.60%	5.75%	5.00%	5.00%	5.75%
Health care cost trend rate	8.00%	8.00%	8.00%	8.50%	9.00%	9.50%

Multiemployer Postemployment Benefit Plans

Most of the salaried and certain hourly employees of the Post cereals business participate in Kraft’s postemployment benefit plans. The Post cereals business makes contributions to those plans based on Kraft’s net postemployment costs. Kraft determines the Post cereals business portion of its net postemployment costs based on total annual payroll costs and is charged to expense over the working life of the covered employees. Postemployment costs arising from actions that offer employees benefits in excess of those specified in the respective plans are charged to expense when incurred. Expensed contributions of Post cereals business to these multiemployer plans were $3,555 thousand in 2007, $2,386 thousand in 2006 and $1,967 thousand in 2005. These postemployment plans are not funded, and there were no contributions payable at December 29, 2007 or December 30, 2006.

Defined Contribution Plans

Kraft sponsors and contributes to employee savings plans. Certain of the salaried, non-union and union employees of the Post cereals business participate in these plans. Contributions and costs of the Post cereals business are determined by the matching of employee contributions, as defined by the plans, and an allocated portion from Kraft. Amounts charged to expense for defined contribution plans totaled $4,413 thousand in 2007, $4,712 thousand in 2006 and $4,602 thousand in 2005.

Note 7. Geographic Information:

Geographic data for net revenues and long-lived assets were:

	2007	2006	2005
	(in thousands)
Net revenues:
United States	$971,449	$968,245	$965,345
Canada	85,004	80,877	78,342
Other	46,242	43,695	46,999

Total net revenues	$1,102,695	$1,092,817	$1,090,686

Long-lived assets:
United States	$652,796	$665,309	$673,185
Canada	107,677	90,956	100,298

Total long-lived assets	$760,473	$756,265	$773,483

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Note 8. Significant Customers:

The largest customer of the Post cereals business, Wal-Mart Stores, Inc., accounted for approximately 21% of combined net revenues in 2007, 20% in 2006 and 20% in 2005. The five largest customers of the Post cereals business accounted for approximately 43% of its net revenues in 2007, 2006 and 2005. The ten largest customers of the Post cereals business accounted for approximately 57% of its net revenues in 2007, 56% in 2006 and 57% in 2005.

Note 9. Related Party Transactions:

On March 30, 2007, Kraft entered into a post-spin Transition Services Agreement with Altria’s subsidiary, Altria Corporate Services, Inc. (“ALCS”). Under the agreement, ALCS provided information technology services to the Post cereals business. Billings for these post-spin services were handled through Kraft’s corporate allocation charges to the Post cereals business. Before the Kraft Distribution, ALCS provided pre-spin administrative services to the Post cereals business under a separate Corporate Services agreement that expired on March 30, 2007. These services included planning, legal, treasury, auditing, insurance, human resources, office of the secretary, corporate affairs, information technology, aviation and tax services. Billings for these pre-spin services, which were based on the cost to ALCS to provide such services and a 5% management fee based on wages and benefits, were handled through Kraft’s corporate allocation charges to the Post cereals business. As of January 1, 2008, ALCS no longer provides services to the Post cereals business.

Note 10. Commitments and Contingencies:

Legal Proceedings: Kraft is a defendant in a variety of legal proceedings in connection with the Post cereals business. Plaintiffs in certain of those cases seek substantial damages. Management of the Post cereals business cannot predict with certainty the results of these proceedings. However, management of the Post cereals business believes that the final outcome of these proceedings will not materially affect the financial position or results of the Post cereals business.

Leases: Rental expenses were $32,074 thousand in 2007, $35,602 thousand in 2006 and $31,687 thousand in 2005. Minimum rental commitments under non-cancelable operating leases in effect at December 29, 2007 were (in thousands):

2008	$13,932
2009	6,628
2010	2,222
2011	2,045
2012	1,935
Thereafter	3,663

KRAFT FOODS’ POST CEREALS BUSINESS

CONDENSED COMBINED STATEMENTS OF EARNINGS

(in thousands of dollars)

(Unaudited)

	For the Three Months Ended
	March 29, 2008	March 31, 2007
Net revenues	$270,259	$264,979
Cost of sales	157,310	157,784

Gross profit	112,949	107,195
Marketing, administration and research costs	52,770	62,782
Selling expense	10,789	10,740
Asset impairment and exit costs	1,476	740

Operating income	47,914	32,933
Provision for income taxes	17,583	11,784

Net earnings	$30,331	$21,149

See accompanying notes to condensed combined financial statements of Post cereals business.

KRAFT FOODS’ POST CEREALS BUSINESS

CONDENSED COMBINED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	March 29, 2008	December 29, 2007
ASSETS
Receivables (less allowances of $987 in 2008 and $1,015 in 2007)	$61,333	$62,607
Inventories:
Raw materials	25,532	24,785
Finished product	69,511	52,304

Total inventories	95,043	77,089
Deferred income taxes	17,378	16,068
Other current assets	79	2,297

Total current assets	173,833	158,061
Property, plant and equipment, at cost	961,594	958,987
Less accumulated depreciation	520,195	514,863

Property, plant and equipment, net	441,399	444,124
Goodwill	297,028	298,505
Other intangible assets, net	9,000	9,000
Prepaid pension assets	9,422	8,844
Other assets	147	—

TOTAL ASSETS	$930,829	$918,534

LIABILITIES
Accounts payable	$35,557	$26,800
Accrued liabilities:
Marketing	62,423	41,039
Employment costs	3,622	6,509
Accrued postretirement health care costs	2,431	2,297
Other	10,570	11,378

Total current liabilities	114,603	88,023
Deferred income taxes	187,312	183,848
Other liabilities	11,297	9,935

TOTAL LIABILITIES	313,212	281,806
Contingencies (Note 10)
EQUITY
Contribution from Kraft	290,097	290,097
Retained earnings	351,484	369,837
Accumulated other comprehensive losses	(23,964)	(23,206)

TOTAL EQUITY	617,617	636,728

TOTAL LIABILITIES AND EQUITY	$930,829	$918,534

See accompanying notes to condensed combined financial statements of Post cereals business.

KRAFT FOODS’ POST CEREALS BUSINESS

CONDENSED COMBINED STATEMENTS OF EQUITY

(in thousands of dollars)

(Unaudited)

	Contribution from Kraft	Retained Earnings	Accumulated Other Comprehensive (Losses) / Earnings	Total Equity
Balances at December 30, 2006	$290,224	$363,718	$(28,318)	$625,624
Comprehensive earnings:				—
Net earnings	—	116,676	—	116,676
Other comprehensive earnings, net of income taxes	—	—	5,112	5,112

Total comprehensive earnings				121,788

Distribution to Kraft	—	(108,756)	—	(108,756)
Initial adoption of FIN 48	—	(1,801)	—	(1,801)
Net settlement of employee stock awards with Kraft	(127)	—	—	(127)

Balances at December 29, 2007	$290,097	$369,837	$(23,206)	$636,728
Comprehensive earnings:
Net earnings	—	30,331	—	30,331
Other comprehensive losses, net of income taxes	—	—	(758)	(758)

Total comprehensive earnings				29,573

Distribution to Kraft	—	(48,684)	—	(48,684)

Balances at March 29, 2008	$290,097	$351,484	$(23,964)	$617,617

See accompanying notes to condensed combined financial statements of Post cereals business.

KRAFT FOODS’ POST CEREALS BUSINESS

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

(Unaudited)

	For the Three Months Ended
	March 29, 2008	March 31, 2007
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES
Net earnings	$30,331	$21,149
Adjustments to reconcile net earnings to operating cash flows:
Depreciation	8,755	8,545
Deferred income tax expense / (benefit)	2,311	(773)
Asset impairment and exit costs, net of cash paid	26	(204)
Change in assets and liabilities:
Receivables, net	986	(9,895)
Inventories	(18,550)	2,245
Prepaid expenses	2,207	(1,147)
Accounts payable	8,783	(1,437)
Accrued liabilities	18,119	28,618
Change in pension assets and postretirement liabilities, net	129	(834)
Other	907	331

Net cash provided by operating activities	54,004	46,598

CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES
Capital expenditures	(7,811)	(2,032)
Proceeds from sales of property, plant and equipment	2	1,019

Net cash used in investing activities	(7,809)	(1,013)

CASH (USED IN) FINANCING ACTIVITIES
Distribution to Kraft	(46,195)	(45,585)

Net cash used in financing activities	(46,195)	(45,585)

Cash and cash equivalents:
Increase	—	—
Balance at beginning of period	—	—

Balance at end of period	$—	$—

See accompanying notes to condensed combined financial statements of Post cereals business.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Summary of Significant Accounting Policies:

Nature of Operations and Basis of Presentation:

The Post cereals business is a wholly owned component of Kraft Foods Inc. (“Kraft”). These interim condensed combined financial statements are unaudited. The condensed combined financial statements were prepared following the requirements of the SEC for interim reporting. As permitted under those rules, a number of footnotes or other financial information that are normally required by accounting principles generally accepted in the United States of America have been condensed or omitted. It is management’s opinion that these financial statements include all normal and recurring adjustments necessary for a fair presentation of the Post cereals business’s financial position and operating results. Net revenues and net earnings for any interim period are not necessarily indicative of future or annual results.

You should read these statements in conjunction with the combined financial statements and related notes of the Post cereals business for the year ended December 29, 2007.

Kraft Spin-Off from Altria—Kraft was a wholly owned subsidiary of Altria Group, Inc. (“Altria”) before Kraft completed its initial public offering on June 13, 2001. Effective as of the close of business on March 30, 2007, Altria spun off its remaining interest (89.0%) in Kraft (the “Kraft Distribution”).

Post Spin-Off from Kraft—On April 11, 2008, Kraft’s wholly owned subsidiary, Cable Holdco, Inc., filed a preliminary registration statement on Form S-1/S-4 with the SEC related to the November 15, 2007 agreement to merge the Post cereals business into Ralcorp Holdings, Inc. (“Ralcorp”) after a tax-free distribution to Kraft’s shareholders (the “Post Distribution”). This transaction is subject to customary closing conditions, including antitrust approval, IRS tax free ruling and Ralcorp shareholder approval. To date, Kraft has obtained the IRS tax free ruling, and both the U.S. and Canadian antitrust approvals. Management of the Post cereals business anticipates that this transaction will be completed in mid-2008.

The Post cereals business has a single operating segment and manufactures and markets ready-to-eat cereals under several brand names, including: Honey Bunches of Oats, Pebbles, Shredded Wheat, Selects, Grape-Nuts, and Honeycomb. Products of the Post cereals business are generally sold to supermarket chains, wholesalers, supercenters, club stores, mass merchandisers, distributors, convenience stores, and the foodservice channel in North America. Products of the Post cereals business are manufactured at six facilities—Battle Creek, Michigan; Jonesboro, Arkansas; Modesto, California; Naperville, Illinois; Cobourg, Ontario; and Niagara Falls, Ontario. Approximately 1,230 employees will join Ralcorp following the consummation of the transaction.

Kraft’s shareholders are expected to receive approximately 30.39 million shares of Ralcorp stock after the Post Distribution and the subsequent merger of the Post cereals business with Ralcorp. Based on market conditions prior to closing, Kraft will determine whether the shares will be distributed in a spin-off or a split-off transaction. Either type of transaction is expected to be tax-free to Kraft’s U.S. shareholders. In a spin-off transaction, Kraft shareholders would receive a pro rata number of Ralcorp shares. In a split-off transaction, Kraft shareholders would have the option to exchange their shares of Kraft common stock and receive Ralcorp common stock at closing, resulting in a reduction in the number of shares of Kraft Class A common stock outstanding. Depending on the method of distribution, stock awards of employees of the Post cereals business may be modified.

Goodwill:

Goodwill of the Post cereals business decreased $1,477 thousand in the first quarter of 2008 relating to currency fluctuations.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Cost of Sales:

Cost of sales includes allocated costs of $1,002 thousand in the first quarter of 2008 and $3,814 thousand in the first quarter of 2007.

Marketing, administration and research costs:

Marketing—Total direct advertising expense incurred by the Post cereals business was $20,367 thousand in the first quarter of 2008 and $25,826 thousand in the first quarter of 2007.

Administration—Administration expenses include losses on disposals of property, plant and equipment of $500 thousand in the first quarter of 2008 and $308 thousand in the first quarter of 2007. Administration expenses include allocated costs of $10,870 thousand in the first quarter of 2008 and $11,487 thousand in the first quarter of 2007.

Research—Research and development expense was $3,267 thousand in the first quarter of 2008 and $4,461 thousand in the first quarter of 2007.

Revision:

Management has revised total comprehensive earnings included within the Post cereal business’ combined statements of equity for the year ended December 29, 2007. Distributions to Kraft were inadvertently included within total comprehensive earnings for each year, and management subsequently revised the combined statements of equity to exclude the distribution to Kraft from total comprehensive earnings. This change had no impact on the Post cereal business’ combined balance sheet, combined statement of earnings or combined statement of cash flows.

New Accounting Pronouncements:

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, as amended in February 2008 by FASB Staff Position (“FSP”) FAS 157-2, Effective Date of FASB Statement No. 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. FSP FAS 157-2 defers the effective date of SFAS No. 157 for all nonfinancial assets and liabilities, except those items recognized or disclosed at fair value on an annual or more frequently recurring basis, until January 1, 2009. As such, the Post cereals business partially adopted the provisions of SFAS No. 157 effective January 1, 2008, and expects to adopt the remaining provisions of SFAS No. 157 beginning in 2009. Management of the Post cereals business expects the adoption of SFAS No. 157 to impact the way in which it calculates fair value for its annual impairment review of goodwill and non-amortizable intangible assets, and when conditions exist that require it to calculate the fair value of long-lived assets; however, management of the Post cereals business does not expect this adoption to have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. The Post cereals business adopted the provisions of SFAS No. 159 effective January 1, 2008. This statement permits entities to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses on these instruments in earnings. The adoption of this statement did not have an impact on the financial statements of the Post cereals business.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. The provisions, which change the way companies account for business combinations, are effective for the Post cereals business as of January 1, 2009. This statement requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose all information needed by investors to understand the nature and financial effect of the business combination. Management of the Post cereals business does not expect the adoption of this statement to have a material impact on its financial statements.

In December 2007, the FASB also issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51, the provisions of which are effective for the Post cereals business as of January 1, 2009. This statement requires an entity to classify noncontrolling interests in subsidiaries as a separate component of equity. Additionally, transactions between an entity and noncontrolling interests are required to be treated as equity transactions. Management of the Post cereals business does not expect the adoption of this statement to have a material impact on its financial statements.

Note 2. Asset Impairment and Exit Costs:

In January 2004, Kraft announced a three-year restructuring program (the “Restructuring Program”) and, in January 2006, extended it through 2008. The Post cereals business is part of the Restructuring Program. The objectives of this program are to leverage Kraft’s global scale, realign and lower its cost structure, and optimize capacity.

Under the Restructuring Program, the Post cereals business recorded asset impairment and exit costs of $1,476 thousand in the first quarter of 2008. Management of the Post cereals business expects to pay cash for all of those charges. Since the inception of the Restructuring Program, the Post cereals business has incurred $33,763 thousand in charges and paid cash for $14,502 thousand related to those charges through March 29, 2008. The closure of one plant of the Post cereals business was announced in December 2007, which was the only plant closure announced for the Post cereals business since the program began in 2004.

Restructuring liability activity for the quarter ended March 29, 2008 was:

Severance
(in thousands)
Liability balance, December 29, 2007	$2,233
Charges	1,476
Cash spent	(1,450)

Liability balance, March 29, 2008	$2,259

Severance charges include the cost of benefits received by terminated employees. In connection with its severance initiatives, the Post cereals business eliminated approximately 425 positions as of March 29, 2008; at that time the Post cereals business had also announced the elimination of an additional 50 positions. Certain accrued severance costs included in the accompanying balance sheets have been allocated to the Post cereals business based on activity-based methodologies.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Note 3. Accumulated Other Comprehensive Losses:

The components of accumulated other comprehensive losses were:

	Currency Translation Adjustments	Pension and Other Benefits	Total
	(in thousands)
Balances at December 29, 2007	$(15,992)	$(7,214)	$(23,206)
Other comprehensive earnings / (losses), net of income taxes:
Currency translation adjustments	(1,108)	252	(856)
Amortization of experience losses and prior service costs		98	98
Total other comprehensive losses			(758)

Balances at March 29, 2008	$(17,100)	$(6,864)	$(23,964)

Note 4. Stock Plans:

The Post cereals business is a part of Kraft’s overall stock-based compensation plans. Beginning in 2008, Kraft changed its annual and long-term incentive compensation programs to further align them with shareholder returns. Under the annual incentive program, Kraft now grants equity in the form of both restricted stock and stock options. The restricted stock will continue to vest 100% after three years, and the stock options will vest one-third each year over three years. Additionally, Kraft changed its long-term incentive plan from a cash-based program to a share-based program.

In January 2008, Kraft granted 5,330 shares of stock to employees of the Post cereals business in connection with its long-term incentive plan. The market value per restricted share was $32.26 on the date of grant, and the shares vest based on varying performance, market and service vesting conditions. The unvested shares have no voting rights and do not pay dividends.

In February 2008, as part of its annual incentive program, Kraft issued 14,110 shares of restricted stock and stock rights to eligible U.S. and non-U.S. employees of the Post cereals business. Restrictions on these shares and rights lapse in the first quarter of 2011. The market value per restricted share or right was $29.49 on the date of grant. Also, as part of its annual incentive program, Kraft granted 56,440 stock options to eligible U.S. and non-U.S. employees of the Post cereals business at an exercise price of $29.49. The stock options vest one-third each year, beginning in 2009.

During the first quarter of 2008, 21,410 shares of restricted stock and stock rights vested at a market value of $631 thousand.

There were no options exercised in the first quarter of 2008.

Note 5. Benefit Plans:

Kraft sponsors contributory and noncontributory defined benefit pension plans covering most of its employees, and the Post cereals business participates in those plans. As appropriate the Post cereals business provides pension coverage for certain employees of its non-U.S. operations through separate plans. Local statutory requirements govern many of these plans. In addition, the Post cereals business provides health care and other benefits to most retired employees.

Multiemployer Pension Plans

U.S. employees and some Canadian employees of the Post cereals business participate in Kraft’s pension plans. The Post cereals business makes contributions to those plans based on Kraft’s net periodic pension cost. Kraft determines the Post cereals business portion of its net periodic pension cost based on total pensionable earnings. Expensed contributions of the Post cereals business to these multiemployer plans were $1,811 thousand for the first quarter of 2008. There were no contributions payable at March 29, 2008.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Single-employer Pension Plans

Components of Net Periodic Pension Cost:

Net periodic pension cost consisted of the following for the three months ended March 29, 2008 and March 31, 2007:

	Canadian Plans
	For the Three Months Ended
	March 29, 2008	March 31, 2007
	(in thousands)
Service cost	$163	$201
Interest cost	532	455
Expected return on plan assets	(879)	(828)
Amortization:
Net loss from experience differences	45	163
Prior service cost	95	43

Net periodic pension cost / (income)	$(44)	$34

Employer Contributions:

The Post cereals business makes contributions to its Canadian pension plans, primarily, to the extent that they are tax deductible and do not generate an excise tax liability. During the three months ended March 29, 2008, the Post cereals business contributed $113 thousand to its Canadian plans. Based on current tax law, management of the Post cereals business plans to make further contributions of approximately $337 thousand to its Canadian plans for the remainder of 2008. However, the Post cereals business’ actual contributions may be different due to many factors. Those factors include changes in tax and other benefit laws, pension asset performance that differs significantly from the expected performance, or significant changes in interest rates.

Multiemployer Postretirement Benefit Plans

Employees of the Post cereals business participate in Kraft’s postretirement benefit plans. The Post cereals business makes contributions to those plans based on Kraft’s net postretirement health care cost. Kraft determines the Post cereals business portion of its net postretirement health care cost based on total headcount. Expensed contributions of the Post cereals business to these multiemployer plans were $4,115 during the three months ended March 29, 2008. These postretirement health care plans are not funded, and contributions payable were $2,431 thousand at March 29, 2008.

Multiemployer Postemployment Benefit Plans

Most of the salaried and certain hourly employees of the Post cereals business participate in Kraft’s postemployment benefit plans. The Post cereals business makes contributions to those plans based on Kraft’s net postemployment costs. Kraft determines the Post cereals business portion of its net postemployment costs based on total annual payroll costs and is charged to expense over the working life of the covered employees. Postemployment costs arising from actions that offer employees benefits in excess of those specified in the respective plans are charged to expense when incurred. Expensed contributions of the Post cereals business to these multiemployer plans were $1,521 thousand during the three months ended March 29, 2008. These postemployment plans are not funded, and there were no contributions payable at March 29, 2008.

KRAFT FOODS’ POST CEREALS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Defined Contribution Plans

Kraft sponsors and contributes to employee savings plans. Certain of the salaried, non-union and union employees of the Post cereals business participate in these plans. Contributions and costs of the Post cereals business are determined by the matching of employee contributions, as defined by the plans, and an allocated portion from Kraft. Amounts charged to expense for defined contribution plans totaled $1,558 thousand during the three months ended March 29, 2008.

Note 6. Commitments and Contingencies:

Legal Proceedings: Kraft is a defendant in a variety of legal proceedings in connection with the Post cereals business. Plaintiffs in certain of those cases seek substantial damages. Management of the Post cereals business cannot predict with certainty the results of these proceedings. However, management of the Post cereals business believes that the final outcome of these proceedings will not materially affect the financial position or results of the Post cereals business.

Annex A

RMT TRANSACTION AGREEMENT

between

KRAFT FOODS INC.,

CABLE HOLDCO, INC.,

RALCORP HOLDINGS, INC.,

and

RALCORP MAILMAN LLC

Dated as of November 15, 2007

ARTICLE  1

DEFINITIONS

A-ii

A-iii

A-iv

A-v

This RMT TRANSACTION AGREEMENT (this “Agreement”), dated as of November 15, 2007, is by and between Kraft Foods Inc., a Virginia corporation (“Parent”), Cable Holdco, Inc., a Delaware corporation (“Splitco”), Ralcorp Holdings, Inc., a Missouri corporation (“RMT Partner”) and Ralcorp Mailman LLC, a Delaware limited liability company (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, KFG is a direct, wholly owned subsidiary of Parent;

WHEREAS, KFG and certain non-U.S. subsidiaries of KFG conduct the Business (capitalized and other terms are as defined in Article I hereof);

WHEREAS, prior to the date of this Agreement, Splitco has been incorporated and Newco has been formed under the laws of the State of Delaware as direct, wholly owned subsidiaries of KFG, Merger Sub has been formed under the laws of the State of Delaware as a direct, wholly owned subsidiary of RMT Partner and RMT Partner Canada has been formed under the laws of British Columbia as an indirect, wholly owned subsidiary of RMT Partner;

WHEREAS, on the terms and subject to the conditions set forth herein, the parties intend to effect the actions set forth below:

(A) at the time of, or prior to, the RMT Debt Incurrence, pursuant to the Newco Contribution, KFG shall transfer, or cause to be transferred, the U.S. Acquired Assets (excluding the Modesto Facility) and cash as set forth herein to Newco in exchange for the assumption by Newco of the U.S. Assumed Liabilities (other than the RMT Debt) and, pursuant to the Modesto Purchase, Parent shall cause the Modesto Facility to be transferred to Newco in exchange for a cash payment and certain other consideration;

(B) immediately prior to the Splitco Contribution, KFG shall incur the RMT Debt and receive the RMT Debt Proceeds pursuant to the RMT Debt Incurrence;

(C) following the RMT Debt Incurrence, pursuant to the Splitco Contribution, Parent will cause KFG to contribute the limited liability company interests in Newco to Splitco in exchange for (i) the issuance by Splitco to KFG of the Splitco Securities, (ii) the issuance by Splitco to KFG of a number of shares of Splitco Common Stock calculated as set forth herein pursuant to the Splitco Share Issuance and (iii) the assumption by Splitco of the RMT Debt;

(D) immediately following the Splitco Contribution, the Splitco Share Issuance and the issuance of Splitco Securities, and prior to the Distribution, KFG shall distribute all the issued and outstanding shares of Splitco Common Stock held by KFG to Parent pursuant to the Internal Spin;

(E) immediately following the Internal Spin, KFG shall consummate the Internal Debt Repayment by transferring the RMT Debt Proceeds to Parent in exchange for the retirement of outstanding intercompany debt;

(F) immediately following the Internal Debt Repayment, KFG may consummate the Internal Debt Exchange by transferring the Splitco Securities to Parent in exchange for the retirement of outstanding intercompany debt;

(G) following the Internal Spin and the Internal Debt Repayment and the Internal Debt Exchange, if applicable, and on the Distribution Date, Parent shall consummate the Distribution of the Splitco Common Stock to Eligible Parent Stockholders;

(H) immediately following the Distribution, pursuant to the Splitco Merger, Splitco shall merge with and into Merger Sub, whereby each issued share of Splitco Common Stock shall be converted into the right to receive one fully paid and nonassessable share of RMT Partner Common Stock;

(I) immediately following the Splitco Merger, pursuant to the Short Form Merger, the Splitco Merger Surviving Company shall merge with and into RMT Partner;

(J) immediately following the Short Form Merger, pursuant to the Non-U.S. Transfer, Parent shall cause the Non-U.S. Transferors to sell and transfer the Non-U.S. Acquired Assets to the Non-U.S. Transferees, in exchange for the irrevocable assumption by the Non-U.S. Transferees of the Non-U.S. Assumed Liabilities and certain other consideration; and

(K) on or following the Distribution Date, Parent may cause the External Debt Exchange to be effected;

WHEREAS, the respective Boards of Directors of RMT Partner, Merger Sub, Parent and Splitco have approved this Agreement, the Collateral Agreements and the transactions contemplated hereby and thereby; and as soon as practicable after the date of this Agreement, RMT Partner, as the sole member of Merger Sub, shall approve this Agreement and Parent, as the sole stockholder of Splitco, shall adopt this Agreement;

WHEREAS, the issuance of shares of RMT Partner in the Splitco Merger shall be submitted to the stockholders of RMT Partner for approval; and

WHEREAS, the parties intend the Proposed Transactions to qualify for the Intended Tax-Free Treatment.

NOW, THEREFORE, in consideration of the representations and warranties and covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Certain Definitions. For all purposes of this Agreement, except as expressly provided or unless the context otherwise requires, the following definitions shall apply:

“Accounting Firm” shall have the meaning assigned thereto in Section 4.10(c).

“Acquired Assets” shall have the meaning assigned thereto in Section 4.2.

“Acquired Intellectual Property” shall mean all Intellectual Property used by Parent and its subsidiaries exclusively in connection with the Business, including (i) all Assigned Marks, Assigned Patents, Assigned Copyrights, Assigned Domain Names, and Assigned Trade Secrets (as such terms are defined in the Omnibus Acquired Intellectual Property Assignments), (ii) all other Intellectual Property assigned and/or required to be assigned pursuant to the Omnibus Acquired Intellectual Property Assignments, (iii) all formulas used to create Products sold under the Assigned Marks, (iv) the identification of all ingredients in Products and all other information (to the extent owned by Parent or its subsidiaries) related to such Products and used exclusively in connection with the Business that is listed on the informational panel of the packaging for such Products (and any prior versions or variations thereof), (v) all recipes that include one or more Products as a primary ingredient (relative to other Parent-branded ingredients) (provided, however, that to the extent that such recipes include reference to other branded products of Parent, generic or non-branded ingredients shall be substituted for the branded ingredients), (vi) without representing or warranting the scope or extent of any rights of Parent or its subsidiaries, whatever rights Parent or its affiliates or subsidiaries own in all characters, commercials, advertisements, marketing and games that have been used exclusively in connection with the Business or otherwise exclusively used or developed on or in connection with any Products sold under the Assigned Marks and (vii) all content of any websites and/or web pages embedded within any website owned by Parent or its subsidiaries and which content is used exclusively in connection with the Business. All Parent Scheduled Trademarks, all pending trademark applications and non-U.S. and non-Canadian trademark registrations set forth in Schedules 8.4(b) and 8.4(b)(iv), all Parent Scheduled Copyrights, all Parent Scheduled Domain Names, and all

Parent Scheduled Patents are and shall be Acquired Intellectual Property, even if any such asset is not used exclusively in connection with the Business, so long as such asset is used primarily in connection with the Business (subject to the provisions of the following sentence) and such asset is not used primarily on or in connection with any other business or product of Parent. Acquired Intellectual Property shall include, regardless of the extent to which such asset is used in connection with the Business, (x) all right, title and interest in, to and under all formulas, know-how, and technology (including Parent Scheduled Patents) used to create or manufacture Products and (y) all Assigned Key Marks.

“Adjustment Payment” shall have the meaning assigned thereto in Section 4.10(e).

“Adjustment Statements” shall have the meaning assigned thereto in Section 4.10(a).

“affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used herein, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement” shall have the meaning assigned thereto in the preamble.

“ALPHA-BITS Phase-Out License Agreement” shall mean the ALPHA-BITS Phase-Out License Agreement substantially in the form attached hereto as Exhibit A.

“Annual Financial Information” shall have the meaning assigned thereto in Section 8.9(b).

“Assigned Contracts” shall have the meaning assigned thereto in Section 4.2(f).

“Assigned Key Marks” shall mean the marks listed on Schedule 1.1(a).

“Assumed Benefit Plan” shall mean each Parent Benefit Plan or portion thereof (i) that the parties to this Agreement have explicitly agreed shall be assumed by RMT Partner, Splitco or any of their respective affiliates pursuant to this Agreement, (ii) that RMT Partner, Splitco or any of their respective affiliates is required to assume under applicable law or any applicable CBA or (iii) that RMT Partner, Splitco or any of their respective affiliates is required to replicate pursuant to any applicable CBA.

“Assumed Liabilities” shall have the meaning assigned thereto in Section 4.4.

“Benefits Continuation Period” shall mean the two-year period following the Distribution Date.

“Business” shall mean the business of Parent and its subsidiaries relating to the production, distribution, manufacture, marketing, packaging and sale of the Products. It is understood and agreed that the term “Business” shall not include the business conducted by the joint venture described in Schedule 4.3(n).

“Business Employees” shall have the meaning assigned thereto in Section 11.3(a).

“Business Inventory” shall have the meaning assigned thereto in Section 4.2(a).

“Business Material Adverse Effect” shall mean any circumstance, change, effect, development, condition, occurrence or event that, individually or when taken together with all other such circumstances, changes, effects, developments, conditions, occurrences or events, is materially adverse to, or has a material adverse effect on, the business, financial condition, assets or results of operations of the Business; provided, however, that “Business Material Adverse Effect” shall not include the effect of any circumstance, change, effect, development, condition, occurrence or event (i) arising out of or affecting the industry in which the Business operates generally, (ii) arising out of or affecting the general economy or financial markets, (iii) arising out of the announcement of this Agreement and the Collateral Agreements and the transactions contemplated hereby and thereby, (iv) arising out of changes in law, (v) arising out of acts of war or terrorism, (vi) arising out of any action taken or not taken by Parent or its affiliates with the written consent or agreement of, or at the direction of, RMT Partner or (vii) arising out of the matters set forth on Schedule 8.16, except, in the cases of clauses (i), (ii), (iv) and (v) above, to the extent that the Business is materially disproportionately affected as compared to other participants in the same industry.

“Business Material Contracts” shall have the meaning assigned thereto in Section 8.6.

“Canadian Assets” shall have the meaning assigned thereto in Section 5.9(b).

“Canadian Competition Act” shall have the meaning assigned thereto in Section 8.1(c).

“Canadian Liabilities” shall have the meaning assigned thereto in Section 5.9(b).

“Canadian Parent Hourly Pension Plan” shall mean the Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees.

“Canadian Parent Salaried Pension Plan” shall mean the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees or the Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees, as applicable.

“Canadian Non-Represented Employee” shall mean each Non-Represented Employee who, immediately prior to the relevant Transfer Time, is employed primarily in Canada.

“Canadian Represented Employee” shall mean each Represented Employee who, immediately prior to the relevant Transfer Time, is employed primarily in Canada.

“Canadian Non-U.S. Transfer” shall have the meaning assigned thereto in Section 5.9(b).

“Capitalization Date” shall have the meaning assigned thereto in Section 9.2(a).

“Cause” shall have the meaning assigned thereto in Section 11.3(d).

“CBAs” shall have the meaning assigned thereto in Section 5.10(b).

“Closing” shall have the meaning assigned thereto in Section 2.18.

“Closing Adjustment Statement” shall have the meaning assigned thereto in Section 4.10(a).

“Closing Date” shall have the meaning assigned thereto in Section 2.18.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“COBRA Coverage” shall have the meaning assigned thereto in Section 11.3(e).

“Collateral Agreements” shall have the meaning assigned thereto in Section 12.7.

“Co-Manufacturing Agreements” shall mean the Co-Manufacturing Agreements, substantially in the forms attached hereto as Exhibit B, dated as of the Closing Date.

“Competitive Activities” shall have the meaning assigned thereto in Section 10.5(a).

“Confidentiality Agreement” shall have the meaning assigned thereto in Section 10.3.

“Contract” shall mean any contract, agreement, obligation, commitment, arrangement, instrument or lease of any nature.

“Contribution” shall have the meaning assigned thereto in Section 4.1(c).

“control” shall have the meaning assigned thereto in the definition of “affiliate” in this Section 1.1.

“Copyrights” shall have the meaning assigned thereto in the definition of “Intellectual Property” in this Section 1.1.

“Covered Employee Liabilities” shall have the meaning assigned thereto in Section 4.4(k).

“DGCL” shall have the meaning assigned thereto in Section 7.1.

“DLLCA” shall have the meaning assigned thereto in Section 7.1.

“Distribution” shall have the meaning assigned thereto in Section 6.9(a).

“Distribution Agent” shall have the meaning assigned thereto in Section 6.6.

“Distribution Date” shall have the meaning assigned thereto in Section 6.4.

“Distribution Record Date” shall have the meaning assigned thereto in Section 6.8(a).

“Domain Names” shall have the meaning assigned thereto in the definition of “Intellectual Property” in this Section 1.1.

“Eligible Parent Common Stock” shall mean (i) if Parent elects to effect the Distribution as a Split-Off, the shares of Parent Common Stock that are outstanding and eligible to accept the Split-Off exchange offer or (ii) if Parent elects to effect the Distribution as a Spin-Off, the shares of Parent Common Stock outstanding as of the Distribution Record Date.

“Eligible Parent Stockholders” shall mean (i) if Parent elects to effect the Distribution as a Split-Off, the holders of shares of Eligible Parent Common Stock validly tendered and not withdrawn pursuant to the Split-Off exchange offer or (ii) if Parent elects to effect the Distribution as a Spin-Off, the holders of record of shares of Eligible Parent Common Stock as of the Distribution Record Date.

“Employee on Disability Leave” shall mean any Business Employee, other than a Canadian Represented Employee, who is on short-term or long-term disability leave or workers compensation leave on the Distribution Date or who has requested and is awaiting approval for such leave.

“End Date” shall have the meaning assigned thereto in Section 14.1(b)(ii).

“Environmental Law” shall mean any provincial, federal, state or local law, regulation, rule, order or decree, permit, governmental authorization, common law or agency requirement relating to pollution, protection of the environment, employee health (as it relates to exposure to Hazardous Substances in the workplace) or the handling, use, presence, disposal, Release or threatened Release of any Hazardous Substance.

“Environmental Liability” means any and all losses, liabilities, obligations, responsibilities, fines, penalties, sanctions, claims, actions, suits, judgments, orders, awards, damages (including natural resource damages and assessments), expenses, costs (including investigative, monitoring, containment, removal, disposal, cleanup and other remediation costs), injunctive relief and fees (including reasonable fees of any attorney, expert, engineer or consultant) arising under or relating to (a) any Environmental Law or the compliance or noncompliance therewith or (b) any alleged or actual generation, use, handling, transportation, storage, treatment, disposal, presence or Release of, or exposure to, any Hazardous Substances (including the offsite transportation, disposal or arrangement for disposal of any Hazardous Substances).

“Equipment” shall have the meaning assigned thereto in Section 4.2(g).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Adjustment Statement” shall have the meaning assigned thereto in Section 4.10(a).

“Estimation Date” shall have the meaning assigned thereto in Section 4.8(b).

“ETA” shall mean the Excise Tax Act (Canada) and regulations thereunder, as amended.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Fund” shall have the meaning assigned thereto in Section 7.6.

“Excluded Assets” shall have the meaning assigned thereto in Section 4.3.

“Excluded Liabilities” shall have the meaning assigned thereto in Section 4.5.

“exclusively in connection with the Business”, for purposes of the definition of Acquired Intellectual Property, shall mean virtually exclusive use by Parent or its subsidiaries in connection with the Business. Any asset used both in connection with and outside the scope of the Business shall not be deemed to have been used “exclusively in connection with the Business” unless such use outside the Business is and/or was merely incidental, de minimus, negligible, immaterial, or insignificant.

“External Debt Exchange” shall have the meaning assigned thereto in Section 6.11(a).

“Facilities” shall mean the facilities listed on Schedule 4.2(h), including the underlying land, all buildings, structures and improvements thereon and all fixtures and fittings attached thereto and contained therein, together with all appurtenances thereto.

“Facility Leases” shall have the meaning assigned thereto in Section 8.3(c).

“Final Closing Adjustment Statement” shall have the meaning assigned thereto in Section 4.10(d).

“Financial Information” shall have the meaning assigned thereto in Section 8.9(b).

“Formulations” shall mean the formulations for each Product.

“Fully Diluted Basis” shall have the meaning assigned thereto in Section 4.8(b).

“GAAP” shall mean generally accepted accounting policies in the United States, consistently applied.

“GBCL” shall have the meaning assigned thereto in Section 7.15.

“Governmental Approval” shall have the meaning assigned thereto in Section 8.1(c).

“Grant Date” shall have the meaning assigned thereto in Section 9.2(b).

“Hazardous Substance” shall mean any (i) toxic or hazardous materials, substances or wastes, including asbestos, asbestos-containing materials, polychlorinated biphenyls, buried contaminants, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products, byproducts and constituents, (ii) any other substances defined as, or included in the definition of, “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” and (iii) any other materials, substances and wastes regulated, limited or prohibited under any Environmental Law.

“HSR Act” shall have the meaning assigned thereto in Section 8.1(c).

“Indebtedness” shall have the meaning assigned thereto in Section 11.1(i).

“Intellectual Property” shall mean all intellectual property and other similar proprietary rights afforded legal protection by any governmental entity in its jurisdiction including all rights, titles, and interests, in, to, and under: (i) all inventions, discoveries, developments, improvements, innovations, U.S. or foreign patents and U.S. or foreign patent applications, including without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisional applications, renewals, counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, and all patents granted thereon; all patents-of-addition, reissues, reexaminations, and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof; any other form of government-issued right substantially equivalent to any of the foregoing; and any and all disclosures, the underlying inventions and any improvements thereto, and remedies against past, present, and future infringement thereof, any damages relating thereto, and right to protection of interests therein under all applicable laws (collectively, “Patents”); (ii) all U.S. or foreign trademarks, service marks, trade dress, trade names, symbols, characters, emblems, insignia, slogans, common law trademarks, product names, logos, label designs, product packaging and other indicia of origin, all U.S., foreign, community, protocol, international, and other applications to register and registrations therefore, all renewals and extensions of any of the foregoing, the goodwill associated with any and all of the foregoing, and any and all remedies against past, present, and future infringement thereof, any damages relating thereto, and rights to protection of interests therein under all applicable laws (collectively, “Trademarks”); (iii) all tangible works of expression including software, computer software, programs, ad copy, advertising, marketing, caricatures, packaging, designs, artwork, photographs, pictures, sketches, drawings, script, manuals, forms, music, lyrics, U.S. and foreign copyrights, U.S. and foreign copyright applications to register and registrations, any and all registrations, renewals, extensions and restorations of any of the foregoing, any and all derivative works of any of the foregoing, and remedies against any past, present, and future infringement of any of the foregoing, any damages relating thereto, and right to protection of interests therein under all applicable laws (collectively, “Copyrights”); (iv) U.S. or foreign registered domain names, including all registrations therefor and all registered uniform resource locators, and any and all remedies against past, present, and future violations of any rights existing therein, any damages relating thereto, and rights to protection of interests therein under all applicable laws (“Domain Names”); and (v) information that is not generally known to the relevant public, provides some nature of competitive advantage by not being known by others, and is the subject of reasonable efforts to maintain its secrecy, including all formulations, specifications, processes, methods, systems, know-how, inventions, discoveries, data, techniques, materials, designs, expertise, technology, data, research, technical information, business information, financial information, marketing plans, costs, margins or the like, whether or not patentable or copyrightable (collectively, “Trade Secrets”).

“Intended Tax-Free Treatment” shall mean (a) with respect to the Contribution and the Internal Spin, that they qualify to KFG and Splitco for non-recognition of income, gain and loss under Sections 368(a) and 355 of the Code, (b) with respect to the assumption by Splitco of the RMT Debt, that it qualifies to KFG for non-recognition of income, gain and loss under Section 357(a) of the Code, (c) with respect to the Internal Debt Repayment, that it qualifies as a transfer of cash by KFG to Parent in retirement of debt held by Parent for Federal income tax purposes, (d) with respect to the Internal Debt Exchange, if applicable, that it qualifies to KFG for non-recognition of income, gain and loss under Sections 361(b), 361(c) and/or other relevant provisions of the Code, (e) with respect to the Distribution, that it qualifies to Parent and its shareholders for non-recognition of income, gain and loss under Section 355 of the Code, (f) with respect to the Mergers, that they qualify to Splitco, RMT Partner and Merger Sub for non-recognition of income, gain and loss under Section 368(a) of the Code and (g) with respect to the External Debt Exchange, if applicable, that (i) if effected as a condition to the intended tax-free treatment of the Internal Debt Exchange, that it be treated as either a tax-free or taxable transaction to Parent and (ii) with respect to any other External Debt Exchange, that it qualifies to Parent, KFG and Splitco for the non-recognition of income, gain and loss under Sections 361(b), 361(c) and/or other relevant provisions of the Code, other than with respect to any change in the value of the Splitco Securities from the time at which the Splitco Securities are transferred by KFG to Parent to the time at which the Splitco Securities are transferred by Parent to unrelated creditors of Parent.

“Interim Balance Sheet” shall have the meaning assigned thereto in Section 8.9(b).

“Internal Debt Exchange” shall have the meaning assigned thereto in Section 6.3.

“Internal Debt Repayment” shall have the meaning assigned thereto in Section 6.2.

“Internal Spin” shall have the meaning assigned thereto in Section 6.1.

“IRS Ruling” shall have the meaning assigned thereto in Section 12.3(b).

“IRS Submission” shall have the meaning assigned thereto in Section 12.3(d).

“ITA” shall mean the Income Tax Act (Canada), R.S.C. 1985 and the regulations thereunder, as amended.

“KFG” shall mean Kraft Foods Global, Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent.

“Liens” shall mean liens, security interests, options, rights of first refusal, claims, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

“Losses” shall have the meaning assigned thereto in Section 15.2.

“Marked Packaging” shall have the meaning assigned thereto in Section 5.1(b).

“Merger Consideration” shall have the meaning assigned thereto in Section 7.5(b).

“Merger Exchange Agent” shall have the meaning assigned thereto in Section 7.6.

“Merger Sub” shall have the meaning assigned thereto in the preamble.

“Mergers” shall mean the Splitco Merger and the Short Form Merger.

“Modesto Facility” shall mean the Facility identified as the “Modesto Facility” on Schedule 4.2(h).

“Modesto Purchase” shall have the meaning assigned thereto in Section 4.1(b).

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“Newco” shall mean Cable Newco, LLC, a Delaware limited liability company.

“Newco Contribution” shall have the meaning assigned thereto in Section 4.1(a).

“New Plans” shall have the meaning assigned thereto in Section 11.3(c).

“Newly-Printed Marked Packaging” shall have the meaning assigned thereto in Section 5.1(b).

“Non-Represented Employees” shall have the meaning assigned thereto in Section 11.3(a).

“Non-Transferable Assets” shall have the meaning assigned thereto in Section 5.8(d).

“Non-U.S. Acquired Assets” shall have the meaning assigned thereto in Section 4.1(d).

“Non-U.S. Assumed Liabilities” shall have the meaning assigned thereto in Section 4.4.

“Non-U.S. Transfer” shall have the meaning assigned thereto in Section 4.1(d).

“Non-U.S. Transferee” shall have the meaning assigned to it in Section 5.9(a).

“Non-U.S. Transferor” shall have the meaning assigned to it in Section 5.9(a).

“Old Plans” shall have the meaning assigned thereto in Section 11.3(b).

“Omnibus Acquired Intellectual Property Assignments” shall mean the agreements pursuant to which Parent (or one of its subsidiaries) assigns, transfers and conveys to Splitco (or a subsidiary of Splitco) all right, title, and interest in and to the Acquired Intellectual Property, which agreements shall be substantially in the forms attached hereto as Exhibit C, dated as of the Closing Date.

“Parent” shall have the meaning assigned thereto in the preamble.

“Parent 401(k) Plan” shall have the meaning assigned thereto in Section 11.3(h).

“Parent Allocated Debt Expenses” shall have the meaning assigned thereto in Section 4.7(b).

“Parent Benefit Plan” shall have the meaning assigned thereto in Section 8.13(a).

“Parent Common Stock” shall mean the Class A common stock of Parent, no par value.

“Parent Deferred Stock Award” shall mean a deferred stock award with respect to shares of Parent Common Stock that was granted by Parent under a Parent Stock Plan.

“Parent Estimated Debt Expenses” shall have the meaning assigned thereto in Section 4.7(b).

“Parent Group” shall have the meaning assigned thereto in the Tax Allocation Agreement.

“Parent Qualified Plans” shall have the meaning assigned thereto in Section 8.13(c).

“Parent Restricted Stock Award” shall mean an award granted by Parent under a Parent Stock Plan of actual shares of Parent Common Stock, which shares are outstanding as of a particular date but are subject to vesting conditions or other forfeiture restrictions as of such date.

“Parent Scheduled Copyrights” shall have the meaning assigned thereto in Section 8.4(c).

“Parent Scheduled Domain Names” shall have the meaning assigned thereto in Section 8.4(d).

“Parent Scheduled Patents” shall have the meaning assigned thereto in Section 8.4(a).

“Parent Scheduled Trademarks” shall have the meaning assigned thereto in Section 8.4(b).

“Parent Stock Award” shall mean either a Parent Deferred Stock Award or a Parent Restricted Stock Award.

“Parent Stock Plans” shall mean the equity incentive plans maintained by Parent from time to time.

“Parent UPC Codes” shall have the meaning assigned thereto in Section 4.3(i).

“Parent’s FSA” shall have the meaning assigned thereto in Section 11.3(i).

“Parent’s Knowledge” shall mean to the actual knowledge of the Persons listed on Schedule 1.1(b).

“Patents” shall have the meaning assigned thereto in the definition of “Intellectual Property” in this Section 1.1.

“Per Share Fair Market Value” shall have the meaning assigned thereto in Section 4.8(b).

“Permitted Acquiree” shall have the meaning assigned thereto in Section 10.5(c)

“Permitted Acquisition” means the acquisition by RMT Partner or one or more of its subsidiaries, solely for cash consideration, with a purchase price (including assumption of Indebtedness) not to exceed $310,000,000 for any individual Permitted Acquisition or $450,000,000 in the aggregate for all Permitted Acquisitions, of all or any portion of the equity interests in, or assets and/or liabilities of, whether by way of merger, consolidation or otherwise, any business or corporation, partnership, limited liability company, joint venture, association, trust, unincorporated group or other business organization, entity or group or division thereof engaged primarily in the business of production, distribution, manufacture, marketing, packaging and sale of food and beverage products (each, a “Target Business”) (i) which after giving effect to all such Permitted Acquisitions would not cause RMT Partner’s Leverage Ratio (as defined in RMT Partner’s Credit Agreement dated as of December 27, 2005 by and among RMT Partner, the lenders named therein, JPMorgan Chase Bank, N.A., Citibank, N.A., Wachovia Bank National Association, U.S. Bank National Association, Suntrust Bank, and PNC Bank, National Association) to exceed 3.50 to 1.00, (ii) which is permitted under the terms of the RMT Debt Commitment Letter (and definitive documentation related thereto after such documentation is finalized) and all other Indebtedness of RMT Partner), and (iii) which would not result in any requirement to include any additional pro forma or acquired company financial statements in connection with the Splitco Form S-1, Splitco Form S-1/S-4, Schedule TO or RMT Partner S-4. For the avoidance of doubt, in order to constitute a Permitted Acquisition, an acquisition must also meet the requirements of Section 11.1(l).

“Permitted Liens” shall mean (i) Liens for Taxes and other governmental charges that are not yet due and payable, (ii) Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, workmen, suppliers, construction contractors arising in the ordinary course of business and which are not yet due and payable or which are being contested in good faith, (iii) Liens, pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) Liens or deposits to secure the performance of bids, trade Contracts, governmental Contracts, tenders, statutory bonds and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (vi) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts and (vii) with respect to any facilities, any easements, covenants, conditions, restrictions, encumbrances and other matters of public record that do not individually or in the aggregate, impair in any material respect the use of such facility as currently conducted.

“Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental authority or other entity of any kind or nature.

“Pre-Distribution Period” shall have the meaning assigned thereto in the Tax Allocation Agreement.

“Primary Parent Executive” shall have the meaning assigned thereto in Section 8.13(h).

“Primary RMT Partner Executives” shall have the meaning assigned thereto in Section 9.13(h).

“Processing Instructions” shall mean the current processing instructions for each Product.

“Products” shall mean the products manufactured and sold, or that are currently under development, that are listed or described on Schedule 1.1(c), each a “Product.”

“Proposed Rulings” shall mean rulings from the IRS to the effect that the Newco Contribution, the Splitco Contribution, the assumption by Splitco of the RMT Debt, the Internal Spin, the Internal Debt Repayment, the Distribution and the Mergers qualify for the Intended Tax-Free Treatment.

“Proposed Transactions” shall mean the Contribution, the assumption by Splitco of the RMT Debt, the Internal Spin, the Internal Debt Repayment, the Internal Debt Exchange, if applicable, the Distribution, the Mergers and the External Debt Exchange, if applicable.

“Proxy Statement” shall have the meaning assigned thereto in Section 8.1(c).

“Purchase Orders” shall have the meaning assigned thereto in Section 4.2(b).

“Related Party Contracts” shall have the meaning assigned thereto in Section 5.5(a).

“Release” shall mean any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration.

“Representatives” shall have the meaning assigned thereto in Section 11.4(a).

“Represented Employees” shall have the meaning assigned thereto in Section 11.3(a).

“Retained Intellectual Property” shall have the meaning assigned thereto in Section 4.3(c).

“Retiree Medical Eligible Employee” shall have the meaning set forth in Section 11.3(l).

“RMT Debt” shall have the meaning assigned thereto in Section 3.1.

“RMT Debt Commitment Letter” shall have the meaning assigned thereto in Section 3.1.

“RMT Debt Expenses” shall mean all costs and expenses of the parties in connection with the RMT Debt Commitment Letter and the incurrence of the RMT Debt.

“RMT Debt Incurrence” shall have the meaning assigned thereto in Section 3.1.

“RMT Debt Proceeds” shall have the meaning assigned thereto in Section 3.2.

“RMT Partner” shall have the meaning assigned thereto in the preamble.

“RMT Partner 401(k) Plan” shall have the meaning assigned thereto in Section 11.3(h).

“RMT Partner Benefit Plan” shall have the meaning assigned thereto in Section 9.13(a).

“RMT Partner Canada” shall mean 0808414 B.C. Ltd., an indirect subsidiary of RMT Partner, organized under the laws of British Columbia.

“RMT Partner Common Stock” shall mean the common stock of RMT Partner, par value $.01 per share.

“RMT Partner Exchange” shall mean the New York Stock Exchange, on which the shares of RMT Partner Common Stock are listed.

“RMT Partner Form S-4” shall have the meaning assigned thereto in Section 8.1(c).

“RMT Partner Hourly Pension Plan” shall have the meaning assigned thereto in Section 11.3(m)(ii).

“RMT Partner Material Adverse Effect” shall mean any circumstance, change, effect, development, condition, occurrence or event that, individually or when taken together with all other such circumstances, changes, effects, developments, conditions, occurrences or events, is materially adverse to, or has a material adverse effect on, the business, financial condition, assets or results of operations of RMT Partner; provided, however, that “RMT Partner Material Adverse Effect” shall not include the effect of any circumstance, change, effect, development, condition, occurrence or event (i) arising out of or affecting the industry in which RMT Partner operates generally, (ii) arising out of or affecting the general economy or financial markets, (iii) arising out of the announcement of this Agreement and the Collateral Agreements and the transactions contemplated hereby and thereby, (iv) arising out of changes in law, (v) arising out of acts of war or terrorism, (vi) arising out of any action taken or not taken by RMT Partner or its affiliates with the written consent or agreement of, or at the direction of, Parent or (vii) arising out of the matters set forth on Schedule 9.17, except, in the cases of clauses (i), (ii), (iv) and (v) above, to the extent that the business of RMT Partner is materially disproportionately affected as compared to other participants in the same industry.

“RMT Partner Material Contracts” shall have the meaning assigned thereto in Section 9.6.

“RMT Partner Objection” shall have the meaning assigned thereto in Section 4.10(b).

“RMT Partner Qualified Plans” shall have the meaning assigned thereto in Section 9.13(c).

“RMT Partner Restricted Share” shall mean each share of RMT Partner Common Stock that is outstanding as of a particular date but is subject to vesting conditions or other forfeiture restrictions as of such date.

“RMT Partner Salaried Pension Plan” shall have the meaning assigned thereto in Section 11.3(m)(iii).

“RMT Partner SAR” shall mean each stock appreciation right with respect to one share of RMT Partner Common Stock that was granted by RMT Partner under an RMT Partner Stock Plan.

“RMT Partner Scheduled Copyrights” shall have the meaning assigned thereto in Section 9.4(c).

“RMT Partner Scheduled Patents” shall have the meaning assigned thereto in Section 9.4(a).

“RMT Partner Scheduled Domain Names” shall have the meaning assigned thereto in Section 9.4(d).

“RMT Partner Scheduled Trademarks” shall have the meaning assigned thereto in Section 9.4(b).

“RMT Partner SEC Documents” shall have the meaning assigned thereto in Section 9.9(a).

“RMT Partner Stock Issuance” shall mean the issuance by RMT Partner of RMT Partner Common Stock in connection with the Splitco Merger.

“RMT Partner Stock Issuance Approval” shall have the meaning assigned thereto in Section 9.1(e).

“RMT Partner Stock Option” shall mean each option to purchase RMT Partner Common Stock that was granted by RMT Partner under an RMT Partner Stock Plan.

“RMT Partner Stock Plans” shall mean the RMT Partner’s 1997 Incentive Stock Plan, Amended and Restated 2002 Incentive Stock Plan and 2007 Incentive Stock Plan.

“RMT Partner Stockholders Meeting” shall have the meaning assigned thereto in Section 12.2(b).

“RMT Partner Superior Proposal” shall have the meaning assigned thereto in Section 11.4(e).

“RMT Partner Takeover Proposal” shall have the meaning assigned thereto in Section 11.4(e).

“RMT Partner Voting Debt” shall have the meaning assigned thereto in Section 9.2(a).

“RMT Partner’s FSA” shall have the meaning assigned thereto in Section 11.3(i).

“RMT Partner’s Knowledge” shall mean the actual knowledge of the Persons listed on Schedule 1.1(d).

“Schedule TO” shall have the meaning assigned thereto in Section 8.1(c).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Severance Period” shall have the meaning assigned thereto in Section 11.3(d).

“Short Form Certificate of Merger” shall have the meaning assigned thereto in Section 7.15.

“Short Form Merger” shall have the meaning assigned thereto in Section 7.15.

“Short Form Merger Effective Time” shall have the meaning assigned thereto in Section 7.15.

“Specifications” shall mean all raw materials, manufacturing, processing, packaging, labeling and quality assurance specifications for each Product.

“Spin-Off” shall have the meaning assigned thereto in Section 6.5.

“Splitco” shall have the meaning assigned thereto in the preamble.

“Splitco Certificate of Merger” shall have the meaning assigned thereto in Section 7.2.

“Splitco Common Stock” shall mean the common stock of Splitco, par value $0.01 per share.

“Splitco Contribution” shall have the meaning assigned thereto in Section 4.1(c).

“Splitco Debt Expenses” shall mean all costs and expenses of the parties in connection with (x) the resale of Splitco Securities by KFG or Parent and (y) the exchange or other transfer of Splitco Securities for debt obligations of Parent pursuant to the External Debt Exchange and the resale of Splitco Securities by the counterparty thereto, including (i) expenses relating to printing, marketing, filings, road shows, registrations, attorney fees (other than attorneys for the parties) and accountant fees, (ii) underwriter fees and discounts in connection with the resale of Splitco Securities following the Internal Debt Exchange and discounts in connection with the External Debt Exchange and (iii) premium in excess of face value (if any) paid to acquire debt obligations of Parent in connection with an External Debt Exchange.

“Splitco Form S-1” shall have the meaning assigned thereto in Section 8.1(c).

“Splitco Form S-1/S-4” shall have the meaning assigned thereto in Section 8.1(c).

“Splitco Group” shall have the meaning assigned thereto in the Tax Allocation Agreement.

“Splitco Merger” shall have the meaning assigned thereto in Section 7.1.

“Splitco Merger Effective Time” shall have the meaning assigned thereto in Section 7.2.

“Splitco Merger Surviving Company” shall have the meaning assigned thereto in Section 7.1.

“Splitco Securities” shall mean the notes to be issued by Splitco to KFG, as contemplated by Section 4.7 and having the principal terms set forth on Schedule 4.7 and other terms determined in accordance with Section 4.7.

“Splitco Securities Principal Amount” shall have the meaning assigned thereto in Section 4.7(b).

“Splitco Share Issuance” shall have the meaning assigned thereto in Section 4.8.

“Splitco Takeover Proposal” shall have the meaning assigned thereto in Section 10.7.

“Splitco Voting Debt” shall have the meaning assigned thereto in Section 8.2.

“Split-Off” shall have the meaning assigned thereto in Section 6.5.

“subsidiary” of any Person shall mean any other Person more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person are owned or controlled, directly or indirectly, by such first Person. It is understood and agreed that the term “subsidiary” shall not include the joint venture described in Schedule 4.3(n).

“Target Business” shall have the meaning assigned thereto in the definition of “Permitted Acquisition” in this Section 1.1.

“Tax Allocation Agreement” shall mean the Tax Allocation Agreement, substantially in the form attached hereto as Exhibit D, dated as of the Closing Date.

“Tax Benefit” shall have the meaning assigned thereto in the Tax Allocation Agreement.

“Tax Opinions” shall have the meaning assigned thereto in Section 13.2(g).

“Tax Representations” shall have the meaning assigned thereto in Section 12.3(c).

“Tax Return” or “Return” shall have the meaning assigned thereto in the Tax Allocation Agreement.

“Taxes” shall have the meaning assigned thereto in the Tax Allocation Agreement.

“Terminated Employee” shall have the meaning assigned thereto in Section 11.3(d).

“Third-Party Claim” shall have the meaning assigned thereto in Section 15.5(b).

“Trade Secrets” shall have the meaning assigned thereto in the definition of “Intellectual Property” in this Section 1.1.

“Trademarks” shall have the meaning assigned thereto in the definition of “Intellectual Property” in this Section 1.1.

“Transactions” shall have the meaning assigned thereto in Section 2.1.

“Transfer Taxes” shall have the meaning assigned thereto in the Tax Allocation Agreement.

“Transfer Time” shall mean (i) in the case of each Business Employee who is not an Employee on Disability Leave, 12:01 a.m. on the Distribution Date and (ii) in the case of each Business Employee who is an Employee on Disability Leave and who accepts the offer of employment of RMT Partner or its affiliates, as provided in Section 11.3(a), 12:01 a.m. on the date that such Employee on Disability Leave actually begins active employment with RMT Partner or its affiliates.

“Transferred Employees” shall have the meaning assigned thereto in Section 11.3(a).

“Transferred Personnel Files” shall have the meaning assigned thereto in Section 4.2(l).

“Transferred UPC Codes” shall have the meaning assigned thereto in Section 4.2(p).

“Transition Services Agreement” shall mean the Transition Services Agreement, substantially in the form attached hereto as Exhibit E, dated as of the Closing Date.

“United States” and “U.S.” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction, including Puerto Rico.

“U.S. Acquired Assets” shall have the meaning assigned thereto in Section 4.1(a).

“U.S. Assumed Liabilities” shall have the meaning assigned thereto in Section 4.4.

“U.S. Business Employee” shall mean each Business Employee who, immediately prior to the relevant Transfer Time, is employed primarily in the United States.

“U.S. Non-Represented Employee” shall mean each Non-Represented Employee who, immediately prior to the relevant Transfer Time, is employed primarily in the United States.

“U.S. Transferred Employee” shall mean each Transferred Employee who, immediately prior to the relevant Transfer Time, is employed primarily in the United States.

“Welfare Benefits” shall have the meaning assigned thereto in Section 11.3(e).

ARTICLE 2

TRANSACTION STEPS AND CLOSING

2.1 General. Upon the terms and subject to the conditions set forth in this Agreement, the parties shall, or shall cause, the transactions set forth in this Article 2 (collectively, the “Transactions”) to be consummated in the order and as set forth below. The parties hereto intend that none of the transactions set forth in this Article 2 shall become effective unless all of such transactions become effective (other than the Internal Debt Exchange, if the Internal Debt Exchange is not applicable, and the External Debt Exchange, if the External Debt Exchange is not applicable).

2.2 Newco Contribution and Modesto Purchase. At the time of, or prior to, the RMT Debt Incurrence, the Newco Contribution and the Modesto Purchase shall be consummated as set forth in Article 4 (including the irrevocable assumption of the U.S. Assumed Liabilities (other than the RMT Debt) described below).

2.3 Assumption of U.S Liabilities. As consideration in the Newco Contribution, Newco shall irrevocably assume, and shall agree to pay, perform and discharge when due, the U.S. Assumed Liabilities (other than the RMT Debt), as set forth in Section 4.4.

2.4 RMT Debt. Immediately prior to the Splitco Contribution, KFG shall incur the RMT Debt and shall receive the RMT Debt Proceeds, as set forth in Article 3.

2.5 Splitco Contribution. Following the RMT Debt Incurrence, KFG shall contribute to Splitco the limited liability company interests of Newco.

2.6 Splitco Securities. As consideration in the Splitco Contribution, Splitco shall issue and deliver to KFG the Splitco Securities, as set forth in Section 4.7.

2.7 Splitco Share Issuance. As consideration in the Splitco Contribution, Splitco shall issue and deliver to KFG a number of shares of Splitco Common Stock pursuant to the Splitco Share Issuance as set forth in Section 4.8.

2.8 Assumption of RMT Debt. As consideration in the Splitco Contribution, Splitco shall irrevocably assume, and shall agree to pay, perform and discharge when due, the RMT Debt.

2.9 Internal Spin. Immediately following the Splitco Contribution, the Splitco Share Issuance, the issuance of Splitco Securities and the Non-U.S. Transfer, and prior to the Distribution, KFG shall distribute all the issued and outstanding shares of Splitco Common Stock held by KFG to Parent pursuant to the Internal Spin as set forth in Section 6.1.

2.10 Internal Debt Repayment. Immediately following the Internal Spin, KFG shall cause the Internal Debt Repayment to be effected as set forth in Section 6.2.

2.11 Internal Debt Exchange. Immediately following the Internal Debt Repayment, KFG may cause the Internal Debt Exchange to be effected as set forth in Section 6.3.

2.12 Distribution. Following the Internal Spin and the Internal Debt Repayment and Internal Debt Exchange, if applicable, and on the Distribution Date, Parent shall cause the Distribution to be effected, as set forth in Article 6.

2.13 Splitco Merger. Immediately following the Distribution, Splitco and Merger Sub shall consummate the Splitco Merger, as set forth in Article 7.

2.14 Short Form Merger. Immediately following the Splitco Merger, Merger Sub and RMT Partner shall consummate the Short Form Merger.

2.15 Non-U.S. Transfer. Immediately following the Short Form Merger, Parent shall cause the Non-U.S. Transferors to sell and transfer the Non-U.S. Acquired Assets to the Non-U.S. Transferees, in exchange for the irrevocable assumption by the Non-U.S. Transferees of the Non-U.S. Assumed Liabilities and certain other consideration, as set forth in Article 4.

2.16 Assumption of Non-U.S. Assumed Liabilities. As consideration in the Non-U.S. Transfer, the Non-U.S. Transferees shall irrevocably assume, and shall agree to pay, perform and discharge when due, the Non-U.S. Assumed Liabilities, as set forth in Section 4.4.

2.17 External Debt Exchange. On or following the Distribution Date, Parent may cause the External Debt Exchange to be effected, as set forth in Section 6.11.

2.18 Closing. The closing of the Transactions (other than the External Debt Exchange, if applicable) contemplated by this Agreement (the “Closing”), shall be held at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, at 9:00 a.m. on the second business day following satisfaction (or, to the extent permitted by law, waiver by all parties) of the conditions set forth in Article 13 or at such other place, time and date as shall be agreed in writing between RMT Partner and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

ARTICLE 3

RMT DEBT

3.1 RMT Debt Arrangements. KFG, Splitco and RMT Partner shall enter into all necessary or appropriate arrangements, and cooperate with each other, regarding entering into a credit facility or facilities on the terms and conditions set forth in the commitment letter and related fee letter and engagement letter (collectively, the “RMT Debt Commitment Letter”), dated the date of this Agreement, with respect to Indebtedness (the “RMT Debt”) to be incurred by KFG (the “RMT Debt Incurrence”) in connection with this Agreement.

3.2 Incurrence and Use of RMT Debt. Immediately prior to the Splitco Contribution, KFG shall incur the RMT Debt and shall receive the net proceeds thereof in an aggregate amount equal to $300,000,000 (the “RMT Debt Proceeds”). Notwithstanding the foregoing, in the event that the full amount of the RMT Debt Proceeds are not available at the Closing pursuant to the terms of the RMT Debt Commitment Letter and are not available pursuant to alternative financing arrangements as provided in Section 12.8, the principal amount of the RMT Debt Proceeds shall be reduced to the amount available (if any), and the amount by which the RMT Debt was reduced shall be replaced with additional Splitco Securities having an equivalent principal amount. In the event the amount of the RMT Debt is reduced to zero pursuant to this Section 3.2, for purposes of consummating the other Transactions predicated on the RMT Debt Incurrence, such replacement with additional Splitco Securities under this Section 3.2 shall be deemed to have occurred immediately prior to the Splitco Contribution.

ARTICLE 4

NEWCO CONTRIBUTION, SPLITCO CONTRIBUTION AND NON-U.S. TRANSFER;

ISSUANCE OF SPLITCO COMMON STOCK AND SPLITCO SECURITIES TO KFG;

INVENTORY ADJUSTMENT

4.1 Transfer of Acquired Assets.

(a) At the time of, or prior to, the RMT Debt Incurrence, Parent shall cause KFG to convey, transfer and assign, or cause to be conveyed, transferred and assigned to Newco and Parent shall cause Newco to accept, the Acquired Assets (other than the Modesto Facility) that relate to the conduct of the Business within the United States (together with the Modesto Facility, the “U.S. Acquired Assets”) and cash in an amount sufficient to purchase the Modesto Facility and the Non-U.S. Acquired Assets in exchange for the irrevocable assumption by Newco of the U.S. Assumed Liabilities (other than the RMT Debt) as set forth in Section 4.4 (the conveyance, transfer and assignment of the U.S. Acquired Assets and cash, together with the assumption of the U.S. Assumed Liabilities (other than the RMT Debt), the “Newco Contribution”).

(b) Following the Newco Contribution, Parent shall cause its applicable subsidiary to sell, convey, transfer and assign to Newco, and Newco shall (i) purchase and accept, the Modesto Facility (the “Modesto Purchase”) for an amount of cash equal to the amount of cash contributed pursuant to Section 4.1(a) less the purchase price for the Canadian Assets pursuant to Section 5.9(b) and (ii) irrevocably assume and shall agree to pay, perform and discharge when due all liabilities, obligations and commitments relating to, or arising from, the ownership or operation of the Modesto Facility, of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, other than Excluded Liabilities.

(c) Following the Newco Contribution, the Modesto Purchase and the RMT Debt Incurrence, Parent shall cause KFG to contribute the limited liability company interests in Newco to Splitco (the “Splitco Contribution”, and together with the Newco Contribution, the “Contribution”) and KFG shall receive the consideration described in Sections 4.7 and 4.8 and Splitco shall assume the RMT Debt as set forth in Section 4.4.

(d) Immediately following the Short Form Merger, Parent shall, or shall cause the Non-U.S. Transferors to, sell, convey, transfer and assign to the Non-U.S. Transferees, and the Non-U.S. Transferees shall purchase and accept, the Acquired Assets that relate to the conduct of the Business outside the United States (the “Non-U.S. Acquired Assets”) in exchange for the irrevocable assumption by the Non-U.S. Transferees, of the Non-U.S. Assumed Liabilities as set forth in Section 4.4 and certain other consideration described in Section 5.9 (the sale, conveyance, transfer and assignment of the Non-U.S. Acquired Assets, together with the assumption of the Non-U.S. Assumed Liabilities, the “Non-U.S. Transfer”). For the avoidance of doubt, except as otherwise provided in Section 5.9(b), the Canadian Assets shall be considered Non-U.S. Acquired Assets for purposes of this Agreement.

(e) For purposes of the transfers and assumptions described in this Article 4, the Splitco Contribution shall be deemed to occur at 12:01 a.m. on the date of the Contribution.

4.2 Acquired Assets. Subject to Section 4.3, the term “Acquired Assets” shall mean all right, title and interest of Parent and its subsidiaries (including KFG) as of the Contribution in and to the following (other than the Excluded Assets):

(a) all inventory as of the Contribution relating exclusively to the Business, including raw materials, packaging materials, work-in-process, goods in transit, supplies and finished Products (the “Business Inventory”);

(b) all commitments and orders (subject to the terms and conditions of such commitments and orders) for the purchase of Products from Parent and its subsidiaries that have not been shipped as of the

Contribution (collectively, the “Purchase Orders”), as well as (to the extent severable) the portion of any other purchase order of Parent or its subsidiaries relating to any Products that have not been shipped as of the Contribution;

(c) any accounts receivable relating exclusively to the Business incurred after the Contribution;

(d) all Acquired Intellectual Property;

(e) all existing product literature, advertising materials and promotional materials and other books and records relating primarily to the Business (except in each case Parent’s and its subsidiaries’ corporate records, Tax Returns and accounting records), except in each case to the extent Parent is required by law to retain the same and except to the extent constituting Intellectual Property, which is governed solely by Section 4.2(d);

(f) all Contracts relating exclusively to the Business, except to the extent that any third-party consents required to be obtained prior to assignment have not been obtained by Parent (the “Assigned Contracts”), but excluding Related Party Contracts;

(g) (x) all machinery, spare parts, equipment and other personal property (collectively, the “Equipment”) relating exclusively to the Business, and (y) all Equipment listed on Schedule 4.2(g);

(h) the Facilities listed on Schedule 4.2(h) (subject to Section 4.1(b) regarding the method of transferring the Modesto Facility);

(i) (x) all application systems and software, including all computer software, programs and source disks, and related program documentation, tapes, manuals, forms, guides and other materials, computer hardware and other systems hardware and networking and communications assets, including servers, databases, backups and peripherals, and any laptop, desktop (including monitors) or notebook computers in each case to the extent used exclusively in the Business, and (y) all such items set forth on Schedule 4.2(g);

(j) the assets described in Section 11.3(i) relating to Parent’s FSA;

(k) all assets owned by Parent or any other member of the Parent Group that are expressly contemplated by the Tax Allocation Agreement as assets to be transferred to Splitco or any other member of the Splitco Group;

(l) all personnel files that relate to a Business Employee and are located at the site at which such Business Employee is primarily based, other than performance reviews and other files of a sensitive nature (the “Transferred Personnel Files”), provided that Parent shall be permitted to retain photocopies of the Transferred Personnel Files;

(m) user information or data associated with or derived from the internet websites associated with the Domain Names set forth on Schedule 4.2(m), to the extent permitted by law and provided that RMT Partner complies with the applicable privacy notices or policies of Parent;

(n) (i) all transferable licenses, permits, and other governmental authorizations, in each case, used or held for use exclusively, in the conduct of the Business and (ii) all transferable licenses, permits, and other governmental authorizations with respect to or used or held for use primarily in the conduct of the Business at any of the Facilities, except in each case to the extent that any governmental or third-party consents required to be obtained prior to assignment have not been obtained by Parent;

(o) all rights, causes of action, claims and credits, including guarantees, warranties, indemnities and similar rights in favor of Parent or any of its subsidiaries, in each case to the extent related primarily to the Business, any Acquired Asset or any Assumed Liability and in each case arising after the Closing Date; provided that to the extent any such rights relate to any retained business, assets or liabilities of Parent and its subsidiaries, Parent and its subsidiaries shall retain its right, title and interest in such matters, and provided further that if Parent shall receive a cash recovery in respect of such rights with respect to the Business, Acquired Assets or Assumed Liabilities, Parent shall transfer such recovery to RMT Partner, and if RMT Partner shall receive a cash recovery in respect of such rights with respect to any retained business, assets or liabilities of Parent and its subsidiaries, RMT Partner shall transfer such recovery to Parent;

(p) all UPC bar codes with manufacturer’s identifications or company prefixes that are related exclusively to Products (if any) to the extent listed on Schedule 4.2(p), subject to the limitations set forth thereon (the “Transferred UPC Codes”);

(q) all expenses, credits and payments (except for those related to Tax) relating exclusively to the Business prepaid or advanced for periods after the Contribution; and

(r) all other assets, properties, rights and goodwill relating exclusively to or used or held for use exclusively in the Business.

4.3 Excluded Assets. The Acquired Assets shall not include the following (collectively, the “Excluded Assets”):

(a) any accounts receivable relating to the Business incurred prior to the Contribution;

(b) cash and cash equivalents of the Business existing prior to the Contribution;

(c) all Intellectual Property of Parent, its related companies and its subsidiaries other than the Acquired Intellectual Property (the “Retained Intellectual Property”);

(d) all Related Party Contracts;

(e) any manufacturing or distribution facilities, real property or equipment other than the Facilities and the Equipment, and other than Equipment listed on Schedule 4.3(e);

(f) (i) all application systems and software, including all computer software, programs and source disks, and related program documentation, tapes, manuals, forms, guides and other materials, computer hardware and other systems hardware and networking and communications assets, including servers, databases, backups and peripherals, and any laptop, desktop (including monitors) or notebook computers, in each case other than such assets used exclusively in the Business, and (ii) all such items set forth on Schedule 4.3(e);

(g) all personnel files or records relating to the Business Employees, other than the Transferred Personnel Files;

(h) any user information or data associated with or derived from the internet websites associated with Domain Names of Parent and its subsidiaries other than the user information or data associated with or derived from the internet websites associated with the Domain Names set forth on Schedule 4.2(m);

(i) all UPC bar codes of Parent and its subsidiaries as applicable, other than the Transferred UPC Codes (the “Parent UPC Codes”) (subject to Section 5.1 with respect to Parent UPC Codes that appear on any Business Inventory transferred to Splitco);

(j) all assets that are expressly contemplated by the Tax Allocation Agreement as assets to be retained by Parent or any other member of the Parent Group;

(k) all rights of Parent or any of its subsidiaries, as applicable, under this Agreement, the Collateral Agreements or any agreement contemplated hereby or thereby;

(l) all assets used in connection with the centralized management functions provided by Parent and its subsidiaries;

(m) all shares of capital stock of, or other equity interests in, any affiliate of Parent or any other Person (other than the Splitco and its subsidiaries);

(n) all tangible assets located in jurisdictions other than Canada and the United States, and the rights to Intellectual Property licensed to the joint venture described on Schedule 4.3(n);

(o) any records (including accounting records) related to Taxes paid or payable for any Pre-Distribution Period by Parent or its subsidiaries and all financial and Tax records relating to the Business that form part of the general ledger of Parent or its subsidiaries with respect to any Pre-Distribution Period other than copies of such records as provided for herein;

(p) all assets of or relating to any Parent Benefit Plan, other than the assets described in Section 11.3(i) relating to Parent’s FSA;

(q) any works of art listed on Schedule 4.3(q); and

(r) any Contracts that relate exclusively to jurisdictions other than Canada and the United States and which do not relate to Non-U.S. Acquired Assets (including Acquired Intellectual Property).

4.4 Assumption of Liabilities. As part of the Newco Contribution, Newco shall irrevocably assume and shall agree to pay, perform and discharge when due the Assumed Liabilities that relate to the conduct, ownership or operation of the Business in the United States (the “U.S. Assumed Liabilities”), other than the RMT Debt. As part of the Splitco Contribution, Splitco shall irrevocably assume and shall agree to pay, perform and discharge when due the RMT Debt, and all fees, expenses and agreements relating to the RMT Debt, the RMT Debt Incurrence and the RMT Debt Commitment Letter, which shall be deemed to be part of the “Assumed Liabilities”. As part of the Non-U.S. Transfer, Short Form Merger Surviving Company, a subsidiary of Short Form Merger Surviving Company or RMT Partner Canada, as applicable, shall irrevocably assume and shall agree to pay, perform and discharge when due the Assumed Liabilities that relate to the conduct, ownership or operation of the Business outside the United States (the “Non-U.S. Assumed Liabilities”). The “Assumed Liabilities” shall mean all liabilities, obligations and commitments relating to, or arising from, the conduct, ownership or operation of the Business or the use or ownership of Acquired Assets, of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, including all liabilities, obligations and commitments relating to, or arising from the following (except for Excluded Liabilities and except as otherwise provided for in this Section 4.4):

(a) Purchase Orders and that portion of the other orders described in Section 4.2(b) with respect to Products that are outstanding as of the Contribution (other than accounts payable included in the Excluded Liabilities);

(b) the accounts payable relating exclusively to the Business incurred after the Contribution;

(c) the Assigned Contracts (other than accounts payable included in the Excluded Liabilities, and other than liabilities in respect of a material breach by Parent or its subsidiaries of any Assigned Contracts which breach Parent had Knowledge existed as of the date of this Agreement but failed to disclose to RMT Partner in Schedule 8.6);

(d) owning, leasing or operating the Equipment or owning, leasing, operating or occupying the Facilities;

(e) manufacturer’s coupons relating to Products, (i) which coupons are issued, granted, delivered or otherwise made available prior to the Contribution and are received by the clearing house for reimbursement more than 60 days after the Contribution or (ii) which coupons are issued, granted, delivered or otherwise made available after the Contribution;

(f) all trade and consumer promotions, including contests and sweepstakes, relating to Products to the extent the liability arises after the Contribution (the extent to which such liabilities arise after the Contribution shall be reasonably determined by Parent as of the date of the Contribution by allocating all liabilities with respect to such promotions pro rata to pre- and post-Contribution time periods based on the number of days such promotions were active prior to the Contribution relative to the number of days such promotions are scheduled by Parent to be active following the Contribution);

(g) Product returns received more than 60 days after the Contribution;

(h) warranty obligations and product liabilities with respect to Products sold after the Contribution;

(i) customer deductions attributable to invoices with respect to Products sold after the Contribution (other than deductions for those reasons addressed in clauses (e) and (g));

(j) any Environmental Liability at any time arising out of or relating to the ownership or operation of the Business, the Facilities or the Acquired Assets, other than Environmental Liabilities set forth on Schedule 4.5(g);

(k) all employment and employee benefits-related liabilities, obligations and commitments relating to the Business Employees (or any dependent or beneficiary of any Business Employee) that (i) arise out of or are incurred at or after the relevant Transfer Time in connection with such employee’s employment with RMT Partner, Splitco or any of their affiliates, (ii) the parties to this Agreement have explicitly agreed that RMT Partner, Splitco, Newco or any of their affiliates shall assume pursuant to this Agreement, (iii) transfer automatically to RMT Partner, Splitco or any of their affiliates under applicable law or (iv) relate to the obligation to rehire or reinstate any Employee on Disability Leave or other Business Employee who is not actively at work on the Distribution Date (but in no event, any employment and employee benefits related liabilities, obligations and commitments relating to any such Employee on Disability Leave that relate to any period prior to the date that such employee is hired, if at all, by RMT Partner in accordance with this Agreement) (clauses (i) through (iv), collectively, the “Covered Employee Liabilities”);

(l) all liabilities, obligations and commitments to be expressly assumed by, or for which responsibility is assigned to, Splitco, Newco or another subsidiary of Splitco pursuant to this Agreement, the Collateral Agreements or any other agreements contemplated hereby or thereby;

(m) the RMT Debt, and all fees, expenses and agreements relating to the RMT Debt, the RMT Debt Incurrence and the RMT Debt Commitment Letter; and

(n) all liabilities, obligations and commitments to be expressly assumed by, or for which responsibility is assigned to, Splitco or any member of the Splitco Group pursuant to the Tax Allocation Agreement.

4.5 Excluded Liabilities. None of Splitco, Newco (or any other subsidiary of Splitco) or RMT Partner Canada shall assume liabilities, obligations and commitments to the extent relating to, or arising from, the following (collectively, the “Excluded Liabilities”):

(a) the accounts payable relating to the Business incurred prior to the Contribution;

(b) manufacturer’s coupons relating to Products, which coupons are issued, granted, delivered or otherwise made available prior to the Contribution and are received by the clearing house for reimbursement within 60 days after the Contribution;

(c) all trade and consumer promotions, including contests and sweepstakes, relating to Products to the extent the liability arises prior to the Contribution (the extent to which such liabilities arise prior the Contribution shall be determined as described in Section 4.4(f));

(d) Product returns received prior to the Contribution or within 60 days after the Contribution;

(e) warranty obligations and product liabilities with respect to Products sold prior to the Contribution;

(f) customer deductions attributable to invoices with respect to Products sold prior to the Contribution;

(g) Environmental Liabilities set forth on Schedule 4.5(g);

(h) all employment and employee benefits-related liabilities, obligations, commitments, claims and other Losses relating to employees of Parent or any of its affiliates, other than the Covered Employee Liabilities;

(i) all liabilities that arose prior to the date of the Contribution that are covered by property and casualty, employer’s liability, commercial general liability, workers compensation and automobile insurance provided by a third party insurance carrier of Parent to the extent that Parent receives an actual cash recovery from such third party insurance carrier in respect of such liabilities;

(j) all liabilities to be expressly retained by, or for which responsibility is assigned to, any member of the Parent Group pursuant to the Tax Allocation Agreement;

(k) a material breach by Parent or its subsidiaries of any Assigned Contracts as of the date of this Agreement which breach Parent had Knowledge existed as of the date of this Agreement but failed to disclose to RMT Partner in Schedule 8.6;

(l) (i) litigation (if any) arising out of the matters set forth on Schedule 4.5(l), (ii) litigation that arises outside the ordinary course of business of the Business after the date of this Agreement and which is pending or has been threatened in writing as of the date of the Contribution and (iii) litigation arising from the labeling or advertising of any Product sold prior to the Contribution;

(m) recalls or withdrawals by Parent or any of its subsidiaries of any Products sold prior to the Contribution; and

(n) the Excluded Assets identified in Sections 4.3(n) and 4.3(r).

4.6 Disclaimer of Representations and Warranties and Offset. EXCEPT AS SET FORTH IN THIS AGREEMENT, ANY COLLATERAL AGREEMENT OR ANY CERTIFICATE DELIVERED PURSUANT HERETO OR THERETO, NONE OF THE PARTIES HERETO NOR ANY OF THEIR AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED. WITHOUT LIMITING THE FOREGOING, NONE OF THE PARTIES HERETO NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY TO ANY OTHER PARTY HERETO OR ANY OF THEIR AFFILIATES, EXPRESS OR IMPLIED, WITH RESPECT TO THE BUSINESS, THE ACQUIRED ASSETS OR THE ASSUMED LIABILITIES, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FUTURE RESULTS, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT, IN ANY COLLATERAL AGREEMENT OR ANY CERTIFICATE DELIVERED PURSUANT HERETO OR THERETO. WITHOUT LIMITING THE FOREGOING, EXCEPT AS SET FORTH IN THIS AGREEMENT, ANY COLLATERAL AGREEMENT OR ANY CERTIFICATE DELIVERED PURSUANT HERETO OR THERETO, NONE OF THE PARTIES HERETO NOR ANY OF THEIR AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTIES HERETO OR ANY OF THEIR AFFILIATES, EXPRESS OR IMPLIED, WITH RESPECT TO (A) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE BY OR ON BEHALF OF SUCH PARTY, (B) ANY MANAGEMENT PRESENTATION OR (C) ANY FINANCIAL PROJECTION OR FORECAST RELATING TO THE BUSINESS. EXCEPT AS SET FORTH IN THIS AGREEMENT, ANY COLLATERAL AGREEMENT OR ANY CERTIFICATE DELIVERED PURSUANT HERETO OR THERETO, ALL OF THE ACQUIRED ASSETS AND ASSUMED LIABILITIES SHALL BE TRANSFERRED OR ASSUMED ON AN “AS IS, WHERE IS” BASIS, AND ANY IMPLIED WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FUTURE RESULTS IS EXPRESSLY DISCLAIMED. SPLITCO’S OBLIGATIONS UNDER THIS ARTICLE 4 SHALL NOT BE SUBJECT TO OFFSET OR REDUCTION BY REASON OF ANY ACTUAL OR ALLEGED BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT, ANY COLLATERAL AGREEMENT OR ANY DOCUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ANY RIGHT OR ALLEGED RIGHT TO INDEMNIFICATION HEREUNDER OR THEREUNDER.

4.7 Issuance of Splitco Securities to KFG.

(a) As consideration in the Splitco Contribution, Splitco shall issue and deliver to KFG the Splitco Securities as set forth herein.

(b) The aggregate principal amount of the Splitco Securities shall equal $662,200,000 (the “Splitco Securities Principal Amount”). The Splitco Securities Principal Amount may be increased pursuant to

Section 3.2. In addition, as of the Estimation Date, (i) if the Parent Estimated Debt Expenses exceed the Parent Allocated Debt Expenses, then the Splitco Securities Principal Amount shall be increased by the amount of such excess, and (ii) if the Parent Allocated Debt Expenses exceed the Parent Estimated Debt Expenses, then the Splitco Securities Principal Amount shall be reduced by the amount of such excess. For purposes of this Agreement:

(i) “Parent Estimated Debt Expenses” shall mean the estimated aggregate amount of Splitco Debt Expenses and RMT Debt Expenses that have been or are expected to be incurred by Parent and its subsidiaries as determined by the parties acting reasonably. It is understood and agreed that costs and expenses of Splitco and its subsidiaries to be paid prior to the Closing Date shall be deemed to be costs and expenses of Parent, and costs and expenses of Splitco and its subsidiaries to be paid after the Closing Date shall not be deemed to be costs and expenses of Parent.

(ii) “Parent Allocated Debt Expenses” shall equal 50% of the estimated aggregate amount of Splitco Debt Expenses that have been or are expected to be incurred by the parties as determined by the parties acting reasonably.

(c) Notwithstanding the foregoing, to the extent the resale by KFG or Parent of some or all of the Splitco Securities at par or the exchange of some or all of the Splitco Securities at par for debt obligations of Parent, in each case as of the Closing Date, would not be reasonably practicable without a reduction in the Splitco Securities Principal Amount (based on the reasonable advice of financial advisors to Parent taking into account then-current market conditions and the efforts to market the Splitco Securities), then the Splitco Securities Principal Amount (as such amount may be increased or reduced pursuant to Section 3.2 and Section 4.7(b)) shall be reduced to the maximum amount that could be so sold (or so exchanged and sold) at par and the amount of the reduction shall be replaced with additional shares of Splitco Common Stock having an equivalent aggregate Per Share Fair Market Value; provided that the amount of any such reduction and replacement shall be structured so that not more than an additional 6,000,000 shares of Splitco Common Stock are issued pursuant to this Section 4.7(c) and so that the aggregate value at which the Splitco Securities can be so sold (or so exchanged and sold) plus the aggregate Per Share Fair Market Value of the additional shares of Splitco Common Stock equals the Splitco Securities Principal Amount.

(d) The Splitco Securities shall have a minimum term of ten years. The final form and terms of the Splitco Securities and related agreements (including indenture, security documents and registration rights arrangements) shall include (x) the terms set forth in Schedule 4.7; and (y) such other terms as are consistent with then-current market practice for “Rule 144A” (or equivalent) debt offerings of securities comparable to the Splitco Securities, in the case of this clause (y), to the extent necessary to ensure that the Splitco Securities are sold (or exchanged and sold) at par. Any other material terms of the Splitco Securities and related agreements that are not addressed by the preceding sentence shall be subject to the joint approval of the parties hereto, acting reasonably, consistent with the next sentence. For the avoidance of doubt, the Splitco Securities are intended to be sold (or, in the case of the External Debt Exchange, exchanged and sold) at par upon issuance and shall carry an interest rate and other terms sufficient to ensure that the Splitco Securities are sold (or, in the case of the External Debt Exchange, exchanged and sold) at par. Subject to the foregoing provisions of this Section 4.7, RMT Partner shall have the right to approve the terms of the Splitco Securities, provided that the Splitco Securities have such terms sufficient to ensure that the Splitco Securities are sold (or exchanged and sold) at par.

4.8 Issuance of Splitco Common Stock to KFG.

(a) As consideration in the Splitco Contribution, Splitco shall issue (the “Splitco Share Issuance”) and deliver to KFG a number of shares of Splitco Common Stock equal to the sum of the following:

(i) (x) 1.1602, multiplied by the number of shares of common stock of RMT Partner on a Fully Diluted Basis, less (y) the number of shares of Splitco common stock outstanding immediately prior to the issuance of Splitco Common Stock pursuant to this Section 4.8(a)(i) (without giving effect to the issuances pursuant to Section 4.8(a)(ii)), provided that in no case shall the number of shares of Splitco Common Stock calculated pursuant to this Section 4.8(a)(i) equal less than 30,320,000, plus

(ii) (x) the amount (if any) by which the Splitco Securities Principal Amount is reduced pursuant to Section 4.7(c), divided by (y) the Per Share Fair Market Value.

(b) For purposes of this Agreement:

“Fully Diluted Basis” shall mean the parties’ best estimate, made in good faith, of (i) the number of shares of RMT Partner Common Stock that are outstanding as of the Closing Date together with (ii) the number of shares of RMT Partner Common Stock issuable upon exercise of any options or rights of any nature, whatsoever, whether contingent, vested or unvested, or otherwise, based upon the treasury stock method (in accordance with the rules and interpretations of the Financial Accounting Standard Board, subject to the following sentence, and consistent with Schedule 4.8(b) (which details the calculation as of the date of this Agreement)), in each case other than the shares of RMT Partner Common Stock issued or to be issued in the Splitco Merger. The parties’ binding estimate of the number of shares of RMT Partner Common Stock on a Fully Diluted Basis shall be made on the Estimation Date using, for the purposes of the treasury stock method calculations, (i) $55.90 for the price of RMT Partner Common Stock for all options and rights scheduled on Schedule 4.8(b) and (ii) the Per Share Fair Market Value of RMT Partner Common Stock on the Estimation Date, for any options and rights granted between the date of this Agreement and the Closing Date.

“Estimation Date” shall mean (i) if Parent elects to effect the Distribution as a Split-Off, ten business days prior to the date on which the Split-Off exchange offer is commenced or (ii) if Parent elects to effect the Distribution as a Spin-Off, the last trading day that ends at least 20 trading days prior to the date the parties expect the Distribution Date to occur, or such later date as may be reasonably agreed by the parties hereto.

“Per Share Fair Market Value” shall mean the volume weighted average trading price of RMT Partner Common Stock on the RMT Partner Exchange during the ten trading days preceding the later of (i) the Estimation Date and (ii) the date on which a portion of the Splitco Securities Principal Amount is replaced by shares of Splitco Common Stock pursuant to Section 4.7(c).

4.9 Replacement of Splitco Securities Principal Amount with Demand Note. Notwithstanding Sections 4.7 and 4.8, if Parent reasonably determines that it is neither (i) able to obtain a ruling from the IRS to the effect that the Internal Debt Exchange qualifies for Intended Tax-Free Treatment nor (ii) able to obtain a ruling from the IRS to the effect that the External Debt Exchange qualifies for Intended Tax-Free Treatment, then Parent shall elect that one of the following shall apply:

(a) Either the Internal Debt Exchange, the External Debt Exchange, or both the Internal Debt Exchange and the External Debt Exchange (as determined by Parent) shall be effected; or

(b) Neither the Internal Debt Exchange nor the External Debt Exchange shall be effected. In that case, no Splitco Securities shall be issued by Splitco to KFG, but instead a demand note shall be issued by Splitco to KFG with a principal amount equal to the Splitco Securities Principal Amount as set forth in Section 4.7(b) (and as increased or reduced pursuant to Section 3.2 and Section 4.7(b), if applicable), and RMT Partner shall pay the demand note in full (by wire transfer of immediately available funds) on the Closing Date, immediately upon consummation of the Short Form Merger. For purposes of consummating the other Transactions predicated on the issuance of the Splitco Securities, the issuance of the demand note shall be deemed to constitute the issuance of the Splitco Securities and shall be deemed to have occurred immediately prior to the Internal Spin.

4.10 Inventory Adjustment.

(a) Schedule 4.10 is a statement setting forth Parent’s estimate of the type and value of the Business Inventory, in each case to be transferred to RMT Partner pursuant to Section 4.2 on the Closing Date (the

“Estimated Adjustment Statement”). Within 60 days following the Closing Date, Parent shall prepare and deliver to RMT Partner a statement setting forth the type and value of the Business Inventory, as of the Closing Date, that in the case of the Business Inventory is current, non-obsolete and saleable or useable in the ordinary course of business. Such statement of Business Inventory shall be derived from a physical taking of the inventory as of the Closing Date. The value of the Business Inventory shall be determined in a manner as described on Schedule 4.10 consistent with the Financial Information to the extent such Financial Information relates to the valuation of the Business Inventory (the “Closing Adjustment Statement” and together with the Estimated Adjustment Statement, the “Adjustment Statements”). The Adjustment Statements shall exclude any items for amounts with respect to Taxes. Upon the reasonable request of Parent, RMT Partner shall provide to Parent and its accountants access to the books and records, any other information, including working papers of its accountants, and to any employees of RMT Partner necessary for Parent to prepare the Closing Adjustment Statement, to respond to the RMT Partner Objection and to prepare materials for presentation to the Accounting Firm in connection with Section 4.10 and RMT Partner shall otherwise cooperate with and assist Parent as may be reasonably necessary to carry out the purposes of this Section 4.10.

(b) RMT Partner shall, within 30 days after the delivery by Parent of the Closing Adjustment Statement, complete its review thereof. RMT Partner and its representatives shall have the opportunity to observe the taking of inventory (which may begin prior to the Closing Date) in connection with the calculation of the Closing Adjustment Statement and verify the status of the Business Inventory as current, non-obsolete and saleable or usable in the ordinary course of business. For a period of 30 days after delivery of the Closing Adjustment Statement, Parent shall make available to RMT Partner all books, records, work papers, personnel (including their accountants and employees) and other materials and sources used by Parent to prepare the Closing Adjustment Statement. The Closing Adjustment Statement shall be binding and conclusive upon, and deemed accepted by, RMT Partner unless RMT Partner shall have notified Parent in writing within 30 days after delivery of the Closing Adjustment Statement of any good faith objection thereto (the “RMT Partner Objection”). Any RMT Partner Objection shall set forth a description of the basis of the RMT Partner Objection and the adjustments to the value of Business Inventory reflected on the Closing Adjustment Statement which RMT Partner believes should be made. Any items not disputed during the foregoing 30 day period shall be deemed to have been accepted by RMT Partner.

(c) If Parent and RMT Partner are unable to resolve any of their disputes with respect to the Closing Adjustment Statement within 30 days following Parent’s receipt of the RMT Partner Objection to such Closing Adjustment Statement pursuant to Section 4.10(b), they shall refer their remaining differences to an internationally recognized firm of independent public accountants as to which Parent and RMT Partner mutually agree (the “Accounting Firm”) for decision, which decision shall be final and binding on the parties. Any expenses relating to the engagement of the Accounting Firm shall be shared equally by Parent, on one hand, and RMT Partner, on the other hand. Parent and RMT Partner shall each bear the fees of their respective auditors incurred in connection with the determination and review of the Adjustment Statements.

(d) The Closing Adjustment Statement shall become final and binding on the parties upon the earliest of (i) if no RMT Partner Objection has been given, the expiration of the period within which RMT Partner must make its objection pursuant to Section 4.10(b) hereof, (ii) agreement in writing by Parent and RMT Partner that the Closing Adjustment Statement, together with any modifications thereto agreed by Parent and RMT Partner, shall be final and binding and (iii) the date on which the Accounting Firm shall issue its written determination with respect to any dispute relating to such Closing Adjustment Statement. The Closing Adjustment Statement, as submitted by Parent if no timely RMT Partner Objection has been given, as adjusted pursuant to any agreement between the parties or as determined pursuant to the decision of the Accounting Firm, when final and binding on all parties, is herein referred to as the “Final Closing Adjustment Statement.”

(e) Within ten business days following issuance of the Final Closing Adjustment Statement, the net adjustment payment payable pursuant to this Section 4.10(e) (the “Adjustment Payment”) and interest thereon shall be paid by wire transfer of immediately available funds to a bank account designated by Parent or RMT Partner, as the case may be. The Adjustment Payment shall be the difference, if any, between (x) the value of Business Inventory, as reflected on the Final Closing Adjustment Statement, minus (y) the value of Business Inventory, as reflected on the Estimated Adjustment Statement. The Adjustment Payment, if any, shall be payable by RMT Partner to Parent, if positive, and by Parent to RMT Partner, if negative. The Adjustment Payment shall bear interest from the Closing Date to the date of payment at the prime rate (as published in the Wall Street Journal, Northeastern Edition) in effect on the Closing Date, which interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed and such interest shall be paid on the same date and in the same manner as such Adjustment Payment.

ARTICLE 5

ADDITIONAL COVENANTS RELATED TO THE CONTRIBUTION AND THE NON-U.S. TRANSFER

5.1 Use of Parent’s UPC Codes and Intellectual Property.

(a) Except as expressly permitted by this Section 5.1, following the Splitco Contribution and the Non-U.S. Transfer, Splitco shall not use or authorize any third party to use the Parent UPC Codes or any Retained Intellectual Property in connection with the packaging, advertising, promotion or sale of Products and shall not use any of the Retained Intellectual Property or Parent UPC Codes in connection with any goods, business or services of Splitco or any of its affiliates or the advertising or promotion thereof.

(b) Following the Splitco Contribution and the Non-U.S. Transfer, to the extent any Retained Intellectual Property appears on any packaging that is in and is part of the Business Inventory (the “Marked Packaging”), Splitco or a subsidiary of Splitco, as applicable, may use or otherwise distribute such Marked Packaging solely in connection with the Products or sell finished Product in Marked Packaging in the ordinary course of business until such inventory is exhausted or for a period not to exceed 12 months following the date of the Splitco Contribution, whichever occurs first; provided that (i) to the extent that any Marked Packaging is designed for use only in a particular jurisdiction, Splitco uses that Marked Packaging only in the intended jurisdiction and (ii) all use of the Marked Packaging bearing the Retained Intellectual Property shall comply with all laws and regulations in the jurisdictions in which it is used. Splitco may manufacture or cause to be manufactured Products to be sold in the existing inventory of Marked Packaging; provided that the Products manufactured by Splitco or a subsidiary of Splitco, as applicable are of a quality level not materially different from Parent’s quality for the same goods as of the date immediately preceding the date of the Splitco Contribution. If Products manufactured by Splitco or a subsidiary of Splitco, as applicable, and packaged in the Marked Packaging fail to meet the required level of quality, then within 30 days’ notice by Parent, Splitco shall provide Parent with evidence that the quality of its Products is substantially similar in level to the quality maintained by Parent immediately preceding the date of the Splitco Contribution or Splitco and subsidiaries of Splitco shall stop using the Marked Packaging in connection with such Products. Parent shall not be liable for any obligations, liabilities, claims, other Losses or commitments in respect of any product manufactured by Splitco or a subsidiary of Splitco, as applicable, that is packaged in Marked Packaging and that is shipped or sold at any time after the date of the Contribution. Splitco and its subsidiaries shall be entitled to print and use additional packaging that is identical (other than inconsequential differences that may result from the printing process) to Marked Packaging (“Newly-Printed Marked Packaging”) and may sell Product in such Newly-Printed Marked Packaging for a period not to exceed six months following the date of the Contribution, provided that (i) all use of the Newly-Printed Marked Packaging complies with the requirements for use of Marked Packaging herein and (ii) any Newly-Printed Marked Packaging that includes time sensitive content (for example, sweepstakes information) shall be produced in a manner reasonably expected to exhaust supplies of Product packaged in such Newly-Printed Marked Packaging prior to expiration of such time sensitive periods and shall not be used after expiration of such time sensitive periods. The LIVEACTIVE mark shall not be used on Newly-Printed Marked Packaging unless RMT Partner shall have entered into a license agreement for use of LIVEACTIVE pursuant to Section 12.7.

(c) Any advertising, promotional or sale materials that are included in the Acquired Assets and that include the Retained Intellectual Property may continue to be used by Splitco or a subsidiary of Splitco, as applicable for a period not to exceed 12 months following the date of the Splitco Contribution; provided that (i) to the extent any such materials are designed for use only in a particular jurisdiction, Splitco or a subsidiary of Splitco, as applicable, uses such materials only in the intended jurisdiction and (ii) all use of any advertising, promotional or sales materials shall comply with all laws and regulations in the jurisdictions where the materials are used or distributed. In addition, Splitco or a subsidiary of Splitco, as applicable, may use the Retained Intellectual Property (i) in connection with any ongoing promotion as of the date of the Splitco Contribution, through the expiration of such promotion, or (ii) in connection with in-process advertisements in the event that such Retained Intellectual Property cannot be removed without undue effort or substantial cost, as determined in good faith using commercially reasonable standards by Splitco, or a subsidiary of Splitco.

(d) Splitco or a subsidiary of Splitco, as applicable, may continue to use any Retained Intellectual Property that appears on a real property building included in the Acquired Assets for a period of six months following the date of the Splitco Contribution after which period such Retained Intellectual Property may no longer appear on any such real property and must be removed by Splitco at its cost.

(e) Without regard to anything in this Agreement to the contrary, neither RMT Partner nor Splitco will be required to remove the Retained Intellectual Property from schematics, plans, manuals, drawings, machines, machinery, and the like of the Acquired Assets in existence as of the Splitco Contribution to the extent that such instrumentalities are used in the ordinary internal conduct of the Acquired Assets and are not generally observed by the public or intended for use as a means to effectuate or enhance sales.

(f) Parent agrees that Parent UPC Codes related to Products may continue to appear on packaging in Business Inventory used by Splitco for a period not to exceed 24 months following the date of the Splitco Contribution. If the Uniform Code Council requires or recommends that Splitco cease using the Parent UPC Codes related to Products prior to the end of the 24-month phase out, Splitco and its subsidiaries, as applicable, shall promptly comply with such requirement or recommendation. All fines, penalties, costs or charges imposed or incurred by Parent and its affiliates in connection with Splitco’s and its subsidiaries’, as applicable, use of the Parent UPC Codes related to Products shall be assumed and paid by Splitco and, for the avoidance of doubt, shall be included in the Assumed Liabilities.

(g) Nothing in the foregoing is intended to or shall transfer to Splitco or any affiliate of Splitco any rights in or ownership of any Retained Intellectual Property or to the Parent UPC Codes and any use by Splitco of any Retained Intellectual Property or the Parent UPC Codes related to Products pursuant to the terms set forth above shall inure exclusively to and be for the sole benefit of Parent. Nothing herein shall or is intended to permit Splitco or any affiliate of Splitco to use any of the Retained Intellectual Property in any manner other than as set forth herein and the use of Parent’s Retained Intellectual Property pursuant to this provision shall not and is not intended to grant to Splitco or any affiliate of Splitco any rights in or ownership of such Retained Intellectual Property which Splitco acknowledges is owned exclusively by Parent. Parent and its subsidiaries, as applicable, grant to Splitco and its subsidiaries, as applicable, a non-exclusive, royalty free, fully paid up, nontransferable, non-sublicenseable license to use the Retained Intellectual Property in the Business as provided in this Section 5.1. The license granted herein is not a certification or guarantee that the Marked Packaging, Newly-Printed Marked Packaging or any advertising, promotion or sales materials referenced in Section 5.1(c) or their use complies with applicable law and in all cases Splitco and its subsidiaries, as applicable, must comply with applicable laws in the use of such materials.

(h) Nothing in this Section 5.1 shall restrict the rights of Splitco or any affiliate of Splitco to dispose of any Business Inventory that does not include Retained Intellectual Property in such manner as they, in their sole discretion, deem appropriate.

(i) RMT Partner and Splitco jointly and severally agree to and shall defend, indemnify, and hold Parent and its affiliates and subsidiaries harmless from and against any and all Losses alleged or actual, arising out of, relating to, or that are based on (i) the manufacture, distribution, advertising or sale of any products in the Marked Packaging regardless of whether the products or the Marked Packaging are used or created in compliance with or in violation of this Agreement and (ii) any violations of this Section 5.1.

5.2 Transfer of Equipment. Following the Splitco Contribution and the Non-U.S. Transfer, RMT Partner and Splitco shall bear all costs and expenses relating to, and shall have the right and responsibility to manage, the transfer of all Equipment that is included in the Acquired Assets and is located in facilities of Parent and its subsidiaries. Following the Contribution and the Non-U.S. Transfer, Parent shall bear all costs and expenses relating to, and shall have the right and responsibility to manage, the transfer of all machinery, equipment and other property that is not included in the Acquired Assets and are located in Facilities transferred to Splitco or a subsidiary of Splitco. All such transfers shall be done as soon as reasonably practicable after the Closing Date, subject to the rights of the parties under the Co-Manufacturing Agreements.

5.3 Accounts Receivable.

(a) Parent shall promptly forward or cause to be forwarded to Splitco any and all proceeds from accounts receivable that are included in the Acquired Assets that are received by Parent or any of its affiliates.

(b) Splitco shall promptly forward or cause to be forwarded to Parent any and all proceeds from accounts receivable that are included in the Excluded Assets that are received by Splitco or any of its affiliates.

5.4 Promotions. With respect to sweepstakes, contests and other similar promotions in process on the Closing Date, Parent and its subsidiaries shall have the right to elect to continue to manage (but not amend or otherwise modify with respect to the Business without RMT Partner’s consent) such promotions in all respects (including selection of winners and prize fulfillment) after the Closing. RMT Partner shall reimburse Parent and its subsidiaries for costs and expenses relating to such promotions as provided in the Transition Services Agreement.

5.5 Termination and Separation of Contractual Arrangements.

(a) Except as set forth in Section 5.5(b), on or prior to the Distribution Date, Splitco (and any subsidiary of Splitco) and Parent and its other subsidiaries shall terminate any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among Splitco (and any subsidiary of Splitco), on the one hand, and Parent and its subsidiaries, on the other hand (the “Related Party Contracts”). No such Related Party Contract (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Distribution Date and all parties shall be released from all obligations and liabilities thereunder. Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(b) The provisions of Section 5.5(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement, the Collateral Agreements and any other agreements contemplated hereby or thereby, (ii) any agreement, arrangement, commitment or understanding listed or described on Schedule 5.5(b), (iii) any agreement, arrangement, commitment or understanding to which any Person other than the parties hereto and their respective subsidiaries is a party, (iv) any agreement, arrangement, commitment or understanding to which any non-wholly owned subsidiary of Parent or Splitco is a party (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a subsidiary is wholly owned) and (v) any other agreement, arrangement, commitment or understanding that this Agreement, the Collateral Agreements or any agreement contemplated hereby or thereby expressly contemplates will survive the Closing Date.

5.6 Bulk Sales Waiver. The parties hereto hereby waive compliance with the terms and conditions of any applicable bulk sales law or similar laws that may be applicable to the sale or transfer of the Acquired Assets.

5.7 Transfer Tax Documentation. Splitco, a subsidiary of Splitco or RMT Partner Canada, as applicable, shall deliver to Parent on or before the Closing Date (or after the Closing Date, if applicable) properly executed resale exemption certificates and requisite tax registration numbers for the Business Inventory (and, where relevant in accordance with applicable local law, for the Equipment and any other Acquired Assets), and such other certificates and documentation as may be required to reasonably evidence any exemption from Transfer Taxes. The parties shall not make an election under Section 167 of the ETA.

5.8 Additional Matters Relating to Transfers and Assumption.

(a) On or prior to the date of the Closing Date, Splitco shall deliver to Parent appropriate instruments of assumption evidencing and effecting the assumption by Splitco and its applicable subsidiaries of the Assumed Liabilities, including the RMT Debt (it being understood that such instruments shall not require Splitco or any other Person to make any representations, warranties or covenants or agreements, express or implied).

(b) On or prior to the date of the Closing Date, Parent shall deliver or cause to be delivered to Splitco appropriately executed instruments of assignment, transfer and conveyance evidencing and effecting the assignment, transfer and conveyance to Splitco (and its subsidiaries, as applicable) of the Acquired Assets (it being understood that such instruments shall not require Parent or any other Person to make any representations, warranties or covenants or agreements, express or implied, other than customary statutory covenants contained in the deeds).

(c) Each party shall, upon reasonable request of the other party, cooperate by using its reasonable best efforts to furnish to the other party any items described in Section 5.8(a) and (b) that are not provided on or prior to the Closing Date.

(d) Parent and Splitco shall use reasonable efforts to cooperate in connection with the execution and delivery of reasonably requested deeds, bills of sale, assignments and assurances to vest or confirm ownership of record in Splitco (or its subsidiaries as applicable) any and all right, title and interest in, to and under any Acquired Assets, including such affidavits, other evidence of title, corporate articles, by laws, certificates of good standing, resolutions and the like as may be reasonably requested by the parties’ mutually agreed title insurance company.

(e) To the extent that any transferable licenses, permits, and other governmental authorizations or Contracts are not included in the Acquired Assets due to the exceptions set forth in Sections 4.2(f) and (n) relating to the receipt of governmental or third-party consents (“Non-Transferable Assets”), then for a period of 18 months following the Closing Date Parent shall use its reasonable best efforts (or, in the case of Contracts listed on Schedule 5.8(e), from the date of this Agreement and for a period of 18 months following the Closing Date Parent shall use its best efforts, which may in appropriate circumstances involve exercising rights to arbitration or, if Parent or a subsidiary of Parent is a necessary party thereto, litigation to enforce arbitration provisions) to obtain such governmental or third-party consents; provided that Parent shall not be required to pay any fees or other amounts or incur any liabilities or obligations to obtain such consents (including with respect to any Contracts listed on Schedule 5.8(e), but except any such amounts which may be advanced by RMT Partner). If any such consents are obtained, the applicable Non-Transferable Assets shall be transferred to RMT Partner without the payment of any consideration, and all obligations and liabilities of Parent and its subsidiaries related to such Non-Transferable Assets shall simultaneously be assumed by RMT Partner or Splitco hereunder and be deemed to be Assumed Liabilities (except to the extent any such obligation or liability would have been an Excluded Liability, and in each case not before the Closing Date).

(f) Parent will use commercially reasonable efforts to pursue claims with its third party insurance carriers to obtain the actual cash recoveries described in Section 4.5(h) that it is entitled to recover under applicable third-party insurance policies (and Parent shall keep RMT Partner reasonably informed with respect thereto).

(g) In the event that (i) any Contracts relating primarily to the Business are not included in the Assigned Contracts, (ii) the benefits of such Contracts are not being provided to RMT Partner pursuant to the Transition Services Agreement, (iii) services provided under the Transition Services Agreement do not otherwise provide RMT Partner with equivalent benefits and (iv) the type of benefits provided under such Contract are not reasonably available to RMT Partner from third party sources, at RMT Partner’s request Parent shall use commercially reasonable efforts to provide the benefits of such Contract to RMT Partner as an additional service under the Transition Services Agreement (with service fees consistent with the fees set forth for similar services under the Transition Services Agreement).

(h) To the extent that Parent or any of its subsidiaries own any internet keywords that are legally assignable and that contain any Acquired Intellectual Property including Assigned Key Marks, Parent and its subsidiaries shall assign all right, title, and interest in and to such keywords to RMT Partner. For the avoidance of doubt, keywords that are the subject of contracts between Parent or any of its subsidiaries and any third parties for the purpose of generating sponsored ads or placement on search result pages are specifically excluded. Notwithstanding the foregoing, to the extent RMT Partner seeks to obtain an internet keyword that contains any Acquired Intellectual Property and is prevented from doing so as a result of Parent’s or its subsidiaries’ ownership of a keyword that contains Acquired Intellectual Property, Parent or its subsidiary shall provide reasonable cooperation in assisting RMT Partner in obtaining such keyword.

(i) RMT Partner, at RMT Partner’s expense, shall use its reasonable best efforts to obtain a survey for each owned Facility, and Parent, at RMT Partner’s expense, shall use its reasonable best efforts to obtain an owner’s policy of title insurance for each owned Facility from the parties’ mutually agreed title insurance company in an amount reasonably agreed to by the parties, insuring the title and interest of Splitco or Newco, as applicable, in and to each owned Facility and any beneficial easements or rights of way appurtenant thereto, on ALTA Forms or equivalent with such affirmative endorsements as RMT Partner may reasonably require, and with exceptions only for (y) any items disclosed by the above referenced surveys that do not, individually or in the aggregate, impair in any material respect the use of such Facility as currently conducted, and (z) Permitted Liens.

5.9 Matters Relating to the Non-U.S. Transfer. (a) In connection with any Non-U.S. Transfer, Parent shall specify the relevant transferor or transferors (each, a “Non-U.S. Transferor”) that will transfer the applicable Non-U.S. Acquired Assets to the relevant transferee or transferees (each, a “Non-U.S. Transferee”). The consideration for any Non-U.S. Transfer shall be the fair market value thereof. To the extent, if any, that the fair market value of the applicable Non-U.S. Acquired Assets acquired by any applicable Non-U.S. Transferee exceeds the reasonably quantifiable and estimated amount of the Non-U.S. Assumed Liabilities assumed by such Non-U.S. Transferee, the consideration shall be paid in cash (or such other form as the parties may agree, and in any case shall not be in the form of an Acquired Asset), and shall be reflected appropriately on the relevant books and records of the parties. The parties will make appropriate provision under local law and practice for the payment of all Transfer Taxes and the delivery of all assignment, transfer and conveyance documents applicable to such Non-U.S. Transfer. To the extent and at the time required for applicable Tax purposes, Parent shall prepare a purchase price allocation for any Non-U.S. Transfer, which shall be final and binding. Parent and Splitco shall, or shall cause their respective subsidiaries to, make all relevant elections, reports and returns (for Tax, financial accounting and all other purposes) on a basis consistent with such purchase price allocation. For the avoidance of doubt, except as otherwise provided in Section 5.9((b), the Canadian Non-U.S. Transfer shall be considered a Non-U.S. Transfer for purposes of this Agreement.

(b) In connection with the sale, conveyance, transfer and assignment of the Acquired Assets that relate to the conduct of the Business in Canada (the “Canadian Assets”) and the assumption of any liabilities that relate to the conduct of the Business in Canada other than Excluded Liabilities (the “Canadian Liabilities”) (the sale, conveyance, transfer and assignment of the Canadian Assets, together with the assumption of the Canadian Liabilities, the “Canadian Non-U.S. Transfer”), RMT Partner shall cause RMT Partner Canada to acquire the Canadian Assets and assume the Canadian Liabilities from the applicable Non-U.S.

Transferor immediately after the Short Form Merger pursuant to a Bill of Sale and any transfer documents necessary to convey the Canadian Assets. The purchase price shall be the fair market value of the Canadian Assets, and the parties agree that the fair market value shall equal the net book value of the Business Inventory, the Equipment and the Facility in Canada, subject to any adjustment pursuant to the Adjustment Payment or any fixed asset appraisal of the Equipment and the Facility in Canada conducted by a party approved by Parent and RMT Partner.

(c) RMT Partner, at RMT Partner’s expense, shall use its reasonable best efforts to obtain a survey for each owned Facility which is a Canadian Asset, and Parent, at RMT Partner’s expense, shall use its reasonable best efforts to obtain an owner’s policy of title insurance for each owned Facility which is a Canadian Asset from the parties’ mutually agreed title insurance company in an amount reasonably agreed to by the parties, insuring the title and interest of RMT Partner Canada in and to each such owned Facility and any beneficial easements or rights of way appurtenant thereto, on ALTA Forms or equivalent with such affirmative endorsements as RMT Partner may reasonably require, and with exceptions only for (y) any items disclosed by the above referenced surveys that do not, individually or in the aggregate, impair in any material respect the use of such Facility as currently conducted, and (z) Permitted Liens.

5.10 Employee Matters.

(a) Continued Employment.

(i) U.S. Business Employees. At or prior to 12:01 a.m. on the Distribution Date, Parent shall use its reasonable best efforts to transfer to Splitco or one of its subsidiaries all U.S. Business Employees (A) who are actively at work on such date and have not requested and are not awaiting approval for leave as an Employee on Disability Leave or (B) who are not actively at work on such date due to an absence in accordance with applicable policies of Parent and its affiliates (including those absent due to vacation, holiday or approved leave of absence, including, without limitation, military leave and leave under the Family and Medical Leave Act), other than Employees on Disability Leave.

(ii) Canadian Non-Represented Employees. Not later than 30 days following the date that Parent delivers to RMT Partner the list of Business Employees pursuant to Section 11.3(a), and conditional on the Closing, RMT Partner shall cause RMT Partner Canada to offer employment, effective as of 12:01 a.m. on the Distribution Date, to each Canadian Non-Represented Employee, other than Employees on Disability Leave, in accordance with this Section 5.10 and Section 11.3 of this Agreement, on terms and conditions that are no less favorable with respect to title, compensation, benefits, hours of work and location than those applicable to such Canadian Non-Represented Employee as of the Distribution Date and with duties that are similar to the duties being performed by such Canadian Non-Represented Employee in respect of the Business as of the Distribution Date.

(iii) Canadian Represented Employees. Conditional on the Closing and effective as of 12:01 a.m. on the Distribution Date, RMT Partner shall cause RMT Partner Canada to continue the employment of all Canadian Represented Employees and shall recognize the union listed in Schedule 5.10(a)(iii) as the sole and exclusive collective bargaining agent as of the Distribution Date and immediately thereafter for the Canadian Represented Employees.

(b) Collective Bargaining Agreements. Splitco (or the applicable subsidiary of Splitco) shall assume the collective bargaining agreements (collectively, the “CBAs”) identified on Schedule 5.10(b) effective as of 12:01 a.m. on the Distribution Date (including the obligation to honor the terms and conditions thereof and any obligations thereunder requiring a successor to recognize a particular labor union as authorized representative and bargaining agent of an employee group or for any other purpose). As of 12:01 a.m. on the Distribution Date, Splitco (or the applicable subsidiary of Splitco) shall be the “Employer” for purposes of each such CBA and Splitco and its subsidiaries shall have sole responsibility for all obligations, liabilities and commitments arising under the CBAs, and shall indemnify and hold harmless Parent and its affiliates with respect to the CBAs. Following 12:01 a.m. on the Distribution Date, any employee benefit required to be provided to any Represented Employee pursuant to an employee benefit plan maintained by Parent or any of its affiliates shall instead be provided pursuant to an employee benefit plan maintained by Splitco, RMT Partner or one of their respective affiliates; provided that Parent shall remain responsible for, and shall retain all liabilities associated with, benefits pursuant to any employee benefit plan maintained by Parent or one of its affiliates that accrued with respect to service prior to the Distribution Date.

(c) Transfer of Acquired Assets and Assumption of Assumed Liabilities. At or prior to 12:01 a.m. on the Distribution Date, Splitco shall assume the Covered Employee Liabilities in accordance with the provisions of Section 11.3.

(d) Business Employees. From and after the end of the fifth day following the date of this Agreement, Parent shall not transfer, and during such five-day period Parent shall not intentionally transfer, any Business Employee to a position with Parent or its affiliates if the result of such transfer is that such individual will not be considered a Business Employee upon the Closing, provided that the list of Business Employees shall be updated prior to Closing in accordance with Section 11.3(a).

ARTICLE 6

INTERNAL SPIN; INTERNAL DEBT REPAYMENT; INTERNAL DEBT EXCHANGE; DISTRIBUTION; EXTERNAL DEBT EXCHANGE

6.1 Internal Spin. Immediately following the Contribution, the issuance of the Splitco Securities and the Splitco Share Issuance, and prior to the Distribution, KFG shall distribute to Parent all the shares of Splitco Common Stock held by KFG (the “Internal Spin”).

6.2 Internal Debt Repayment. Immediately following the Internal Spin, KFG shall transfer to Parent the RMT Debt Proceeds in exchange for the retirement of outstanding intercompany debt (the “Internal Debt Repayment”).

6.3 Internal Debt Exchange. Immediately following the Internal Debt Repayment, KFG may transfer to Parent the Splitco Securities in exchange for the retirement of outstanding intercompany debt (the “Internal Debt Exchange”).

6.4 Timing of Distribution. Subject to and in accordance with applicable law, Parent (or its Board of Directors) shall determine the Distribution Date with respect to the Distribution, which shall follow the Internal Spin, the Internal Debt Repayment and the Internal Debt Exchange. The “Distribution Date” shall mean (i) if Parent elects to effect the Distribution as a Split-Off, the date on which the validly tendered shares of Eligible Parent Common Stock are accepted for payment in the Split-Off exchange offer or (ii) if Parent elects to effect the Distribution as a Spin-Off, the date on which the issued and outstanding shares of Splitco Common Stock are distributed pursuant to the pro rata dividend. Parent shall be entitled to delay the Distribution Date to comply with any New York Stock Exchange rules relating to notices of record dates and dividends, to comply with applicable securities laws relating to offer periods and extensions thereof and otherwise relating to exchange offers and dividends and to effect the Distribution Date at the end of a fiscal month.

6.5 Form of Distribution. Parent may elect to effect the distribution of Splitco Common Stock to Eligible Parent Stockholders in the form of an offer to exchange shares of Splitco Common Stock for shares of Eligible Parent Common Stock (a “Split-Off”) or in the form of a dividend of shares of Splitco Common Stock distributed to the Eligible Parent Stockholders on a pro rata basis (a “Spin-Off”), or a combination of a Split-Off and a Spin-Off.

6.6 Distribution Agent. Parent shall appoint a nationally recognized bank or trust company (or similar institution) to act as distribution agent (the “Distribution Agent”). Parent shall enter into an agreement with the Distribution Agent, providing for, among other things, the actions to be taken by the Distribution Agent to effect the Split-Off or Spin-Off.

6.7 Split-Off.

(a) To the extent the Distribution is effected as a Split-Off, Parent shall determine the terms of the Split-Off exchange offer, including the number of shares of Splitco Common Stock that shall be offered for each share of Eligible Parent Common Stock, the period during which such exchange offer shall remain open, the procedures for the tender and exchange of shares and all other provisions of such exchange offer, which shall comply with applicable U.S. securities laws.

(b) To the extent the Distribution is effected as a Split-Off and the Split-Off exchange offer is not fully subscribed (or less than the total number of shares of Splitco Common Stock are offered in the Split-Off exchange offer), any remaining shares of Splitco Common Stock held by Parent that are not exchanged pursuant to the Split-Off exchange offer may be distributed in a Spin-Off with a Distribution Record Date established in the same manner as provided in Section 6.8(a), and on the Distribution Date up to 100,000 shares of Splitco Common Stock may be distributed to holders of Parent Deferred Stock Awards in connection with their Parent Deferred Stock Awards.

6.8 Spin-Off.

(a) To the extent the Distribution is effected as a Spin-Off, prior to the Distribution Date, the Board of Directors of Parent, in accordance with applicable law, shall establish the record date for the Distribution (the “Distribution Record Date”) and the Distribution Date and any appropriate procedures in connection with the Spin-Off. To the extent the Distribution is effected as a Split-Off followed by a Spin-Off of any remaining shares of Splitco Common Stock to be distributed by Parent pursuant to Section 6.7(b), Parent shall set the Distribution Record Date as the time on the Distribution Date immediately following the time at which the validly tendered shares of Eligible Parent Common Stock are accepted for payment in the Split-Off.

(b) To the extent the Distribution is effected as a Spin-Off, all shares of Splitco Common Stock held by Parent on the Distribution Date shall be distributed to the Eligible Parent Stockholders in the Spin-Off (after accounting for shares of Splitco Common Stock being distributed pursuant to a Split-Off), and on the Distribution Date up to 100,000 shares of Splitco Common Stock may be distributed to holders of Parent Deferred Stock Awards in connection with their Parent Deferred Stock Awards.

(c) To the extent the Distribution is effected in whole or in part as a Spin-Off, each Eligible Parent Stockholder shall be entitled to receive, for each share of Eligible Parent Common Stock held by such holder, a number of shares of Splitco Common Stock equal to (x) the total number of shares of Splitco Common Stock held by Parent on the Distribution Date (in each case after giving effect to the issuance of Splitco Common Stock to KFG pursuant to Section 4.8(a) and reduced by the amount of Splitco Common Stock being distributed pursuant to a Split-Off and any shares of Splitco Common Stock that Parent distributes on the Distribution Date to holders of Parent Deferred Stock Awards) divided by (y) the total number of shares of Eligible Parent Common Stock outstanding as of the Distribution Record Date.

6.9 Delivery to Distribution Agent; No Transfers.

(a) As of the Distribution Date, Parent shall irrevocably deliver to the Distribution Agent, for the benefit of the Eligible Parent Stockholders, certificates representing (or authorize the related book-entry transfer of) all the shares of Splitco Common Stock outstanding as of the Distribution Date (after giving effect to the Splitco Share Issuance). Parent shall deliver to the Distribution Agent irrevocable instructions to hold such shares of Splitco Common Stock in trust for each such Eligible Parent Stockholder (pending conversion of such shares of Splitco Common Stock into shares of RMT Partner Common Stock as a result of the Splitco Merger). The “Distribution” shall mean the consummation of the Split-Off or Spin-Off, as applicable; provided that for purposes of this Agreement the Distribution shall be deemed to have occurred upon the irrevocable delivery to the Distribution Agent of all the shares of Splitco Common Stock outstanding as of the Distribution Date pursuant to this Section 6.9(a).

(b) Immediately after the Distribution and prior to the Splitco Merger Effective Time, the shares of Splitco Common Stock shall not be transferable, and the Distribution Agent shall not transfer any shares of Splitco Common Stock to Eligible Parent Stockholders.

6.10 Withholding. Parent, Splitco or the Distribution Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. Any withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

6.11 External Debt Exchange. (a) Parent may, at its election, exchange the Splitco Securities for debt obligations of Parent held by unrelated parties (the “External Debt Exchange”) if either of the following conditions are satisfied:

(i) Parent receives a ruling from the IRS that the Internal Debt Exchange qualifies for the Intended Tax-Free Treatment and the effectiveness of such ruling is conditioned upon the occurrence of the External Debt Exchange; or

(ii) Parent does not receive a ruling from the IRS that the Internal Debt Exchange qualifies for the Intended Tax-Free Treatment.

(b) In the External Debt Exchange, Parent shall acquire outstanding commercial paper of Parent, or other outstanding debt obligations of Parent with the shortest remaining terms to maturity, to the extent reasonably practicable as determined by Parent in light of market conditions, discussions with the IRS about the proposed IRS rulings concerning the External Debt Exchange (if applicable) or discussions with tax counsel to Parent about the proposed Tax Opinions concerning the External Debt Exchange (if applicable).

ARTICLE 7

SPLITCO MERGER; EFFECT ON THE CAPITAL STOCK OF SPLITCO AND MERGER SUB; SHORT FORM MERGER

7.1 The Splitco Merger. At the Splitco Merger Effective Time, which shall occur immediately following the Distribution in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) and the Delaware General Corporation Law (“DGCL”), Splitco shall be merged with and into Merger Sub (the “Splitco Merger”). At the Splitco Merger Effective Time, the separate corporate existence of Splitco shall cease and Merger Sub shall continue as the surviving company (the “Splitco Merger Surviving Company”). Notwithstanding the foregoing, if Parent does not receive a ruling from the IRS to the effect that the Mergers qualify for the Intended Tax-Free Treatment, then, in the Splitco Merger, Merger Sub shall elect to be treated as a corporation for income tax purposes and shall be merged with and into Splitco, with Splitco continuing as the Splitco Merger Surviving Company. In the event the direction of the Splitco Merger is reversed pursuant to the foregoing sentence, conforming changes shall be deemed to have been made to Sections 7.3, 7.4 and 7.5 and the parties shall execute any amendment hereto that is reasonably required to effectuate the foregoing.

7.2 Splitco Merger Effective Time. Prior to the Closing, the parties shall prepare, and on the Closing Date the parties shall file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the “Splitco Certificate of Merger”) executed in accordance with the relevant provisions of the DLLCA and shall make all other filings or recordings required under the DLLCA. The Splitco Merger shall become effective at such time as the Splitco Merger Certificate of Merger is duly filed with such Secretary of State, or at such other time as RMT Partner and Parent shall agree and specify in the Splitco Certificate of Merger (the time the Merger becomes effective being the “Splitco Merger Effective Time”); provided that the Splitco Merger Effective Time shall occur after the irrevocable delivery of Splitco Common Stock to the Distribution Agent pursuant to Section 6.9(a).

7.3 Effects . The Splitco Merger shall have the effects set forth in Section 209 of the DLLCA.

7.4 Operating Agreement. The Operating Agreement of Merger Sub, as in effect immediately prior to the Splitco Merger Effective Time, shall be the Operating Agreement of the Splitco Merger Surviving Company until thereafter changed or amended as provided therein or by applicable law.

7.5 Effect on Capital Stock. At the Splitco Merger Effective Time, by virtue of the Splitco Merger and without any action on the part of the holder of any shares of Splitco Common Stock or any membership interests in Merger Sub:

(a) Capital Stock of Merger Sub. Each membership interest in Merger Sub shall be converted into and become one membership interest in the Splitco Merger Surviving Company.

(b) Conversion of Splitco Common Stock. Subject to Section 7.10, each issued share of Splitco Common Stock shall be converted into the right to receive one fully paid and nonassessable share of RMT Partner Common Stock. The shares of RMT Partner Common Stock to be issued upon the conversion of shares of Splitco Common Stock pursuant to this Section 7.5(b) and cash in lieu of fractional shares of as contemplated by Section 7.10 are referred to collectively as “Merger Consideration.” As of the Splitco Merger Effective Time, all such shares of Splitco Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and any holder of a certificate representing any such shares of Splitco Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate, without interest.

7.6 Exchange of Certificates. Prior to or promptly following the Splitco Merger Effective Time, RMT Partner shall deposit with the Distribution Agent (or another bank or trust company appointed by Parent, which shall be reasonably acceptable to RMT Partner) acting in the capacity as the merger exchange agent (the “Merger Exchange Agent”), for the benefit of the holders of shares of Splitco Common Stock, for exchange in accordance with this Article 7 through the Merger Exchange Agent, certificates representing the shares of RMT Partner Common Stock issuable pursuant to Section 7.5 in exchange for outstanding shares of Splitco Common Stock (such shares of RMT Partner Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). For the purposes of such deposit, RMT Partner shall assume that there will not be any fractional shares of RMT Partner Common Stock. RMT Partner shall make available to the Merger Exchange Agent, for addition to the Exchange Fund, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 7.10. The Merger Exchange Agent shall, pursuant to irrevocable instructions, deliver the RMT Partner Common Stock to be issued pursuant to Section 7.5 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

7.7 Exchange Procedures. As soon as reasonably practicable after the Splitco Merger Effective Time, and to the extent not previously distributed in connection with the Distribution, the Merger Exchange Agent shall mail to any holder of record of outstanding shares of Splitco Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 7.5, (a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any certificates shall pass, only upon delivery of such certificates to the Merger Exchange Agent and shall be in such form and have such other provisions as RMT Partner may reasonably specify) and (b) instructions for use in effecting the surrender of any certificates in exchange for Merger Consideration. Upon surrender of any certificate for cancellation to the Merger Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Merger Exchange Agent, the holder of such certificate shall be entitled to receive in exchange therefor the Merger Consideration (together with cash in lieu of fractional shares) that such holder has the right to receive pursuant to the provisions of this Article 7, and the certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 7.7, any certificate shall be deemed at any time after the Splitco Merger Effective Time to represent only the right to receive upon such surrender Merger Consideration as contemplated by this Section 7.7. No interest shall be paid or accrue on any cash payable upon surrender of any certificate.

7.8 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to RMT Partner Common Stock with a record date after the Splitco Merger Effective Time shall be paid to the holder of any certificate formerly representing Splitco Common Stock with respect to the shares of RMT Partner Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 7.10 until the surrender of such certificate in accordance with this Article 7. Subject to applicable law, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of RMT Partner Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of RMT Partner Common Stock to which such holder is entitled pursuant to Section 7.10 and the amount of dividends or other distributions with a record date after the Splitco Merger Effective Time theretofore paid with respect to such whole shares of RMT Partner Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Splitco Merger Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of RMT Partner Common Stock.

7.9 No Further Ownership Rights in Splitco Common Stock. The Merger Consideration issued (and paid) in accordance with the terms of this Article 7 upon conversion of any shares of Splitco Common Stock shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Splitco Common Stock, and after the Splitco Merger Effective Time there shall be no further registration of transfers on the stock transfer books of the Splitco Merger Surviving Company of shares of Splitco Common Stock that were outstanding immediately prior to the Splitco Merger Effective Time. If, after the Splitco Merger Effective Time, any certificates formerly representing shares of Splitco Common Stock are presented to the Splitco Merger Surviving Company or the Merger Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 7.

7.10 No Fractional Shares.

(a) No certificates or scrip representing fractional shares of RMT Partner Common Stock shall be issued upon the conversion of Splitco Common Stock pursuant to Section 7.5, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of RMT Partner Common Stock. For purposes of this Section 7.10, all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

(b) In lieu of any such fractional shares of RMT Partner Common Stock, each holder of Splitco Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (x) the amount of the fractional share interest in a share of RMT Partner Common Stock to which such holder is entitled under Section 7.5 (or would be entitled but for this Section 7.10) and (y) the average of the closing sale prices for RMT Partner Common Stock on the RMT Partner Exchange, as reported in The Wall Street Journal, Northeastern edition, for each of the ten consecutive trading days ending with the fifth complete trading day prior to the Closing Date (not counting the Closing Date).

(c) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Splitco Common Stock in lieu of any fractional share interests in RMT Partner Common Stock, the Merger Exchange Agent shall make available such amounts, without interest, to the holders of Splitco Common Stock entitled to receive such cash.

7.11 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Splitco Common Stock as of the first anniversary of the Splitco Merger Effective Time shall be delivered to RMT Partner, upon demand, and any holder of Splitco Common Stock who has not theretofore complied with this Article 7 shall thereafter look only to RMT Partner for payment of its claim for Merger Consideration and any dividends or distributions with respect to RMT Partner Common Stock as contemplated by Section 7.8.

7.12 No Liability. None of the parties hereto or the Merger Exchange Agent shall be liable to any Person in respect of any shares of RMT Partner Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar law.

7.13 Investment of Exchange Fund. The Merger Exchange Agent shall invest any cash included in the Exchange Fund, as directed by RMT Partner, on a daily basis. Any interest and other income resulting from such investments shall be paid to RMT Partner.

7.14 Withholding Rights. RMT Partner, the Splitco Merger Surviving Company or the Merger Exchange Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. Any withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

7.15 The Short Form Merger. At the Short Form Merger Effective Time, which shall occur immediately following the Splitco Merger in accordance with the General and Business Corporation Law of Missouri (the “GBCL”) and the DLLCA, the Splitco Merger Surviving Company shall be merged with and into RMT Partner (the “Short Form Merger”). At the Short Form Merger Effective Time, the separate corporate existence of the Splitco Merger Surviving Company shall cease and RMT Partner shall continue as the surviving corporation (the “Short Form Merger Surviving Company”).

(a) Short Form Merger Effective Time. Prior to the Closing, the parties shall prepare, and on the Closing Date the parties shall file with the Secretary of State of the State of Missouri, a certificate of merger or other appropriate documents (in any such case, the “Short Form Certificate of Merger”) executed in accordance with the relevant provisions of the GBCL and shall make all other filings or recordings required under the GBCL. The Short Form Merger shall become effective at such time as the Short Form Certificate of Merger is duly filed with such Secretary of State, or at such other time as RMT Partner and Parent shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Short Form Merger Effective Time”); provided that the Short Form Merger Effective Time shall occur after the Splitco Merger Effective Time.

(b) Effects. The Short Form Merger shall have the effects set forth in Sections 351.447 and 351.450 of the GBCL.

(c) Certificate of Incorporation and By-laws.

(i) The Certificate of Incorporation of RMT Partner, as in effect immediately prior to the Short Form Merger Effective Time, shall be the Certificate of Incorporation of the Short Form Merger Surviving Company until thereafter changed or amended as provided therein or by applicable law.

(ii) The By-laws of RMT Partner as in effect immediately prior to the Short Form Merger Effective Time shall be the By-laws of the Short Form Merger Surviving Company until thereafter changed or amended as provided therein or by applicable law.

(d) Directors. The directors of RMT Partner immediately prior to the Short Form Merger Effective Time shall be the directors of the Short Form Merger Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(e) Officers. The officers of RMT Partner immediately prior to the Short Form Merger Effective Time shall be the officers of the Short Form Merger Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

(f) Effect on Capital Stock of RMT Partner. At the Short Form Merger Effective Time, by virtue of the Short Form Merger and without any action on the part of the holder of any shares of RMT Partner Common

Stock or any membership interests of Merger Sub, each issued and outstanding share of capital stock of RMT Partner shall be converted into and become one fully paid and nonassessable share of common stock of the Short Form Merger Surviving Company.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as disclosed in the Schedules attached hereto (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such Schedule relates; provided, however, that any information set forth in one section of such Schedule shall be deemed to apply to each other Section or subsection thereof or hereof to which its relevance is readily apparent on its face), Parent hereby represents and warrants to RMT Partner as follows:

8.1 Parent’s and Splitco’s Authority; No Conflicts.

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. Splitco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Splitco’s subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. At the Closing Date, Splitco and its subsidiaries will have all requisite power and authority to own, lease and operate the properties that will be owned by Splitco or a subsidiary of Splitco at the Closing Date, and to carry on the Business as it is now being conducted. Schedule 8.1 sets forth a true and complete list of all of Splitco’s directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation of each such subsidiary, jurisdictions in which such subsidiary is qualified to do business as a foreign corporation and the percentage of each subsidiary’s outstanding capital stock owned by Splitco or any subsidiary of Splitco. Each of Parent, Splitco and their subsidiaries has all requisite corporate power and authority to enter into this Agreement and the Collateral Agreements and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by each of Parent, Splitco and their subsidiaries and to authorize the execution, delivery and performance of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been, and the Collateral Agreements on the Closing Date will be, duly executed and delivered by each of Parent (or one of its subsidiaries) and Splitco (or one of its subsidiaries), as applicable, and assuming the due execution hereof (and thereof) by RMT Partner, this Agreement constitutes, and the Collateral Agreements on the Closing Date will constitute, the valid and binding obligation of each of Parent (or one of its subsidiaries) and Splitco (or one of its subsidiaries), as applicable, enforceable against each of Parent (or one of its subsidiaries) and Splitco (or one of its subsidiaries) in accordance with its terms, except as enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and by general equitable principles.

(b) The execution, delivery and performance by each of Parent, Splitco and their subsidiaries of this Agreement and the Collateral Agreements do not and will not, as applicable, violate, breach, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien (other than Permitted Liens) on any Acquired Assets that are, individually or in the aggregate, material to the Business under (i) any provision of each of Parent’s, Splitco’s and their subsidiaries’ Certificates of Incorporation or by-laws, (ii) any statute, rule or regulation applicable to Parent, Splitco and their subsidiaries or any of their properties or assets or (iii) any Business Material Contract, except, in the case of clauses (ii) and (iii) (disregarding solely for the purpose of this exception the qualification in this paragraph above relating to materiality) for such violations, breaches, conflicts, defaults or right of termination, cancellation, payment or acceleration or Lien that, individually or in the aggregate, would not have a Business Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization (“Governmental Approval”) of, or registration, declaration or filing with, or permit from, any governmental entity is required to be obtained or made by or with respect to Parent, Splitco or any of their subsidiaries in connection with the execution, delivery and performance of this Agreement or any Collateral Agreement or the consummation of the transactions contemplated hereby or thereby, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the Competition Act (Canada) (the “Canadian Competition Act”), (ii) (A) the filings by Parent and Splitco, as applicable, with the SEC on Form S-1 (the “Splitco Form S-1”) and Form S-4 (together with the Splitco Form S-1, the “Splitco Form S-1/S-4”) (or in each case other appropriate forms required by the SEC), registering under the Securities Act the Distribution of shares of Splitco Common Stock to Eligible Parent Stockholders, and, if Parent elects to effect the Distribution as a Split-Off, the filings by Parent with the SEC pursuant to Rule 13e-4 and other applicable rules under the Exchange Act (the “Schedule TO”) and (B) the filings by RMT Partner with the SEC on Form S-4 (the “RMT Partner Form S-4”) (or other appropriate forms required by the SEC) and of a proxy or information statement relating to the RMT Partner Stock Issuance Approval (the “Proxy Statement”), (iii) such Governmental Approvals and filings as are required to be obtained or made under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Splitco Common Stock pursuant to the Distribution or issuance of shares of RMT Partner Common Stock in the Splitco Merger, (iv) such Governmental Approvals and filings as are required to be obtained or made from the IRS in connection with the IRS Ruling, (v) such Governmental Approvals as are required in connection with recording the assignment of any Acquired Intellectual Property or the licensing of any Intellectual Property, (vi) the filing of the certificates of merger, (vii) the filing of all necessary documentation with the RMT Partner Exchange pursuant to the RMT Stock Issuance and (viii) such other Governmental Approvals, registrations, declarations, filings or permits that, individually or in the aggregate, have not had and would not reasonably be expected to have a Business Material Adverse Effect and would not prevent or materially delay the consummation of the transactions contemplated hereby.

(d) the Boards of Directors of Parent and Splitco have duly and unanimously approved this Agreement, the Collateral Agreements to which Parent, Splitco or any of their subsidiaries, as applicable, are intended to be a party, and the transactions contemplated hereby and thereby.

(e) No vote of holders of any class or series of capital stock of Parent is necessary to approve and adopt this Agreement, the Collateral Agreements and the transactions contemplated by this Agreement and the Collateral Agreements. As soon as practicable after execution of this Agreement, Parent, as the sole stockholder of Splitco, shall adopt this Agreement by written consent, which is the only vote of the holders of any class or series of capital stock of Splitco necessary to approve and adopt this Agreement, the Collateral Agreements and the transactions contemplated by this Agreement and the Collateral Agreements.

8.2 Capital Structure. On the date of this Agreement, the authorized capital stock of Splitco consisted solely of 100 shares of Splitco Common Stock, of which 100 shares of Splitco Common Stock were outstanding. On the date of this Agreement and immediately prior to the Distribution, all the outstanding shares of Splitco Common Stock are and will be owned directly by Parent free and clear of any Lien (other than Permitted Liens). The outstanding shares of capital stock of the subsidiaries of Splitco are owned, of record and beneficially, by Splitco or another subsidiary of Splitco, free and clear of any Lien. Immediately following the Distribution, (i) there will be outstanding a number of shares of Splitco Common Stock determined in accordance with this Agreement, (ii) no shares of Splitco Common Stock will be held in its treasury, and (iii) no bonds, debentures, notes, or other Indebtedness of Splitco or any of its subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Splitco Common Stock or the holders of capital stock of any of Splitco’s subsidiaries may vote (“Splitco Voting Debt”) will be outstanding. All outstanding shares of Splitco Common Stock and shares of capital stock of any of Splitco’s subsidiaries are, and all such shares that may be issued prior to the Splitco Merger Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the articles of incorporation or by-laws or any Business Material Contract. As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Splitco or any of its subsidiaries is a party or by which any of them is bound (i) obligating Splitco or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Splitco or any of its subsidiaries or any Splitco Voting Debt, (ii) obligating Splitco or any of its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Splitco Common Stock or holders of capital stock of any of Splitco’s subsidiaries.

8.3 Title to Tangible Assets; Real Property.

(a) Parent (or one of its subsidiaries, as applicable) has, as of the date of this Agreement, and Splitco (or one of its subsidiaries, as applicable), as of the Closing Date, shall have good title to the Acquired Assets, free and clear of all Liens, other than Permitted Liens.

(b) Parent (or one of its subsidiaries, as applicable) has, as of the date of this Agreement, and Splitco (or one of its subsidiaries, as applicable), as of the Closing Date, shall have, good, valid and insurable fee simple title to, or in the case of any Facilities which are leased, valid leasehold interests in, each Facility, free and clear of all Liens other than Permitted Liens. There are no outstanding options, rights of first offer or rights of first refusal in favor of third parties to purchase any owned Facility or any portion thereof or interest therein, and there is no pending, and Parent has not received written notice of, any condemnation or other proceeding in eminent domain, pending or threatened, affecting any parcel of an owned Facility. Parent (or one of its subsidiaries, as applicable) has, as of the date of this Agreement, and Splitco (or one of its subsidiaries), as of the Closing Date, shall have complied in all material respects with the terms of all leases to which any of the Facilities are subject, and all such leases are in full force and effect.

(c) True and complete copies, to the extent in Parent’s (or one of its subsidiaries, as applicable) possession, of all underlying leases of the leased Facilities (each, a “Facility Lease” and, collectively, the “Facility Leases”) together with all supplements, amendments and exhibits thereto have been provided to RMT Partner. A list of the Facility Leases is provided on Schedule 4.2(h).

8.4 Intellectual Property.

(a) Patents

(i) Parent (or one of its subsidiaries, as applicable), as of the date of this Agreement, and Splitco, as of the Closing Date, owns all right, title, and interest in, to and under each of the Patents (each of which is included in the Acquired Intellectual Property) set forth in Schedule 8.4(a) (the “Parent Scheduled Patents”), free and clear of all restrictions, security interests, court orders, injunctions, decrees, writs, licenses, or other encumbrances or adverse claims of any kind, whether by written agreement or otherwise.

(ii) Parent has taken all necessary and reasonable action to maintain and protect the Parent Scheduled Patents in all material respects and all required filing, examinations, submissions, issue fees, and maintenance fees have been filed and paid for all pending applications and all issued Parent Scheduled Patents.

(iii) No Parent Scheduled Patent is now involved in any interference, reissue, reexamination, infringement, or other adverse proceeding, and, to Parent’s Knowledge, no such action is threatened with respect to any of any of the Patents identified on Schedule 8.4(a).

(b) Trademarks

(i) Parent (or one of its subsidiaries, as applicable), as of the date of this Agreement, and Splitco, as of the Closing Date, owns all right, title, and interest in, to, and under each of the U.S. and Canadian registered Trademarks (each of which is included in the Acquired Intellectual Property) set forth in Schedule 8.4(b)(i) (the “Parent Scheduled Trademarks”), free and clear of all restrictions, security interests, court orders, injunctions, decrees, writs, licenses, or other encumbrances or adverse claims of any kind, whether by written agreement or otherwise.

(ii) Parent has taken all necessary reasonable action to maintain and protect the Parent Scheduled Trademarks in all material respects and all required filings, responses to Office Actions (or the like), post-registration affidavits of use and incontestability, and renewal applications have been timely filed with respect to all Parent Scheduled Trademarks that have been registered with the United States Patent and Trademark Office, or an equivalent foreign office.

(iii) As of the date of this Agreement, no Parent Scheduled Trademark is involved in any opposition, invalidation, cancellation, infringement, ownership, or other adverse proceeding, and, to Parent’s Knowledge, no such action is threatened with the respect to any of the Parent Scheduled Trademarks.

(iv) Parent (or one of its subsidiaries, as applicable), as of the date of this Agreement, and Splitco, as of the Closing Date, owns each of the pending Trademark applications and non-U.S. and non-Canadian registered Trademarks (each of which is included in the Acquired Intellectual Property) set forth in Schedule 8.4(b)(iv) and all such applications and registrations are free and clear of all security interests, court orders, injunctions, decrees, writs, licenses, or other rights granted by Parent or its subsidiaries.

(c) Copyrights

(i) Parent (or one of its subsidiaries, as applicable), as of the date of this Agreement, and Splitco, as of the Closing Date, owns all right, title, and interest in, to, and under each of the registered Copyrights (each of which is included in the Acquired Intellectual Property) set forth in Schedule 8.4(c) (the “Parent Scheduled Copyrights”), and to Parent’s Knowledge, all such registrations are free and clear of all security interests, court orders, injunctions, decrees, writs or other rights granted by Parent or its subsidiaries.

(ii) To Parent’s Knowledge, as of the date of this Agreement, no Parent Scheduled Copyright used exclusively in connection with the Business is involved in any infringement, ownership, accounting, or other adverse proceeding, and, to Parent’s Knowledge, no such action is threatened with the respect to any of the Parent Scheduled Copyrights.

(d) Domain Names

(i) Parent (or one of its subsidiaries, as applicable), as of the date of this Agreement, and Splitco, as of the Closing Date, owns all right, title, and interest in, to, and under each of the registered Domain Names (each of which is included in the Acquired Intellectual Property) set forth in Schedule 8.4(d) (the “Parent Scheduled Domain Names”), free and clear of all restrictions, security interests, court orders, injunctions, decrees, writs, license, or other encumbrances or adverse claims, whether by written agreement or otherwise.

(ii) Parent has taken all necessary reasonable action to maintain and renew the Parent Scheduled Domain Names in all material respects.

(iii) As of the date of this Agreement, no Parent Scheduled Domain Name is now involved in any infringement, ownership, dispute resolution, or other adverse proceeding, and, to Parent’s Knowledge, no such action is threatened with the respect to any of the Parent Scheduled Domain Names.

(e) Trade Secrets

(i) Parent, and its subsidiaries, as applicable, have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Assigned Trade Secrets.

(ii) Parent has good title and an absolute (but not necessarily exclusive) right to use the Assigned Trade Secrets. The Assigned Trade Secrets are not part of the public knowledge or literature, and, to Parent’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than Parent and/or its subsidiaries) or to the detriment of Parent.

(iii) To Parent’s Knowledge, no Assigned Trade Secret is now involved in any infringement, misappropriation, ownership, or other adverse proceeding, and, to Parent’s Knowledge, no Trade Secret is the subject of any adverse claim and no such action is threatened with the respect to any of the Assigned Trade Secrets.

(f) In General, as to Acquired Intellectual Property

(i) The Acquired Intellectual Property constitutes all Intellectual Property used by Parent or its subsidiaries exclusively in the operation of the Business.

(ii) It is the general practice of the Parent and its subsidiaries to have agreements with its employees who participate in the design, development, creation, conception, research, reduction to practice, and the like of Intellectual Property and that all such agreements provide that all rights, title and interest in, to and under any Intellectual Property arising out of his or her participation in such activities is and shall be completely and fully owned by, assigned to and shall fully vest in Parent. To Parent’s Knowledge no current or former employee of Parent, its subsidiaries or affiliates, claims any ownership interest or other right or interest in, to or under any Acquired Intellectual Property.

(iii) To Parent’s Knowledge, Parent’s (and its subsidiaries’) conduct of the Business does not infringe on, misappropriate, or otherwise violate (either directly or indirectly, such as through contributory infringement or inducement to infringe), the intellectual property rights of any Person.

(iv) To Parent’s Knowledge, no Person is misappropriating, infringing, diluting, or otherwise violating any right of the Parent (or its subsidiaries) with respect to any Acquired Intellectual Property, where such action would have a Business Material Adverse Effect and no claims, suits, arbitrations or other adversarial proceedings are currently pending as of the date of this Agreement or, within the prior 12 months, have been brought or threatened against any Person by or on behalf of Parent or any of its subsidiaries.

(v) Parent and its subsidiaries have not received during the 12 months prior to the date of this Agreement any written notice by any Person of any pending or threatened claim, suit, action, mediation, arbitration order or other adversarial proceeding: (A) alleging infringement, misappropriation, dilution, or any other violation, arising out of the conduct of the Business, by Parent or any of its subsidiaries of any intellectual property or other rights of any Person or (B) challenging the ownership, validity, enforceability, use of, enforcement, registrability, or maintenance of, any Acquired Intellectual Property owned or used by Parent or any of is subsidiaries, and, to Parent’s Knowledge, no Acquired Intellectual Property owned or used by Parent or any of its subsidiaries is being used or enforced in a manner that would to Parent’s Knowledge reasonably be expected to result in the abandonment, cancellation, invalidity, termination, or unenforceability of any such Acquired Intellectual Property.

(vi) As of the date of this Agreement, neither Parent nor its subsidiaries have entered into any agreements, compromises, consents, stipulated judgments or orders, indemnifications, forbearances to sue, or settlement agreements that: (i) restrict in any material respect Parent’s (or its subsidiary’s) right to use any Acquired Intellectual Property or (ii) restrict in any material respect the conduct of the Business in order to accommodate a third Person’s alleged intellectual property rights.

(vii) Schedule 8.4(f)(vii) sets forth a list as of the date of this Agreement of all known third party agreements granting to Parent, to Parent’s Knowledge (or to any of its subsidiaries, as applicable) any right in any Acquired Intellectual Property. Schedule 8.4(f)(vii)(a) sets forth a list as of the date of this Agreement of all known third-party agreements in which, to Parent’s Knowledge, Parent granted to a known third party any right to use any of the Acquired Intellectual Property.

8.5 Litigation; Proceedings. There are no (a) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal relating to the Business or any Product or (b) actions, suits, claims or legal, administrative or arbitration proceedings pending or, to Parent’s Knowledge threatened, which relate to the Business or any Product or which seek any injunctive relief, in each case which has had or would reasonably be expected to have, individually or in the aggregate, an adverse economic impact on Splitco, the Business or the Acquired Assets in excess of $1,000,000. To Parent’s Knowledge, there are no investigations pending which relate to the Business or any Product. This Section 8.5 does not relate to environmental matters, which are the subject of Section 8.10.

8.6 Material Contracts. Parent has delivered or made available current and complete copies of the documents constituting all Business Material Contracts as of the date of this Agreement. Schedule 8.6 sets forth as of the date of this Agreement (collectively, the “Business Material Contracts”): (a) each Contract related exclusively to the Business, the Acquired Assets or the Assumed Liabilities (i) involving annual payments in excess of $250,000 and (ii) that are not terminable at the option of Parent (on 90 days’ or less notice) for a cost less than $100,000, (b) any non-competition Contract or any other Contract that materially limits or will materially limit Splitco or its subsidiaries from engaging in the Business, (c) any joint venture, partnership or similar arrangement, (d) each Contract with respect to any Indebtedness of the Business, Splitco or any of its subsidiaries with a principal amount in excess of $1,000,000 and (e) the Facility Leases. Each Business Material Contract is a valid and binding obligation of Parent, as of the date of this Agreement, and will be a valid and binding obligation of Splitco, as of the Closing Date, and, to Parent’s Knowledge, is in full force and effect. Parent has performed all material obligations required to be performed by it to date under the Business Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

8.7 Compliance with Applicable Laws. Except as would not, individually or in the aggregate, have a Business Material Adverse Effect, the Business is being conducted in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality.

8.8 Brokers. There is no broker or other Person who would have any valid claim against RMT Partner or Splitco for a fee, commission or brokerage or other compensation in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Parent, Splitco or any of their subsidiaries. Parent shall be solely responsible for all fees and expenses of any broker, finder or other Person engaged by or on behalf of Parent, Splitco or any of their subsidiaries in connection with the transactions contemplated by this Agreement.

8.9 SEC Filings; Financial Information.

(a) As of the date of this Agreement, Parent, and as of the Closing Date, neither Splitco nor any of its subsidiaries, are subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act. With respect to the Business only, Parent has not filed any reports, schedules, forms, statements and other documents with the SEC since January 1, 2007 which, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact with respect to the Business or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Business.

(b) Splitco is not an identified reporting unit of Parent. As a result, financial statements prepared for Splitco are not prepared as part of Parent’s normal reporting process. Schedule 8.9(b) sets forth (i) the unaudited pro forma schedule of revenues, expenses and net contribution for Splitco for the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006, (ii) the unaudited statement for Splitco of the net book value of property, plant and equipment, spare parts, and inventory as of December 31, 2006 (with (i) and (ii) together comprising the “Annual Financial Information”), (iii) the unaudited pro forma schedule of revenues, expenses and net contribution for Splitco for the 39-week period ended September 30, 2007, and (iv) the unaudited statement for Splitco of the net book value of property, plant and equipment, spare parts, and inventory as of September 30, 2007 (the “Interim Balance Sheet”; the financial statements described in clauses (iii) and (iv), together with the Annual Financial Information, the “Financial Information”).

(c) The Financial Information has been compiled by management from source documentation subject to the controls and procedures of Parent’s accounting systems. This source documentation is prepared in accordance with the internal accounting policies used by Parent for external reporting purposes, which are consistent with GAAP, subject to normal year-end adjustments and subject to the omission of footnotes.

(d) The books, records and other financial reports of Parent relating to the operations of Splitco used by Parent as source documentation for the Financial Information are correct in all material respects and have been maintained in accordance with sound business practices.

(e) The Financial Information (i) has been prepared in conformity with Parent’s internal management accounting policies applied on a basis consistent with prior years, (ii) has been prepared in accordance with GAAP, (iii) has eliminated all inter-company sales and profits and (vi) presents fairly, in all material respects, the financial position and results of operations of Splitco, subject, in the case of the Interim Financial Information, to normal year-end adjustments. The Estimated Adjustment Statement (i) has been prepared based upon Parent’s books and records, (ii) is true, complete and correct in all material respects and (iii) presents fairly, in all material respects, the type and value of the Business Inventory.

(f) Except for matters reflected or reserved against in the Interim Balance Sheet, there are no liabilities or obligations of the Business (whether absolute, accrued, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected in the Interim Balance Sheet, except liabilities and obligations that (i) are not included in the Assumed Liabilities, (ii) were incurred since the date of such Interim Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement or (iv) would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

8.10 Environmental Matters. (a) The Business is being and has been conducted in compliance with all Environmental Laws, except as would not, individually or in the aggregate, have a Business Material Adverse Effect, (b) Parent and its subsidiaries possess and are in compliance with all permits required under Environmental Laws for the conduct of the Business, as currently conducted, except as would not, individually or in the aggregate, have a Business Material Adverse Effect, (c) there are no actions, suits, claims or legal, administrative or arbitration proceedings pending or, to Parent’s Knowledge, threatened under any applicable Environmental Law relating to the Business, (d) neither Parent nor any of its affiliates has stored or Released any Hazardous Substances on, under, from or at any of the Facilities or, in respect of the Business, any other properties in violation of any applicable Environmental Law, other than in a manner that would not, individually or in the aggregate, have a Business Material Adverse Effect and (e) neither Parent nor any of its affiliates has received any written notice (i) of any violation of any Environmental Laws or (ii) alleging liability for, requiring response to or remediation of, or demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Facilities or any other properties in connection with the Business, except for notices relating to any matter that, individually or in the aggregate, would not have a Business Material Adverse Effect. Except as set forth in this Section 8.10, notwithstanding any provision of this Agreement to the contrary, no representations or warranties are being made with respect to environmental matters. Parent has provided RMT Partner access to all material written environmental studies and audits, including all Phase I or Phase II environmental site assessments, by or on behalf of, and in possession and control of, Parent with respect to the Facilities during the five years prior to the date of this agreement.

8.11 Products.

(a) Since December 31, 2006, no Products manufactured, sold or delivered by the Business have been adulterated, contaminated or misbranded in any material respect within the meaning of the Food, Drug and

Cosmetic Act, as amended, including, without limitation, by the Food Additive Amendment of 1958, or any other federal, state, provincial or local law, rule or regulation. During the three-year period prior to the date of this Agreement, there has been no recall or withdrawal by Parent or any of its subsidiaries of any Product. Schedule 8.11(a) sets forth a list of all manufacturer’s coupon activities or programs for the Business authorized and distributed by Parent or its subsidiaries and in effect as of the date of this Agreement.

(b) Schedule 8.11(b) sets forth a description of each trade or consumer promotion currently in effect instituted on behalf of Parent, Splitco or their subsidiaries currently in effect and that (i) relates to the Products and (ii) will continue beyond the date of this Agreement.

8.12 Customers. Schedule 8.12 lists the ten largest (measured as described in more detail in Schedule 8.12) customers of the Business for the year ended on December 31, 2006. With respect to the period from December 31, 2006 to the date of this Agreement, no such customer has materially reduced its business with the Business or has provided written notice indicating that it will terminate or materially reduce its business with the Business.

8.13 Employee Benefits; Labor Matters.

(a) Each plan, agreement, arrangement or policy providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, supplemental unemployment benefits, change in control benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), or other employee benefits, in each case, which is maintained, administered, sponsored or contributed to by Parent or its affiliates for the benefit of any Business Employee, other than any plan, agreement, arrangement or policy required by applicable law and other than any Multiemployer Plan, is referred to herein as a “Parent Benefit Plan”. Schedule 8.13(a) sets forth a list, as of the date of this Agreement, of each material Parent Benefit Plan.

(b) With respect to each material Parent Benefit Plan, Parent has made available to RMT Partner the current plan document (including any summary plan description that constitutes the plan document for the relevant plan) and amendments thereto and, for each such Parent Benefit Plan in respect of which there also exists a summary plan description, such summary plan description and any material modifications thereto.

(c) Schedule 8.13(c)(i) identifies each Parent Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“Parent Qualified Plans”). The Internal Revenue Service has issued a favorable determination letter with respect to each Parent Qualified Plan, and the related trust has not been revoked and, except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect, nothing has occurred since the date of such letter that would adversely affect such qualification. Schedule 8.13(c)(ii) identifies each Parent Benefit Plan that is a registered pension plan subject to the requirements of the ITA.

(d) Each Assumed Benefit Plan has been administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, all other applicable laws (including applicable laws of jurisdictions outside of the United States) and the terms of all applicable collective bargaining agreements, in each case except where the failure to be so administered would not, individually or in the aggregate, have a Business Material Adverse Effect. As of the date of this Agreement, Parent has not received any written communication during the past 12 months from a governmental entity that alleges that any Assumed Benefit Plan has not been administered in compliance with any existing laws, rules, regulations, permits, ordinances, orders, judgments or decrees applicable to such Assumed Benefit Plan, in each case except as to matters that would not, individually or in the aggregate, have a Business Material Adverse Effect.

(e) Except as would not, individually or in the aggregate, have a Business Material Adverse Effect, there do not now exist, nor do any circumstances exist that would result in, any liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, or (iii) Sections 412 and 4971 of the Code, in each case, that would reasonably be expected to be a liability of the Business following the Closing. As of the date of this Agreement, there is no pending or, to the Parent’s Knowledge, threatened legal action, proceeding or investigation, suit, grievance, arbitration or other manner of litigation, or claim against or involving any Parent Benefit Plan, and no facts exist that would give rise to any such manner of litigation or claim that would reasonably be expected to become a liability of the Business, Splitco, RMT Partner or any of their respective affiliates at or any time following the Closing, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

(f) Except as set forth on Schedule 8.13(f), none of Parent or any of its affiliates is obligated to contribute to any Multiemployer Plan or any multiemployer benefit plan providing welfare benefits on behalf of any Business Employees.

(g) Provided that RMT Partner, Splitco and their respective affiliates comply with all of their obligations under this Agreement, none of the execution and delivery of this Agreement, the obtaining of stockholder approval of this Agreement or the consummation of the transactions contemplated hereby shall (i) result in any payment (including severance, change in control or otherwise) becoming due to any Business Employee under any Parent Benefit Plan or any other agreement of Parent or its affiliates, (ii) increase any benefits otherwise payable to any Business Employee under any Parent Benefit Plan or other agreement of Parent or its affiliates or (iii) result in the acceleration of time of payment or vesting of any such benefits under any Parent Benefit Plan or other agreement of Parent or its affiliates, except, in the case of the foregoing clauses (i), (ii) and (iii), for any payments or benefits for which Parent or its subsidiaries (other than Splitco and its subsidiaries) shall be solely liable.

(h) Other than payments or benefits that may be made to the Persons listed in Schedule 8.13(h) (the “Primary Parent Executive”), no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the execution or delivery of this Agreement, the obtaining of stockholder approval of this Agreement or the consummation of any transaction contemplated by this Agreement (either alone or in conjunction with any other event) by any “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to Parent or its affiliates will constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from Parent, Splitco, RMT Partner or any other Person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual. Schedule 8.13(h) sets forth, calculated as of the date of this Agreement, Parent’s good faith, reasonable estimate of the maximum amount of “parachute payments” (as defined in Section 280G of the Code) that could be paid or provided to each Primary Parent Executive (whether in cash or property or the vesting of property and including the amount of any tax gross-up) as a result of the execution and delivery of this Agreement, the obtaining of stockholder approval or the consummation of any transaction contemplated by this Agreement (alone or in combination with any other event). Parent shall be responsible for all payments described in Schedule 8.13(h).

(i) Since January 1, 2007 through (and including) the date of this Agreement, (i) there has not been any labor strike, work stoppage or lockout with respect to the Business, (ii) neither Parent nor Splitco has received written notice of any unfair labor practice charges against the Business that are pending before the National Labor Relations Board or any similar state, local or foreign governmental entity and (iii) neither Parent nor Splitco has received written notice of any suits, actions or other proceedings in connection with the Business that are pending before the Equal Employment Opportunity Commission or any similar state, local or foreign governmental entity responsible for the prevention of unlawful employment practices, including under applicable employment standards and human rights laws, except, in the case of each of clauses (i), (ii) and (iii) above, for any such matters that would not, individually or in the aggregate, have a Business Material Adverse Effect.

(j) Except as set forth on Schedule 8.13(j), no Assumed Benefit Plan provides for life, medical or dental benefits to retired employees, other than as required under Section 4980B of the Code or other applicable law. Except as required by applicable law or any applicable collective bargaining agreement, and set forth on Schedule 8.13(j)(1), each plan identified on Schedule 8.13(j) may be amended to reduce or eliminate the post-retirement life, medical or dental benefits provided thereunder without further liability accruing thereunder.

(k) Schedule 8.13(k) sets forth a list, as of not more than five days prior to the date of this Agreement, of the outstanding grants of stock options, stock appreciation rights, stock-based performance units, restricted stock awards, restricted stock units, phantom stock awards and other equity-based awards relating to shares of Parent common stock that are held by Business Employees.

8.14 Taxes. Except as would not, individually or in the aggregate, have a Business Material Adverse Effect, (a) no Liens for Taxes exist and no outstanding claims for Taxes have been asserted in writing with respect to the Business, the Acquired Assets or the Assumed Liabilities, (b) Parent and its subsidiaries have paid all Taxes required to be paid by them with respect to the Business, the Acquired Assets and the Assumed Liabilities, (c) neither Splitco nor any of its subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction (other than the Internal Spin and the Distribution) that was intended to be governed in whole or in part by Section 355 or 361 of the Code in the two years prior to the date of this Agreement, (d) neither Parent (with respect to the Acquired Assets and the Business) nor Splitco has, to Parent’s Knowledge, “participated” in a “reportable transaction” within the meaning of Treasury Regulation 1.6011-4, other than a transaction exempted from the reporting requirements of such Regulation, (e) none of the Acquired Assets constitute stock in a subsidiary and (f) neither Parent nor Splitco has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that has prevented or would reasonably be expected to prevent the Intended Tax-Free Treatment.

8.15 Condition and Sufficiency of Acquired Assets. The Acquired Assets, whether owned, licensed or leased, are in good operating condition and repair (normal wear and tear excepted) and are adequate, in each case in all material respects and for the purposes for which they are presently used. The Acquired Assets, together with the services specified in Annex A of the Transition Services Agreement, constitute substantially all of the assets that are used in, held for use in or necessary to the conduct, and are sufficient to permit Splitco and its subsidiaries to conduct, the Business in the manner in which it is currently conducted.

8.16 No Business Material Adverse Effect. Since December 31, 2006, there has not been any circumstance, change, development, condition or event that, individually or in the aggregate, has had or is reasonably likely after the Closing Date to have a Business Material Adverse Effect.

8.17 Ordinary Course. From December 31, 2006 through the date of this Agreement, Parent has conducted the Business in all material respects in the ordinary course.

8.18 Inventory. At the Closing, subject to ordinary course reserves and based on historical forecasts and the business plan for the Business as of the date of this Agreement, the Inventory will (a) be current, non-obsolete and saleable in the ordinary course and (b) meet in all material respects applicable manufacturing specifications and be free of material defects in workmanship and materials.

8.19 Information Supplied. None of the information supplied or to be supplied by Parent or Splitco for inclusion or incorporation by reference in (i) RMT Partner Form S-4 will, at the time the RMT Partner Form S-4 is filed, amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to RMT Partner’s stockholders or at the time of RMT Partner Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

8.20 Interim Operations of Splitco. Splitco and any subsidiaries of Splitco were formed solely for the purpose of engaging in the transactions contemplated hereby, have engaged in no other business activities and have conducted their operations only as contemplated hereby.

8.21 Inspection; Knowledge. Before entering into this Agreement, Parent has inspected and examined the assets and liabilities of RMT Partner as fully as it desired and has had the opportunity to ask questions and receive answers from RMT Partner and its agents, affiliates and representatives regarding the business and properties, prospects and financial condition of RMT Partner, and to obtain such additional information and to do such due diligence as it deems necessary to verify the accuracy of the information furnished to Parent or to which Parent otherwise had access. As of the date of this Agreement, Parent has no Knowledge of any inaccuracy in the representations and warranties made by RMT Partner and Merger Sub herein that would reasonably be expected to give rise to the failure of a condition set forth in Section 13.2(a) or Section 13.2(b).

8.22 No Other Representations or Warranties. (a) Parent acknowledges that none of RMT Partner and its subsidiaries and affiliates and Merger Sub make any representation or warranty whatsoever, express or implied, to Parent or Splitco or any of their affiliates with respect to RMT Partner or Merger Sub, or their assets or business, including any representation or warranty as to merchantability, fitness for a particular purpose or future results, other than as expressly provided in Article 9 or the Collateral Agreements and (b) none of RMT Partner and its subsidiaries and affiliates and Merger Sub make any representation or warranty to Parent or any of its affiliates, express or implied, with respect to (i) the information distributed or made available by or on behalf of RMT Partner, (ii) any management presentation or (iii) any financial projection or forecast relating to the business of RMT Partner.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES OF RMT PARTNER AND MERGER SUB

Except as disclosed in the Schedules attached hereto (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such Schedule relates; provided, however, that any information set forth in one section of such Schedule shall be deemed to apply to each other Section or subsection thereof or hereof to which its relevance is readily apparent on its face), each of RMT Partner and Merger Sub hereby represents and warrants to Parent as follows:

9.1 RMT Partner’s Authority; No Conflicts.

(a) RMT Partner is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of RMT Partner and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the Collateral Agreements and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by RMT Partner and Merger Sub to authorize the execution, delivery and performance of this Agreement and the Collateral Agreements to which it is intended to be a party and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been, and the Collateral Agreements to which RMT Partner or Merger Sub is intended to be a party will, on the Closing Date, be duly executed and delivered by RMT Partner and Merger Sub and, assuming the due execution hereof (and thereof) by Parent (or one of its subsidiaries), this Agreement and the Collateral Agreements to which RMT Partner or Merger Sub is intended to be a party constitute or will constitute, on the Closing Date, the valid and binding obligation of RMT Partner and Merger Sub, enforceable against RMT Partner and Merger Sub in accordance with its terms, except as enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and by general equitable principles.

(b) The execution, delivery and performance by RMT Partner and Merger Sub of this Agreement, and the Collateral Agreements to which RMT Partner or Merger Sub is intended to be a party will not, violate, breach, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien

(other than Permitted Liens) on any assets of RMT Partner and Merger Sub that are, individually or in the aggregate, material to RMT Partner under (i) any provision of RMT Partner’s or Merger Sub’s certificate of incorporation or by-laws, (ii) any statute, rule or regulation applicable to RMT Partner and Merger Sub or any of its respective properties or assets or (iii) any RMT Partner Material Contract, except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or right of termination, cancellation, payment or acceleration or Lien that, individually or in the aggregate, would not have an RMT Partner Material Adverse Effect.

(c) No Governmental Approval of, or registration, declaration or filing with, or permit from, any governmental entity is required to be obtained or made by or with respect to RMT Partner, Merger Sub or any subsidiary of RMT Partner in connection with the execution, delivery and performance of this Agreement or the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby, other than (i) compliance with and filings under the HSR Act and the Canadian Competition Act, (ii) (A) the filings by Splitco with the SEC of the Splitco Form S-1/S-4 (or the Splitco Form S-1, if Parent elects to effect the Distribution solely as a Spin-Off), (B) the filing by Parent with the SEC of the Schedule TO and (C) the filings by RMT Partner with the SEC of the RMT Partner Form S-4 and the Proxy Statement, (iii) such Governmental Approvals and filings as are required to be obtained or made under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Splitco Common Stock pursuant to the Distribution or issuance of shares of RMT Partner Common Stock in the Splitco Merger, (iv) such Governmental Approvals and filings as are required to be obtained or made from the IRS in connection with the IRS Ruling, (v) such Governmental Approvals as are required in connection with recording the assignment of any Acquired Intellectual Property or the licensing of any Intellectual Property, (vi) the filings of the certificates of merger, (vii) the filing of all necessary documentation with RMT Partner Exchange pursuant to the RMT Partner Stock Issuance and (viii) such other Governmental Approvals, registrations, declarations, filings or permits that, individually or in the aggregate, have not had and would not reasonably be expected to have an RMT Partner Material Adverse Effect and would not prevent or materially delay the consummation of the transactions contemplated hereby.

(d) The Boards of Directors of RMT Partner and Merger Sub, in each case at a meeting duly called and held, duly and unanimously adopted (with all directors in attendance voting in favor) resolutions (i) approving this Agreement, the Collateral Agreements to which RMT Partner or Merger Sub, as the case may be, is or is contemplated to be a party, the Splitco Merger and the other transactions contemplated hereby and (ii) in the case of the Board of Directors of RMT Partner, (A) determining that the terms of the Splitco Merger, this Agreement and the other transactions contemplated hereby are fair to and in the best interests of the holders of RMT Partner Common Stock and (B) recommending that the holders of RMT Partner Common Stock vote in favor of the RMT Partner Stock Issuance, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. Shares of RMT Partner Common Stock are not subject to any shareholders’ rights plan, or “poison pill” or similar plan.

(e) The only vote or consent of holders of any class or series of capital stock of RMT Partner necessary to approve and adopt this Agreement, the Collateral Agreements and the transactions contemplated hereby and thereby is the approval of the RMT Partner Stock Issuance by the affirmative vote of a majority of the shares of RMT Partner Common Stock present in person and voting on the issue or represented by proxy and voting on the issue at the Parent Stockholders Meeting (provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal) and pursuant to the rules and regulations of the RMT Partner Exchange (the “RMT Partner Stock Issuance Approval”). As soon as practicable after execution of this Agreement, RMT Partner, as the sole stockholder of Merger Sub, shall adopt this Agreement by written consent.

9.2 Capital Structure.

(a) As of November 13, 2007 (the “Capitalization Date”), (a) 25,674,121 shares of RMT Partner Common Stock were issued and outstanding (including 297,968 RMT Partner Restricted Shares), (b) 7,337,196 shares of RMT Partner Common Stock were held in treasury, (c) 2,858,457 shares of RMT

Partner Common Stock were reserved and available for issuance pursuant to the RMT Partner Stock Plans, of which 1,550,957 shares of RMT Partner Common Stock were subject to outstanding RMT Partner Stock Options, and 1,307,500 shares were subject to outstanding RMT Partner SARs, and (d) no bonds, debentures, notes, or other Indebtedness of RMT Partner having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Splitco Common Stock may vote (“RMT Partner Voting Debt”) are outstanding. All outstanding shares of RMT Partner Common Stock outstanding as of the Capitalization Date are, and all additional shares of RMT Partner Common Stock that may be issued prior to the Splitco Merger Effective Time or pursuant to the Splitco Merger in accordance with the terms of this Agreement will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the articles of incorporation or by-laws or any RMT Partner Material Contract. Except as set forth above, as of the Capitalization Date, there were no other shares of capital stock issued or outstanding. Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which RMT Partner is a party or by which any of them is bound (i) obligating RMT Partner to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, RMT Partner or any RMT Partner Voting Debt, (ii) obligating RMT Partner to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of RMT Partner Common Stock or that are linked to the value of RMT Partner Common Stock or the value of RMT Partner or any part thereof, granted under the RMT Partner Stock Plans or otherwise. From the Capitalization Date until the date of this Agreement, there have been no issuances by RMT Partner of shares of capital stock of, or other equity or voting interests in, RMT Partner, other than the issuance of shares of RMT Partner Common Stock pursuant to the exercise of RMT Partner Stock Options outstanding as of the Capitalization Date in accordance with their terms as in effect on the Capitalization Date.

(b) With respect to RMT Partner Stock Options, (i) each RMT Partner Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of an RMT Partner Stock Option was duly authorized no later than the date on which the grant of such RMT Partner Stock Option was, by its terms, to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of RMT Partner (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the applicable RMT Partner Stock Plan, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the RMT Partner Exchange and any other exchange on which RMT Partner securities are traded, (iv) the per share exercise price of each RMT Partner Stock Option was not less than the fair market value of a share of RMT Partner Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of RMT Partner and disclosed in all of the RMT Partner SEC Documents in accordance with the Exchange Act and all other applicable laws. RMT Partner has not knowingly granted, and there is no and has been no policy or practice of RMT Partner of granting, RMT Partner Stock Options prior to, or otherwise coordinating the grant of RMT Partner Stock Options with, the release or other public announcement of material information regarding RMT Partner or its affiliates or their results of operations or prospects.

9.3 Title to Tangible Assets; Real Property. RMT Partner has as of the date of this Agreement, and shall have as of the Closing Date, good, valid and insurable fee simple title to, or in the case of any facilities of RMT Partner which are leased, valid leasehold interests in, each facility of RMT Partner, free and clear of all Liens other than Permitted Liens. There are no outstanding options, rights of first offer or rights of first refusal in favor of third parties to purchase any owned facility or any portion thereof or interest therein, and there is no pending, and RMT Partner has not received written notice of, any condemnation or other proceeding in eminent domain, pending or threatened, affecting any parcel of an owned facility. RMT Partner has as of the date of this Agreement, and shall have as of the Closing Date, complied in all material respects with the terms of all leases to which any of its facilities are subject, and all such leases are in full force and effect.

9.4 Intellectual Property.

(a) Patents

(i) RMT Partner (or one of its subsidiaries, as applicable) owns all right, title, and interest in, to and under each of the Patents (each of which is included in the Acquired Intellectual Property) set forth in Schedule 9.4(a) (the “RMT Partner Scheduled Patents”), free and clear of all restrictions, security interests, court orders, injunctions, decrees, writs, licenses, or other encumbrances or adverse claims of any kind, whether by written agreement or otherwise.

(ii) RMT Partner has taken all necessary and reasonable action to maintain and protect the RMT Partner Scheduled Patents in all material respects and all required filing, examinations, submissions, issue fees, and maintenance fees have been filed and paid for all pending applications and all issued RMT Partner Scheduled Patents.

(iii) No RMT Partner Scheduled Patent is now involved in any interference, reissue, reexamination, infringement, or other adverse proceeding, and, to RMT Partner’s Knowledge, no such action is threatened with respect to any of any of the Patents identified on Schedule 9.4(a).

(b) Trademarks

(i) As of the date of this Agreement, RMT Partner (or one of its subsidiaries or affiliates, as applicable) owns all right, title, and interest in, to, and under each of the registered Trademarks set forth in Schedule 9.4(b)(i) (the “RMT Partner Scheduled Trademarks”), free and clear of all restrictions, security interests, court orders, injunctions, decrees, writs, licenses, or other encumbrances or adverse claims of any kind, whether by written agreement or otherwise.

(ii) RMT Partner has taken all necessary reasonable action to maintain and protect the RMT Partner Scheduled Trademarks in all material respects and all required filings, responses to Office Actions (or the like), post-registration affidavits of use and incontestability, and renewal applications have been timely filed with respect to all RMT Partner Scheduled Trademarks that have been registered with the United States Patent and Trademark Office, or an equivalent foreign office.

(iii) As of the date of this Agreement, no RMT Partner Scheduled Trademark is involved in any opposition, invalidation, cancellation, infringement, ownership, or other adverse proceeding, and, to RMT Partner’s Knowledge, no such action is threatened with the respect to any of the RMT Partner Scheduled Trademarks.

(iv) As of the date of this Agreement, RMT Partner (or one of its subsidiaries or affiliates, as applicable) owns all right, title and interest in, to, and under each of the pending Trademark applications set forth in Schedule 9.4(b)(iv) and all such applications and registrations are free and clear of all security interests, court orders, injunctions, decrees, writs, licenses, or other rights granted by RMT Partner or its subsidiaries.

(c) Copyrights

(i) As of the date of this Agreement, RMT Partner (or one of its subsidiaries or affiliates, as applicable) owns all right, title, and interest in, to, and under each of the registered Copyrights set forth in Schedule 9.4(c) (the “RMT Partner Scheduled Copyrights”), and to RMT Partner’s Knowledge, all such Copyrights are free and clear of all security interests, court orders, injunctions, decrees, writs, or other rights granted by RMT Partner, its subsidiaries or affiliates.

(ii) To RMT Partner’s Knowledge, as of the date of this Agreement, no RMT Partner Scheduled Copyright used exclusively in connection with the Business is involved in any infringement, ownership, accounting, or other adverse proceeding, and, to RMT Partner’s Knowledge, no such action is threatened with the respect to any of the RMT Partner Scheduled Copyrights.

(d) Domain Names

(i) As of the date of this Agreement, RMT Partner (or one of its subsidiaries or affiliates, as applicable) owns all right, title, and interest in, to, and under each of the registered Domain Names set forth in Schedule 9.4(d) (the “RMT Partner Scheduled Domain Names”), free and clear of all restrictions, security interests, court orders, injunctions, decrees, writs, license, or other encumbrances or adverse claims, whether by written agreement or otherwise.

(ii) RMT Partner has taken all necessary reasonable action to maintain and renew the RMT Partner Scheduled Domain Names in all material respects.

(iii) As of the date of this Agreement, no RMT Partner Scheduled Domain Name is now involved in any infringement, ownership, dispute resolution, or other adverse proceeding, and, to RMT Partner’s Knowledge, no such action is threatened with the respect to any of the RMT Partner Scheduled Domain Names.

(e) Trade Secrets

(i) RMT Partner, and its subsidiaries, as applicable, have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the RMT Partner Trade Secrets.

(ii) RMT Partner has good title and an absolute (but not necessarily exclusive) right to use the RMT Partner Trade Secrets. The RMT Partner Trade Secrets are not part of the public knowledge or literature, and, to RMT Partner’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than RMT Partner and/or its subsidiaries) or to the detriment of RMT Partner.

(iii) To RMT Partner’s Knowledge, no RMT Partner Trade Secret is now involved in any infringement, misappropriation, ownership, or other adverse proceeding, and, to RMT Partner’s Knowledge, no Trade Secret is the subject of any adverse claim and no such action is threatened with the respect to any of the RMT Partner Trade Secrets.

(f) In General, as to RMT Partner’s Intellectual Property

(i) As of the date of this Agreement, it is the general practice of the RMT Partner and its subsidiaries and affiliates to have agreements with its employees who participate in the design, development, creation, conception, research, reduction to practice, and the like of Intellectual Property and that all such agreements provide that all rights, title and interest in, to and under any Intellectual Property arising out of his or her participation in such activities is and shall be completely and fully owned by, assigned to and shall fully vest in RMT Partner. To RMT Partner’s Knowledge no current or former employee of RMT Partner, its subsidiaries or affiliates, claims any ownership interest or other right or interest in, to or under any of RMT Partner’s Intellectual Property.

(ii) To RMT Partner’s Knowledge, RMT Partner’s (and its subsidiaries’ and affiliates’) conduct of its business does not infringe on, misappropriate, or otherwise violate (either directly or indirectly, such as through contributory infringement or inducement to infringe), the intellectual property rights of any Person.

(iii) To RMT Partner’s Knowledge, no Person is misappropriating, infringing, diluting, or otherwise violating any right of the RMT Partner (or its subsidiaries or affiliates) with respect to any of RMT Partner’s Intellectual Property, where such action would have a material adverse effect on the business of RMT Partner and no claims, suits, arbitrations or other adversarial proceedings are currently pending as of the date of this Agreement or, within the prior 12 months, have been brought or threatened against any Person by or on behalf of RMT Partner or any of its subsidiaries or affiliates.

(iv) RMT Partner and its subsidiaries and affiliates have not received during the 12 months prior to the date of this Agreement any written notice by any Person of any pending or threatened claim, suit, action, mediation, arbitration order or other adversarial proceeding: (A) alleging infringement, misappropriation, dilution, or any other violation, arising out of the conduct of the RMT Partner’s business, by RMT Partner or any of its subsidiaries or affiliates of any intellectual property or other rights of any Person or (B) challenging the ownership, validity, enforceability, use of, enforcement, registrability, or maintenance of, any of RMT Partner’s Intellectual Property owned or used by RMT Partner or any of is subsidiaries or affiliates, and, to RMT Partner’s Knowledge, no Intellectual Property owned or used by RMT Partner or any of its subsidiaries or affiliates is being used or enforced in a manner that would to RMT Partner’s Knowledge reasonably be expected to result in the abandonment, cancellation, invalidity, termination, or unenforceability of any such Intellectual Property.

(v) As of the date of this Agreement, neither RMT Partner nor its subsidiaries or affiliates have entered into any agreements, compromises, consents, judgments, orders, indemnifications, forbearances to sue, or settlement agreements that: (i) restrict in any material respect RMT Partner’s (or its subsidiaries’ or affiliates’) right to use any of RMT Partner’s Intellectual Property or (ii) restrict in any material respect the conduct of RMT Partner’s business in order to accommodate a third Person’s alleged intellectual property rights.

(vi) Schedule 9.4(f)(vi) sets forth a list as of the date of this Agreement of all known third party agreements granting to RMT Partner, to RMT Partner’s Knowledge (or to any of its subsidiaries or affiliates, as applicable) any right in any Intellectual Property owned by RMT Partner. Schedule 9.4(f)(vi)(a) sets forth a list as of the date of this Agreement of all known third-party written agreements in which, to RMT Partner’s Knowledge, RMT Partner granted to a known third party any right to use any of Intellectual Property owned by RMT Partner.

9.5 Litigation; Proceedings. There are no (a) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal relating to RMT Partner or (b) actions, suits, claims or legal, administrative or arbitration proceedings pending or, to RMT Partner’s Knowledge, threatened, which relate to RMT Partner or which seek any injunctive relief, in each case which has had or would reasonably be expected to have, individually or in the aggregate, an adverse economic impact on RMT Partner in excess of $1,000,000. To RMT Partner’s Knowledge, there are no investigations pending which relate to RMT Partner.

9.6 Material Contracts. RMT Partner has delivered or made available current and complete copies of the documents constituting all RMT Partner Material Contracts as of the date of this Agreement. Schedule 9.6 sets forth as of the date of this Agreement (collectively, the “RMT Partner Material Contracts”): (a) each real property lease agreement and equipment lease agreement involving annual payments in excess of $1,000,000 and each Contract for the purchase of goods with a term of two years or longer and involves annual payments in excess of $1,000,000, (b) any non-competition Contract or any other Contract that materially limits or will materially limit RMT Partner or its subsidiaries from engaging in the Business, (c) each Contract with respect to any Indebtedness of RMT Partner and its subsidiaries with a principal amount in excess of $1,000,000 and (d) any other “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act and the Exchange Act, without regard as to the date on which such Contract was entered into (other than compensatory plans or arrangements as defined in Item 601(b)(10)(iii) of Regulation S-K promulgated under the Securities Act and the Exchange Act)). Each RMT Partner Material Contract is, as of the date of this Agreement, and shall be as of the Closing Date, a valid and binding obligation of RMT Partner and, to RMT Partner’s Knowledge, is in full force and effect. RMT Partner has performed all material obligations required to be performed by it to date under RMT Partner Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

9.7 Compliance with Applicable Laws. Except as would not, individually or in the aggregate, have an RMT Partner Material Adverse Effect, RMT Partner’s business is being conducted in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality.

9.8 Brokers. There is no broker or other Person who would have any valid claim against Parent for a fee, commission, or brokerage or other compensation in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by RMT Partner. RMT Partner shall be solely responsible for all fees and expenses of any broker, finder or other Person engaged by or on behalf of RMT Partner or Merger Sub or any of its subsidiaries in connection with the transactions contemplated by this Agreement.

9.9 SEC Filings; Financial Information.

(a) RMT Partner has filed all reports, schedules, forms, statements and other documents with the SEC required to be filed by RMT Partner since January 1, 2007 (the “RMT Partner SEC Documents”). As of their respective dates of filing (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the RMT Partner SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable thereto, and none of the RMT Partner SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of RMT Partner included in the RMT Partner SEC Documents when filed complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of RMT Partner and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

(c) Except for matters reflected or reserved against in the latest quarterly consolidated balance sheet of RMT Partner included in the RMT Partner SEC Documents (or the notes thereto) included in the RMT Partner SEC Documents filed with the SEC prior to the date of this Agreement, neither RMT Partner nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of RMT Partner (including the notes thereto), except liabilities and obligations that (i) were incurred since the date of such latest quarterly consolidated balance sheet in the ordinary course of business, (ii) are incurred in connection with the transactions contemplated by this Agreement or (iii) would not, individually or in the aggregate, reasonably be expected to have an RMT Partner Material Adverse Effect. To RMT Partner’s Knowledge, as of the date of this Agreement none of the RMT Partner SEC Documents is the subject of ongoing SEC review, outstanding SEC comments or outstanding SEC investigation.

9.10 Environmental Matters. (a) The operations of RMT Partner and its affiliates are being and have been conducted in compliance with all Environmental Laws, except as would not, individually or in the aggregate, have an RMT Partner Material Adverse Effect, (b) RMT Partner and its affiliates possess and are in compliance with all permits required under Environmental Laws for the conduct of their respective operations, as currently conducted, except as would not, individually or in the aggregate, have an RMT Partner Material Adverse Effect, (c) there are no actions, suits, claims or legal, administrative or arbitration proceedings pending or, to RMT Partner’s Knowledge threatened under any applicable Environmental Law relating to RMT Partner or its affiliates , (d) neither RMT Partner nor any of its affiliates has stored or Released any Hazardous Substances on, under, from or at any of its facilities or any other properties in violation of any applicable Environmental Law, other than in a manner that would not, individually or in the aggregate, have an RMT Material Adverse Effect and (e) neither RMT Partner nor any of its affiliates has received any written notice (i) of any violation of any Environmental Laws or (ii) alleging liability for, requiring the response to or remediation of, or demanding payment for response to or remediation of, Hazardous Substances at or arising from their respective operations or facilities or at or arising from any other properties, except for notices relating to any matter that, individually or in the aggregate, would not have an RMT Partner Material Adverse Effect. Except as set forth in this Section 9.10, notwithstanding any provision of this Agreement to the contrary, no representations or warranties are being made with respect to environmental matters. RMT Partner has provided Parent access to all material written environmental studies and audits, including all Phase I or Phase II environmental site assessments conducted by or on behalf of, and is possession and control of, RMT Partner or its affiliates with respect to any of the RMT Partner’s facilities or properties during the five years prior to the date of this Agreement.

9.11 Products.

(a) Since December 31, 2006, no products of RMT Partner manufactured, sold or delivered by RMT Partner have been adulterated, contaminated or misbranded in any material respect within the meaning of the Food, Drug and Cosmetic Act, as amended, including, without limitation, by the Food Additive Amendment of 1958, or any other federal, state or local law, rule or regulation. During the three-year period prior to the date of this Agreement, there has been no recall or withdrawal by RMT Partner or any of its subsidiaries of any Product. Schedule 9.11(a) sets forth a list of all manufacturer’s coupon activities or programs for the business of RMT Partner authorized and distributed by RMT Partner or its subsidiaries and in effect as of the date of this Agreement.

(b) Schedule 9.11(b) sets forth a description of each trade or consumer promotion currently in effect instituted on behalf of RMT Partner or their subsidiaries currently in effect and that (i) relates to the products of RMT Partner and (ii) will continue beyond the date of this Agreement.

9.12 Customers. Schedule 9.12 lists the ten largest (measured as described in more detail in Schedule 9.12) customers of the business of RMT Partner for the year ended on December 31, 2006. With respect to the period from December 31, 2006 to the date of this Agreement, no such customer has materially reduced its business with the business of RMT Partner or has provided written notice indicating that it will terminate or materially reduce its business with the business of RMT Partner.

9.13 Employee Benefits; Labor Matters.

(a) Each plan, agreement, arrangement or policy providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, supplemental unemployment benefits, change-in-control benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), or other employee benefits, in each case, which is maintained, administered, sponsored or contributed to by RMT Partner or its affiliates for the benefit of any officer, director or employee of RMT Partner or any of its affiliates, other than any plan, agreement, arrangement or policy required by applicable law and other than any Multiemployer Plan, is referred to herein as an “RMT Partner Benefit Plan.” Schedule 9.13(a) sets forth a list, as of the date of this Agreement, of each material RMT Partner Benefit Plan.

(b) With respect to each material RMT Partner Benefit Plan, RMT Partner has made available to Parent the current summary plan description and any material modifications thereto for each such RMT Partner Benefit Plan in respect of which there exists a summary plan description, and has made available to RMT Partner a copy of each such RMT Partner Benefit Plan with respect to which no summary plan description exists.

(c) Schedule 9.13(c)(i) identifies each RMT Partner Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“RMT Partner Qualified Plans”). The Internal

Revenue Service has issued a favorable determination letter with respect to each RMT Partner Qualified Plan, and the related trust has not been revoked and, except as would not, individually or in the aggregate, reasonably be expected to have an RMT Partner Material Adverse Effect, nothing has occurred since the date of such letter that would adversely affect such qualification. Schedule 9.13(c)(ii) identifies each RMT Partner Benefit Plan that is a registered pension plan subject to the requirements of the ITA.

(d) Each RMT Partner Benefit Plan has been administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, all other applicable laws (including applicable laws of jurisdictions outside of the United States) and the terms of all applicable collective bargaining agreements, in each case except where the failure to be so administered would not, individually or in the aggregate, have an RMT Partner Material Adverse Effect. As of the date of this Agreement, RMT Partner has not received any written communication during the past 12 months from a governmental entity that alleges that any RMT Partner Benefit Plan has not been administered in compliance with any existing laws, rules, regulations, permits, ordinances, orders, judgments or decrees applicable to such RMT Partner Benefit Plan, in each case except as to matters that would not, individually or in the aggregate, have an RMT Partner Material Adverse Effect.

(e) Except as would not, individually or in the aggregate, have an RMT Partner Material Adverse Effect, there do not now exist, nor do any circumstances exist that would result in, any liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, or (iii) Sections 412 and 4971 of the Code, in each case, that would reasonably be expected to be a liability of RMT Partner or any of its affiliates following the Closing. As of the date of this Agreement, there is no pending or, to RMT Partner’s Knowledge, threatened legal action, proceeding or investigation, suit, grievance, arbitration or other manner of litigation, or claim against or involving any RMT Partner Benefit Plan, and no facts exist that would give rise to any such manner of litigation or claim, in each case, except as would not, individually or in the aggregate, reasonably be expected to have an RMT Partner Material Adverse Effect.

(f) Except as set forth on Schedule 9.13(f), none of RMT Partner or any of its affiliates is obligated to contribute to any Multiemployer Plan or any multiemployer benefit plan providing welfare benefits.

(g) None of the execution and delivery of this Agreement or the Collateral Agreements, the obtaining of the RMT Partner Stock Issuance Approval or the consummation of the transactions contemplated hereby shall (i) result in any payment (including severance, change-in-control or otherwise) becoming due to any officer, director or employee of RMT Partner or any of its affiliates under any RMT Partner Benefit Plan or any other agreement of RMT Partner or its affiliates, (ii) increase any benefits otherwise payable to any officer, director or employee of RMT Partner or its affiliates under any RMT Partner Benefit Plan or other agreement of RMT Partner or its affiliates or (iii) result in the acceleration of time of payment or vesting of any such benefits under any RMT Partner Benefit Plan or other agreement of RMT Partner or its affiliates.

(h) Other than payments or benefits that may be made to the Persons listed in Schedule 9.13(h) (the “Primary RMT Partner Executives”), no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the execution or delivery of this Agreement or the Collateral Agreements, the obtaining of the RMT Partner Stock Issuance Approval or the consummation of any transaction contemplated by this Agreement (either alone or in conjunction with any other event) by any “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to RMT Partner or its affiliates will constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from RMT Partner, any of its affiliates or any other Person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual. Schedule 9.13(h) sets forth, calculated as of the date of this Agreement, RMT Partner’s good faith, reasonable estimate of the maximum amount of “parachute payments” (as defined in Section 280G of the Code) that could be paid or provided to each Primary RMT Partner Executive (whether in cash or property or the vesting of property and including the amount of any tax gross-up) as a result of the execution and delivery of this Agreement, the obtaining of the RMT Partner Stock Issuance Approval or the consummation of any transaction contemplated hereby (alone or in combination with any other event).

(i) Since January 1, 2007 through (and including) the date of this Agreement, (i) there has not been any labor strike, work stoppage or lockout with respect to RMT Partner or any of its affiliates, (ii) RMT Partner has not received written notice of any unfair labor practice charges that are pending before the National Labor Relations Board or any similar state, local or foreign governmental entity and (iii) RMT Partner has not received written notice of any suits, actions or other proceedings that are pending before the Equal Employment Opportunity Commission or any similar state, local or foreign governmental entity responsible for the prevention of unlawful employment practices, including under applicable employment standards and human rights laws, except, in the case of each of clauses (i), (ii) and (iii) above, for any such matters that would not, individually or in the aggregate, have an RMT Partner Material Adverse Effect.

(j) Except as set forth on Schedule 9.13(j), no RMT Partner Benefit Plan provides for life, medical or dental benefits to retired employees, other than as required under Section 4980B of the Code or other applicable law. Except as required by applicable law or any applicable collective bargaining agreement, and set forth on Schedule 9.13(j)(i), each plan identified on Schedule 9.13(j) may be amended to reduce or eliminate the post-retirement life, medical or dental benefits provided thereunder without further liability accruing thereunder.

9.14 Taxes. Except as would not, individually or in the aggregate, have an RMT Partner Material Adverse Effect, (a) RMT Partner and its subsidiaries have paid all Taxes required to be paid by them, (b) RMT Partner and its subsidiaries have made adequate provision for any Taxes that are not yet due and payable for all taxable periods on RMT Partner’s most recent financial statements to the extent required by GAAP or in the case of foreign entities, in accordance with generally applicable accounting principles in the relevant jurisdiction, (c) neither RMT Partner nor any of its subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction that was intended to be governed in whole or in part by Section 355 or 361 of the Code in the two years prior to the date of this Agreement, (d) neither RMT Partner nor any of its subsidiaries has, to RMT Partner’s Knowledge, “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, other than a transaction exempted from the reporting requirements of such Regulation, and (e) neither RMT Partner nor any of its subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that has prevented or would reasonably be expected to prevent the Intended Tax-Free Treatment.

9.15 No RMT Partner Material Adverse Effect. Since September 30, 2006, there has not been any circumstance, change, development, condition or event that, individually or in the aggregate, has had or is reasonably likely after the Closing Date to have an RMT Partner Material Adverse Effect.

9.16 Ordinary Course. From September 30, 2006 through the date of this Agreement, RMT Partner has conducted its business in all material respects in the ordinary course, and during such period there has not been:

(a) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of RMT Partner or any repurchase for value by RMT Partner of any capital stock of RMT Partner; or

(b) any split, combination or reclassification of any capital stock of RMT Partner or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of RMT Partner.

9.17 Inventory. At the Closing, subject to ordinary course reserves and based on historical forecasts and the business plan for the business of RMT Partner as of the date of this Agreement, the inventory of RMT Partner as of the Closing Date, including raw materials, packaging materials, work-in-process and finished products, will (a) be current, non-obsolete and saleable in the ordinary course and (b) meet in all material respects applicable manufacturing specifications and be free of material defects in workmanship and materials.

9.18 Information Supplied. None of the information supplied or to be supplied by RMT Partner for inclusion or incorporation by reference in the Splitco Form S-1/S-4 (or the Splitco Form S-1, if Parent elects to effect the

Distribution solely as a Spin-Off) or the Schedule TO which is to be filed with the SEC by Parent or Splitco, as applicable, in connection with the transactions contemplated hereby will, at the time the Splitco Form S-1/S-4 or the Schedule TO is filed, amended or supplemented or, in the case of the Splitco Form S-1/S-4, at the time such filings become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

9.19 Takeover Laws. No “fair price,” “moratorium,” “control share acquisition,” “business combination,” “stockholder protection” or other similar anti-takeover statute or regulation enacted under the GBCL or the laws of any other jurisdiction will apply to this Agreement, the Splitco Merger or the other transactions contemplated by this Agreement.

9.20 Opinion of Financial Advisor. RMT Partner has received the opinion of Banc of America Securities LLC, dated the date of this Agreement, to the effect that, as of such date, the exchange ratio described in Section 4.8(a)(i) is fair, from a financial point of view, to RMT Partner, a signed copy of which opinion will be promptly delivered after the date of this Agreement to Parent for information purposes only.

9.21 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

9.22 Inspection; Knowledge. Before entering into this Agreement, RMT Partner and Merger Sub have inspected and examined the Acquired Assets and Assumed Liabilities as fully as it desired and has had the opportunity to ask questions and receive answers from Parent and its agents, affiliates and representatives regarding the Business and its properties, prospects and financial condition, and to obtain such additional information and to do such due diligence as it deems necessary to verify the accuracy of the information furnished to RMT Partner and Merger Sub or to which RMT Partner and Merger Sub otherwise had access. As of the date of this Agreement, RMT Partner has no Knowledge of any inaccuracy in the representations and warranties made by Parent and Splitco herein that would reasonably be expected to give rise to the failure of a condition set forth in Section 13.3(a) or Section 13.3(b).

9.23 No Other Representations or Warranties. (a) RMT Partner and Merger Sub acknowledge that none of Parent and its affiliates make any representation or warranty whatsoever, express or implied, to RMT Partner, Merger Sub or any of their affiliates with respect to the Business, the Acquired Assets or the Assumed Liabilities, including any representation or warranty as to merchantability, fitness for a particular purpose or future results, other than as expressly provided in Article 8 or the Collateral Agreements, (b) none of Parent, Splitco or any of their affiliates make any representation or warranty to RMT Partner or Merger Sub or any of their affiliates, express or implied, with respect to (i) the information distributed or made available by or on behalf of Parent, (ii) any management presentation or (iii) any financial projection or forecast relating to the Business, (c) all of the Acquired Assets and Assumed Liabilities shall be transferred or assumed on an “as is, where is” basis, and any implied warranty as to merchantability, fitness for a particular purpose or future results is expressly disclaimed and (d) Splitco’s obligations under Article 4 shall not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty, covenant or agreement contained in this Agreement or any Collateral Agreement or any document delivered in connection herewith or therewith or any right or alleged right to indemnification hereunder or thereunder.

ARTICLE 10

COVENANTS OF PARENT AND SPLITCO

Each of Parent and Splitco covenants and agrees as follows:

10.1 Ordinary Conduct of the Business. Except for matters contemplated by the terms of this Agreement (including any internal restructurings in connection with the Contribution), from the date of this Agreement to the Closing, Parent and Splitco shall cause the Business to be conducted in all material respects in the ordinary course and shall use their reasonable best efforts to preserve intact in all material respects the Business and relationships with third parties and employees of the Business. From the date of this Agreement to the Closing, Parent and Splitco agree to (i) manage any trade and consumer promotions and promotion activities or events in the ordinary course and (ii) take the actions set forth on Schedule 10.1(ii). Except as provided in this Agreement, Parent and Splitco shall not and shall cause their subsidiaries not to, without the prior written consent of RMT Partner (not to be unreasonably withheld):

(a) In the case of Splitco, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than the Splitco Share Issuance and the Distribution.

(b) In the case of Splitco or its subsidiaries, authorize the issuance of any other securities in lieu of or in substitution for shares of its capital stock or purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares.

(c) In the case of Splitco or its subsidiaries, issue, deliver or sell any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the Splitco Share Issuance and the Distribution.

(d) In the case of Splitco or its subsidiaries, amend its organizational documents.

(e) In the case of Splitco or its subsidiaries, merge or consolidate with, or purchase an equity interest in or a substantial portion of the assets of, any Person or any division or business thereof, other than the Contribution, the Non-U.S. Transfer, the Splitco Merger or any such action solely between or among Splitco and its wholly owned subsidiaries.

(f) Make any material change in accounting methods, principles or practices or tax accounting methods, except as required by GAAP, or make any material tax election, in each case solely with respect to the Business.

(g) Waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement solely with respect to the Business.

(h) Sell or otherwise dispose of or abandon any Acquired Assets, except for sales of finished goods inventory and other assets in the ordinary course of business.

(i) Mortgage, pledge or grant any security interest in any of the Acquired Assets in connection with the borrowing of money or for the deferred purchase of any property or otherwise permit the imposition of a Lien on any of the Acquired Assets, in each case other than Permitted Liens.

(j) In the case of Splitco or its subsidiaries, (A) incur any Indebtedness, other than the RMT Debt or the Splitco Securities, or (B) make any loans or capital contributions to, or investments in, any other Person, other than (1) to any subsidiary of Splitco or Newco, (2) in the ordinary course of business and (3) the Contribution and Non-U.S. Transfer.

(k) Except (i) to the extent required by applicable law (including Section 409A of the Code), (ii) to the extent required by any Parent Benefit Plan as in effect on the date of this Agreement, (iii) as effected in the ordinary course of business, (iv) as would relate to a substantial number of other similarly situated employees of Parent or its affiliates (other than Splitco or its subsidiaries) or (v) for any actions for which Parent or its affiliates (other than Splitco or its subsidiaries) shall be solely liable, (A) increase the compensation or benefits of any Business Employee, (B) amend, adopt, enter into or terminate any Parent Benefit Plan with respect to any Business Employee, (C) pay to any Business Employee any benefit or amount not required under any Parent Benefit Plan as in effect on the date of this Agreement, (D) take any action to accelerate the vesting of, or payment of, any compensation or benefit under any Parent Benefit Plan or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any Parent Benefit Plan.

(l) Other than in the ordinary course of business, enter into, modify in any material respect, amend in any material respect or terminate any Business Material Contract.

(m) Settle any litigation, investigation, arbitration, proceeding or other claim if Splitco or any of its subsidiaries (including any entities that will be subsidiaries of Splitco at the Splitco Merger Effective Time) would be required, pursuant to such settlement, to pay in excess of $1,000,000 in the aggregate following the Contribution or if such settlement would obligate Splitco or any of its subsidiaries (including any entities that will be subsidiaries of Splitco at the Splitco Merger Effective Time) to take any materially adverse action or restrict Splitco or its subsidiaries (including any entities that will be subsidiaries of Splitco at the Splitco Merger Effective Time) in any materially adverse respect from taking any action at or after the Splitco Merger Effective Time.

(n) Engage in any business involving the Acquired Assets other than the Business substantially as currently conducted.

(o) Take any actions that could reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

(p) Authorize any of, or commit or agree to take any of, the foregoing actions.

10.2 Delivery. At the Closing Parent shall make available to RMT Partner the current (and, to the extent currently maintained by Parent, past) Formulations, Specifications and Processing Instructions corresponding to each Product.

10.3 Confidential Information. Except as otherwise provided herein or in the Collateral Agreements, after the Closing Date, and until the expiration of the confidentiality agreement between RMT Partner and KFG dated July 18, 2007, as amended (the “Confidentiality Agreement”) (or, if any confidential information primarily related to the Business, Acquired Assets or Products constitutes a Trade Secret, for such longer period as it continues to constitute a Trade Secret), Parent shall keep confidential, and shall not use for the benefit of itself or others, all confidential information primarily relating to the Business, Acquired Assets or Products, other than as required by law or the rules of any stock exchange and other than information that is or becomes public other than in violation of this Agreement. Parent shall use its reasonable best efforts to advise employees related to the Business of its obligations regarding confidentiality contained in this Agreement to the extent and in the manner that Parent would advise employees of such obligations under its normal procedures. Parent shall maintain the confidentiality of the Formulations in accordance with its applicable policies and procedures for the maintenance of confidential and proprietary information. For up to 18 months after the Closing Date, Parent shall at RMT Partner’s reasonable request assign its rights under confidentiality agreements entered into with prospective acquirors of the Business to the extent such rights are assignable without the consent of the other party thereto. To the extent such confidentiality agreements are not assigned and cannot be enforced by RMT Partner as a third party beneficiary, Parent shall use commercially reasonable efforts to enforce such confidentiality agreements on behalf of RMT Partner, at RMT Partner’s reasonable request and at RMT Partner’s expense, provided that RMT Partner shall have entered into an indemnity agreement reasonably acceptable to Parent with respect to such enforcement.

10.4 Employee Non-Solicitation. Neither Parent nor any of its subsidiaries shall, for a period of one year following the Closing Date, hire any individual listed on Schedule 10.4. Neither Parent nor any of its subsidiaries shall, for a period of two years following the Closing Date, solicit for employment any Transferred Employee (unless such individual is no longer employed by Splitco or any affiliate of Splitco); provided that Parent and its subsidiaries shall not be prohibited from soliciting for employment (or, for the avoidance of doubt, employing) any such Person who contacts Parent or its subsidiaries in response to any general solicitation or advertising not directed at any such employee or group of employees and who is not listed on Schedule 10.4; provided further that nothing herein shall prohibit Parent or its subsidiaries from soliciting any Transferred Employee who is not listed on Schedule 10.4 and whose employment is terminated by Splitco or its affiliates.

10.5 Agreement Not To Compete.

(a) Neither Parent nor any of its controlled affiliates shall, for a period of two years following the Closing Date, establish or acquire any new businesses within Canada, the United States (as defined in Section 1.1) or Mexico that involve the sale of products in the lines set forth on Schedule 10.5(a)(ii) (“Competitive Activities”).

(b) Notwithstanding paragraph (a) of this Section 10.5, Parent and its controlled affiliates shall be permitted to (i) continue to conduct their current businesses and extensions thereof (other than the Business) and (ii) conduct the businesses described on Schedule 10.5(b)(ii) and extensions thereof (other than the Business).

(c) Notwithstanding paragraph (a) of this Section 10.5, Parent and its controlled affiliates shall also be permitted to (I) acquire and own any interests in Persons that engage in Competitive Activities so long as such interests constitute less than 5% of such Person’s voting securities, and (II) acquire and own any interests in Persons that engage in Competitive Activities so long as the Competitive Activities of such Person constitute less than 30% of such Person’s consolidated annual net revenues for its most recently completed fiscal year (a “Permitted Acquiree”), and, in the case of clause (II), Parent uses its reasonable best efforts to dispose of the businesses of such Permitted Acquiree in Competitive Activities within one year from the closing of such acquisition; provided that such one year period shall be extended in the event that Parent has entered into a definitive agreement to dispose of such business within such one year period (x) to permit the closing of such transaction or (y) for a reasonable period of time, in the event such definitive agreement is terminated as a result of the failure of a closing condition, the failure to obtain antitrust or other regulatory clearance or a breach by the other party to the agreement, to permit Parent to seek an alternative disposition transaction, and provided further that Parent shall not be required to dispose of any such Permitted Acquiree’s Competitive Activities in Mexico that are acquired as part of a multi-category line of business and that are acquired after the one year anniversary following the Closing Date.

(d) In the case of a Non-U.S. Transferor that is a Canadian entity, such non-U.S. Transferor and the applicable non-U.S. Transferee agree that no part of the consideration paid for the relevant Non-U.S. Transfer will be allocable to the covenants contained in this Section 10.5.

10.6 Rule 145 Affiliates. Prior to the Closing Date, Parent shall deliver to RMT Partner a letter identifying all Persons who are expected by Parent to be “affiliates” of Splitco for purposes of Rule 145 under the Securities Act. Parent shall use its reasonable best efforts to cause each such Person to deliver to RMT Partner on or prior to the Closing Date a written agreement with respect to such matters, substantially in the form to be agreed between Parent and RMT Partner prior to the Closing Date.

10.7 No Solicitation by Parent or Splitco.

(a) Neither Parent nor Splitco shall, nor shall it authorize or permit any of its subsidiaries to, nor shall it authorize or permit any Representatives of Parent or Splitco or any of their subsidiaries to (and shall instruct such Representative not to), directly or indirectly (i) solicit, initiate or encourage the submission of any Splitco Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Splitco Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or affiliate of Parent, Splitco or any of their subsidiaries, whether or not such Person is purporting to act on behalf of Parent, Splitco or any of their subsidiaries or otherwise, shall be deemed to be a breach of this Section 10.7(a) by Parent. Parent shall, and shall cause its Representatives to, cease immediately any discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Splitco Takeover Proposal.

(b) For purposes of this Agreement:

“Splitco Takeover Proposal” shall mean (i) any proposal for a merger, consolidation, dissolution, recapitalization or other business combination involving Splitco, the Business or the Acquired Assets, (ii) any proposal or offer for the issuance by Splitco of over 15% of its equity securities as consideration for the assets or securities of another Person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated assets of Splitco, the Business or the Acquired Assets, or assets or business that constitute over 15% of the consolidated revenues or net income of Splitco, the Business or the Acquired Assets, in each case other than the transactions contemplated hereby and other than sales of Business Inventory.

10.8 Audited Financials. As soon as reasonably practicable after the completion of the audit for the audited financial statements of the Business to be included in the Splitco Form S-1/S-4, Parent shall deliver a copy of such audited financial statements to RMT Partner.

10.9 Delivery of Intellectual Property Schedules

(a) Patents. Within five business days after the date of the Closing, Parent will deliver to RMT Partner an accurate and comprehensive schedule of all issue fees, maintenance fees, taxes, or other actions due or scheduled within 90 days after the date of the Closing with respect to any Parent Scheduled Patents. Thereafter, Parent will promptly forward to RMT Partner all communications or other written information it receives regarding any Parent Scheduled Patent including, but not limited to, that relate to any time sensitive deadlines, within five business days at the address set forth on Schedule 10.9(a).

(b) Trademarks. Within five business days after the date of the Closing, Parent will deliver to RMT Partner an accurate and comprehensive schedule of all actions, fees, taxes, or other actions due or scheduled within 90 days after the date of the Closing with respect to any Trademark identified on Schedule 8.4(b). Thereafter, Parent will promptly forward to RMT Partner all communications on other written information it receives regarding any Trademark identified or Schedule 8.4(b) including, but not limited to, that relate to any time sensitive deadlines, within five business days at the address set forth on Schedule 10.9(b).

10.10 Parent Non-Use of Assigned Key Marks. Parent and its subsidiaries shall not use, license or otherwise permit any other entities or persons to use, attempt to register, or register, anywhere in the world, at any time subsequent to the Closing, any of the Assigned Key Marks or any marks confusingly similar thereto on or in connection with any food products or related goods or services subject to the following limitations: (i) the prohibitions on the use of the marks SPOONSIZE, TRAIL MIX CRUNCH, and any marks confusingly similar to any of the Assigned Key Marks shall expire five years after the Closing Date, provided that it is understood that RMT Partner is not consenting to any such use and any such use is expressly subject to the provisions of Section 10.12(a) of this Agreement; (ii) the prohibitions contained herein shall not apply to the use of the TRAIL MIX CRUNCH mark on cereal bars or granola bars manufactured or distributed by Parent or any of its subsidiaries or affiliates prior to the Closing Date, provided that such items manufactured prior to the Closing Date may continue to be sold until the supply thereof is exhausted (the parties understand and agree that Parent may continue to use Golden Nut Crunch in connection with its Planter’s Trail Mix); (iii) RMT Partner, Splitco, and their subsidiaries, affiliates and related companies shall not take action against any third party that uses the TRAIL MIX CRUNCH mark to market, advertise or sell TRAIL MIX CRUNCH cereal bars or granola bars that it purchased or obtained from Parent or its related entities prior to the Closing Date and shall not authorize any third party to interfere with such use; (iv) should RMT Partner abandon any of the Assigned Key Marks Parent shall no longer be bound by the foregoing prohibition as it relates to the abandoned mark or any marks confusingly similar thereto; (v) the prohibitions contained herein shall not prohibit Parent and its subsidiaries from making fair or nominative fair use of the Assigned Key Marks. The prohibitions contained herein shall not apply to the use of the words “trail mix” in connection with any of the Excluded Businesses or on cereal bars or granola bars manufactured or distributed by Parent or any of its subsidiaries or affiliates prior to or after the Closing Date, however it is understood that any such use(s) is expressly subject to the provisions of Section 10.12(a).

10.11 Parent Stock Awards. On or prior to the Closing, Parent shall take all such actions as are necessary to provide that each Parent Stock Award that is outstanding as of immediately prior to the Closing Date and is held by a Business Employee who is employed by Parent or one of its affiliates as of such date will become vested upon the Closing with respect to a number of shares of Parent Common Stock (rounded down to the nearest whole share) subject to such Parent Stock Award as determined in accordance with the immediately following sentence. Such number shall be determined by multiplying the total number of shares of Parent Common Stock subject to such Parent Stock Award by a fraction, the numerator of which is equal to the number of full years (if any) that have elapsed following the grant of such Parent Stock Award, and the denominator of which is equal to three, provided that in no event will the numerator equal or exceed the denominator. Following settlement by Parent of the portion of each Parent Stock Award that vests in accordance with this Section 10.11, Parent shall have no further obligations with respect to such Parent Stock Award or any other Parent Stock Awards held by Transferred Employees.

10.12 Acknowledgment Regarding Intellectual Property.

(a) Nothing in this Agreement constitutes or shall be construed to constitute any agreement, consent, permission, waiver, or the like by RMT Partner and Splitco, that Parent or any of its related subsidiaries can use any Intellectual Property (other than the rights to Intellectual Property licensed to or used by the joint venture described in Schedule 4.3(n)), including any Retained Intellectual Property and/or any subsequently developed Intellectual Property of Parent that is likely to be confused with, infringe, misappropriate, and/or otherwise violate, any of RMT Partner’s, Splitco’s, and/or any of their subsidiaries’ rights in any Acquired Intellectual Property. Further, Parent recognizes, acknowledges, and agrees that RMT Partner, Splitco, and their subsidiaries and affiliates, shall have the right to, and nothing in this Agreement shall in any way preclude them from, bringing any actions against Parent, its subsidiaries, affiliates, or related parties, for infringement, misappropriation, or any other violations of RMT Partner’s, Splitco’s, and their subsidiaries’ and affiliates’, intellectual property rights including, but not limited to, in, and under any of the Acquired Intellectual Property. RMT Partner and Splitco expressly recognize, agree and acknowledge that neither they nor any of their affiliates, subsidiaries or related entities shall challenge, interfere with or object to the rights to Intellectual Property licensed to or used by the joint venture described in Schedule 4.3(n).

(b) The use and operation of the Facilities and Equipment by RMT Partner, Splitco, and/or their subsidiaries and affiliates in the conduct of the Business as conducted by Parent or its subsidiaries or affiliates as of the date of this Agreement, and/or the five (5) year period preceding the date of this Agreement, will not infringe, misappropriate, and/or otherwise violate any rights in any Retained Intellectual Property; therefore, Parent, its subsidiaries and affiliates, hereby covenant and agree that they will not hereafter allege, object to, and/or bring, commence, prosecute or maintain, or cause or permit to be brought, commenced, prosecuted or maintained, any suit or action, either at law or in equity, in any court in the United States or in any state thereof, or anywhere else in the world, against RMT Partner, Splitco, and their subsidiaries, affiliates, successors, or assigns, for, on account of, arising out of, or in any way connected with, the use and operation by any of them of the Facilities, Equipment, and/or any processes, methods, systems, apparatus, and/or technical information used in connection therewith as such Facilities, Equipment, and/or any processes, methods, systems, apparatus, and/or technical information, was used in the conduct of the Business by Parent and/or its subsidiaries and/or affiliates as of the date of this Agreement, or during the five (5) years preceding the date of this Agreement; provided, however, that this provision shall not preclude Parent’s enforcement of any rights it may have under any of the Collateral Agreements or any other agreement entered into by and between the parties after the Closing Date; and provided further, however, that this provision shall not prevent the exercise by RMT Partner, Splitco, and/or their subsidiaries or affiliates of any rights any of them may receive under any of the Collateral Agreements or any other agreement entered into by and between the parties after the Closing Date.

(c) Nothing in this Agreement constitutes or shall be construed to constitute any agreement, consent, permission, waiver, or the like by Parent (i) that RMT Partner, Splitco, or any of its related subsidiaries can use any Intellectual Property, including any subsequently developed Intellectual Property by Parent, other than Acquired Intellectual Property and as permitted under any Collateral Agreement, and other than the right to use and employ the Facilities, Equipment, and/or any processes, methods, systems, apparatus, and/or technical information used in connection therewith, as they were used and/or employed as of the date of this Agreement and for the five (5) year period preceding the date of this Agreement, or (ii) that use by RMT Partner, Splitco, or any of its related subsidiaries of any Intellectual Property, including any subsequently developed Intellectual Property by Kraft, but specifically excluding Acquired Intellectual Property used for the Business (and the right to use and employ the Facilities, Equipment, and/or any processes, methods, systems, apparatus, and/or technical information used in connection therewith), does not infringe any intellectual property rights of Parent. Further, each of RMT Partner and Splitco recognizes, acknowledges, and agrees that Parent and its subsidiaries and affiliates shall have the right to, and nothing in this Agreement shall in any way preclude them from, bringing any actions against RMT Partner, Splitco, either of their subsidiaries, affiliates, or related parties, for infringement, misappropriation, or any other violations of Parent’s or its subsidiaries’ and affiliates’ intellectual property rights including, but not limited to, in, and under any of the Retained Intellectual Property other than: (x) any claims arising out of RMT Partner’s, Splitco’s, or any of their subsidiaries’ use of Acquired Intellectual Property in connection with the Business, and as permitted under any Collateral Agreements; or (y) any claims arising out of RMT Partner’s, Splitco’s, or any of their subsidiaries’ use or employment of the Facilities, Equipment, and/or any processes, methods, systems, apparatus, and/or technical information used in connection therewith, as they were used and/or employed as of the date of this Agreement and for the five (5) year period preceding the date of this Agreement.

10.13 Additional Matters. Parent shall take or cause to be taken the actions set forth on Schedule 10.13.

ARTICLE 11

COVENANTS OF RMT PARTNER AND MERGER SUB

Each of RMT Partner and Merger Sub covenants and agrees as follows:

11.1 Ordinary Conduct of RMT Partner’s Business. Except as permitted by the terms of this Agreement, from the date of this Agreement to the Closing, RMT Partner shall cause its business to be conducted in all material respects in the ordinary course and shall use its reasonable best efforts to preserve intact in all material respects its business and relationships with third parties and employees of RMT Partner. Except as provided in this Agreement, RMT Partner shall not, without the prior written consent of Parent (not to be unreasonably withheld):

(a) Declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned subsidiary of RMT Partner to its Parent.

(b) Authorize the issuance of any other securities in lieu of or in substitution for shares of its capital stock or purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares; provided, however, RMT Partner shall have the right to repurchase shares of its capital stock to the extent that shares of RMT Partner’s capital stock have been issued after the date of this Agreement in connection with the exercise of rights, warrants or options of RMT Partner.

(c) Issue, deliver or sell any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, except (i) the issuance of shares of RMT Partner Common Stock pursuant to the exercise of RMT Partner Stock Options outstanding as of the date of this Agreement in accordance with their terms as in effect on the date of this Agreement and (ii) grants of options to acquire shares of its capital stock, stock appreciation rights, restricted stock or stock-based performance units in the ordinary course of business for compensatory purposes not in excess of the amounts set forth on Schedule 11.1(c); provided that no such rights, warrants or options may be granted after the Estimation Date that are not accounted for in the calculation of Fully Diluted Basis made on the Estimation Date.

(d) Amend its organizational documents.

(e) Merge or consolidate with, or purchase an equity interest in or a substantial portion of the assets of, any Person or any division or business thereof, other than any such action solely between or among RMT Partner and its wholly owned subsidiaries and other than in connection with a Permitted Acquisition (subject to Section 11.1(l)).

(f) Make any material change in accounting methods, principles or practices or tax accounting methods, except as required by GAAP, or make any material tax election.

(g) Waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement.

(h) Sell or otherwise dispose of or abandon any material properties or assets, except for sales of finished goods inventory and other assets in the ordinary course of business, the sale of used or obsolete equipment or real estate, or the sale of accounts receivable.

(i) (A) Incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of RMT Partner or any of its subsidiaries, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (collectively, “Indebtedness”), other than (1) Indebtedness incurred, assumed or otherwise entered into in the ordinary course of business, and (2) Indebtedness incurred in connection with the refinancing of any Indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder and (3) Indebtedness to finance or in connection with a Permitted Acquisition, or (B) make any loans or capital contributions to, or investments in, any other Person, other than (1) to any of the subsidiaries of RMT Partner or (2) in the ordinary course of business or (3) in connection with a Permitted Acquisition.

(j) Except (i) to the extent required by applicable law (including Section 409A of the Code), (ii) to the extent required by any RMT Partner Benefit Plan as in effect on the date of this Agreement, (iii) as effected in the ordinary course of business or (iv) for changes that, individually and in the aggregate, are not material to RMT Partner and its affiliates, (A) increase the compensation or benefits of any officer, director or employee of RMT Partner or its affiliates, (B) amend, adopt, enter into or terminate any RMT Partner Benefit Plan, (C) pay to any officer, director or employee of RMT Partner or its affiliates any benefit or amount not required under any RMT Partner Benefit Plan as in effect on the date of this Agreement, (D) take any action to accelerate the vesting of, or payment of, any compensation or benefit under any RMT Partner Benefit Plan or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any RMT Partner Benefit Plan.

(k) Engage in any business outside the food and beverage industry.

(l) Take any actions that could reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

(m) Authorize any of, or commit or agree to take any of, the foregoing actions.

11.2 Confidential Information. Effective upon the Closing, information provided to RMT Partner or its affiliates that relates primarily to the Business, the Acquired Assets and the Assumed Liabilities shall (to the extent such information relates to the Business, the Acquired Assets and the Assumed Liabilities but not to the extent such information relates to retained businesses, assets and liabilities of Parent) become RMT Partner’s information. RMT Partner acknowledges that any and all information provided to it concerning Parent, including any of its businesses or products (other than information that shall become RMT Partner’s information pursuant to the immediately preceding sentence), shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing.

11.3 Employees and Employee Benefits.

(a) Business Employees. Within ten business days following the date of this Agreement, Parent shall deliver to RMT Partner a list of each employee of Parent and its affiliates who is employed primarily in the Business, including the job title and location for each such employee and indicating which employees are Employees on Disability Leave (such list to be updated prior to Closing). All such employees are referred to herein as the “Business Employees.” All Business Employees who are union represented employees covered by a collective bargaining agreement are referred to herein as the “Represented Employees,” and all Business Employees who are not Represented Employees are referred to herein as the “Non-Represented Employees.” Business Employees who transfer to RMT Partner, Splitco or one of their respective affiliates pursuant to this Agreement, as of the effective date of such transfer, shall be referred to as “Transferred Employees.” With respect to any Business Employee on approved leave of absence as of the Distribution Date (including, without limitation, military leave and leave under the Family and Medical Leave Act or other applicable laws), other than any Employee on Disability Leave, who transfers to RMT Partner, Splitco or one of their respective affiliates, at and following such employee’s Transfer Time, RMT Partner and its affiliates shall continue such employee’s leave of absence in accordance with the leave policy of RMT Partner and its affiliates. Effective as of the date on which an Employee on Disability Leave presents himself or herself to RMT Partner or one of its affiliates for active employment following the Distribution Date, RMT Partner shall, or shall cause one of its affiliates to, make an offer of employment (in compliance with the covenants set forth in this Section 11.3 and, in the case of any Canadian Non-Represented Employee, in compliance with the requirements of Section 5.10(a)(ii)) to such Employee on Disability Leave to the same extent, if any, as Parent or its affiliates would have been required to re-employ or offer continued employment to, as applicable, such Employee on Disability Leave if the transactions contemplated by this Agreement had not occurred; provided, however, that subject to any additional requirements under applicable law, RMT Partner or its affiliates shall only be required to re-employ or offer continued employment to an Employee on Disability Leave if such employee presents himself or herself for active employment on or prior to the earlier of (i) the second anniversary of the Distribution Date and (ii) solely in the case of a Represented Employee, such earlier date as permitted under the applicable collective bargaining agreement. Each Employee on Disability Leave who accepts such offer and actually returns to work shall be considered a Transferred Employee, effective as of the date of such return, which shall be such employee’s Transfer Time. RMT Partner and Splitco are acquiring the Business as a going concern for the purpose of carrying out a business that is similar to the Business following the Closing, and RMT Partner does not currently anticipate the cessation of operations at any of the Facilities of the Business. Parent and RMT Partner intend that the transactions contemplated by this Agreement shall not constitute a severance or termination of employment of any Business Employee prior to or upon the Closing, and that Business Employees shall have continuous and uninterrupted employment immediately before and immediately after the Closing. Nothing herein shall be construed as a representation or guarantee by Parent or RMT Partner that any particular Business Employee shall transfer to Splitco or any of its subsidiaries or shall continue in employment with RMT Partner or its affiliates following the Closing. If any Transferred Employee requires a visa, work permit or employment pass or other approval for his or her employment to continue with RMT Partner or its affiliates following such employee’s Transfer Time, RMT Partner shall use its reasonable best efforts to see that any necessary applications are promptly made and to secure the necessary visa, permit, pass or other approval. RMT Partner and its affiliates shall comply with all applicable laws and all applicable collective bargaining agreements relating to the offers of employment to, and continuation of employment of, the Business Employees at and after 12:01 a.m. on the Distribution Date. For greater certainty, in the event that proceedings are initiated before the Ontario Labour Relations Board seeking a declaration that there has been a “sale of business” pursuant to s. 69 of the Ontario Labour Relations Act, 1995 and consequential orders, RMT Partner will not take the position that the transactions contemplated by this Agreement do not constitute a “sale” of a “business” as contemplated by that Act.

Notwithstanding anything herein to the contrary, Parent and its affiliates shall remain responsible for any and all liabilities relating to the employment and/or re-employment of any Business Employee who terminates employment with Parent and its affiliates prior to the Distribution Date or who is an Employee on Disability Leave and does not present himself or herself for active employment on or prior to the earlier of the dates set forth in clauses (i) and (ii) above.

(b) Continuation of Benefits Generally. Except as specifically provided in this Agreement, as of the Transfer Time of any Transferred Employee, such Transferred Employee shall cease active participation in and accrual of benefits under the Parent Benefit Plans. During the Benefits Continuation Period, RMT Partner shall provide, or shall cause one of its affiliates to provide, to each Transferred Employee who is employed by RMT Partner or its affiliates a base salary and target cash incentives no lower than those provided to such employee immediately prior to such employee’s Transfer Time; provided that nothing in this Agreement shall require RMT Partner to continue, or cause any of its affiliates to continue, to employ any Transferred Employee. In addition to the requirements relating to base salary and target cash incentives, in the case of each U.S. Transferred Employee who is a U.S. Non-Represented Employee, during the Benefits Continuation Period, RMT Partner shall, or shall cause one of its affiliates to (i) maintain for the benefit of each such U.S. Transferred Employee tax-qualified and nonqualified defined benefit pension plans that are at least as favorable with respect to such U.S. Transferred Employee with respect to benefit accrual formulas, vesting and eligibility for retirement and early retirement subsidies as those benefits provided to such U.S. Transferred Employee under the tax-qualified and nonqualified defined benefit plans maintained by Parent and its affiliates immediately prior to such U.S. Transferred Employee’s Transfer Date and (ii) maintain for the benefit of each such U.S. Transferred Employee tax-qualified and nonqualified defined contribution plans that are at least as favorable to such U.S. Transferred Employee with respect to vesting and level of employer contributions as those benefits provided to such U.S. Transferred Employee under the tax-qualified and nonqualified defined contribution plans maintained by Parent and its affiliates immediately prior to such U.S. Transferred Employee’s Transfer Date. Each U.S. Transferred Employee who is a U.S. Non-Represented Employee shall be eligible to participate in the employee benefit plans maintained by RMT Partner and its affiliates from time to time which are described in Schedule 11.3(b)(i) and applicable to such U.S. Transferred Employee. Nothing herein shall be construed as a representation or guarantee by RMT Partner or one of its affiliates that it shall maintain any RMT Partner Benefit Plan listed on Schedule 11.3(b)(i) for any particular period of time, and RMT Partner shall be permitted to amend, modify or terminate such RMT Partner Benefit Plans in accordance with their terms, provided that any such amendment, modification or termination that applies to any Transferred Employee shall apply on the same basis to all other similarly situated employees of RMT Partner and its affiliates. In addition, following the Distribution Date, RMT Partner shall provide, or shall cause its affiliates to provide, the Transferred Employees who are described in Schedule 11.3(b)(ii) with the compensation described in Schedule 11.3(b)(ii). In addition to the requirements relating to base salary and target cash incentives, in the case of each Canadian Transferred Employee who is a Canadian Non-Represented Employee, during the Benefits Continuation Period, RMT Partner shall, or shall cause one of its affiliates to provide each such Canadian Transferred Employee with other compensation and employee benefits that, in the aggregate, are no less favorable than those provided to such Canadian Transferred Employee immediately prior to such employee’s Transfer Time. At and following the Distribution Date, RMT Partner and its affiliates will provide Represented Employees with compensation and benefits in accordance with all applicable laws and all applicable CBAs. Except as otherwise required pursuant to applicable law or any applicable CBA and except as set forth in Sections 11.3(d), 11.3(h), 11.3(i) and 11.3(m) and Schedule 11.3(b)(ii), any such employee benefit plans may be amended or terminated at any time by RMT Partner in its discretion or otherwise in accordance with the terms of the relevant plan. Prior to the Distribution Date, RMT Partner shall provide Parent with a written description of the compensation and benefits programs that shall apply to the U.S. Represented Employees and the Canadian Business Employees following the Distribution Date.

(c) Service Credit. For all purposes relating to employment, including determining eligibility to participate, level of benefits, vesting, benefit accruals and early retirement subsidies, under any employee benefit plans and arrangements and employment-related entitlements sponsored, provided, maintained or contributed to by RMT Partner or its affiliates providing benefits to any Transferred Employee at any time at or after such employee’s Transfer Time (the “New Plans”), each Transferred Employee shall be credited for his or her service with Parent and its affiliates (and any predecessors) before such employee’s Transfer Time, to the same extent as such Transferred Employee was entitled, before the relevant Transfer Time, to credit for such service under any comparable Parent Benefit Plan in which such Transferred Employee participated immediately before such employee’s Transfer Time (such plans, collectively, the “Old Plans”), except (i) for purposes of benefit accrual under any final average pay defined benefit pension plan, (ii) with respect to any plan or benefit under any plan that is listed in Schedule 11.3(c), to the extent provided in such schedule or (iii) as would result in any duplication of benefits for the same period of service. In addition, and without limiting the generality of the foregoing, as of each Transferred Employee’s Transfer Time: (A) each such Transferred Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under an Old Plan; and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Transferred Employee, RMT Partner shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, to the extent such exclusions or requirements were waived or satisfied under the corresponding Old Plan, and RMT Partner shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, co-insurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Notwithstanding anything herein to the contrary and except as specifically set forth in Sections 11.3(d), 11.3(h), 11.3(i) and 11.3(m) and Schedule 11.3(b)(ii), RMT Partner and its affiliates shall have no obligation to provide any particular employee benefit or employee benefit plan and may amend or terminate any New Plan or any other employee benefit plan at any time in its discretion or as otherwise set forth in the respective plan.

(d) Severance. If, during the Benefits Continuation Period, RMT Partner or its affiliates terminates the employment of any Transferred Employee without Cause or subjects any Transferred Employee to any indefinite lay-off, or if any Transferred Employee voluntarily terminates employment because a condition of continued employment is such employee’s agreement to relocate to regularly report to work at a job site more than 50 miles from such employee’s job site immediately prior to the such employee’s Transfer Time (each such employee whose employment is terminated under one of the foregoing circumstances, a “Terminated Employee”), RMT Partner or its affiliates shall pay to such Terminated Employee severance in an amount equal to the greatest of (i) the severance pay due under the applicable severance plan of RMT Partner and its affiliates, (ii) the severance pay that would have been due under the severance plan of Parent and its affiliates (including a CBA) that was applicable to such Terminated Employee immediately prior to such employee’s Transfer Time, (iii) in the case of exempt U.S. Non-Represented Employees, three months’ base salary, (iv) in the case of non-exempt U.S. Non-Represented Employees (including both hourly and salaried non-exempt employees), six weeks’ base salary and (v) the severance and termination pay and benefits continuation and any other notice, pay in lieu of notice, pay, benefits or compensation that is required by applicable law. The level of severance benefits a Terminated Employee is entitled to receive pursuant to clauses (i) through (v) of the preceding sentence shall be determined by taking into account such Terminated Employee’s service with Parent and its affiliates (and any predecessors) prior to such employee’s Transfer Time and such Terminated Employee’s service with RMT Partner and its affiliates on and after such employee’s Transfer Time. In addition, subject to the immediately following sentence, RMT Partner or its affiliates shall continue to provide to each Terminated Employee and his or her covered dependents with group health plan coverage (on the same terms as are applicable to similarly situated active employees and their covered dependents, and at no greater cost to such Terminated Employee than would be applicable were such Terminated Employee still employed) during the Severance Period, provided that (i) in the case of U.S. Transferred Employees, such employees properly elect COBRA Coverage and (ii) such continued group health plan coverage shall cease to be provided upon the first to occur of the following:

(A) solely in the case of U.S. Transferred Employees, the date such Terminated Employee ceases to be eligible for COBRA Coverage, (B) the date that such Terminated Employee becomes eligible for another group health plan from a subsequent employer, and (C) the date on which the Severance Period expires. RMT Partner or its affiliates shall provide outplacement services to any Terminated Employee entitled to severance benefits pursuant to this paragraph that are reasonable with respect to such employee. For purposes of this paragraph, “Cause” shall mean, (1) solely in the case of any Canadian Business Employee, conduct which allows the employer to terminate such employee without notice or pay in lieu of notice under applicable law, or (2) solely in the case of any U.S. Business Employee, such U.S. Business Employee’s material and willful misconduct, willful refusal (other than as a result of incapacity due to physical or mental illness) to perform substantially his or her job responsibilities after a written demand for substantial performance has been delivered to such employee by RMT Partner or its affiliates, or conviction of a felony or non-felony crime involving fraud or dishonesty. “Severance Period” shall mean, with respect to any Terminated Employee, a number of weeks determined by dividing such Terminated Employee’s cash severance benefit by such Terminated Employee’s weekly base rate of pay. At and following the applicable Transfer Time, RMT Partner and its affiliates shall be solely liable with respect to the Business Employees for all severance and termination pay and benefits continuation and any other notice, pay in lieu of notice, pay, benefits or compensation that is required by applicable law, and shall indemnify and hold harmless Parent and its affiliates with respect to all such liabilities, obligations and commitments. Notwithstanding any provision of this Section 11.3(d) to the contrary, except as otherwise required by applicable law or an applicable collective bargaining agreement, no Business Employee will be entitled to any of the severance or separation benefits pursuant to this Section 11.3(d) unless and until such Business Employee executes a release of claims in favor of Parent, RMT Partner and each of their respective affiliates and each of their respective predecessors, successors, parents and affiliates, and their respective present and former officers, directors, employees and agents, and the release becomes effective and irrevocable.

(e) Welfare Benefits Generally. With respect to Transferred Employees, (i) Parent and its affiliates shall be solely responsible in accordance with their applicable welfare benefit plans for (A) claims for the type of benefits described in Section 3(1) of ERISA (whether or not covered by ERISA) (“Welfare Benefits”) and for workers’ compensation benefits, in each case that are incurred by or with respect to any Transferred Employee before his or her Transfer Time, and (B) claims relating to health continuation coverage required by Section 4980B of the Code or Part 6 of Subpart B of Title I of ERISA (“COBRA Coverage”) attributable to “qualifying events” with respect to any U.S. Transferred Employee and his or her beneficiaries and dependents that occur before such U.S. Transferred Employee’s Transfer Time, and (ii) RMT Partner and its affiliates shall be solely responsible in accordance with their applicable welfare benefit plans for (A) claims for Welfare Benefits and for workers’ compensation benefits, in each case that are incurred by or with respect to any Transferred Employee after his or her Transfer Time, and (B) claims relating to COBRA Coverage attributable to “qualifying events” with respect to any U.S. Transferred Employee and his or her beneficiaries and dependents that occur after such U.S. Transferred Employee’s Transfer Time. For purposes of the foregoing, a claim shall be deemed to be incurred as follows: (1) life, accidental death and dismemberment, and business travel accident insurance benefits, upon the death or accident giving rise to such benefits, (2) health, dental and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies, provided that, in the case of any hospital confinement, the provision of such services, materials or supplies shall be deemed to have occurred at the time the relevant hospital stay commenced, and (3) disability or workers’ compensation benefits, upon the occurrence of the injury or condition giving rise to the claim, but in the case of an injury or condition occurring before the Transfer Time, only if such claim is actually filed before the third anniversary of the Transfer Time. In the case of workers’ compensation claims relating to an injury or condition that occurred over a period both preceding and following the Transfer Time, subject to the immediately preceding sentence, the claim shall be the joint responsibility of Parent and RMT Partner and shall be equitably apportioned among them based upon the relative periods of time that the condition or injury transpired preceding and following the Transfer Time.

(f) Vacation. From and after each Transferred Employee’s Transfer Time, RMT Partner, Splitco or one of their respective affiliates shall assume and honor all unused vacation and, to the extent applicable, paid time off days of the Transferred Employees (i) that accrued during the calendar year of and prior to the applicable Transfer Time or (ii) solely to the extent required by applicable law or any applicable collective bargaining agreements that accrued prior to the calendar year of the applicable Transfer Time, and shall hold harmless Parent and its affiliates in respect of any liabilities with respect to such accrued vacation and paid time off.

(g) Cash Compensation Obligations. Parent and its affiliates shall retain liability for payment of base salary, wages and overtime pay for each Business Employee accruing prior to such Business Employee’s Transfer Time, and RMT Partner and its affiliates shall assume responsibility for payments of base salary, wages and overtime pay to each Transferred Employee accruing at or after such Transferred Employee’s Transfer Time. Parent shall make a prorated annual bonus payment to each Transferred Employee (other than any Employee on Disability Leave), the amount (if any) of which shall equal the product of such Transferred Employee’s annual bonus amount (as described in the immediately following sentence) multiplied by a fraction, the numerator of which is the number of days in the calendar year during which the Distribution Date occurs that elapse prior to the Distribution Date, and the denominator of which is 365. Parent may determine the annual bonus amount using any good faith methodology (which need not be the same for each Transferred Employee), including, without limitation, by basing such amount upon target bonus or upon actual performance. Such prorated bonuses shall be paid no later than the date on which Parent pays annual bonuses to similarly situated other employees of Parent and its affiliates. In the case of any Employee on Disability Leave, Parent and its affiliates will comply with all applicable laws relating to the payment to such employee of a prorated annual bonus with respect to the period that precedes the Distribution Date.

(h) U.S. Tax-Qualified Retirement Plans. Parent shall retain all liabilities and obligations under the Parent Benefit Plans that are Parent Qualified Plans (other than in respect of a U.S. Transferred Employee’s account balance under the Parent 401(k) Plan that is rolled over to the RMT Partner 401(k) Plan pursuant to this Section 11.3(h) in respect of benefits accrued thereunder by Business Employees prior to such employee’s Transfer Time. No Transferred Employee shall accrue any benefit under such plans in respect of service with RMT Partner or any of its affiliates after such employee’s Transfer Time. No assets or liabilities of any Parent Benefit Plan that is a Parent Qualified Plan shall be transferred to a retirement plan maintained by RMT Partner or any of its affiliates, other than in connection with a rollover of a U.S. Transferred Employee’s account balance under the Parent 401(k) Plan. RMT Partner or its applicable affiliate shall cause a tax-qualified defined contribution plan that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code established or maintained by RMT Partner or such affiliate (“RMT Partner 401(k) Plan”) to accept eligible rollover distributions (as defined in Section 402(c)(4) of the Code) from U.S. Transferred Employees with respect to such U.S. Transferred Employees’ account balances (including loans) under the Parent Qualified Plans that include a cash or deferred arrangement within the meaning of Section 401(k) of the Code (collectively, the “Parent 401(k) Plan”) in the form of cash (and, as applicable, promissory notes with respect to loans), if elected by such U.S. Transferred Employees in accordance with applicable law and the applicable Parent 401(k) Plan and RMT Partner 401(k) Plan; provided that such loans would not be treated as taxable distributions at any time prior to such transfer and provided further that in no event shall the applicable RMT Partner 401(k) Plan be required to accept the transfer of stock. The rollovers described herein shall comply with applicable law, and each party shall make all filings and take any actions required of such party under applicable law in connection therewith. The foregoing provisions relating to account balance rollovers are subject to each of Parent’s and RMT Partner’s reasonable satisfaction that the Parent 401(k) Plan or the RMT Partner 401(k) Plan, as applicable, continues to satisfy the requirements for a qualified plan under Section 401(a) of the Code and that the trust that forms a part of such plan is exempt from tax under Section 501(a) of the Code.

(i) U.S. Flexible Spending Account Plans. As of the Distribution Date, RMT Partner or one of its affiliates shall establish flexible spending accounts for medical and dependent care expenses under a new or existing plan (“RMT Partner’s FSA”) for each Transferred Employee who, on or prior to the Distribution Date, is a participant in a flexible spending account for medical or dependent care expenses under a Parent Benefit Plan (“Parent’s FSA”) and shall honor and continue, through December 31 of the year in which the Distribution Date occurs, the elections made by each such Transferred Employee under Parent’s FSA in respect of such flexible spending accounts that are in effect immediately prior to the Distribution Date. Subject to RMT Partner being provided all information reasonably necessary to permit the administrator of RMT Partner’s FSA to accommodate the inclusion of the Transferred Employees in RMT Partner’s FSA on the basis described herein, RMT Partner or one of its affiliates shall credit or debit, as applicable, effective as of the Distribution Date, the applicable account of each Transferred Employee under RMT Partner’s FSA with an amount equal to the balance of each such Transferred Employee’s account under Parent’s FSA as of immediately prior to the Distribution Date. As soon as practicable after the Distribution Date, Parent shall pay to RMT Partner or one of its affiliates the net aggregate amount of the account balances credited under RMT Partner’s FSA, if such amount is positive, and RMT Partner or one of its affiliates shall pay to Parent the net aggregate amount of the account balances credited under RMT Partner’s FSA, if such amount is negative. From and after the Distribution Date, RMT Partner or one of its affiliates shall assume and be solely responsible for all claims by U.S. Transferred Employees under Parent’s FSA incurred at any time during the calendar year in which the Distribution Date occurs, whether incurred prior to, on or after such date, that have not been paid in full as of such date. For purposes of this Section 11.3(i), a claim for reimbursement shall be deemed to have been incurred on the date on which the charge or expense giving rise to such claim is incurred.

(j) WARN Act. RMT Partner shall assume liability for, and shall indemnify and hold harmless Parent and its affiliates with respect to, any liabilities incurred by Parent and its affiliates pursuant to the Worker Adjustment and Retraining Notification Act and any similar statute in connection with any Business Employee, to the extent such liability arises from actions of RMT Partner or its affiliates.

(k) U.S. Employment Tax Reporting. RMT Partner and Parent hereby agree to follow the alternate procedure for United States employment Tax withholding as provided in Section 5 of Rev. Proc. 2004-53, I.R.B. 2004-34. Accordingly, Parent shall have no United States employment Tax reporting responsibilities, and RMT Partner and its affiliates shall have full United States employment Tax reporting responsibilities, for each Transferred Employee subject to United States employment Taxes on and following such employee’s Transfer Time.

(l) Retiree Welfare Benefits. Parent shall retain all liability relating to and shall be responsible for providing any retiree welfare benefits, including without limitation, retiree life, medical and dental benefits, to any Business Employees who retired or who has satisfied the age and service requirements to become eligible for such benefits pursuant to the applicable Parent Benefit Plan prior to the applicable Transfer Time (each such Business Employee, a “Retiree Medical Eligible Employee”), and to their covered dependents. Neither RMT Partner nor any of its affiliates shall assume such liability with respect to Retiree Medical Eligible Employees and their covered dependents. In the case of any Transferred Employee who is not a Retiree Medical Eligible Employee, RMT Partner shall be responsible, in accordance with its applicable welfare plans and arrangements and any applicable collective bargaining agreement, to provide retiree welfare benefits to such Transferred Employee. Notwithstanding any provision of this Agreement to the contrary, (i) nothing herein shall prohibit Parent from amending, modifying or terminating any of its post-retirement welfare plans or prevent the application of any such amendment, modification or termination to any Retiree Medical Eligible Employee, provided that Parent shall retain all liability arising out of or otherwise relating to any actions that it takes to effect the foregoing provisions, (ii) RMT Partner shall provide, or cause its affiliates to provide, Retiree Medical Eligible Employees with medical coverage under RMT Partner’s plans on the same basis as such coverage is provided to other similarly situated Transferred Employees for so long as such Retiree Medical Eligible Employees remain actively employed with RMT Partner or any of its affiliates, and (iii) while a Retiree Medical Eligible Employee remains eligible for coverage under RMT Partner’s plans in accordance with the preceding clause (ii), such Retiree Medical Eligible Employee shall not be permitted to receive post-retirement medical benefits pursuant to

Parent’s plans, provided that Parent shall retain all liability arising out of or otherwise relating to any failure to provide post-retirement medical benefits pursuant to its plans during the period set forth in this clause (iii).

(m) Canadian Pension Plans. (i) Parent or one of its affiliates shall retain all liabilities and obligations under the Canadian Parent Hourly Pension Plan and the Canadian Parent Salaried Pension Plans in respect of benefits accrued thereunder by Business Employees prior to such employee’s Transfer Time. No Transferred Employee shall accrue any benefit under such plans in respect of service with RMT Partner or any of its affiliates after such employee’s Transfer Time. No assets or liabilities of the Canadian Parent Hourly Pension Plan or the Canadian Parent Salaried Pension Plans shall be transferred to a retirement plan maintained by RMT Partner or any of its affiliates.

(ii) RMT Partner or its applicable affiliate shall establish a registered defined benefit pension plan and associated funding vehicle to be effective as of 12:01 a.m. on the Distribution Date to provide pension benefits for the Represented Transferred Employees who participated in the Canadian Parent Hourly Pension Plan immediately prior to such employee’s Transfer Time and shall register such plan and funding vehicle with the appropriate regulatory authorities (the “RMT Partner Hourly Pension Plan”). The RMT Partner Hourly Pension Plan shall contain provisions which comply in all respects with all applicable laws and with the applicable CBA which shall be assumed by RMT Partner or its applicable affiliate. Each such Represented Transferred Employee will be eligible to and shall become a member of the RMT Partner Hourly Pension Plan immediately upon the employee’s Transfer Time. The RMT Partner Hourly Pension Plan shall be a successor pension plan to the Canadian Parent Hourly Pension Plan for the purposes of Section 80 of the Ontario Pension Benefits Act, R.S.O. 1990, c. P.8. Prior to the Distribution Date, RMT Partner shall provide Parent with evidence reasonably satisfactory to Parent of the establishment of the RMT Partner Hourly Pension Plan.

(iii) RMT Partner or its applicable affiliate shall establish a registered defined contribution pension plan and associated funding vehicle to be effective as of 12:01 a.m. on the Distribution Date to provide pension benefits for the Non-Represented Transferred Employees who participated in either of the Canadian Parent Salaried Pension Plans immediately prior to such employee’s Transfer Time and shall register such plan and funding vehicle with the appropriate regulatory authority (the “RMT Partner Salaried Pension Plan”). The RMT Partner Salaried Pension Plan shall provide, for a period of two years following the Distribution Date, benefits in respect of service after each Non-Represented Transferred Employee’s Transfer Time that are of substantially equal value to the benefits provided under the provisions of the applicable Canadian Parent Salaried Pension Plan as such plan existed immediately prior to such employee’s Transfer Time. Each such Non-Represented Transferred Employee will be eligible to and shall become a member of the RMT Partner Salaried Pension Plan immediately upon the employee’s Transfer Time. The RMT Partner Salaried Pension Plan shall be a successor pension plan to each of the Canadian Parent Salaried Pension Plans for the purposes of Section 80 of the Ontario Pension Benefits Act, R.S.O. 1990, c. P.8. Prior to the Distribution Date, RMT Partner shall provide Parent with evidence reasonably satisfactory to Parent of the establishment of the RMT Partner Salaried Pension Plan, and the benefits pursuant to such plan are generally described in Schedule 11.3(m). To the extent that during the two-year period following the Distribution Date, the RMT Partner Salaried Pension Plan as generally described on Schedule 11.3(m) does not otherwise provide benefits of substantially equal value to the benefits provided to any Non-Represented Transferred Employee under the provisions of the applicable Canadian Parent Salaried Pension Plan as such plan existed immediately prior to such employee’s Transfer Time, RMT Partner shall provide such Non-Represented Transferred Employee with other compensation, including either cash compensation or other defined contribution plan benefits, as RMT Partner so determines, that, when combined with such employee’s benefits under the RMT Partner Salaried Pension Plan, in the aggregate, provide such employee, for the two-year period following the Distribution Date, with benefits of substantially equal value to the benefits provided to such Non-Represented Transferred Employee under the provisions of the applicable Canadian Parent Salaried Pension Plan as such plan existed immediately prior to such employee’s Transfer Time; provided, however, that in no event shall RMT Partner be required to provide benefits under a defined benefit plan with respect to any such employee. For the avoidance of doubt, in no event shall any provision of this Section 11.3(m)(iii) limit the obligations of RMT Partner and its affiliates pursuant to Section 11.3(b) to provide each Canadian Non-Represented Employee with compensation and benefits that, in the aggregate, are no less favorable than those provided to such Canadian Non-Represented Employee immediately prior to such employee’s Transfer Time.

(iv) If, during the two-year period following the Distribution Date, there is a windup or partial windup of the RMT Partner Salaried Pension Plan or the RMT Partner Hourly Pension Plan that results in a windup or partial windup of a Canadian Parent Salaried Pension Plan or the Canadian Parent Hourly Pension Plan with respect to any Transferred Employees, RMT shall indemnify and hold harmless Parent and its affiliates from and against (A) all Losses relating to additional benefits to which the Transferred Employees become entitled under such Canadian Parent Salaried Pension Plan or Canadian Parent Hourly Pension Plan in connection with such windup or partial windup and (B) all Losses relating to administrative costs incurred by such Canadian Parent Salaried Pension Plan or Canadian Parent Hourly Pension Plan with respect to such windup or partial windup. In addition, RMT Partner or its affiliates shall reimburse Parent or its affiliates for an amount equal to the value (determined as of the Distribution Date) of the surplus assets to which the Transferred Employees become entitled by reason of such windup or partial windup that occurs during the two-year period following the Distribution Date, regardless of whether such surplus assets are provided to such Transferred Employees in the form of cash or benefit enhancements.

(n) Ongoing Obligations. Commencing on the date of this Agreement and continuing thereafter, Parent shall cooperate in good faith with RMT Partner to effectuate the most expeditious procedures, subject to the limitations of applicable law (including any applicable laws relating to the safeguarding of data privacy), for transferring from Parent and its affiliates to RMT Partner such data, knowledge and information relating to Business Employees (including certain payroll processing data but excluding (i) any such data that could result in a violation of applicable data privacy laws and (ii) performance reviews and other files of a sensitive nature) that is reasonably appropriate for the operation of employee benefit plans maintained by RMT Partner or its affiliates in which Business Employees will participate following the Closing and in a manner such that all personnel records of Business Employees, the service of all Business Employees and all other information mutually determined by RMT Partner and Parent to be needed by RMT Partner in connection with the employment of Business Employees will be provided to RMT Partner on the date of this Agreement and thereafter as appropriate. RMT Partner agrees that the provision by Parent of the relevant information does not constitute a breach of applicable laws, including in particular any privacy or access to information legislation.

(o) No Third-Party Beneficiaries. The provisions of this Section 11.3 and Section 5.10 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to (i) constitute an amendment to any of the compensation and benefits plans maintained for or provided to Transferred Employees prior to or following the Closing or (ii) confer upon or give to any person (including for the avoidance of doubt any current or former employees, directors, or independent contractors of Parent, Splitco or any of their affiliates), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 11.3 and Section 5.10) under or by reason of any provision of this Agreement.

(p) Other. Except as specifically provided in Sections 11.3(d), 11.3(h), 11.3(i) and 11.3(m) and Schedule 11.3(b)(ii), nothing contained herein shall be construed as requiring, and Parent and its affiliates shall take no action that would have the effect of requiring, RMT Partner or its affiliates to continue any specific employee benefit plans or to continue the employment of any specific person.

11.4 No Solicitation by RMT Partner.

(a) RMT Partner shall not, nor shall it authorize or permit any of its subsidiaries to, nor shall it authorize or permit any officer, employee, agent, advisor, director or other representative (collectively, “Representatives”) of RMT Partner or any of its subsidiaries to (and shall instruct such Representative not to), directly or indirectly (i) solicit, initiate or encourage the submission of any RMT Partner Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any RMT Partner Takeover Proposal; provided, however, that prior to receipt of the RMT Partner Stock Issuance Approval , RMT Partner may, if the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of RMT Partner to the stockholders of RMT Partner under applicable law, as determined in good faith after consulting with outside legal counsel, in response to a bona fide, written RMT Partner Takeover Proposal (A) that is made by a Person the Board of Directors of RMT Partner determines, in good faith, after consulting with outside counsel and independent financial advisors, is reasonably capable of making an RMT Partner Superior Proposal, (B) that the Board of Directors of RMT Partner determines, in good faith, after consulting with its independent financial advisor, constitutes or is reasonably likely to lead to an RMT Partner Superior Proposal and (C) that was not solicited by RMT Partner and that did not otherwise result from a breach of this Section 11.4, and subject to compliance with Section 11.4(c), (x) furnish information with respect to RMT Partner to the Person making such RMT Partner Takeover Proposal and its Representatives pursuant to a confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement (provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such Person) and (y) participate in discussions and negotiations with such Person and its Representatives regarding any RMT Partner Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or affiliate of RMT Partner or any of its subsidiaries, whether or not such Person is purporting to act on behalf of RMT Partner or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 11.4 by RMT Partner. RMT Partner shall, and shall cause its Representatives to, cease immediately any discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a RMT Partner Takeover Proposal.

(b) Neither the Board of Directors of RMT Partner nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Splitco, or publicly propose to withdraw or modify in a manner adverse to Parent or Splitco, the approval, recommendation or declaration of advisability by the Board of Directors of RMT Partner of this Agreement, the Collateral Agreements or any of the transactions contemplated hereby or thereby, including the RMT Partner Stock Issuance Approval, (ii) approve, adopt or recommend, or permit RMT Partner or any of its subsidiaries to enter into, any letter of intent, agreement in principle, acquisition agreement, option agreement, joint venture agreement, merger agreement or similar agreement relating to any RMT Partner Takeover Proposal or (iii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any RMT Partner Takeover Proposal. Notwithstanding the foregoing, if, prior to receipt of the RMT Partner Stock Issuance Approval, the Board of Directors of RMT Partner receives an RMT Partner Superior Proposal and as a result thereof the Board of Directors of RMT Partner reasonably determines in good faith, after consulting with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of RMT Partner under applicable law, then, on the fifth business day following Parent’s receipt of written notice from RMT Partner, the Board of Directors of RMT Partner may withdraw or modify its recommendation of the RMT Partner Stock Issuance Approval and, in connection therewith, recommend such RMT Partner Superior Proposal and may elect to terminate this Agreement to the extent permitted by Section 14.1(d)(iii); provided that, during such five-business day period, RMT Partner shall be obligated to negotiate in good faith with Parent and Splitco any modification to this Agreement proposed by Parent or Splitco.

(c) RMT Partner promptly shall advise Parent orally and in writing of any RMT Partner Takeover Proposal or any inquiry with respect to or that could lead to any RMT Partner Takeover Proposal, and the identity of the Person making any such RMT Partner Takeover Proposal or inquiry and the material terms of any such RMT Partner Takeover Proposal or inquiry. RMT Partner shall (i) keep Parent reasonably informed of the status including any change to the material terms of any such RMT Partner Takeover Proposal or inquiry and (ii) provide to Parent as soon as reasonably practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to RMT Partner from any third party in connection with any RMT Partner Takeover Proposal or sent or provided by RMT Partner to any third party in connection with any RMT Partner Takeover Proposal.

(d) Nothing contained in this Section 11.4 shall prohibit RMT Partner from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to RMT Partner’s stockholders if, in the good-faith judgment of the Board of Directors of RMT Partner, after consulting with outside legal counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that this Section 11.4(d) shall not eliminate or modify (x) RMT Partner’s obligations under the last sentence of Section 11.4(b) or (y) the effect that taking and disclosing any such position would otherwise have under this Agreement (including under Section 14.1(c)(i)).

(e) For purposes of this Agreement:

“RMT Partner Takeover Proposal” shall mean (i) any proposal for a merger, consolidation, dissolution, recapitalization or other business combination involving RMT Partner, (ii) any proposal or offer for the issuance by RMT Partner of over 15% of its equity securities as consideration for the assets or securities of another Person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated assets of RMT Partner, or assets or business that constitute over 15% of the consolidated revenues or net income of RMT Partner, in each case other than the transactions contemplated hereby.

“RMT Partner Superior Proposal” shall mean any bona fide proposal made by a third party to acquire 80% or more of the equity securities or all or substantially all the assets of RMT Partner, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all or substantially all its assets or otherwise, on terms which the Board of Directors of RMT Partner determines in its good-faith judgment after consulting with its independent financial advisor (i) to be superior from a financial point of view to the holders of RMT Partner Common Stock than the transactions contemplated hereby, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the transactions contemplated hereby) and (ii) is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

11.5 Stock Exchange Listing. RMT Partner shall use its reasonable best efforts to cause the shares of RMT Partner Common Stock to be issued in the Splitco Merger to be approved for quotation or listing, as applicable, on the RMT Partner Exchange, subject to official notice of issuance, prior to the Closing Date.

11.6 Additional Matters. RMT Partner shall take or cause to be taken all actions set forth on Schedule 11.6.

ARTICLE 12

MUTUAL COVENANTS OF THE PARTIES

Each of Parent, Splitco, RMT Partner and Merger Sub covenants and agrees as follows:

12.1 Best Efforts.

(a) Each of the parties hereto shall cooperate with the other and use (and shall cause their respective subsidiaries and affiliates to use) their respective best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information and applications and (ii) obtain as soon as practicable all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information and any conditions imposed by any governmental authority, each of the parties legal counsel hereto shall have the right to review in advance, and to the extent practicable, each shall consult the other on any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the transactions contemplated by this Agreement. Subject to any applicable laws relating to the exchange of information and any conditions imposed by any governmental authority, each of the parties’ legal counsel shall provide the other parties’ legal counsel with the opportunity to participate in any meeting with any governmental authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby. Parent and Splitco agree and acknowledge that, notwithstanding anything to the contrary in this Section 12.1 (but subject to the actions permitted under Section 10.1), in connection with any filing or submission required, action to be taken or commitment to be made by RMT Partner or its affiliates to consummate the transactions contemplated by this Agreement, Parent and Splitco shall not, without RMT Partner’s prior written consent, sell, divest, or dispose of any Acquired Assets, license any Intellectual Property, commit to any sale, divestiture or disposal of businesses, product lines or assets of the Business or any license of Intellectual Property or take any other action or commit to take any action that would limit RMT Partner’s or its affiliates’ freedom of action with respect to, or their ability to retain any of, their businesses, product lines or assets or Intellectual Property; provided that the foregoing shall not relieve any party of its obligations under this Agreement.

(b) Without limiting Section 12.1(a), Parent and RMT Partner shall:

(i) use their best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, on or before the End Date, including without limitation, defending through litigation on the merits any claim asserted in any court by any Person; and

(ii) use their best efforts to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental authority with respect to the transactions contemplated hereby so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date), including, without limitation, (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets relating to the Business, the Acquired Assets or the Products and (y) otherwise taking or committing to take actions that after the Closing Date would limit RMT Partner’s freedom of action with respect to, or its or its ability to retain, one or more of the businesses, product lines or assets of RMT Partner and its affiliates or of the Business, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the Closing.

12.2 Preparation of SEC Filings; Stockholders’ Meeting.

(a) As soon as practicable following the date of this Agreement, to the extent such filings are required by applicable law, Parent and RMT Partner shall jointly prepare, and (i) RMT Partner shall file with the SEC the RMT Partner Form S-4 and the Proxy Statement (which will be included in the RMT Partner Form S-4), (ii) Splitco shall file with the SEC the Splitco Form S-1/S-4 (or the Splitco Form S-1, if Parent elects to effect the Distribution solely as a Spin-Off) and (iii) Parent shall file with the SEC the Schedule TO. Each of Parent and RMT Partner shall use its reasonable best efforts to have the Splitco Form S-1/S-4 and the RMT Partner Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. RMT Partner shall use its reasonable best efforts to cause the Proxy Statement to be mailed to RMT Partner’s stockholders as promptly as practicable after the Splitco Form S-1/S-4 and the RMT Partner Form S-4 are declared effective under the Securities Act. Each of RMT Partner and Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with, in the case of RMT Partner, the issuance of RMT Partner Common Stock in the Splitco Merger and, in the case of Parent, the issuance of Splitco Common Stock in the Distribution. Parent shall furnish all information concerning Parent and Splitco, and RMT Partner shall furnish all information concerning RMT Partner and Merger Sub, as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement, the RMT Partner Form S-4, the Splitco Form S-1/S-4 and the Schedule TO. No filing of, or amendment or supplement to the Proxy Statement or the RMT Partner Form S-4 will be made by RMT Partner, no filing of, or amendment or supplement to, the Splitco S-1/S-4 will be made by Splitco and no filing of, or amendment or supplement to, the Schedule TO will be made by Parent, in each case without providing the other parties a reasonable opportunity to review and comment thereon. If at any time prior to the Splitco Merger Effective Time any information relating to Parent or RMT Partner or any of their respective affiliates, officers or directors should be discovered by Parent or RMT Partner which should be set forth in an amendment or supplement to any of the Proxy Statement, the RMT Partner Form S-4, the Splitco Form S-1/S-4 or the Schedule TO, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the applicable stockholders. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement, the RMT Partner Form S-4, the Splitco Form S-1/S-4 or the Schedule TO or for additional information and shall supply each other with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect thereto and shall respond as promptly as practicable to any such comments or requests.

(b) RMT Partner shall, as soon as practicable following the date of this Agreement, establish a record date following the date of this Agreement for, duly call, give notice of, convene and hold a meeting of its stockholders (the “RMT Partner Stockholders Meeting”) solely for the purpose of obtaining the RMT Partner Stock Issuance Approval to the extent required by the rules and regulations of the RMT Partner Exchange. Subject to Section 11.4, RMT Partner shall, through its Board of Directors, recommend to its stockholders that they give RMT Partner Stock Issuance Approval and shall include such recommendation in the Proxy Statement. RMT Partner shall also include in the Proxy Statement the written opinion of the independent financial advisor to RMT Partner referred to in Section 9.20. Without limiting the generality of the foregoing, RMT Partner agrees that its obligations pursuant to the first sentence of this Section 12.2(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to RMT Partner of any RMT Partner Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of RMT Partner of its approval or recommendation of the RMT Partner Stock Issuance.

12.3 Tax Treatment and IRS Ruling.

(a) The parties hereto shall cooperate with each other and use their respective best efforts to cause the Proposed Transactions to qualify for the Intended Tax-Free Treatment, including not taking any action that such party knows is reasonably likely to prevent the Intended Tax-Free Treatment.

(b) Parent and Splitco shall use their best efforts to seek, as promptly as practicable, rulings from the IRS, in form and substance reasonably satisfactory to Parent (the “IRS Ruling”), to the effect that the Proposed Transactions qualify for the Intended Tax-Free Treatment.

(c) The IRS Ruling and the Tax Opinions may be based upon customary factual statements, representations and covenants by the parties, their subsidiaries and their stockholders in connection with the IRS Ruling or as tax counsel shall request in connection with the Tax Opinions (collectively, the “Tax Representations”). Subject to, and consistent with, Section 12.10, Parent, KFG, RMT Partner and Merger Sub agree to provide such appropriate information and Tax Representations as the IRS shall request in connection with the IRS Ruling.

(d) In the event that the IRS will not issue the rulings requested by Parent, Parent and RMT Partner shall consider in good faith any reasonable modifications to the structure of the transactions contemplated hereby that will facilitate receipt of the rulings requested by Parent, so long as such modifications will not materially adversely affect the value of the transactions contemplated hereby to RMT Partner, Parent or their respective stockholders; it being understood and agreed that reversing the direction of the Splitco Merger (pursuant to Section 7.1) shall be deemed not to materially adversely affect the value of the transactions. Parent shall have exclusive control over the process of obtaining the IRS Ruling, including the preparation and filing of the required information for the IRS Ruling and supplements thereto to be submitted to the IRS in connection with the IRS Ruling (the “IRS Submission”). In connection with and to the extent the IRS Ruling can reasonably be expected to affect RMT Partner’s obligations or liabilities under this Agreement, Parent shall (i) keep RMT Partner informed of all material actions taken or proposed to be taken by Parent, (ii) reasonably in advance of the submission of any IRS Submission provide RMT Partner with a draft thereof (provided that Parent may redact from such draft any information that Parent in its good-faith judgment considers to be confidential and is not publicly available), consider RMT Partner’s comments on such draft, and provide RMT Partner with a final copy, and (iii) provide RMT Partner with notice reasonably in advance of, and permit RMT Partner to attend, any formally scheduled meetings with the IRS (subject to the approval by the IRS) that relate to such ruling.

12.4 Fees and Expenses.

(a) All fees and expenses incurred by Parent, Splitco or any of their subsidiaries in connection with this Agreement, the Collateral Agreements and the transactions contemplated hereby and thereby shall be paid by Parent, whether or not the transactions contemplated hereby are consummated, except as set forth in Sections 4.7(b) with respect to Splitco Debt Expenses and this Section 12.4 or as otherwise expressly provided herein or in the applicable Collateral Agreement. All fees and expenses incurred by RMT Partner, Merger Sub or any of their subsidiaries in connection with this Agreement, the Collateral Agreements and the transactions contemplated hereby and thereby shall be paid by RMT Partner, Merger Sub or any of their subsidiaries, whether or not the transactions contemplated hereby are consummated, except as set forth in Sections 4.7(b) with respect to Splitco Debt Expenses or as otherwise expressly provided herein or in the applicable Collateral Agreement.

(b) RMT Partner shall pay to Parent a fee of $60,000,000 if: (I) Parent terminates this Agreement pursuant to Section 14.1(c)(i) or (ii); (II) RMT Partner terminates this Agreement pursuant to Section 14.1(d)(iii); or (III) (x) any Person makes an RMT Partner Takeover Proposal that was publicly disclosed prior to the RMT Partner Stockholders Meeting and thereafter this Agreement is terminated either pursuant to Section 14.1(b)(ii) and the RMT Partner Stockholders Meeting was not held prior to the End Date or pursuant to Section 14.1(b)(i) and (y) within 15 months following such termination RMT Partner enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any RMT Partner Takeover Proposal. Any fee due under this Section 12.4(b) shall be paid by wire transfer of immediately available funds (to an account specified by Parent) promptly following termination of this Agreement (except that in the case of termination pursuant to clause (II) above such payment shall be made at the time of or prior to such termination and in the case of termination pursuant to clause (III) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions). RMT Partner shall not be obligated to make more than one payment pursuant to this Section 12.4(b).

(c) RMT Partner shall reimburse Parent for all its out-of-pocket expenses actually incurred in connection with this Agreement, the Collateral Agreements and the transactions contemplated hereby and thereby (not to exceed $15,000,000) if this Agreement is terminated in the circumstances specified in clause (I), (II) or (III) of Section 12.4(b). Such reimbursement shall be paid by wire transfer of immediately available funds (to an account specified by Parent), in the case of termination pursuant to clause (I) or in the circumstances specified in clause (III) above, promptly following such termination or, in the case of termination pursuant to clause (II), at the time of or prior to such termination.

12.5 Directors’ and Officers’ Liability Insurance. RMT Partner shall for a period of at least six years after the Splitco Merger Effective Time indemnify and hold harmless, and provide advancement of expenses to, all past and present directors or officers of Splitco and subsidiaries, and each individual who prior to the Splitco Merger Effective Time becomes a director or officer of Splitco and its subsidiaries, to the maximum extent allowed under applicable law in respect of acts or omissions that occurred at or prior to the Splitco Merger Effective Time, including in connection with the Business, this Agreement, the Collateral Agreements or the transactions contemplated hereby or thereby.

12.6 Cooperation Regarding Transition Services. In addition to the specific obligations created by the Collateral Agreements, RMT Partner, Parent and Splitco shall reasonably cooperate with each other and shall cause their affiliates and their respective officers, employees, agents and representatives to reasonably cooperate with each other for a period of 60 days after the Closing Date to ensure the orderly transition of the Acquired Assets and the Assumed Liabilities to Splitco and its subsidiaries and to minimize the disruption to the respective businesses of the parties hereto resulting from the transactions contemplated hereby. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 12.6. No party shall be required by this Section 12.6 to take any action that would unreasonably interfere with the conduct of its business.

12.7 Collateral Agreements. On or prior to the Closing Date, with effectiveness as of the Closing Date, the applicable parties or their subsidiaries shall execute and deliver the Omnibus Acquired Intellectual Property Assignments, the Transition Services Agreement, the Co-Manufacturing Agreements, the ALPHA-BITS Phase-Out License Agreement and the Tax Allocation Agreement (together, the “Collateral Agreements”). Within 90 days of the execution of this Agreement, RMT Partner shall notify Parent in writing whether it intends to enter into a license to use the LIVEACTIVE mark. If RMT Partner does elect to enter into a license, the parties shall have 30 days from such written notice to enter into a license agreement acceptable to both parties. If no agreement is entered into within 30 days, RMT Partner shall make no use of the LIVEACTIVE mark (except to the extent it appears on Marked Packaging in Business Inventory) and Parent shall thereafter be free to license the LIVEACTIVE mark to any other third party for cereal.

12.8 Cooperation Regarding the RMT Debt and Splitco Securities. RMT Partner shall cooperate in connection with the preparation of all documents and the making of all filings required in connection with the Distribution, the RMT Debt and the Splitco Securities and shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate the Distribution, the RMT Debt Incurrence and the issuance, resale, exchange or other transfer of the Splitco Securities and the other transactions contemplated in connection therewith (which shall include (x) the resale of Splitco Securities by KFG or Parent and (y) the exchange or other transfer of Splitco Securities for debt obligations of Parent pursuant to the External Debt Exchange and the resale of Splitco Securities by the counterparty thereto as contemplated by Section 4.7(b)). Without limiting the generality of the foregoing, RMT Partner shall and shall cause its employees, advisors, agents, accountants, counsel and other representatives to cooperate in and take the following actions: (i) participating in meetings, drafting sessions, due diligence sessions, management presentation sessions, “road shows” and sessions with rating agencies (to the extent sessions with rating agencies are necessary to ensure that the Splitco Securities are sold (or, the case of the External Debt Exchange, exchanged and sold) at par) in connection with the syndication or marketing of the RMT Debt and the Splitco Securities, (ii) preparing offering memoranda, private placement memoranda, prospectuses and similar documents deemed reasonably necessary by Parent to be used in connection with consummating the RMT Debt Incurrence and the issuance, resale, exchange or other transfer of the Splitco Securities, (iii) entering into definitive agreements contemplated by the RMT Debt Commitment Letter with respect to the RMT Debt and definitive agreements with respect to the Splitco Securities, and executing and delivering all other documents and instruments reasonably necessary to consummate the RMT Debt Incurrence and the issuance, resale, exchange or other transfer of the Splitco Securities, including any underwriting or placement agreements (which shall include customary indemnification and contribution provisions (including for selling holders and underwriters) in respect of liabilities under securities or other applicable laws), pledge and security documents, other definitive financing documents (including any indenture, intercreditor or indemnity agreements), or other certificates or documents as may be reasonably requested by Parent in connection with the RMT Debt and the issuance, resale, exchange or other transfer of the Splitco Securities, and including furnishing to any underwriter or placement agent participating in the resale, exchange or other transfer of the Splitco Securities (A) “cold comfort” letters from RMT Partner’s independent public accountants in customary form and covering such matters as are customary for an underwritten public offering (including with respect to events subsequent to the date of financial statements included in any offering document) and (B) opinions and negative assurance letters of RMT Partner’s counsel in customary form and covering such matters as may be reasonably requested, (iv) in the case of the RMT Debt, (A) borrowing under and use of the bridge financing contemplated by the RMT Debt Commitment Letter on terms substantially consistent with the terms set forth in the RMT Debt Commitment Letter and, to the extent that terms and conditions are not set forth in the RMT Debt Commitment Letter (giving effect to the “flex” provisions to the extent required by the applicable lenders), on terms and conditions required by the applicable lenders, and (B) to the extent required by the applicable lenders, otherwise complying with all other terms of the “flex” provisions set forth in the RMT Debt Commitment Letter, including amending, or causing the amendment of, the definitive documentation for the RMT Debt, and (v) furnishing all historical financial and other pertinent financial and other information that is reasonably required in connection with the RMT Debt Incurrence and the issuance, resale, exchange or other transfer of the Splitco Securities and permitting the prospective lenders, arrangers and underwriters and other parties involved in the RMT Debt and the issuance, resale, exchange or other transfer of the Splitco Securities to evaluate RMT Partner’s current assets, cash management and accounting systems, and policies and procedures relating thereto, for the purpose of establishing collateral arrangements and other arrangements with respect to the RMT Debt and the Splitco Securities; provided, however, that no such agreements or documents shall impose any monetary obligation or liability on (x) Splitco prior to the Splitco Merger Effective Time or (y) Parent or any of its subsidiaries. In the event that $300,000,000 of RMT Debt Proceeds are not available or are not reasonably expected to be available pursuant to the terms of the RMT Debt Commitment Letter, RMT Partner shall be entitled to identify alternative financing arrangements to replace the RMT Debt (with terms and conditions no less favorable to Parent and KFG than the terms under the RMT Debt Commitment Letter) and KFG shall be entitled to enter into alternative financing arrangements to replace the RMT Debt, in which event such alternative financing arrangements shall be deemed to be the RMT Debt for purposes of this Agreement. Subject to the foregoing provisions of this Section, RMT Partner shall have the right to approve the terms of the RMT Debt, provided that the RMT Debt has such terms sufficient to ensure that the RMT Debt is issued and that the proceeds thereof equal $300,000,000.

12.9 Publicity. Parent and RMT Partner agree that, from the date of this Agreement through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by RMT Partner or Parent without the prior consent of Parent or RMT Partner, respectively (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any applicable securities exchange.

12.10 Access to Information. Except as otherwise provided in the Tax Allocation Agreement, prior to the Closing, upon reasonable notice, RMT Partner and Parent agree to furnish or cause to be furnished to each other and their Representatives access, during normal business hours, such information (including records exclusively relating to the Business) and assistance relating to the business of RMT Partner and the Business, respectively, as are reasonably necessary. Any access pursuant to this Section 12.10 shall be conducted in such manner as not to (A) interfere unreasonably with the conduct of or disrupt the personnel and operations of the businesses of RMT

Partner or Parent, (B) require RMT Partner or Parent or any of their respective affiliates to provide any information in any other format than is prepared in the ordinary course of business or otherwise to manipulate or reconfigure any data, (C) require access to or copies of (1) any information that must be maintained as confidential in accordance with the terms of a written agreement with a third party or applicable law or (2) sensitive customer information, manufacturing processes, pricing lists or other information that, in RMT Partner’s reasonable business judgment or on advice of its counsel, or Parent’s reasonable business judgment or on advice of its counsel, as applicable, should not be provided until the transactions contemplated by this Agreement have been consummated in order not to violate any applicable laws or (D) require Parent to provide RMT Partner with access to or copies of any information that relates to any businesses or operations of Parent other than the Business. Notwithstanding the foregoing, RMT Partner and Parent shall not have access to personnel records of the other party relating to individual performance or evaluation records, medical histories or other personnel information to the extent such information may not legally be disclosed under applicable law. Furthermore, RMT Partner agrees that any personal information which Parent provides to RMT Partner pursuant to this Agreement will only be accessed and used for the same purposes for which it was collected by Parent relating to managing and administering the employment relationship of Business Employees. All requests for access shall be directed to such Person as RMT Partner or Parent, as applicable, shall designate from time to time.

12.11 Section 16b-3. The board of directors of each of RMT Partner, Merger Sub, Parent and Splitco shall take all such steps as may be required to cause the transactions contemplated by this Agreement by any individual who is a director or officer of RMT Partner, Parent or Splitco to be exempt under Rule 16b-3 promulgated under the Exchange Act.

12.12 Sole Stockholder Approvals. As soon as reasonably practicable after the execution of this Agreement, Parent, as the sole stockholder of Splitco, will vote to adopt this Agreement in accordance with the applicable provisions of the DGCL, and RMT Partner, as the sole member of Merger Sub, will approve this Agreement in accordance with the applicable provisions of the DLLCA.

ARTICLE 13

CLOSING CONDITIONS

13.1 Each Party’s Conditions to Closing of the Transactions. The obligations of RMT Partner and Merger Sub and of Splitco and Parent to effect the Transactions are each subject to the satisfaction (or waiver by the party entitled to the benefits thereof) as of the Closing of the following conditions:

(a) The waiting period under the HSR Act shall have expired or been terminated, and either a “no action” notification or an advance ruling certificate shall have been received with respect to the Canadian Competition Act, in each case to the extent required by law to effect the Splitco Merger.

(b) The shares of RMT Partner Common Stock issuable to holders of Splitco Common Stock pursuant to the Splitco Merger shall have been approved for quotation or listing, as applicable, on the RMT Partner Exchange, subject only to official notice of issuance.

(c) Each of the RMT Partner Form S-4 and the Splitco Form S-1/S-4 (or the Splitco Form S-1, if Parent elects to effect the Distribution solely as a Spin-Off) shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and (i) if the Distribution is effected in whole or in part as a Split-Off, the applicable offer period and any extensions thereof in the Split-Off exchange offer required by applicable securities law shall have expired or (ii) if the Distribution is effected in whole or in part as a Spin-Off, the applicable notice periods required by applicable stock exchange rules or securities laws shall have expired.

(d) The Contribution and the Modesto Purchase shall have occurred or shall occur immediately prior to the Splitco Merger Effective Time.

(e) Parent shall have irrevocably delivered all of the shares of Splitco Common Stock outstanding as of the Distribution Date to the Distribution Agent for the benefit of the Eligible Parent Stockholders pursuant to the Distribution.

(f) The Collateral Agreements shall have been executed and delivered by each of the applicable parties thereto and such Collateral Agreements shall be in full force and effect.

(g) The RMT Partner Stock Issuance Approval shall have been obtained.

(h) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing that prohibits the Transactions.

13.2 Parent and Splitco’s Conditions to Closing of the Transactions. The obligation of Parent and Splitco to effect the Transactions is subject to the satisfaction (or waiver by Parent) as of the Closing of the following conditions:

(a) The representations and warranties of RMT Partner made in Article 9 (other than the representation set forth in Section 9.15), disregarding all qualifications and exceptions contained therein relating to materiality, material adverse effect or words of similar import, shall be true and correct at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct only as of such specified date), with only such exceptions as would not, individually or in the aggregate, have an RMT Partner Material Adverse Effect.

(b) The representation of RMT Partner made in Section 9.15 shall be true and correct in all respects on the Closing Date as if made on such date.

(c) RMT Partner and Merger Sub shall have performed or complied in all material respects with their material covenants and agreements required by this Agreement to be performed or complied with by RMT Partner and Merger Sub at or prior to the Closing.

(d) RMT Partner shall have delivered to Parent a certificate of RMT Partner dated the Closing Date and signed by an authorized officer of RMT Partner to the effect that each of the conditions specified above in Sections 13.2(a) through (c) are satisfied in all respects.

(e) (i) Splitco shall have issued the Splitco Securities to KFG (or, in the event that the conditions to Section 4.9 are met, then RMT Partner shall have paid or shall simultaneously pay the demand note referred to in Section 4.9 in full by wire transfer of immediately available funds) and (ii) KFG shall have received the proceeds of the RMT Debt (except to the extent RMT Debt has been replaced with additional Splitco Securities pursuant to Section 3.2).

(f) The Splitco Share Issuance and the Internal Spin shall have occurred.

(g) Parent shall have received written opinions, dated as of the Closing Date, from its tax counsel (the “Tax Opinions”), to the effect that the Contribution, the Internal Spin, the assumption by Splitco of the RMT Debt, the Internal Debt Repayment, the Distribution and the Mergers will result in the Intended Tax-Free Treatment; it being understood that in rendering such opinions, tax counsel shall be entitled to rely upon the Tax Representations.

(h) Parent shall have received the Proposed Rulings in form and substance reasonably satisfactory to Parent.

13.3 RMT Partner’s Conditions to Closing of the Transactions. The obligation of RMT Partner and Merger Sub to effect the Transactions is subject to the satisfaction (or waiver by RMT Partner) as of the Closing of the following conditions:

(a) The representations and warranties of Parent made in Article 8 (other than the representation set forth in Section 8.16), disregarding all qualifications and exceptions contained therein relating to materiality, material adverse effect or words of similar import, shall be true and correct at and as of the

Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct only as of such specified date), with only such exceptions as would not, individually or in the aggregate, have a Business Material Adverse Effect.

(b) The representation of Parent made in Section 8.16 shall be true and correct in all respects on the Closing Date as if made on such date.

(c) Parent and Splitco shall have performed or complied in all material respects with their material covenants and agreements required by this Agreement to be performed or complied with by Parent and Splitco at or prior to the Closing.

(d) Parent shall have delivered to RMT Partner a certificate of Parent dated the Closing Date and signed by an authorized officer of Parent to the effect that each of the conditions specified above in Sections 13.3(a) through (c) are satisfied in all respects.

ARTICLE 14

TERMINATION

14.1 Basis for Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

(a) by mutual written consent of Parent and RMT Partner;

(b) by either Parent or RMT Partner:

(i) if, upon a vote at a duly held meeting of RMT Partner’s stockholders to obtain the RMT Partner Stock Issuance Approval, the RMT Partner Stock Issuance Approval is not obtained;

(ii) if the Closing does not occur on or prior to November 10, 2008, (the “End Date”); or

(iii) if (A) there shall be any law or regulation that makes consummation of the transactions hereunder illegal or otherwise prohibited (other than those having only an immaterial effect and that do not impose criminal liability or penalties) or (B) any governmental authority or instrumentality having competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which the terminating party shall have complied with its obligations hereunder to resist, resolve or lift) permanently restraining, enjoining or otherwise prohibiting any material component of the transactions hereunder, and such order, decree, ruling or other action shall have become final and non-appealable;

(c) by Parent:

(i) if RMT Partner Board or any committee thereof withdraws, or modifies in a manner adverse to Parent or Splitco or publicly proposes to withdraw or modify in a manner adverse to Parent or Splitco, its approval or recommendation of this Agreement or any of the transactions contemplated hereby, fails to recommend to RMT Partner’s stockholders that they give the RMT Partner Stock Issuance Approval, or approves or recommends, or proposes publicly to approve or recommend, any RMT Partner Takeover Proposal;

(ii) if RMT Partner willfully and materially breaches its obligations under Section 11.4;

(iii) if RMT Partner or Merger Sub breaches or fails to perform any of its representations and warranties or covenants and agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Article 13 and (B) cannot be or has not been cured within 60 days after the giving of written notice to RMT Partner of such breach; or

(iv) if any of the conditions set forth in Section 13.1 or 13.1(h) shall have become incapable of fulfillment, and shall not have been waived by Parent; or

(d) by RMT Partner,

(i) if Parent or Splitco breaches or fails to perform any of its representations and warranties or covenants and agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Article 13, and (B) cannot be or has not been cured within 60 days after the giving of written notice to Parent of such breach;

(ii) if any of the conditions set forth in Section 13.1 or 13.3 shall have become incapable of fulfillment, and shall not have been waived by RMT Partner; or

(iii) prior to receipt of the RMT Partner Stock Issuance Approval, if the Board of Directors of RMT Partner authorizes RMT Partner, subject to complying with the terms of this Agreement, to enter into a definitive agreement with respect to a Superior Proposal and RMT Partner enters into such definitive agreement at the time of termination pursuant to this Section 14.1(d)(iii); provided that RMT Partner shall have paid the amounts due pursuant to Sections 12.4(b) and 12.4(c) in accordance with their terms;

provided, however, that the party seeking termination pursuant to clause (b)(ii), (c)(iii), (c)(iv), (d)(i), (d)(ii) or (d)(iii) is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

14.2 Notice of Termination, Return of Documents, Continuing Confidentiality Obligation. In the event of termination by Parent or RMT Partner pursuant to this Article 14, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement and the Collateral Agreements shall be terminated, without further action by any party. If the transactions contemplated by this Agreement and the Collateral Agreements are terminated as provided herein:

(a) (i) RMT Partner and Merger Sub shall to Parent return all documents and copies and other material received from Parent and its subsidiaries and its and their representatives relating to the transactions contemplated hereby and by the Collateral Agreements, whether so obtained before or after the execution hereof, and (ii) Parent and Splitco shall return to RMT Partner all documents and copies and other material received from RMT Partner and its subsidiaries and its and their Representatives relating to the transactions contemplated hereby and by the Collateral Agreements, whether so obtained before or after the execution hereof; and

(b) (i) all confidential information received by RMT Partner with respect to the Business or Products or any other businesses or products of Parent shall be treated in accordance with the confidentiality provisions of this Agreement and the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement, and (ii) all confidential information received by Parent with respect to the business or products of RMT Partner shall be treated in accordance with the confidentiality provisions of this Agreement and the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

14.3 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article 14, this Agreement shall become void and of no further force and effect, except for the provisions of Sections 11.2 and 14.2(b) relating obligations to keep certain information confidential, Section 12.4 relating to fees and expenses, Section 12.9 relating to publicity, this Section 14.3 and Article 16 containing general provisions. Nothing in this Article 14 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement. For the avoidance of doubt, receipt by Parent of a payment or reimbursement pursuant to Section 12.4(b) or 12.4(c) shall not limit the ability of Parent to sue for any breach of Section 11.4 or collect damages arising from any such breach (except, in the case of calculation of damages, to the extent a court would otherwise take such payment or reimbursement into account in assessing damages for such breach).

ARTICLE 15

INDEMNIFICATION; MUTUAL RELEASES

15.1 Survival. Notwithstanding anything to the contrary in this Agreement or in any other agreements contemplated hereby or thereby (except as provided in the Tax Allocation Agreement), no representations and warranties of the parties hereto or thereto shall survive the Closing. No covenants and agreements of the parties hereto (except as provided in the Tax Allocation Agreement) shall survive the Closing, except that any covenants or agreements contained herein or made pursuant hereto that by their terms are to be performed after the Closing shall survive until fully discharged.

15.2 Indemnification by Parent. From and after the Closing Date, Parent shall indemnify RMT Partner, Splitco and their affiliates and their respective officers, directors, employees and agents and hold them harmless from and against any loss, liability, claim, cost, damage or expense (including reasonable legal fees and expenses) (collectively, “Losses”) suffered or incurred by any such indemnified party to the extent arising from the Excluded Liabilities. Indemnification for matters subject to the Tax Allocation Agreement is governed by the terms, provisions and procedures of the Tax Allocation Agreement and not by this Article 15.

15.3 Indemnification by Splitco and RMT Partner. From and after the Closing Date, Splitco and RMT Partner shall indemnify Parent and its affiliates and their respective officers, directors, employees and agents and hold them harmless from and against any Loss suffered or incurred by any such indemnified party to the extent arising from the Assumed Liabilities.

15.4 Losses Net of Insurance; Tax Benefits. The amount of any Losses for which indemnification is provided under this Article 15 shall be net of (a) any amounts actually recoverable by the indemnified party under its insurance policies with respect to such Losses and (b) any net Tax Benefit to the indemnified party or its affiliates arising from the incurrence or payment of any such Losses. Each party hereby waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnified Losses.

15.5 Procedures Relating to Indemnification.

(a) In order for an indemnified party to be entitled to any indemnification provided for under this Article 15 and Sections 5.1(i), 5.10(b) and 11.3 and any agreements entered into pursuant to Section 10.3 and 12.8, such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of such claim or demand as promptly as reasonably possible; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure.

(b) If a claim or demand is made by any Person against the indemnified party, including any written notice or request for information pursuant to Environmental Law relating to the matters that are the subject of Schedule 4.5(g) (a “Third Party Claim”), the indemnified party shall deliver to the indemnifying party, within five business days (or sooner, if the nature of the asserted liability so requires) after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim. If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Third-Party Claim involves potential conflicts of interest or substantially different defenses for the indemnified party and the indemnifying party. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except to the extent provided in the immediately preceding sentence), separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend any Third-Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party’s request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party’s prior written consent (which consent shall not be unreasonably withheld).

15.6 Exclusive Remedy. Parent, Splitco, RMT Partner and Merger Sub each acknowledge and agree that, from and after the Closing, their sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 15 and Sections 5.1(i), 5.10(b) and 11.3 and any agreements entered into pursuant to Section 10.3 or Section 12.8 and in furtherance of the foregoing, Parent, Splitco and RMT Partner, hereby waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action for damages they may have against each other relating to the subject matter of this Agreement arising under or based upon any federal, state or local statute, law (including common law), ordinance, rule or regulation or otherwise; provided that nothing contained in this Section 15.6 and Sections 5.1(i), 5.10(b) and 11.3 and any agreements entered into pursuant to Section 10.3 or Section 12.8 shall impair any right of any Person to enforce any covenants or agreements contained in this Agreement that survive after the Closing Date, in each case in accordance with its terms. It is understood and agreed that nothing in this Agreement is intended to limit any claims as to fraud that any party may have as a matter of law.

15.7 Release of Pre-Closing Claims.

(a) Except as provided in Section 15.3 and Sections 5.1(i), 5.10(b), 11.3 and 12.5 and any agreements entered into pursuant to Section 10.3 or Section 12.8, effective as of the date of the Distribution, Parent shall, for itself and each of its affiliates, release and forever discharge Splitco and RMT Partner and each of their respective affiliates from any and all liabilities whatsoever owing to Parent and each of its affiliates, whether at law or in equity (including any right of contribution), whether arising under any Contract, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the date of the Distribution, whether or not known as of such date, including in connection with the transactions contemplated hereby.

(b) Except as provided in Section 15.2, effective as of the date of the Distribution, each of Splitco and RMT Partner shall, for itself and each of its affiliates, release and forever discharge Parent and each of its affiliates from any and all liabilities whatsoever owing to Splitco or RMT Partner or any of their respective affiliates, whether at law or in equity (including any right of Contribution), whether arising under any Contract, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the date of the Distribution, whether or not known as of such date, including in connection with the transactions contemplated hereby.

(c) Nothing contained in Section 15.6 or this Section 15.7 shall impair any right of any Person to enforce this Agreement or any Collateral Agreement or any agreements entered into pursuant to Section 10.3 or Section 12.8 or any covenants or agreements contained herein that survive the Closing pursuant to Section 15.1, in each case in accordance with its terms.

(d) Nothing contained in this Section 15.7 or Section 15.6 shall release any Person from:

(i) any liability, contingent or otherwise, assumed, transferred, assigned or allocated to a party, its subsidiaries or its affiliates in accordance with, or any other liability of a party or its affiliates under this Agreement or any Collateral Agreement;

(ii) any liability that the parties may have with respect to indemnification pursuant to this Agreement for claims brought against the parties by third parties, which liability shall be governed by the provisions of this Article 15 and, if applicable, the appropriate provisions of the Collateral Agreements; or

(iii) any liability the release of which would result in the release of any Person other than a Person released pursuant to Section 15.7(a) or (b).

(e) At any time, at the request of any other party, each party shall cause each of its respective affiliates to execute and deliver releases reflecting the provisions of this Section 15.7.

15.8 Additional Matters.

(a) Notwithstanding anything to the contrary in this Agreement, indemnification for tax matters shall be governed by the terms, provisions and procedures of the Tax Allocation Agreement and not by this Article 15.

(b) In no event shall an indemnifying party be liable for special, punitive, exemplary, incidental, consequential or indirect damages, or lost profits, whether based on contract, tort, strict liability, other law or otherwise.

ARTICLE 16

GENERAL PROVISIONS

16.1 Assignment. Except as set forth below, this Agreement and the rights and obligations hereunder shall not be assignable or transferable by RMT Partner, Merger Sub, Parent or Splitco (including by operation of law) without the prior written consent of each of the other parties hereto; provided, however, that no assignment shall limit or affect the assignor’s obligations hereunder.

16.2 No Third-Party Beneficiaries. Except for Persons entitled to the benefits of Section 12.5, this Agreement is for the sole benefit of the parties hereto, and nothing herein express or implied shall give or be construed to give to any Person, other than the parties hereto, any legal or equitable rights hereunder.

16.3 Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party hereto.

16.4 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

16.5 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when delivered by hand or telecopied, three days after mailing (one business day in the case of guaranteed overnight express mail or guaranteed overnight courier service), as follows:

If to Parent or, prior to the Closing Date, to Splitco:

Kraft Foods Inc.

3 Lakes Drive

Northfield, Illinois 60093

Attn: General Counsel

Fax: (847) 646-2950

with a copy to:

Faiza J. Saeed, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Fax: (212) 474-3700

If to RMT Partner or Merger Sub or, after the Closing Date, to Splitco:

Ralcorp Holdings, Inc.

800 Market St.

Suite 2900

St. Louis, MO 63101

Attn: Charles G. Huber, Jr., General Counsel

Fax: (314) 877-7748

with a copy to:

William F. Seabaugh, Esq.

Bryan Cave LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, MO 63102-2750

Fax: (314) 552-8450

16.6 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein (i) to Articles, Sections, clauses, Schedules or Exhibits mean such items of this Agreement and (ii) to an agreement, instrument or other document shall mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement. Headings of Articles and Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The parties acknowledge and agree that to the extent that there is a conflict between (a) any general provision of this Agreement and (b) any provision specifically relating to tax matters, the terms of the specific tax provision shall control.

16.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

16.8 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

16.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

16.10 Actions and Proceedings. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or the Delaware Chancery Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or the Delaware Chancery Court. Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 16.10 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

16.11 Specific Performance; Damages. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge and agree that damages of a party shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by a party’s shareholders (taking into consideration relevant matters, including lost shareholder premium, other combination opportunities and the time value of money), which shall be deemed in such event to be damages of such party.

16.12 Exhibits and Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Inclusion of any matter in any Schedule does not imply that such matter would, under the provisions of this Agreement, have to be included in such Schedule.

16.13 Entire Agreement; Priority of Tax Allocation Agreement.

(a) This Agreement, the Collateral Agreements and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto and thereto with respect to the subject matter hereof and thereof and, except to the extent specifically set forth herein, supersede all prior agreements and understandings relating to such subject matter.

(b) The Tax Allocation Agreement constitutes the entire agreement of the parties with respect to tax matters covered therein. Any conflict between the terms of the Tax Allocation Agreement and any provision of this Agreement, or any provision of any other Collateral Agreement or other agreement contemplated hereby, shall be resolved in favor of the Tax Allocation Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

KRAFT FOODS INC.

By:

Name:

Title:

CABLE HOLDCO, INC.

By:

Name:

Title:

RALCORP HOLDINGS, INC.

By:

Name:

Title:

RALCORP MAILMAN LLC

By:

Name:

Title:

Annex B

TAX ALLOCATION AGREEMENT dated as of             , 2007 (this “Agreement”) among Kraft Foods Inc., a Virginia corporation (“Parent”), Cable Holdco, Inc., a newly organized Delaware corporation and direct wholly-owned Subsidiary of KFG (“Splitco”) and Ralcorp Holdings, Inc., a Missouri corporation (“RMT Partner”, collectively, the “Companies”). Capitalized terms used in this Agreement are defined in Article I below or in the RMT Transaction Agreement.

WHEREAS, as of the date of this Agreement, Parent is the common parent of an Affiliated Group of corporations, including KFG and Splitco, which has elected to file consolidated U.S. Federal income Tax Returns;

WHEREAS, the Companies have entered into the RMT Transaction Agreement, which sets forth the corporate transactions pursuant to which:

A.	at the time of, or prior to, the RMT Debt Incurrence, pursuant to the Newco Contribution, KFG shall transfer, or cause to be transferred, the U.S. Acquired Assets (excluding the Modesto Facility) and cash as set forth in the RMT Transaction Agreement to Newco in exchange for the assumption by Newco of the U.S. Assumed Liabilities (other than the RMT Debt) and, pursuant to the Modesto Purchase, Parent shall cause the Modesto Facility to be transferred to Newco in exchange for a cash payment and certain other consideration;

B.	immediately prior to the Splitco Contribution, KFG shall incur the RMT Debt and receive the RMT Debt Proceeds pursuant to the RMT Debt Incurrence;

C.	following the RMT Debt Incurrence, pursuant to the Splitco Contribution, Parent will cause KFG to contribute the limited liability company interests in Newco to Splitco in exchange for (i) the issuance by Splitco to KFG of the Splitco Securities, (ii) the issuance by Splitco to KFG of a certain number of shares of Splitco Common Stock pursuant to the Splitco Share Issuance and (iii) the assumption by Splitco of the RMT Debt;

D.	immediately following the Splitco Contribution, the Splitco Share Issuance and the issuance of Splitco Securities, and prior to the Distribution, KFG shall distribute all the issued and outstanding shares of Splitco Common Stock held by KFG to Parent pursuant to the Internal Spin;

E.	immediately following the Internal Spin, KFG shall consummate the Internal Debt Repayment by transferring the RMT Debt Proceeds to Parent in exchange for the retirement of outstanding intercompany debt;

F.	immediately following the Internal Debt Repayment, KFG may consummate the Internal Debt Exchange by transferring the Splitco Securities to Parent in exchange for the retirement of outstanding intercompany debt;

G.	following the Internal Spin, the Internal Debt Repayment and the Internal Debt Exchange, if applicable, and on the Distribution Date, Parent shall consummate the Distribution of the Splitco Common Stock to Eligible Parent Stockholders;

H.	immediately following the Distribution, pursuant to the Splitco Merger, Splitco shall merge with and into Merger Sub, whereby each issued share of Splitco Common Stock shall be converted into the right to receive one fully paid and nonassessable share of RMT Partner Common Stock;

I.	immediately following the Splitco Merger, pursuant to the Short Form Merger, the Splitco Merger Surviving Company shall merge with and into RMT Partner;

J.	immediately following the Short Form Merger, pursuant to the Non-U.S. Transfers, Parent shall cause the Non-U.S. Transferors to sell and transfer the Non-U.S. Acquired Assets to the Non-U.S. Transferees, in exchange for the irrevocable assumption by the Non-U.S. Transferees of the Non-U.S. Assumed Liabilities and certain other consideration; and

K.	on or following the Distribution Date, Parent may cause the External Debt Exchange to be effected;

WHEREAS, the parties intend the Proposed Transactions to qualify for the Intended Tax-Free Treatment;

WHEREAS, as a result of the Distribution, Splitco and its Subsidiaries will cease to be members of the Parent Group;

WHEREAS, the Companies desire to allocate among the Companies the Tax responsibilities, liabilities and benefits of transactions arising prior to, as a result of, and subsequent to the Proposed Transactions, and to provide for and agree upon other matters relating to Taxes; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Companies (each on behalf of itself, each of its Affiliates, and its future Affiliates) hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Definition of Terms. The following terms shall have the following meanings (such meanings to apply equally to both the singular and the plural forms of the terms defined). All section and Exhibit references are to this Agreement unless otherwise stated.

“Acquired Assets” has the meaning set forth in the RMT Transaction Agreement.

“Active Trade or Business” means the active conduct by Splitco of the businesses conducted by the members of the Splitco Group as of the Distribution (determined in accordance with Code Section 355(b)).

“Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

“Affiliated Group” means an affiliated group as that term is defined in Section 1504(a) of the Code.

“Agreement” has the meaning set forth in the preamble.

“Business Employees” has the meaning set forth in the RMT Transaction Agreement.

“Closing Date” has the meaning set forth in the RMT Transaction Agreement.

“Code” has the meaning set forth in the RMT Transaction Agreement.

“Collateral Agreements” has the meaning set forth in the RMT Transaction Agreement.

“Companies” has the meaning set forth in the preamble.

“Consolidated or Combined State Income Tax” means any State Income Tax computed on a consolidated, combined or unitary basis.

“Consolidated or Combined State Income Tax Return” means any Tax Return relating to Consolidated or Combined State Income Tax.

“Contribution” has the meaning set forth in the RMT Transaction Agreement.

“Distribution” has the meaning set forth in the RMT Transaction Agreement.

“Distribution Date” has the meaning set forth in the RMT Transaction Agreement.

“Eligible Parent Stockholders” has the meaning set forth in the RMT Transaction Agreement.

“Employee Equity Grants” has the meaning set forth in Section 4.01(c)(i).

“External Debt Exchange” has the meaning set forth in the RMT Transaction Agreement.

“Federal Consolidated Return” means any U.S. Federal Tax Return for an Affiliated Group.

“Final Determination” means the final resolution of liability for any Tax for any taxable period by or as a result of (i) a final and unappealable decision, judgment, decree or other order by any court of competent jurisdiction; (ii) a final settlement with the IRS, a closing agreement or accepted offer in compromise under Code Sections 7121 or 7122, or a comparable arrangement under the laws of another jurisdiction; (iii) any allowance of a refund in respect of an overpayment of Tax, but only after the expiration of all periods during which such amount may be recovered by the Taxing Authority imposing the Tax; or (iv) any other final disposition, including by reason of the expiration of the applicable statute of limitations.

“Group” means the Parent Group or the Splitco Group, or both, as the context requires.

“Indemnitee” has the meaning set forth in Section 5.01.

“Indemnifying Party” has the meaning set forth in Section 5.01.

“Intended Tax-Free Treatment” has the meaning set forth in the RMT Transaction Agreement.

“Internal Debt Exchange” has the meaning set forth in the RMT Transaction Agreement.

“Internal Debt Repayment” has the meaning set forth in the RMT Transaction Agreement.

“Internal Spin” has the meaning set forth in the RMT Transaction Agreement.

“IRS” means the U.S. Internal Revenue Service.

“IRS Ruling” has the meaning set forth in the RMT Transaction Agreement.

“KFG” has the meaning set forth in the RMT Transaction Agreement.

“Merger Sub” has the meaning set forth in the RMT Transaction Agreement.

“Mergers” has the meaning set forth in the RMT Transaction Agreement.

“Modesto Facility” has the meaning set forth in the RMT Transaction Agreement.

“Modesto Purchase” has the meaning set forth in the RMT Transaction Agreement.

“Newco” has the meaning set forth in the RMT Transaction Agreement.

“Newco Contribution” has the meaning set forth in the RMT Transaction Agreement.

“Non-U.S. Acquired Assets” has the meaning set forth in the RMT Transaction Agreement.

“Non-U.S. Assumed Liabilities” has the meaning set forth in the RMT Transaction Agreement.

“Non-U.S. Transfer” has the meaning set forth in the RMT Transaction Agreement.

“Non-U.S. Transferees” has the meaning set forth in the RMT Transaction Agreement.

“Non-U.S. Transferors” has the meaning set forth in the RMT Transaction Agreement.

“Parent” has the meaning set forth in the preamble.

“Parent Deferred Stock Awards” has the meaning set forth in the RMT Transaction Agreement.

“Parent Group” means the Affiliated Group of which Parent is the common parent. The Parent Group shall include Splitco and other members of the Splitco Group only for taxable periods ending on or before the Distribution Date.

“Parent Group Federal Consolidated Return” means any Federal Consolidated Return for the Parent Group.

“Past Practices” has the meaning set forth in Section 3.03(a).

“Planned Acquisitions” has the meaning set forth in Section 4.02(c)(ii).

“Post-Distribution Period” means any taxable period (or portion thereof) beginning after the Distribution Date.

“Pre-Distribution Period” means any taxable period (or portion thereof) ending on or before the Distribution Date.

“Prohibited Act” has the meaning set forth in Section 4.02(c).

“Property Taxes” means real, personal and intangible property Taxes.

“Proposed Transactions” has the meaning set forth in the RMT Transaction Agreement.

“Recoverable Taxes” has the meaning set forth in Section 2.03.

“Related Persons” has the meaning set forth in Section 4.01(d)(iii).

“Responsible Party” means, with respect to any Tax Return, the party having responsibility for preparing and filing such Tax Return under this Agreement.

“Restricted Period” means the two-year period commencing on the day following the Distribution Date.

“RMT Debt” has the meaning set forth in the RMT Transaction Agreement.

“RMT Debt Incurrence” has the meaning set forth in the RMT Transaction Agreement.

“RMT Debt Proceeds” has the meaning set forth in the RMT Transaction Agreement.

“RMT Partner” has the meaning set forth in the preamble.

“RMT Partner Canada” has the meaning set forth in the RMT Transaction Agreement.

“RMT Partner Common Stock” has the meaning set forth in the RMT Transaction Agreement.

“RMT Transaction Agreement” means the RMT Transaction Agreement, as amended from time to time, by and among Parent, Splitco, RMT Partner and Merger Sub, dated as of November 15, 2007.

“Ruling” means all private letter rulings (including the IRS Ruling) granted by the IRS relating to the Proposed Transactions (whether granted prior to, on or after the date hereof), requests for such rulings, including all supplemental ruling requests and information submissions, and any exhibit to any of the foregoing.

“Short Form Merger” has the meaning set forth in the RMT Transaction Agreement.

“Spin-off” has the meaning set forth in the RMT Transaction Agreement.

“Splitco” has the meaning set forth in the preamble.

“Splitco Capital Stock” means (i) all classes of stock of Splitco, Merger Sub or RMT Partner, as the case may be, including common stock and all other instruments treated as equity in Splitco, Merger Sub or RMT Partner, as the case may be, for U.S. Federal income tax purposes and (ii) all options, warrants and other rights to acquire such stock. If Splitco, Merger Sub or RMT Partner merges into another entity or consolidates with another entity to form a new entity, Splitco Capital Stock shall refer to the capital stock of such new entity.

“Splitco Carryback” means any net operating loss, net capital loss, excess Tax credit or other similar Tax item of any member of the Splitco Group that may or must be carried from one taxable period to a prior taxable period under applicable tax law.

“Splitco Common Stock” has the meaning set forth in the RMT Transaction Agreement.

“Splitco Contribution” has the meaning set forth in the RMT Transaction Agreement.

“Splitco Group” means Splitco and each entity that is a Subsidiary of Splitco on the Distribution Date.

“Splitco Merger” has the meaning set forth in the RMT Transaction Agreement.

“Splitco Merger Surviving Company” has the meaning set forth in the RMT Transaction Agreement.

“Splitco Securities” has the meaning set forth in the RMT Transaction Agreement.

“Splitco Share Issuance” has the meaning set forth in the RMT Transaction Agreement.

“Split-off” has the meaning set forth in the RMT Transaction Agreement.

“State Income Tax” means any Tax imposed by any state of the United States or by any political subdivision of any such state which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income.

“Straddle Period” means any taxable period that begins on or before and ends after the Distribution Date.

“Subsidiary” of any person means, at any date, any corporation, partnership, joint venture or other entity of which the applicable person owns, directly or indirectly, more than 50% of the outstanding voting securities or equity interests.

“Supplemental Ruling” means a Ruling to the effect that a Prohibited Act would not adversely affect any of the conclusions with respect to the Intended Tax-Free Treatment set forth in the original Ruling.

“Supplemental Tax Opinion” means a tax opinion to the effect that a Prohibited Act would not adversely affect any of the conclusions with respect to the Intended Tax-Free Treatment set forth in any Ruling or any other Tax Opinion (including any other Supplemental Tax Opinion or Supplemental Ruling).

“TAA Dispute” means any dispute arising in connection with this Agreement.

“Tax Representations” has the meaning set forth in the RMT Transaction Agreement.

“Taxes” means any tax, wherever created or imposed, and whether of the United States or elsewhere, and whether imposed by a Taxing Authority or by contract, and, without limiting the generality of the foregoing, shall include income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, unemployment insurance, social security, stamp, environmental, value added, alternative or added minimum, ad valorem, trade, recording, withholding, occupation or transfer tax, custom or duty or other like governmental assessment or charge of any kind whatsoever, together with any related interest, penalties and additions imposed by any Taxing Authority or by contract.

“Tax Advisor” means a U.S. tax counsel of recognized national standing reasonably acceptable to both parties.

“Tax Benefit” means any item of loss, deduction, credit, refund or any other Tax Item that decreases Taxes paid or payable. Tax Benefits are to be determined using the assumption that each party pays Federal, state, local and foreign Tax at the highest applicable marginal corporate Tax rate and can fully utilize any available Tax Benefits.

“Tax Contest” means an audit, review, examination or any other administrative or judicial proceeding with the purpose or effect of determining or redetermining Taxes.

“Tax Detriment” means any item of income, gain, recapture of credit or any other Tax Item that increases Taxes paid or payable.

“Tax Item” means, with respect to any income Tax, any item of income, gain, loss, deduction and credit.

“Tax Loss” means the increase in Tax paid or payable to the relevant Taxing Authority (or, without duplication, the reduction in any Tax Benefit) attributable to a Tax Detriment.

“Tax Opinion” means the opinions of Tax Advisors relating to the Proposed Transactions, including those issued at the time of the Distribution.

“Tax Return” or “Return” means any return, filing, report, questionnaire, information statement, claim for refund, or other document required or permitted to be filed, including any amendments that may be filed, for any taxable period with any Taxing Authority.

“Taxing Authority” means any governmental authority imposing Taxes.

“Transaction Taxes” means all (i) Taxes of any member of the Parent Group or the Splitco Group resulting from, or arising in connection with, the failure of the Proposed Transactions to have the Intended Tax-Free Treatment, (ii) Taxes of the type described in clause (i) of any third party for which any member of the Parent Group or the Splitco Group is or becomes liable, and (iii) reasonable out of pocket legal, accounting and other advisory and court fees in connection with liability for Taxes described in clauses (i) or (ii). For the avoidance of doubt, “Transaction Taxes” does not include Transfer Taxes.

“Transfer Tax Return” means any Tax Return for Transfer Taxes.

“Transfer Taxes” has the meaning set forth in Section 2.03.

“U.S. Acquired Assets” has the meaning set forth in the RMT Transaction Agreement.

“U.S. Assumed Liabilities” has the meaning set forth in the RMT Transaction Agreement.

“Worksheet” has the meaning set forth in Section 4.01(c)(i).

ARTICLE II

Payment of Taxes

SECTION 2.01 Pre-Distribution/Post-Distribution Taxes. (a) Except as provided in Sections 2.01(f), 2.02 and 2.03, Parent shall indemnify and hold harmless RMT Partner, Splitco and each member of the Splitco Group from and against (i) all Taxes of the Parent Group (including, for all Pre-Distribution Periods, each member of the Splitco Group and the portion of any Taxes for a Straddle Period that are allocated to the Pre-Distribution Period pursuant to Section 2.01(c) below) and (ii) all Taxes of any affiliated, consolidated, combined or unitary group of which Splitco or any member of Splitco Group was a member before the Distribution Date, including pursuant to Treas. Reg. 1.1502-6 or analogous or similar state, local or foreign law or regulation.

(b) Except as provided in Sections 2.01(a), 2.01(e), 2.02 and 2.03, RMT Partner and Splitco shall indemnify and hold harmless Parent and each member of the Parent Group from and against (i) all Taxes of the Splitco Group for any Post-Distribution Period (including the portion of any Taxes for a Straddle Period that are allocated to the Post-Distribution Period pursuant to Section 2.01(c) below) and (ii) any Tax Losses that result from the failure by RMT Partner, Splitco or any member of the Splitco Group to use a consistent position as provided in Section 3.03 (without regard to whether Parent’s written consent was obtained). For the avoidance of doubt, RMT Partner and Splitco shall have no obligation to indemnify and hold harmless Parent or any member of the Parent Group pursuant to this Section 2.01(b) with respect to any Taxes arising from any action by RMT Partner or Splitco expressly required by the RMT Transaction Agreement.

(c) In the case of any Straddle Period (i) Property Taxes and related exemptions, allowances or deductions that are calculated on an annualized basis shall be apportioned between the Pre-Distribution Period and the Post-Distribution Period on a daily pro-rata basis and (ii) all other Taxes and related items shall be apportioned between the Pre-Distribution Period and the Post-Distribution Period on a closing of the books basis as of the close of business on the Distribution Date.

(d) The amount or economic benefit of any Tax Benefit of any member of the Splitco Group (i) arising in any Pre-Distribution Period shall be for the account of the Parent Group, (ii) arising in any Post-Distribution Period shall be for the account of the Splitco Group and (iii) arising in any Straddle Period shall be apportioned between the Pre-Distribution Period and the Post-Distribution Period pursuant to the principles set forth in Section 2.01(c) above. For the avoidance of doubt, the amount or economic benefit of any deductions with respect to the exercise of Parent stock options or other stock awards held by the Business Employees as of the Distribution Date shall be treated as arising in the Pre-Distribution Period, regardless of the date on which such stock options or other awards are exercised, and such treatment shall not result in a Tax indemnification obligation of RMT Partner or Splitco. Any wage or payroll withholding Taxes attributable to the exercise or vesting of Parent’s stock options or other stock awards shall be the sole responsibility of Parent.

(e) Other Income Taxes. For the avoidance of doubt, any Tax Item resulting from Splitco ceasing to be a member of the Parent Group (including any Tax Items required to be taken into account by the Parent Group under Treas. Reg. §§ 1.1502-13 and 1.1502-19) shall be treated as arising in the Pre-Distribution Period.

(f) Except as provided in Sections 2.01(e) (Other Income Taxes), 2.02 (Transaction Taxes) and 2.03 (Transfer Taxes), which Taxes, for the avoidance of doubt, are provided for exclusively in such sections, RMT Partner and Splitco shall indemnify and hold harmless Parent and each member of the Parent Group from and against Taxes of Parent or any member of the Parent Group imposed as a result of actions taken by, or at the direction of, RMT Partner or the Splitco Group on the Distribution Date but following the Distribution, other than actions by RMT Partner and Splitco expressly required by the RMT Transaction Agreement.

SECTION 2.02 Transaction Taxes. (a) Parent shall indemnify and hold harmless RMT Partner, Splitco and each member of the Splitco Group from and against any Transaction Taxes other than those described in Section 2.02(b). For the avoidance of doubt, Parent shall indemnify and hold harmless RMT Partner, Splitco and each member of the Splitco Group from and against any Transaction Taxes attributable to the distribution by Parent of Splitco Common Stock to holders of Parent Deferred Stock Awards.

(b) RMT Partner and Splitco shall indemnify and hold harmless Parent and each member of the Parent Group from and against any Transaction Taxes that are attributable to:

(i) other than Transaction Taxes attributable to actions by RMT Partner and Splitco expressly required by the RMT Transaction Agreement:

(A) any inaccurate representation made in Sections 4.01(b), 4.01(c) or 4.01(d);

(B) any inaccurate statement of fact or inaccurate Tax Representation (or omission to state a material fact, the omission of which causes the facts stated or Tax Representations made not to be complete and accurate in all material respects) made by RMT Partner in a letter or certificate that forms the basis for any Tax Opinion or Ruling;

(C) any action or failure to take action by RMT Partner, the Splitco Group (taken at the direction of RMT Partner) or any of their Affiliates, after the date of the RMT Transaction Agreement until the Distribution Date, that violates the covenants made by RMT Partner or Splitco set forth in this Agreement; or

(D) any other action or failure to take action (including Prohibited Acts) by RMT Partner, the Splitco Group or any of their Affiliates after the Distribution Date that violates the covenants made by RMT Partner or Splitco set forth in this Agreement.

(ii) the failure of the Mergers to qualify for the Intended Tax-Free Treatment, except where such failure is a result of a breach of a Tax Representation or covenant by Parent; provided, however, (A) RMT Partner and Splitco shall have no liability under this Section 2.02(b)(ii) with respect to or as a result of any deemed sale of Splitco Common Stock attributable to such stock being treated for Federal income tax purposes as not having been distributed to the stockholders of Parent or any resulting failure by Parent to distribute an amount of Splitco Common Stock constituting “control” of Splitco within the meaning of Section 368(c) of the Code, and (B) RMT Partner and Splitco shall have no liability under this Section 2.02(b)(ii) with respect to the failure of the Splitco Merger to qualify for the Intended Tax-Free Treatment if Splitco is the surviving entity in the Splitco Merger.

For the avoidance of doubt, Parent’s right to be indemnified and held harmless under this Section 2.02(b) shall be determined without regard to whether a written waiver from Parent, a Supplemental Ruling or a Supplemental Opinion was obtained under Sections 4.02(d) or 4.02(f).

(c) The party responsible for any Transaction Taxes under Sections 2.02(a) or 2.02(b), as the case may be, shall be entitled to the economic benefit of any Tax Benefits of such Transaction Taxes.

SECTION 2.03 Transfer Taxes. RMT Partner and Splitco shall be liable and shall indemnify Parent and each member of the Parent Group for any value-added, sales or other Taxes incurred in connection with the Non-U.S. Transfers or the Proposed Transactions (including transactions undertaken before the Contribution for the purpose of facilitating the Proposed Transactions) that would be recoverable (whether or not actually recovered) by RMT Partner, RMT Partner Canada or any member of the Splitco Group under applicable laws (including Canadian federal goods and services tax (“GST”), harmonized sales tax (“HST”), Quebec sales tax (“QST”) and Canadian Provincial sales tax (“PST”)) (“Recoverable Taxes”). All other stamp, sales, use, gross receipts, value-added, real estate transfer or other transfer Taxes incurred in connection with the Non-U.S. Transfers or the Proposed Transactions (including transactions undertaken before the Contribution for the purpose of facilitating the Proposed Transactions) (such Taxes, together with any interest, penalties or additions to such Taxes, “Transfer Taxes”) shall be shared equally by Parent, on the one hand, and RMT Partner and Splitco, on the other hand. For the avoidance of doubt, Transfer Taxes shall not include Taxes on or measured by net income.

ARTICLE III

Preparation and Filing of Tax Returns

SECTION 3.01 Parent Responsibility. Except as provided in Section 3.04, Parent shall make all determinations with respect to, have ultimate control over the preparation of, and file (i) all Parent Group Federal Consolidated Returns for all taxable periods, (ii) all Consolidated or Combined State Income Tax Returns for any taxable period that includes one or more members of the Parent Group for all Pre-Distribution Periods, (iii) all other Returns with respect to the Acquired Assets for all Pre-Distribution Periods and (iv) all Transfer Tax Returns.

SECTION 3.02 Splitco Responsibility. Except as provided in Sections 3.01, 3.04 and 3.05, RMT Partner and Splitco shall make all determinations with respect to, have ultimate control over the preparation of, and file (i) all Returns for all taxable periods that include one or more members of the Splitco Group, (ii) subject to Section 3.03, all Returns for all Straddle Periods that include one or more members of the Splitco Group (“Straddle Period Return”) and (iii) any Returns for Recoverable Taxes.

SECTION 3.03 Tax Accounting Practices. (a) Except as provided in Section 3.03(b), any Tax Return for any Pre-Distribution Period or any Straddle Period, and any Tax Return for any Post-Distribution Period to the extent Tax Items reported on such Tax Return may reasonably affect Tax Items reported on any Tax Return for any Pre-Distribution Period or any Straddle Period, in each case to the extent relating to the Acquired Assets, shall be prepared in a manner not inconsistent with practices, accounting methods, elections and conventions used with respect to such Tax Return, or with respect to the Acquired Assets, for periods prior to the Distribution (“Past Practices”), and, in the case of any item the treatment of which is not addressed by Past Practices, in accordance with generally acceptable tax accounting practices. Notwithstanding the foregoing, for any Tax Return described in the preceding sentence, RMT Partner and Splitco may take a position inconsistent with such Past Practices with the written consent of Parent (not to be unreasonably withheld) subject to Section 2.01(b).

(b) The parties shall report the Proposed Transactions for all tax purposes in a manner consistent with the factual statements, representations and conclusions with respect to matters of law set forth in the Tax Opinions and Rulings (including any Supplemental Tax Opinion or Supplemental Ruling), unless, and then only to the extent, an alternative position is required pursuant to a Final Determination.

SECTION 3.04 Right to Review Tax Returns. The Responsible Party with respect to any Tax Return shall make such Tax Return or portions thereof and related workpapers available for review upon request by the other party and shall consider the reasonable comments made by such other party to the extent (i) such Tax Return relates to Taxes for which the requesting party may be liable or (ii) such Tax Return relates to Taxes for which the requesting party may be liable in whole or in part for any additional Taxes owing as a result of adjustments to the amount of Taxes reported on such Tax Return. The parties shall attempt in good faith to resolve any issues arising out of the review of such Tax Returns.

SECTION 3.05 Amended Returns. Except with the written consent of Parent (not to be unreasonably withheld) and except as provided in Section 3.06, neither RMT Partner nor Splitco shall amend any Tax Return described in Section 3.01, unless required by law.

SECTION 3.06 Splitco Waivers of Carrybacks. To the extent permissible by the applicable tax law, Splitco shall cause each member of the Splitco Group to waive the right to claim any Splitco Carryback to any Pre-Distribution Period with respect to any Federal Consolidated Return or Consolidated or Combined State Income Tax Return.

ARTICLE IV

Representations and Covenants

SECTION 4.01 Representations. (a) As of the Distribution Date, Parent represents that (i) it knows of no fact (other than the facts disclosed in any Ruling request submitted prior to the date hereof), reason or circumstance that may cause the Proposed Transactions to fail to have the Intended Tax-Free Treatment and (ii) it has no plan or intention to take any action inconsistent with the factual statements or Tax Representations in the Tax Opinions or Ruling, any letter or certificate that forms the basis therefor or the covenants set forth in this Agreement.

(b) As of the Distribution Date, RMT Partner represents that (i) it knows of no fact (other than facts disclosed in any Ruling request submitted prior to the date hereof), reason or circumstance that may cause the Proposed Transactions to fail to have the Intended Tax-Free Treatment and (ii) it has no plan or intention to take any action inconsistent with the factual statements or Tax Representations in the Tax Opinions or Ruling, any letter or certificate that forms the basis therefor or the covenants set forth in this Agreement.

(c) As of the date of this Agreement, RMT Partner represents:

(i) The “Outstanding” column of the RMT Partner Share Count Worksheet (the “Worksheet”) attached hereto as Exhibit A identifies the number of shares of all classes of RMT Partner’s capital stock (A) outstanding as of the date of this Agreement and not subject to a risk of forfeiture (labeled “Outstanding Common Stock” in the Worksheet), (B) outstanding as of the date of this Agreement and subject to a risk of forfeiture (labeled “Restricted Stock” in the Worksheet), (C) issuable by RMT Partner upon the exercise of options outstanding as of the date of this Agreement (assuming such options are exercised by payment of the exercise price and not through “cashless exercise”) (labeled “Options” in the Worksheet), (D) issuable pursuant to deferred compensation plans as of the date of this Agreement (labeled “Stock Issuable Pursuant to Deferred Compensation Plans” in the Worksheet) and (E) underlying stock appreciation rights (labeled “Stock Appreciation Rights” in the worksheet) outstanding as of the date of this Agreement (the items in clauses (B) through (E), together with clauses (B) through (E) of subparagraph (ii) below, “Employee Equity Grants”). The Worksheet is true, correct and complete in all material respects;

(ii) The “Maximum Additional Pre-Closing Under Sec. 11.1(c) of RMT Agr” column of the Worksheet identifies the maximum number of shares of all classes of RMT Partner’s capital stock (A) issuable after the date of this Agreement but before Closing that are not subject to a risk of forfeiture, (B) issuable after the date of this Agreement but before Closing that are subject to a risk of forfeiture, (C) issuable by RMT Partner upon the exercise of Options that may be granted after the date of this Agreement but before Closing, (D) issuable pursuant to deferred compensation plans granted after the date of this Agreement but before Closing and (E) underlying stock appreciation rights that may be granted after the date of this Agreement but before Closing; and

(iii) Except as provided in subparagraphs (i) and (ii) above, there exist no other rights, contracts, grants or obligations of RMT Partner that may result in the issuance of shares of any class of capital stock of RMT Partner.

(d) As of the Distribution Date, RMT Partner represents:

(i) From the date of this Agreement through the Distribution Date, RMT Partner has issued no capital stock of RMT Partner other than capital stock of RMT Partner issued pursuant to an Employee Equity Grant;

(ii) Except for the Employee Equity Grants that are outstanding as of the Distribution Date, there exist no other rights, contracts, grants or obligations of RMT Partner that may result in the issuance of shares of any class of capital stock of RMT Partner; and

(iii) All Employee Equity Grants that have been granted or issued on or before the Distribution Date (A) have been granted to an employee, director or independent contractor of RMT Partner or of a “related person” (within the meaning of Treasury Regulation Section 1.355-7 (d)(8)) of RMT Partner (a “Related Person”)) and the capital stock of RMT Partner issuable pursuant to such Employee Equity Grants has been, or will be, issued to an employee, director or independent contractor (or, in each case, to a successor thereto) of RMT Partner or of a Related Person in connection with such person’s performance of services as an employee, director or independent contractor of RMT Partner or of a Related Person, (B) have not been granted and the capital stock of RMT Partner issuable pursuant to such Employee Equity Grants has not been, or will not be, issued, to a “controlling shareholder”, a “ten-percent shareholder” or a “coordinating group” (each within the meaning of Treasury Regulation Section 1.355-7(h)) of RMT Partner or of a Related Person, (C) are not, or will not be, excessive by reference to the services performed or to be performed (determined at the time such Employee Equity Grants were granted and, if applicable, at the time agreements governing such Employee Equity Grants were amended) and (D) are, or will be, (or the capital stock of RMT Partner issued or issuable pursuant to such Employee Equity Grants was, or will be) subject to Section 83 of the Code

SECTION 4.02 Covenants. (a) Parent shall not take or fail to take, or permit any of its Affiliates to take or fail to take, any action where that action or failure to take action (i) violates or causes to be untrue any covenant, Tax Representation or statement made by Parent in the Tax Opinions or Ruling (including any Supplemental Tax Opinion or Supplemental Ruling), or a letter or certificate that forms the basis therefor or (ii) causes the Proposed Transactions to fail to qualify for the Intended Tax-Free Treatment.

(b) RMT Partner and Splitco shall not take or fail to take, or permit any of their Affiliates to take or fail to take, any action where that action or failure to take action (i) violates or causes to be untrue any covenant, Tax Representation or statement made by RMT Partner or Splitco in the Tax Opinions or Ruling (including any Supplemental Tax Opinion or Supplemental Ruling), or a letter or certificate that forms the basis therefor, (ii) causes the Proposed Transactions to fail to qualify for the Intended Tax-Free Treatment or (iii) is reasonably likely to adversely affect the treatment of the Splitco Securities as “securities” for U.S. Federal income tax purposes (including the prepayment or defeasance of the Splitco Securities).

(c) During the Restricted Period, RMT Partner and Splitco shall not, and shall not permit any of their Affiliates to, in a single transaction or in a series of transactions (such actions described below, together with the actions described in Section 4.02(b), “Prohibited Acts”), except as provided in paragraph (d) of this Section 4.02:

(i) merge or consolidate Splitco, Merger Sub or RMT Partner with any other person (other than pursuant to the Mergers);

(ii) adopt, modify or amend any employee stock purchase agreement or equity compensation plan or enter into any negotiations, agreements, understandings or arrangements as determined for purposes of Code Section 355(e) in connection with transactions or events that may alone or in the aggregate result in one or more persons acquiring directly or indirectly any interest in Splitco Capital Stock (“Planned Acquisitions”) or issue any stock (or any instrument convertible or exchangeable into stock), other than pursuant to Employee Equity Grants, that in the aggregate, together with all Planned Acquisitions, represent a 2% or greater interest (by vote or value) of Splitco or RMT Partner, as measured on a cumulative basis from the Distribution Date; provided that for purposes of this clause (ii), whether a 2% or greater ownership change is or would be involved in one or more transactions shall be determined under multiple methods that reflect the differing number of shares of Splitco Capital Stock outstanding at various times (e.g., on the Distribution Date, immediately prior to each transaction, etc.) and the method chosen shall be the one that results in the largest potential ownership change;

(iii) liquidate or partially liquidate Splitco, Merger Sub or RMT Partner (other than in the case of Splitco and Merger Sub pursuant to the Mergers);

(iv) cause or permit RMT Partner, Splitco or Merger Sub, as applicable, to cease to engage in the Active Trade or Business;

(v) sell or transfer all or substantially all of the Acquired Assets;

(vi) redeem or otherwise repurchase any shares of RMT Partner in a manner contrary to the requirements of Revenue Procedure 96-30 (except as provided in the IRS Ruling) or in any other manner contrary to the Tax Representations made by Splitco or RMT Partner for the Tax Opinions or Ruling (including any Supplemental Tax Opinion or Supplemental Ruling); or

(vii) amend its certificate of incorporation (or other organizational documents), or take any other action, affecting the relative voting rights of the separate classes of Splitco Capital Stock; provided, however, that RMT Partner’s adoption of a shareholder rights plan that meets the requirements of IRS Revenue Ruling 90-11 shall be deemed a Prohibited Act for which Parent has given its prior written consent pursuant to Section 4.02(d).

(d) Notwithstanding paragraph (c), RMT Partner, Splitco or Merger Sub may, or may permit an Affiliate to, engage in a Prohibited Act (i) within the first year following the Distribution Date, if it receives the prior written consent of Parent, not to be unreasonably withheld or delayed, or provides Parent with a Supplemental Ruling and (ii) for the remainder of the Restricted Period, if it receives the prior written consent of Parent, not to be unreasonably withheld or delayed, or provides Parent with a Supplemental Ruling or a Supplemental Tax Opinion.

(e) All Employee Equity Grants that will be granted or issued on or after the Distribution Date (A) will be granted to an employee, director or independent contractor of RMT Partner or of a Related Person and the capital stock of RMT Partner issuable pursuant to such Employee Equity Grants will be issued to an employee, director or independent contractor (or, in each case, to a successor thereto) of RMT Partner or of a Related Person in connection with such person’s performance of services as an employee, director or independent contractor of RMT Partner or of a Related Person, (B) will not be granted and the capital stock of RMT Partner issuable pursuant to such Employee Equity Grants will not be issued, to a “controlling shareholder”, a “ten-percent shareholder” or a “coordinating group” (each within the meaning of Treasury Regulation Section 1.355-7(h)) of RMT Partner or of a Related Person, (C) will not be excessive by reference to the services performed or to be performed (determined at the time such Employee Equity Grants were first made and, if applicable, at the time agreements governing such Employee Equity Grants were amended) and (D) will be (or the capital stock of RMT Partner issuable pursuant to such Employee Equity Grants will be) subject to Section 83 of the Code.

(f) (i) Parent hereby consents to issuances of capital stock of RMT Partner pursuant to the Employee Equity Grants described in Section 4.01(d)(iii) and Section 4.02(e).

(ii) Parent and RMT Partner agree that Parent shall provide its written consent with respect to issuances of capital stock of RMT Partner pursuant to an employee stock purchase agreement or equity compensation plan that are not described in Section 4.01(d)(iii) or Section 4.02(e) that Parent determines in its reasonable discretion meet the requirements of Safe Harbor VIII or IX of Treasury Regulation Section 1.355-7(d).

SECTION 4.03 Procedures Regarding Supplemental Rulings. (a) Subject to Section 4.02(d), if RMT Partner or Splitco may take certain actions conditioned upon the receipt of a Supplemental Ruling, Parent, at the request of RMT Partner or Splitco, shall use commercially reasonable efforts to expeditiously obtain, or assist RMT Partner or Splitco in obtaining, such Supplemental Ruling. Parent shall not be required to take any action pursuant to this Section 4.03(a) if RMT Partner or Splitco fails to certify, upon request, that all Tax Representations and warranties made by RMT Partner or Splitco in any letter or certificate forming the basis of the Tax Opinions or Ruling (including any Supplemental Tax Opinion or Supplemental Ruling), relating to the Intended Tax-Free Treatment of the Proposed Transactions, are true, correct and complete. RMT Partner and Splitco shall reimburse Parent for all reasonable out-of-pocket costs and expenses incurred by Parent in obtaining such Supplemental Ruling. Notwithstanding the foregoing, Parent shall not be required to seek, obtain or assist RMT Partner or Splitco in obtaining a Supplemental Ruling if Parent, in its sole and absolute discretion, determines that there is a reasonable possibility that seeking or obtaining such Supplemental Ruling could have a significant adverse impact on any member of the Parent Group.

(b) Parent shall have exclusive control over the process of obtaining any Supplemental Ruling and neither RMT Partner nor any of its Affiliates shall independently seek any guidance concerning the Proposed Transactions from any Taxing Authority, except to the extent such guidance relates to a Tax Item of RMT Partner in a Post-Distribution Period. In connection with any Supplemental Ruling that can reasonably be expected to affect RMT Partner’s or the Splitco Group’s liabilities under this Agreement, Parent shall (i) keep RMT Partner informed of all material actions taken or proposed to be taken by Parent, (ii) reasonably in advance of the submission of any Supplemental Ruling request provide RMT Partner with a draft thereof (provided that Parent may redact from such draft any information that Parent in its good-faith judgment considers to be confidential and is not publicly available), consider RMT Partner’s comments on such draft, and provide RMT Partner with a final copy, and (iii) provide RMT Partner with notice reasonably in advance of, and permit RMT Partner to attend, any formally scheduled meetings with the IRS (subject to the approval of the IRS) that relate to such Supplemental Ruling.

ARTICLE V

Tax Contests; Indemnification; Cooperation

SECTION 5.01 Notice. (a) Within 15 days after a party (the “Indemnitee”) becomes aware of the existence of a Tax Contest that may give rise to an indemnification claim under this Agreement by it against the other party (the “Indemnifying Party”), the Indemnitee shall promptly notify the Indemnifying Party of the Tax Contest, and thereafter shall promptly forward or make available to the Indemnifying Party copies of notices and communications with a Taxing Authority relating to such Tax Contest.

(b) The Indemnifying Party shall not be responsible for any increase in amounts to which the Indemnitee is otherwise entitled to the extent that such increase results solely from the failure of the Indemnitee to provide timely notice as required pursuant to Section 5.01(a).

SECTION 5.02 Control of Tax Contests. (a) Parent may elect to control, and to have sole discretion in handling, settling or contesting, any Tax Contest relating to (i) all Tax Returns for which Parent is responsible for preparing and filing under Section 3.01, (ii) all Transfer Taxes, (iii) all Transaction Taxes assessed against Parent by the applicable Taxing Authority and (iv) the tax treatment of the Proposed Transactions (except as provided in Section 5.02(b)(iii)) and the Non-U.S. Transfer; provided, however, that (x) Parent shall act in good faith in connection with its control of any such Tax Contests for which RMT Partner and Splitco may be required to indemnify Parent pursuant to this Agreement and keep RMT Partner and Splitco informed in a timely manner of all actions taken or proposed to be taken and timely provide RMT Partner and Splitco with copies of all correspondence and filings in connection therewith, (y) RMT Partner and Splitco shall have the right, at their own expense, to participate in (including the opportunity to review and provide reasonable comments on Parent’s communications with the Taxing Authority, which comments shall be incorporated upon the consent of Parent, not to be unreasonably withheld) and advise on (including with respect to strategy for any settlement decisions) any such Tax Contests for which RMT Partner or Splitco may be required to indemnify Parent pursuant to this

Agreement and (z) with respect to any such Tax Contest for which RMT Partner or Splitco would be required to indemnify Parent pursuant to this Agreement, Parent shall not settle or concede such Tax Contest without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld;

(b) RMT Partner and Splitco may elect to control, and to have sole discretion in handling, settling or contesting, any Tax Contest relating to (i) all Tax Returns for which RMT or Splitco is responsible for preparing and filing under Section 3.02, (ii) all Transaction Taxes assessed against RMT Partner or Splitco by the applicable Taxing Authority, (iii) the tax treatment of the Mergers, if (x) RMT Partner confirms in writing to Parent that RMT Partner is responsible for Taxes resulting from such Tax Contests pursuant to Section 2.02(b) and (y) such Tax Contest does not involve any other Tax Detriment for which Parent is required to indemnify RMT Parent and (iv) all Recoverable Taxes; provided, however, that (x) RMT Partner and Splitco shall act in good faith in connection with its control of any such Tax Contests for which Parent may be required to indemnify RMT Partner or Splitco pursuant to this Agreement and keep Parent informed in a timely manner of all actions taken or proposed to be taken and timely provide Parent with copies of all correspondence and filings in connection therewith, (y) Parent shall have the right, at its own expense, to participate in (including the opportunity to review and provide reasonable comments on RMT Partner and Splitco’s communications with the Taxing Authority, which comments shall be incorporated upon the consent of RMT Partner and Splitco, not to be unreasonably withheld) and advise on (including with respect to strategy for any settlement decisions) any such Tax Contests for which Parent may be required to indemnify RMT Partner or Splitco pursuant to this Agreement and (z) with respect to any such Tax Contest for which Parent would be required to indemnify RMT Partner or Splitco pursuant to this Agreement, RMT Partner or Splitco shall not settle or concede such Tax Contest without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld; and

(c) Any out-of-pocket costs incurred in handling, settling or contesting a Tax Contest (other than costs that constitute an element of Transaction Taxes) shall be borne ratably by the parties based on their ultimate liability under this Agreement for the Taxes to which the Tax Contest relates.

SECTION 5.03 Indemnification Payments. (a) An Indemnitee shall be entitled to make a claim for payment pursuant to this Agreement when the Indemnitee determines that it is entitled to such payment and the amount of such payment (including, for the avoidance of doubt, the finalization of a Return before filing). The Indemnitee shall provide to the Indemnifying Party notice of such claim within 10 days of the date on which it first so becomes entitled to claim such payment, including a description of such claim and a detailed calculation of the amount of the indemnification payment that is claimed, provided, however, that no delay on the part of the Indemnitee in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby. Except as provided in paragraph (b), the Indemnifying Party shall make the claimed payment to the Indemnitee within 10 days after receiving such notice, unless the Indemnifying Party reasonably disputes its liability for, or the amount of, such payment.

(b) If the Indemnitee shall be obligated to make the payment described in paragraph (a) to a Taxing Authority or other third party (including expenses reimbursable under this Agreement), the Indemnifying Party shall not be obligated to pay the Indemnitee more than 5 days before the Indemnitee incurs such expense or makes such payment. If the Indemnitee’s claim for payment arises from a payment that the Indemnifying Party will receive from a third party, such as a refund, the Indemnifying Party shall not be obligated to pay the Indemnitee until 5 days after the Indemnifying Party receives such payment.

SECTION 5.04 Interest on Late Payments. Interest shall accrue with respect to any indemnification payment (including any disputed payment that is ultimately required to be made), not made within the period for payment, at [the prime rate (as published in the Wall Street Journal, Northeastern Edition) in effect on the Closing Date, which interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed.

SECTION 5.05 Treatment of Payments. The amount of all indemnification obligations under this Agreement shall be net of any Tax Benefit to the Indemnitee or its Affiliates arising from the incurrence or payment of any such indemnity payments.

SECTION 5.06 Expenses. Except as otherwise provided herein, each party shall bear their own expenses incurred in connection with preparation of Tax Returns, Tax Contests, and other matters under this Agreement.

SECTION 5.07 Cooperation. Parent, on the one hand, and RMT Partner and Splitco, on the other hand, shall cooperate fully with all reasonable requests from the other party in connection with the preparation and filing of Tax Returns, Tax Contests and other matters covered by this Agreement.

(a) Such cooperation shall include:

(i) the retention until the expiration of the applicable statute of limitations, and the provision upon reasonable request, of copies of Tax Returns and relevant portions of books and records relating to Splitco’s tax basis in the Acquired Assets;

(ii) the execution of any document that may be necessary or reasonably helpful in connection with any Tax Contest or the filing of a Tax Return by a member of the Parent Group or the Splitco Group, obtaining a private letter ruling (except as otherwise provided in Section 4.02(d)), or other matters covered by this Agreement, including certification (provided in such form as may be required by applicable law or reasonably requested and made to the best of a party’s knowledge) of the accuracy and completeness of the information it has supplied;

(iii) the use of the parties’ reasonable best efforts to obtain any documentation that may be necessary or reasonably helpful in connection with any of the foregoing, including providing copies of any relevant portions of tax books and records relating to Splitco’s basis in the Acquired Assets, provided, however, that neither RMT Partner nor Splitco shall have the right to review or receive a copy the Parent Group Federal Consolidated Return; and

(iv) the use of the parties’ reasonable best efforts to make the applicable party’s current or former directors, officers, employees, agents and facilities available on a reasonable and mutually convenient basis in connection with the foregoing matters.

(b) If a party fails to comply with any of its obligations set forth in this Section 5.07 upon reasonable request and notice by the other party, and such failure results in the imposition of additional Taxes, the nonperforming party shall be liable in full for such additional Taxes.

SECTION 5.08 Confidentiality. Any information or documents provided under this Agreement shall be kept confidential by the recipient-party, except as may otherwise be necessary in connection with the filing of Tax Returns or with any Tax Contest. In addition, if Parent or Splitco determines that providing such information could be commercially detrimental, violate any law or agreement or waive any privilege, the parties shall use reasonable best efforts to permit compliance with the obligations under this Agreement in a manner that avoids any such harm or consequence.

SECTION 5.09 Retention of Tax Records. If either Parent or Splitco intends to dispose of documentation with respect to any Pre-Distribution Period, including books, records, Tax Returns and all supporting schedules and information relating thereto (after the expiration of the applicable statute of limitations), of any member of the other Group, they shall provide written notice to the other party describing the documentation to be disposed of 30 days prior to taking such action. The other party may arrange to take delivery of the documentation described in the notice at its own expense during the succeeding 30-day period.

ARTICLE VI

Resolution of Disputes

SECTION 6.01 TAA Disputes. The parties shall endeavor, and shall cause their respective Affiliates to endeavor, to resolve in an amicable manner all disputes arising in connection with this Agreement. The parties shall negotiate in good faith to resolve any TAA Dispute for not less than 45 days. Upon written notice of either party after 45 days, the matter will be referred to a Tax Advisor acceptable to both parties. The Tax Advisor may, in its discretion, obtain the services of any third-party necessary to assist it in resolving the dispute. The Tax Advisor shall furnish written notice to the parties of its resolution of the dispute as soon as practicable, but in any event no later than 45 days after its acceptance of the matter for resolution. Any such resolution by the Tax Advisor shall be binding on the parties and the parties shall take, or cause to be taken, any action necessary to implement the resolution. All fees and expenses of the Tax Advisor shall be shared equally by the Parent Group, on the one hand, and the Splitco Group, on the other hand. If, having determined that the dispute must be referred to a Tax Advisor, after 45 days the parties are unable to find a Tax Advisor willing to adjudicate the dispute in question and whom the parties in good faith find acceptable, then the dispute shall be submitted for arbitration to the American Arbitration Association, provided, however, that only an arbitrator that qualifies as a Tax Advisor shall be selected.

ARTICLE VII

Miscellaneous Provisions

SECTION 7.01 Notice. Any payments, notices, requests, claims, demands and other communications under this Agreement shall be provided in accordance with the Notice provision of the RMT Transaction Agreement. In addition, copies of all documents mentioned in the preceding sentence shall also be sent to the address and party set forth below (or at such other address as one party may specify by notice to the other party):

If to Parent:

Kraft Foods Inc.

Three Lakes Drive

Northfield, IL 60093

Attention: Marc Zeman

Facsimile: [                    ]

with a copy to:

Stephen L. Gordon, Esq.

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Facsimile: (212) 474-3700

If to RMT Partner:

Ralcorp Holdings, Inc.

800 Market Street, Suite 2900

St. Louis, MO 63101

Attention: Charles G. Huber, Jr.

Facsimile: [                    ]

with a copy to:

Philip B. Wright, Esq.

Bryan Cave LLP

One Metropolitan Square

211 North Broadway

Suite 3600

St. Louis, MO 63102

Facsimile: (314) 552-8499

Notification of a change of address shall be given by either party to the other as provided in this Section 7.01. All such notices and communications shall be effective (i) when received, if mailed or delivered, or (ii) when confirmed by fax answerback, if faxed.

SECTION 7.02 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement will remain in full force, as long as the essential terms and conditions of this Agreement for each party remain valid, binding and enforceable.

SECTION 7.03 Integration; Amendments. Except as explicitly stated herein, this Agreement embodies the entire understanding between the parties relating to its subject matter and supersedes and terminates all prior agreements and understandings among the parties with respect to such matters. No promises, covenants or representations of any kind, other than those expressly stated herein, have been made to induce any party to enter into this Agreement. This Agreement shall not be modified or terminated except by a writing duly signed by each of the parties hereto, and no waiver of any provisions of this Agreement shall be effective unless in a writing duly signed by the party sought to be bound. If, and to the extent, the provisions of this Agreement conflict with the RMT Transaction Agreement, or any other Collateral Agreement, the provisions of this Agreement shall control.

SECTION 7.04 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. This Agreement is intended to calculate, allocate and assign certain Tax responsibilities, liabilities and benefits among the parties to this Agreement, and any situation or circumstance concerning such calculation, allocation and assignment that is not specifically contemplated hereby or provided for herein shall be determined in a manner consistent with the underlying principles of calculation, allocation and assignment in this Agreement.

SECTION 7.05 Construction. The language of this Agreement shall be construed according to its fair meaning and shall not be strictly construed for or against any party. Notwithstanding the foregoing, the purposes of Article IV are to ensure the Intended Tax-Free Treatment and, accordingly, the parties agree that the language thereof shall be interpreted in a manner that serves this purpose to the greatest extent possible.

SECTION 7.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same.

SECTION 7.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

SECTION 7.08 Actions and Proceedings. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or the Delaware Chancery Court in the

event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or the Delaware Chancery Court. Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 7.08 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

SECTION 7.09 Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any dispute arising out of this Agreement.

SECTION 7.10 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party; provided, however, that no such consent shall be required in the event of a merger or consolidation of Parent, Splitco or RMT Partner. Subject to the preceding sentence, this Agreement shall be binding on, and shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 7.11 Injunctions. The parties acknowledge that irreparable damage would occur to Parent in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The parties agree that Parent shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which it may be entitled at law or in equity. Nothing in this Agreement (including Article VI) will prevent any party from seeking injunctive relief as it deems necessary or appropriate.

SECTION 7.12 Survival. Except with respect to Sections 5.07, 5.08 and 5.09 which shall remain in effect without limitation as to time, the provisions in this Agreement shall be unconditional and absolute and shall remain in effect until the expiration of the statute of limitations for all taxable periods that end before or include December 31 of the calendar year in which the Distribution occurs and the resolution of all disputes under this Agreement that arose during such periods.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers as of the date set forth above.

PARENT,

by
Name: Title:

SPLITCO,

by
Name: Title:

RMT PARTNER,

by
Name: Title:

Annex C

[LETTERHEAD OF BANC OF AMERICA SECURITIES LLC]

November 15, 2007

Board of Directors

Ralcorp Holdings, Inc.

800 Market Street, Suite 2900

St. Louis, MO 63101

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Ralcorp Holdings, Inc. (“Ralcorp”) of the Exchange Ratio (as defined below) provided for in the RMT Transaction Agreement, dated as of November 15, 2007 (the “Agreement”), among Ralcorp, Ralcorp Mailman LLC, a wholly owned subsidiary of Ralcorp (“Merger Sub”), Kraft Foods Inc. (“Kraft”) and Cable Holdco, Inc., a wholly owned subsidiary of Kraft (“Splitco”). As more fully described in the Agreement, (i) Splitco will be merged with Merger Sub (the “Merger”), and (ii) each outstanding share of common stock, par value $0.01 per share, of Splitco (“Splitco Common Stock”) will be converted into the right to receive one share of common stock, par value $0.01 per share, of Ralcorp (“Ralcorp Common Stock”). The Agreement also provides, among other things, that, prior to consummation of the Merger, Kraft will cause to be conveyed, transferred and assigned to Splitco (the “Contribution”) the assets that relate to Kraft’s ready-to-eat cereal business (the “Business”), and Kraft will distribute a number of shares of Splitco Common Stock by way of an offer to exchange (a “Split-Off”) for shares of Class A Common Stock, no par value, of Kraft (“Kraft Common Stock”) or a dividend to the holders of Kraft Common Stock (a “Spin-Off”), or a combination of a Split-Off and a Spin-Off, in each case equal to the sum of (x) the product obtained by multiplying 1.1602 (the “Exchange Ratio”) by the number of shares of Ralcorp Common Stock outstanding on a fully diluted basis calculated using the treasury stock method, subject to adjustment as described in the Agreement, plus (y) an additional number of shares in connection with the reduction, if any, of the aggregate principal amount of the debt securities issued by Splitco prior to the Merger (the Contribution, the Split-Off, the Spin-Off and the related financings, debt incurrences and other transactions contemplated by the Agreement are collectively referred to herein as the “Related Transactions”). The terms and conditions of the Merger and the Related Transactions are more fully set out in the Agreement.

In connection with rendering our opinion, we have:

(i)	reviewed certain publicly available financial statements and other business and financial information relating to Ralcorp and the Business, respectively;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning Ralcorp and the Business, respectively;

(iii)	reviewed certain financial forecasts relating to Ralcorp prepared by the management of Ralcorp (the “Ralcorp Forecasts”);

(iv)	reviewed certain financial forecasts relating to the Business prepared by the management of Ralcorp (the “Ralcorp’s Business Forecasts”);

(v)	discussed the past and current operations, financial condition and prospects of Ralcorp with senior executives of Ralcorp, and discussed the past and current operations, financial condition and prospects of the Business with senior executives of Kraft and Ralcorp;

(vi)	reviewed the potential pro forma financial impact of the Merger on the future financial performance of Ralcorp, including the potential effect on Ralcorp’s estimated earnings per share;

(vii)	reviewed the reported prices and trading activity for Ralcorp Common Stock;

(viii)	compared the financial performance of Ralcorp and the Business with that of certain publicly traded companies we deemed relevant;

C-1

Board of Directors

Ralcorp Holdings, Inc.

November 15, 2007

Page C- 2

(ix)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

(x)	reviewed the relative financial contributions of Ralcorp and Splitco to the future financial performance of the combined company on a pro forma basis;

(xi)	participated in discussions and negotiations among representatives of Ralcorp, Kraft, Splitco and their respective advisors;

(xii)	reviewed the Agreement;

(xiii)	performed such other analyses and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us. As you are aware, we have not been provided with, and did not have any access to, financial forecasts related to the Business prepared by the management of Kraft for periods beyond December 31, 2007 and we have been directed by the management of Ralcorp to utilize the Ralcorp’s Business Forecasts for purposes of our analyses. With respect to Ralcorp’s Business Forecasts and the Ralcorp Forecasts, we have assumed, at the direction of Ralcorp, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Ralcorp as to the future financial performance of Ralcorp and the Business. We have not made any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of Ralcorp, the Business or Splitco, nor have we been furnished with any such valuations or appraisals. We also have assumed, at the direction of Ralcorp, that the Merger and Related Transactions (other than the Internal Debt Exchange and the External Debt Exchange (each as defined in the Agreement)) will qualify for federal income tax purposes as a reorganization under the provisions of Sections 368(a) and 355 of the Internal Revenue Code of 1986, as amended, and that the Related Transactions will qualify for the Intended Tax-Free Treatment (as defined in the Agreement). We also have assumed, with the consent of Ralcorp, that the Merger and the Related Transactions will be consummated as provided in the Agreement, with full satisfaction of all covenants and conditions set forth in the Agreement (including, without limitation, Section 10.8 of the Agreement with respect to Ralcorp’s receipt of audited financial statements for the Business) and without any waivers thereof, in each case in all respects material to our analysis. We further have assumed, with the consent of Ralcorp, that all governmental and third party consents and approvals necessary for the consummation of the Merger and the Related Transactions will be obtained without any material adverse effect on Ralcorp, the Business, Splitco or the contemplated benefits of the Merger to Ralcorp.

We express no view or opinion as to any terms or aspects of the Merger (other than the Exchange Ratio to the extent expressly specified herein) or the Related Transactions, including, without limitation, the form or structure of the Merger or the Related Transactions, or tax or accounting aspects thereof. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding the acquisition of all or any portion of Ralcorp. In addition, no opinion is expressed as to the relative merits of the Merger in comparison to other transactions available to Ralcorp or in which Ralcorp might engage or as to whether any transaction might be more favorable to Ralcorp as an alternative to the Merger, nor are we expressing any opinion as to the underlying business decision of the Board of Directors of Ralcorp to proceed with or effect the Merger. We are not expressing any opinion as to what the value of Ralcorp Common Stock actually will be when issued or the prices at which Ralcorp Common Stock may trade at any time.

We have acted as a financial advisor to Ralcorp in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon the consummation of the Merger. In addition, we and/or certain of our affiliates anticipate

Board of Directors

Ralcorp Holdings, Inc.

November 15, 2007

Page C- 3

participating in the financing in connection with the Merger, including acting as a co-lead arranger and joint bookrunner on, and lender under, a senior term loan facility, for which services we and/or such affiliates would expect to receive significant fees. Banc of America Specialist Inc., an affiliate of ours, acts as a specialist for Ralcorp Common Stock on the New York Stock Exchange. In the ordinary course of our businesses, we and our affiliates may actively trade or hold the securities or loans of Ralcorp, Kraft, Splitco and certain of their respective affiliates for our own accounts or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities or loans.

It is understood that this letter is for the benefit and use of the Board of Directors of Ralcorp in connection with and for purposes of its evaluation of the Merger. In addition, we express no opinion or recommendation as to how the stockholders of Ralcorp should vote or act in connection with the Merger.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio is fair, from a financial point of view, to Ralcorp.

Very truly yours,

/S/ BANC OF AMERICA SECURITIES LLC

BANC OF AMERICA SECURITIES LLC

Preliminary Copy – Subject to Completion

Special Meeting Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on XXXXX XX, 2008.

Vote by Internet

•   Log on to the Internet and go to
www.investorvote.com

•   Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in ☒ this example. Please do not write outside the designated areas.	• Follow the instructions provided by the recorded message.

Preliminary Copy – Subject to Completion

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 & 2.

1.  To approve the issuance of shares of Ralcorp Holdings, Inc. common stock in connection with the merger of Cable Holdco, Inc., a newly-created, wholly owned subsidiary of Kraft Foods Inc., with and into Ralcorp Mailman LLC, a wholly owned subsidiary of Ralcorp Holdings, Inc.

For ☐	Against ☐	Abstain ☐

2.  To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Ralcorp Holdings, Inc. common stock in connection with the merger.

For ☐	Against ☐	Abstain ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting and any adjournment thereof.

B Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign

Please sign exactly as name appear(s) hereon. All joint owners must sign. When signing as attorney, executor, administrator, trustee, guardian, or in any other fiduciary capacity, please provide your FULL title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

IMPORTANT

PLEASE VOTE YOUR PROXY CARD TODAY!

YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING,

PLEASE CONTACT THE COMPANY’S SHAREHOLDER SERVICES DEPARTMENT AT (314) 877-7046 PRIOR TO THE MEETING.

FOR PRE-REGISTRATION, PLEASE SIGN BELOW.

PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM.

RALCORP HOLDINGS, INC.

SPECIAL MEETING OF SHAREHOLDERS

BANK OF AMERICA PLAZA

800 Market St., 26th Floor,

St. Louis, Missouri

XXXXXX, XXXX XX, 2008, at 8:30 A.M.

SIGNATURE

Upon arrival, please present this admission ticket and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY/VOTING INSTRUCTION CARD — RALCORP HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RALCORP HOLDINGS, INC.

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON XXXXX XX, 2008 AT 8:30 A.M.

BANK OF AMERICA PLAZA, 800 MARKET ST., 26TH FLOOR, ST. LOUIS, MISSOURI

The undersigned appoints K.J. Hunt, D.P. Skarie and C.G. Huber, Jr. and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Ralcorp Holdings, Inc., to be held on XXXXX XX, 2008 and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, of shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned’s account under the Ralcorp Holdings, Inc. Savings Investment Plan at the Special Meeting of Shareholders in accordance with the instructions on the reverse side.

The proxies are directed to vote as specified on the reverse side and in their discretion on all other matters coming before the meeting. IF NO DIRECTION IS MADE, THE PROXIES WILL BE VOTED “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

IMPORTANT-PLEASE SIGN AND DATE ON BACK OF CARD.

RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;

NO POSTAGE NECESSARY.

(Continued and to be dated and signed on reverse side.)